    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2001



                                                      REGISTRATION NO. 333-70268

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------

                                AMENDMENT NO. 1



                                       TO


                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                       SANTA FE INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

           CAYMAN ISLANDS                            1381                              98-0108989
    (State or Other Jurisdiction         (Primary Standard Industrial               (I.R.S. Employer
 of Incorporation or Organization)       Classification Code Number)              Identification No.)

                             ---------------------
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                              DALLAS, TEXAS 75240
                                 (972) 701-7300
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                             ---------------------
                          CARY A. MOOMJIAN, JR., ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SANTA FE INTERNATIONAL CORPORATION
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
                                 (972) 701-7300
(Name, address including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                WITH COPIES TO:

    J. DAVID KIRKLAND, JR., ESQ.           JAMES L. MCCULLOCH, ESQ.               JOHN J. MADDEN, ESQ.
         BAKER BOTTS L.L.P.             SENIOR VICE PRESIDENT, GENERAL        CREIGHTON O'M. CONDON, ESQ.
        3000 ONE SHELL PLAZA           COUNSEL AND ASSISTANT SECRETARY            SHEARMAN & STERLING
        HOUSTON, TEXAS 77002                  GLOBAL MARINE INC.                  599 LEXINGTON AVENUE
           (713) 229-1234                  777 N. ELDRIDGE PARKWAY                 NEW YORK, NY 10022
                                          HOUSTON, TEXAS 77079-4493                  (212) 848-4000
                                                (281) 596-5100

                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED OCTOBER 12, 2001



  (SEAHORSE LOGO)                        (SANTA FE INTERNATIONAL CORPORATION LOGO)
                                                SANTA FE INTERNATIONAL CORPORATION
 GLOBAL MARINE INC.

                 PROPOSED MERGER -- YOUR VOTE IS VERY IMPORTANT


Dear Shareholders:                                              October 16, 2001


     The boards of directors of Global Marine Inc. and Santa Fe International Corporation have each unanimously approved a "merger of equals" designed to create the world's second largest offshore drilling contractor. We believe the merger of our companies will provide the operational scale and market coverage needed to deliver superior service to the world's leading oil and natural gas companies. We also believe that the merger will benefit the shareholders of both companies, and we ask for your support in voting for the merger-related proposals at our respective shareholder meetings.


     In the merger, Global Marine stockholders will be entitled to receive 0.665 ordinary shares of Santa Fe International for each share of Global Marine common stock they own. Santa Fe International shareholders will continue to own their existing ordinary shares. Santa Fe International will be renamed GlobalSantaFe Corporation at the time of the merger and will trade on the New York Stock Exchange under the symbol "GSF." Global Marine stockholders will own slightly more than 50% of GlobalSantaFe after the merger.



     The merger cannot be completed unless the merger is approved by Global Marine stockholders and the issuance of Santa Fe International ordinary shares pursuant to the merger is approved by Santa Fe International shareholders. In addition, Santa Fe International shareholders will vote on the approval of "GlobalSantaFe Corporation" as the name of Santa Fe International after the merger and certain amendments to the Santa Fe International memorandum of association and articles of association in connection with the merger, as more fully described in this joint proxy statement/prospectus. We have scheduled separate meetings to be held on November 20, 2001 for our respective shareholders to vote on these matters. The times and places of these meetings are set forth in the attached notices.


     The boards of directors of Global Marine and Santa Fe International have determined that the merger is in the best interest of their respective shareholders, and each board unanimously recommends that its respective shareholders vote "FOR" the merger-related proposals.

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger. You can also obtain financial and other information about our companies from documents that we have filed with the Securities and Exchange Commission. We encourage you to carefully read this entire document and the documents incorporated by reference.


    /s/ ROBERT E. ROSE                  /s/ GORDON M. ANDERSON              /s/ C. STEDMAN GARBER, JR.
    Robert E. Rose                      Gordon M. Anderson                  C. Stedman Garber, Jr.
    Chairman, President and Chief       Chairman of the Board               President and
      Executive Officer                 Santa Fe International              Chief Executive Officer
    Global Marine Inc.                  Corporation                         Santa Fe International
                                                                            Corporation

     SEE "RISK FACTORS" ON PAGE 17 FOR A DISCUSSION OF RISKS YOU SHOULD CONSIDER BEFORE VOTING AT YOUR MEETING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SANTA FE INTERNATIONAL ORDINARY SHARES TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     This joint proxy statement/prospectus is dated October 16, 2001, and is first being mailed to Santa Fe International and Global Marine shareholders on or about October 17, 2001.

                   (SANTA FE INTERNATIONAL CORPORATION LOGO)

                       SANTA FE INTERNATIONAL CORPORATION
                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                            DALLAS, TEXAS 75240-2648
                                 (972) 701-7300

            NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
                                   TO BE HELD

                           TUESDAY, NOVEMBER 20, 2001


                            9:00 A.M. (CENTRAL TIME)

                             ---------------------

                        DOUBLETREE HOTEL LINCOLN CENTRE


                               SKYBRIDGE ROOM II


                                5410 LBJ FREEWAY


                              DALLAS, TEXAS 75240



     You are cordially invited to attend the extraordinary general meeting of Santa Fe International Corporation shareholders, at the time and place referred to above, to:


          1. consider and vote upon a proposal to approve the issuance of ordinary shares of Santa Fe International in connection with the Agreement and Plan of Merger, dated as of August 31, 2001, attached as Annex A to the accompanying joint proxy statement/prospectus, pursuant to which an indirect wholly owned subsidiary of Santa Fe International would merge with and into Global Marine and each share of Global Marine common stock would be converted into the right to receive 0.665 ordinary shares of Santa Fe International (which would be renamed GlobalSantaFe Corporation at the time of the merger), as a result of which Global Marine would become an indirect wholly owned subsidiary of GlobalSantaFe, conditional upon the completion of the merger;

          2. consider and vote upon a proposal to approve the change of Santa Fe International's name to "GlobalSantaFe Corporation" and to approve the amended and restated memorandum of association of Santa Fe International, as set forth as Annex F to the accompanying joint proxy statement/prospectus, conditional upon the completion of the merger;

          3. consider and vote upon a proposal to approve the amended and restated articles of association of Santa Fe International, as set forth as Annex G to the accompanying joint proxy statement/prospectus, conditional upon the completion of the merger; and

          4. transact other business that may properly come before the meeting or any adjournment thereof.

     Although, in accordance with Securities and Exchange Commission rules, proposals one through three above are being presented separately, neither the merger nor any of these proposals will be effected unless all three of the proposals are approved by the shareholders.


     The record date for the extraordinary general meeting is the close of business on October 15, 2001. Only holders of record of our ordinary shares at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. Pursuant to the articles of association, the resolution regarding the issuance of ordinary shares in connection with the merger will be proposed as an ordinary resolution and the resolutions to change the name and amend the memorandum of association and to amend the articles of association will be proposed as special resolutions.


     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND HAS RESOLVED THAT THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF SANTA FE INTERNATIONAL AND ITS SHAREHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ABOVE PROPOSALS.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE EXTRAORDINARY GENERAL MEETING, I HOPE YOU WILL VOTE AS SOON AS POSSIBLE. BENEFICIAL OWNERS MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY

MAILING THE ENCLOSED VOTING INSTRUCTIONS. OWNERS OF RECORD MAY VOTE BY MAILING THE ENCLOSED PROXY CARD TO MELLON INVESTOR SERVICES LLC, IN THE ENVELOPE PROVIDED. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT AND ON YOUR PROXY CARD OR VOTING INSTRUCTIONS REGARDING EACH OF THESE VOTING OPTIONS.


                                          By Order of the Board of Directors,


                                          CARY A. MOOMJIAN, JR.

                                          Vice President, General Counsel and
                                          Secretary

Dallas, Texas

October 16, 2001


                                              GLOBAL MARINE INC.
                                           777 N. ELDRIDGE PARKWAY
                      [SEAHORSE LOGO]     HOUSTON, TEXAS 77079-4493

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                   TO BE HELD

                           TUESDAY, NOVEMBER 20, 2001


                            9:00 A.M. (CENTRAL TIME)


                             ---------------------


                            777 N. ELDRIDGE PARKWAY


                                   12TH FLOOR


                                 HOUSTON, TEXAS



     You are cordially invited to attend the special meeting of the stockholders of Global Marine Inc., at the time and place referred to above, to:


          1. consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 31, 2001, attached as Annex A to the accompanying joint proxy statement/prospectus, pursuant to which an indirect wholly owned subsidiary of Santa Fe International Corporation would merge with and into Global Marine and each share of Global Marine common stock would be converted into the right to receive
     0.665 ordinary shares of Santa Fe International (which would be renamed GlobalSantaFe Corporation at the time of the merger), as a result of which Global Marine would become an indirect wholly owned subsidiary of GlobalSantaFe Corporation, and

          2. transact other business properly brought before the meeting.

     The merger is more fully described in the accompanying joint proxy statement/prospectus.


     Only stockholders of record at the close of business on October 15, 2001, will be entitled to vote. The approval of the merger will require the affirmative vote of the holders of a majority of Global Marine's outstanding common stock.


     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT AND HAS RESOLVED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTEREST OF GLOBAL MARINE'S STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL.

     YOUR VOTE IS VERY IMPORTANT. WHETHER YOU PLAN TO ATTEND OR NOT, I HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY MAILING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT AND ON YOUR PROXY CARD OR VOTING INSTRUCTIONS REGARDING EACH OF THESE VOTING OPTIONS.

                                          ALEXANDER A. KREZEL
                                          Corporate Secretary

Houston, Texas

October 16, 2001

                             ADDITIONAL INFORMATION


     This joint proxy statement/prospectus incorporates from other documents important business and financial information about Santa Fe International and Global Marine that is not included in or delivered with this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 125 for a listing of documents incorporated by reference. These documents are available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at one of the following addresses:



Santa Fe International Corporation         Global Marine Inc.

Richard J. Hoffman                         Michael R. Dawson
Vice President, Investor Relations         Vice President, Investor Relations
or                                         and Corporate Communications
Michelle A. Appleby                        777 N. Eldridge Parkway
Manager, Investor Relations                Houston, Texas 77079-4493
Two Lincoln Centre, Suite 1100             (281) 596-5100
5420 LBJ Freeway
Dallas, Texas 75240-2648
(972) 701-7300



     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, YOUR REQUEST MUST BE RECEIVED BY NOVEMBER 13, 2001, IN ORDER TO RECEIVE THEM BEFORE THE SHAREHOLDER MEETINGS. THE EXHIBITS TO THESE DOCUMENTS WILL GENERALLY NOT BE MADE AVAILABLE UNLESS THEY ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS.

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
QUESTIONS AND ANSWERS ABOUT THE
  MERGER..............................     1
SUMMARY OF THE JOINT PROXY
  STATEMENT/PROSPECTUS................     4
The Companies.........................     4
The Structure of the Merger...........     5
The Extraordinary General Meeting and
  Special Meeting.....................     5
Santa Fe International Votes Required
  for Approval of the Santa Fe
  International Proposals.............     5
Recommendation of Santa Fe
  International's Board of
  Directors...........................     6
Opinion of Santa Fe International's
  Financial Advisor...................     6
Global Marine Votes Required for
  Approval of the Global Marine
  Proposal............................     6
Recommendation of Global Marine's
  Board of Directors..................     6
Opinion of Global Marine's Financial
  Advisor.............................     6
Merger Agreement......................     7
Conditions to the Merger..............     7
Termination of the Merger Agreement...     8
Expenses and Termination Fees.........     8
"No Solicitation" Provisions..........     8
Shareholder Agreement.................     8
Consent and Amendment to Intercompany
  Agreement...........................     9
Management of GlobalSantaFe After the
  Merger..............................    10
Interests of Certain Persons in the
  Merger..............................    10
Regulatory Matters....................    11
Accounting Treatment and
  Considerations......................    11
Material U.S. Federal Income Tax
  Consequences of the Merger to
  Shareholders........................    11
No Appraisal Rights...................    12
Listing of GlobalSantaFe Ordinary
  Shares..............................    12
Comparison of Rights of
  Shareholders........................    12
Market Price and Dividend
  Information.........................    12



                                        PAGE
                                        ----
SELECTED HISTORICAL AND PRO FORMA
  FINANCIAL DATA......................    13
Santa Fe International Selected
  Historical Financial Data...........    13
Global Marine Selected Historical
  Financial Data......................    14
GlobalSantaFe Selected Unaudited Pro
  Forma Combined Financial Data.......    15
Unaudited Comparative Per Share
  Data................................    16
RISK FACTORS..........................    17
Risks Relating to the Merger..........    17
Risks Relating to GlobalSantaFe's
  Business Following the Merger.......    18
Risks Related to Owning
  GlobalSantaFe's Ordinary Shares.....    24
DISCLOSURE REGARDING FORWARD-LOOKING
  STATEMENTS..........................    25
THE SANTA FE INTERNATIONAL
  EXTRAORDINARY GENERAL MEETING.......    28
Joint Proxy Statement/Prospectus......    28
Date, Time and Place of the
  Extraordinary General Meeting.......    28
Purpose of the Santa Fe International
  Extraordinary General Meeting.......    28
Record Date and Voting Power..........    28
Quorum................................    29
Required Vote.........................    29
Proxies...............................    30
Beneficial Holders....................    30
Solicitation..........................    31
THE SPECIAL MEETING OF GLOBAL MARINE
  STOCKHOLDERS........................    32
Joint Proxy Statement/Prospectus......    32
Date, Time and Place of the Special
  Meeting.............................    32
Record Date and Voting Power..........    32
Quorum................................    32
Required Vote.........................    32
Proxies...............................    32
Voting Via the Internet or by
  Telephone...........................    33


                                       (i)

                                        PAGE
                                        ----
Solicitation..........................    33
THE MERGER............................    34
Background of the Merger..............    34
Santa Fe International's Reasons for
  the Merger..........................    37
Recommendation of Santa Fe
  International's Board of
  Directors...........................    39
Global Marine's Reasons for the
  Merger..............................    39
Recommendation of Global Marine's
  Board of Directors..................    41
Opinion of Santa Fe International's
  Financial Advisor...................    42
Opinion of Global Marine's Financial
  Advisor.............................    46
Management of GlobalSantaFe...........    51
Interests of Certain Santa Fe
  International Directors and
  Executive Officers in the Merger....    52
Interests of Certain Global Marine
  Directors and Executive Officers in
  the Merger..........................    54
Closing and Effectiveness of the
  Merger..............................    57
Structure of the Merger...............    57
Exchange of Global Marine Common Stock
  Certificates for GlobalSantaFe
  Ordinary Share Certificates.........    58
Conversion of Stock Options,
  Performance Stock and Restricted
  Shares and Assumption of Stock
  Plans...............................    58
Employee Benefit Matters..............    59
Dividends.............................    60
Accounting Treatment and
  Considerations......................    60
Material United States Federal Income
  Tax Consequences of the Merger to
  Shareholders........................    61
Regulatory Matters....................    65
Federal Securities Laws Consequences;
  Resale Restrictions.................    67
Rights of Dissenting Shareholders.....    67
Stock Exchange Listing................    67
Delisting and Deregistration of Global
  Marine Common Stock after the
  Merger..............................    67
THE MERGER AGREEMENT..................    68
Covenants.............................    68
Representations and Warranties........    74



                                        PAGE
                                        ----
Conditions to the Merger..............    75
Termination of the Merger Agreement...    77
Expenses and Termination Fees.........    79
Amendment.............................    80
THE SHAREHOLDER AGREEMENT.............    80
THE CONSENT AND AMENDMENT TO
  INTERCOMPANY AGREEMENT..............    81
Corporate Governance..................    81
SFIC Holdings' Consent................    82
Access to Information.................    82
Consent and Waiver....................    82
Fee...................................    82
Transfer of Outstanding Voting
  Stock...............................    82
BUSINESS OF SANTA FE INTERNATIONAL....    83
BUSINESS OF GLOBAL MARINE.............    83
MARKET PRICE AND DIVIDEND
  INFORMATION.........................    84
GlobalSantaFe Unaudited Pro Forma
  Combined Financial Statements.......    86
GlobalSantaFe Unaudited Condensed Pro
  Forma Combined Balance Sheet as of
  June 30, 2001.......................    87
GlobalSantaFe Unaudited Condensed Pro
  Forma Combined Statement of
  Operations for the Six Months Ended
  June 30, 2001.......................    88
GlobalSantaFe Unaudited Condensed Pro
  Forma Combined Statement of
  Operations For the Year Ended
  December 31, 2000...................    89
Notes To GlobalSantaFe Unaudited
  Condensed Pro Forma Combined
  Financial Statements................    90
DESCRIPTION OF SHARE CAPITAL OF
  GLOBALSANTAFE.......................    92
Description of Authorized Shares of
  GlobalSantaFe.......................    92
Authorized Share Capital..............    92
Voting................................    92
Quorum for General Meetings...........    92
Dividend Rights.......................    93
Rights Upon Liquidation...............    93


                                       (ii)

                                        PAGE
                                        ----
No Liability for Further Calls or
  Assessments.........................    93
No Preemptive Rights..................    93
Redemption and Conversion.............    93
Repurchase............................    93
Other Classes or Series of Shares.....    93
Compulsory Acquisition of Shares Held
  by Minority Holders.................    94
Limitation on Director's Liability....    94
Limitation on Changes in Control......    94
Rights of Kuwait Petroleum Corporation
  and its Affiliates..................    95
Transfer Agent and Registrar..........    96
Stock Exchange Listing................    96
COMPARISON OF RIGHTS OF
  SHAREHOLDERS........................    97
SANTA FE INTERNATIONAL'S PROPOSAL TO
  CHANGE ITS NAME AND TO AMEND ITS
  MEMORANDUM OF ASSOCIATION...........   117
SANTA FE INTERNATIONAL'S PROPOSAL TO
  AMEND ITS ARTICLES OF ASSOCIATION...   117
MANAGEMENT AND DIRECTORS OF
  GLOBALSANTAFE AFTER THE MERGER......   120
EXPERTS...............................   123



                                        PAGE
                                        ----
LEGAL MATTERS.........................   124
FUTURE SHAREHOLDER PROPOSALS..........   124
Santa Fe International................   124
Global Marine.........................   124
WHERE YOU CAN FIND MORE INFORMATION...   125
Annex A -- Agreement and Plan of
  Merger, dated as of August 31, 2001,
  among Santa Fe International
  Corporation, Silver Sub, Inc., Gold
  Merger Sub, Inc. and Global Marine
  Inc. ...............................   A-1
Annex B -- Opinion of Credit Suisse
  First Boston Corporation, dated
  August 31, 2001.....................   B-1
Annex C -- Opinion of Morgan Stanley &
  Co. Incorporated, dated August 31,
  2001................................   C-1
Annex D -- Shareholder Agreement......   D-1
Annex E -- Consent and Amendment to
  Intercompany Agreement..............   E-1
Annex F -- Form of Santa Fe
  International Corporation's Amended
  and Restated Memorandum of
  Association.........................   F-1
Annex G -- Form of Santa Fe
  International Corporation's Amended
  and Restated Articles of
  Association.........................   G-1


                                      (iii)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q. WHY ARE SANTA FE INTERNATIONAL AND GLOBAL
   MARINE PROPOSING TO MERGE?


A. We are proposing to merge because we believe that the combination of our companies will provide the operational scale and market coverage needed to deliver superior service to the world's leading oil and natural gas companies. By combining the companies, we expect to create the potential for stronger operating and financial results than either company could achieve on its own and, in doing so, procure substantial benefits for our customers, employees and shareholders.


Q. PLEASE BRIEFLY DESCRIBE THE PROPOSED MERGER.

A. In the merger, an indirect wholly owned subsidiary of Santa Fe International will merge with and into Global Marine, and
   Global Marine will become an indirect wholly owned subsidiary of Santa Fe International, which will be renamed "GlobalSantaFe Corporation" at the time of the merger.

Q. WHAT WILL GLOBAL MARINE'S STOCKHOLDERS RECEIVE
   AS A RESULT OF THE MERGER?

A. In the merger, Global Marine stockholders will be entitled to receive 0.665 ordinary shares of GlobalSantaFe for each share of Global Marine common stock they own. Fractional shares will not be issued. Instead, Global Marine stockholders will receive cash for any fractional shares to which they would otherwise be entitled.

Q. WILL SANTA FE INTERNATIONAL SHAREHOLDERS
RECEIVE ANY NEW SHARES AS A RESULT OF THE MERGER?


A. No. Santa Fe International shareholders will continue to hold upon completion of the merger the ordinary shares they owned prior to the merger and will not receive any new shares. The change of Santa Fe International's name to GlobalSantaFe Corporation will not necessitate an exchange of share certificates by Santa Fe International shareholders.



Q. WHERE WILL MY SHARES BE LISTED AFTER THE
   MERGER?


A. After the merger, the ordinary shares of GlobalSantaFe will be listed on the New York Stock Exchange and will trade under the ticker symbol "GSF."

Q. HOW MANY DIRECTORS WILL SERVE ON THE BOARD OF
   DIRECTORS OF GLOBALSANTAFE?

A. The initial board of directors of GlobalSantaFe will consist of the following 14 directors:


   - Robert E. Rose, Thomas W. Cason, C. Russell Luigs, Edward R. Muller, Paul
     J. Powers, Carroll W. Suggs and John L. Whitmire, each of whom is a current director of Global Marine and has been designated to become a director of GlobalSantaFe by Global Marine after consultation with Santa Fe International;



   - C. Stedman Garber, Jr., Ferdinand A. Berger, Richard L. George and Stephen
     J. Solarz, each of whom is a current director of Santa Fe International and has been designated to become a director of GlobalSantaFe by Santa Fe International after consultation with Global Marine; and



   - Nader H. Sultan, Khaled R. Al-Haroon and Maha A.R. Razzuqi, each of whom is a current director of Santa Fe International and has been designated to become a director of GlobalSantaFe by SFIC Holdings (Cayman), Inc., a wholly owned subsidiary of Kuwait Petroleum Corporation and a significant shareholder of Santa Fe International.



Q. WHO WILL SERVE AS GLOBALSANTAFE'S CHAIRMAN AND EXECUTIVE OFFICERS?



A. Robert E. Rose will become chairman of the board of directors of GlobalSantaFe, and C. Stedman Garber, Jr. will serve as president and chief executive officer. Jon A. Marshall will serve as executive vice president and chief operating officer, Seals M. McCarty will serve as executive vice president -- finance and administration, Joe E. Boyd will serve as senior vice president -- human resources, Roger B. Hunt will serve as senior vice president -- marketing, James L. McCulloch will serve as senior vice president, general counsel and secretary, W. Matt Ralls will serve as senior vice president and chief financial officer, and Marion M. Woolie will serve as senior vice president -- operations.

Q. WHAT ARE THE U.S. FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER TO SHAREHOLDERS?


A. In general, for U.S. federal income tax purposes, stockholders of Global Marine who are U.S. persons will be taxed on their gains in connection with the exchange of their shares in the merger but will not be allowed to recognize a loss. Stockholders of Global Marine who are not U.S. persons and shareholders of Santa Fe International will not be subject to U.S. federal income tax as a result of the merger.


Q. WILL SHAREHOLDERS HAVE APPRAISAL RIGHTS?

A. Neither Global Marine stockholders nor
   Santa Fe International shareholders will have any right to receive an appraisal of the value of their shares in connection with the merger.

Q. WHEN DO YOU EXPECT THE MERGER TO BE
   COMPLETED?


A. We intend to complete the merger as quickly as possible after all the conditions to the merger, including obtaining the approvals of our respective shareholders at the shareholder meetings, are satisfied or waived. Satisfaction of some of these conditions, including receipt of governmental clearances or approvals, is not entirely within our control. Subject to obtaining the approvals of our respective shareholders at the shareholder meetings and receipt of all required governmental clearances and approvals, we expect to complete the merger immediately following the shareholder meetings.


Q. WHAT SHAREHOLDER APPROVALS ARE NEEDED?

A. Global Marine stockholders are being asked to approve and adopt the merger agreement.

   Santa Fe International shareholders are being asked to approve:

   - the issuance of Santa Fe International ordinary shares in connection with the merger;

   - the change of Santa Fe International's name to "GlobalSantaFe Corporation" and the amended and restated memorandum of association of Santa Fe International; and

   - the amended and restated articles of association of Santa Fe International.

   Because all of the Santa Fe International proposals must be approved in order for the merger or any of the proposals to be effected, a vote against any proposal has the same effect as a vote against all of the proposals. The merger will not occur and none of the proposals will be effected unless all of the proposals are approved.

Q. HOW DO I VOTE?


A. Both companies' shareholder meetings will take place on November 20, 2001. After carefully reading and considering the information contained in this document and the documents incorporated by reference, please respond by completing, signing and dating the enclosed proxy card (or filling out voting instructions if you hold your shares through a broker) and returning it in the enclosed postage paid envelope as soon as possible, so that your shares may be represented at your shareholder meeting.


   In addition, if you hold shares of either company through a broker, hold Global Marine shares directly or through the Global Marine 401(k) Savings Incentive Plan, or hold Santa Fe International shares through the Santa Fe International Investment Savings and Profit Sharing Plan 401(k) or the Santa Fe International Employee Share Purchase Plan, you may be able to vote those shares over the Internet or by telephone. See the "-- Voting Via the Internet or by Telephone" subsections of "The Santa Fe International Extraordinary General Meeting" and "The Special Meeting of Global Marine Stockholders" sections.

   Please review the instructions in the proxy statement and on your proxy card or voting instructions regarding each of these voting options.

Q. WHAT VOTE DOES MY BOARD OF DIRECTORS RECOMMEND?

A. The Global Marine board of directors unanimously recommends that Global Marine's stockholders approve and adopt the merger agreement.

   The Santa Fe International board of directors unanimously recommends that Santa Fe International shareholders approve:

   - the issuance of Santa Fe International ordinary shares in connection with the merger;

   - the change of Santa Fe International's name to "GlobalSantaFe Corporation" and the amended and restated memorandum of association of Santa Fe International; and

   - the amended and restated articles of association of Santa Fe International.

   The implementation of the Santa Fe International proposals is conditional upon the completion of the merger, and none of the proposals will be effected until they are all approved.


Q. HOW DO I CHANGE MY VOTE?

A. Registered owners can change their vote at any time before their proxy card is voted at their company's shareholder meeting. You can do this in one of three ways:

   - you can send a written notice stating that you would like to revoke your proxy;

   - you can complete and submit a new proxy card; or

   - you can attend your meeting and vote in person.

   If you submit your proxy or voting instructions over the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later submitted proxy or voting instructions will be recorded and your earlier proxy or voting instructions will be revoked. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q. WHAT IF I PLAN TO ATTEND THE SHAREHOLDER MEETING IN PERSON?

A. We recommend that you send in your proxy card or voting instructions even if you plan to attend the meeting in person. You may still attend the meeting and, if you are a shareholder of record, vote in person.

Q. IF MY SHARES ARE HELD IN "STREET NAME" BY MY
   BROKER, WILL MY BROKER VOTE MY SHARES FOR ME WITHOUT MY INSTRUCTIONS?


A. Your broker will not be able to vote your shares unless the broker receives specific instructions from you. We recommend that you contact your broker to obtain directions on how to instruct your broker to vote your shares.


Q. SHOULD I SEND IN MY STOCK CERTIFICATES?

A. No. After the merger is completed, we will send written instructions to Global Marine stockholders, including a letter of transmittal, that explains how to exchange Global Marine stock certificates for GlobalSantaFe share certificates. Please do not send in any Global Marine stock certificates until you receive these written instructions and the letter of transmittal.

   Santa Fe International's shareholders will keep their current share certificates which will represent GlobalSantaFe share certificates after completion of the merger.

Q. WHOM DO I CALL IF I HAVE QUESTIONS ABOUT THE MEETINGS OR THE MERGER?

A. Santa Fe International's shareholders should contact either of the following:

   Santa Fe International:

   Richard J. Hoffman
   Vice President, Investor Relations

   or


   Michelle A. Appleby


   Manager, Investor Relations

   Two Lincoln Centre, Suite 1100
   5420 LBJ Freeway
   Dallas, Texas 75240-2648
   Fax: (972) 701-7737
   Phone: (972) 701-7300

   or the Santa Fe International proxy solicitor:

   Mellon Investor Services LLC
   85 Challenger Road
   Ridgefield Park, New Jersey 07660
   Call toll-free: (888)-690-1063
   International: +1-201-373-5678

   Global Marine's stockholders should contact either of the following:

   Global Marine:

   Michael R. Dawson
   Vice President, Investor Relations
     and Corporate Communications
   777 N. Eldridge Parkway
   Houston, Texas 77079-4403
   Fax: (281) 596-5163
   Phone: (281) 596-5100

   or the Global Marine proxy solicitor:

   Georgeson Shareholder Communications Inc.
   17 State Street
   New York, New York 10004
   Banks and brokers call collect:  (212) 440-9800
   All others call toll-free: (800)-223-2064

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS


     This summary highlights selected information in this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire document, including the annexes and the other documents to which we have referred you in "Where You Can Find More Information" on page 125 of this joint proxy statement/prospectus. We have included page references in this summary to direct you to more complete descriptions of the topics presented in this summary. As used in this joint proxy/ prospectus, "Santa Fe International" refers to Santa Fe International Corporation prior to the merger, "GlobalSantaFe" refers to GlobalSantaFe Corporation, the combined company after the merger, "Global Marine" refers to Global Marine Inc. prior to the merger or as a subsidiary of GlobalSantaFe after the merger, as applicable, and "we" refers to both Santa Fe International and Global Marine.



THE COMPANIES (PAGE 83)


  SANTA FE INTERNATIONAL CORPORATION

    Principal executive offices at:                  Registered office at:
     Two Lincoln Centre, Suite 1100              Santa Fe International Corporation
     5420 LBJ Freeway                            c/o Maples and Calder
     Dallas, Texas 75240-2648                    P.O. Box 309
     Phone: (972) 701-7300                       Ugland House
                                                 South Church Street
                                                 Grand Cayman, Cayman Islands


     Santa Fe International is a leading international offshore and land contract driller of oil and natural gas wells. It owns and operates a high quality, technologically advanced fleet of 26 marine drilling rigs and 31 land drilling rigs in 16 countries throughout the world. It primarily contracts its drilling rigs, related equipment and crews to oil and natural gas companies on a dayrate basis. It also provides drilling related services to the international oil and natural gas industry. These drilling related services include third party rig operations, incentive drilling and drilling engineering and project management services.



     For further information on Santa Fe International, see "Business of Santa Fe International" on page 83.


  GLOBAL MARINE INC.

     Principal executive offices at:

          777 N. Eldridge Parkway
          Houston, Texas 77079-4493
          Phone: (281) 596-5100


     Global Marine is a major domestic and international offshore drilling contractor, with a modern, diversified fleet of 33 mobile offshore drilling rigs worldwide. Global Marine is also the world's largest provider of offshore drilling management services, including turnkey and project management.



     For further information on Global Marine, see "Business of Global Marine" on page 83.


  SILVER SUB, INC. AND GOLD MERGER SUB, INC.


     Principal executive offices at:


          Two Lincoln Centre, Suite 1100
          5420 LBJ Freeway
          Dallas, Texas 75240-2648
          Phone: (972) 701-7300

     Silver Sub is a Delaware corporation and a wholly owned subsidiary of Santa Fe International. Gold Merger Sub is a Delaware corporation and a wholly owned subsidiary of Silver Sub. Neither Silver Sub nor Gold Merger Sub has conducted any activities other than those incident to its formation and entering into the merger agreement.


THE STRUCTURE OF THE MERGER (PAGE 57)


     To accomplish the combination of Santa Fe International and Global Marine, at the completion, or effective time, of the merger, Gold Merger Sub will merge with and into Global Marine. Global Marine will be the surviving entity in the merger and will become an indirect wholly owned subsidiary of Santa Fe International (which will be renamed GlobalSantaFe Corporation at the effective time of the merger). Global Marine stockholders will receive 0.665 ordinary shares of GlobalSantaFe for each share of Global Marine common stock they own.


THE EXTRAORDINARY GENERAL MEETING AND SPECIAL MEETING (PAGES 28 AND 32)



     Santa Fe International. The extraordinary general meeting of Santa Fe International's shareholders will be held on November 20, 2001 at 9:00 a.m., Central Time, at the Doubletree Hotel Lincoln Centre, Skybridge Room II, 5410 LBJ Freeway, Dallas, Texas.



     The record date for Santa Fe International's shareholders entitled to receive notice of and to vote at Santa Fe International's extraordinary general meeting was the close of business on October 15, 2001. On that date, approximately 115 million Santa Fe International ordinary shares were outstanding and entitled to vote at the extraordinary general meeting.



     Global Marine. The special meeting of Global Marine's stockholders will be held on November 20, 2001 at 9:00 a.m., Central Time, at 777 N. Eldridge Parkway, 12th Floor, Houston, Texas.



     The record date for Global Marine's stockholders entitled to receive notice of and to vote at Global Marine's stockholder meeting was the close of business on October 15, 2001. On that date, approximately 177 million shares of Global Marine common stock were issued and outstanding and entitled to vote at the special meeting.



SANTA FE INTERNATIONAL VOTES REQUIRED FOR APPROVAL OF THE SANTA FE INTERNATIONAL PROPOSALS (PAGE 29)


     The proposal seeking approval for the issuance of Santa Fe International ordinary shares in connection with the merger requires the approval of holders of a majority of the ordinary shares present in person or by proxy at the extraordinary general meeting and voting on the proposal, provided that holders of a majority of the ordinary shares entitled to vote on the proposal actually vote. This proposal must be approved in order to complete the merger.

     The proposal seeking approval of the change of Santa Fe International's name to "GlobalSantaFe Corporation" and approval of the amended and restated memorandum of association of Santa Fe International requires the approval of holders of two-thirds of the ordinary shares present in person or by proxy at the extraordinary general meeting and entitled to vote on the proposal. This proposal must also be approved in order to complete the merger.

     The proposal seeking approval of the amended and restated articles of association of Santa Fe International requires the approval of holders of two-thirds of the ordinary shares present in person or by proxy at the extraordinary general meeting and entitled to vote on the proposal. This proposal must also be approved in order to complete the merger.

     Each of these proposals is conditional upon completion of the merger. Because all proposals must be approved in order for the merger or any of the proposals to be effected, a vote against any proposal has the same effect as a vote against all of the proposals. The merger will not occur and none of the proposals will be effected unless all of the proposals are approved.

     Shareholders holding at least a majority of the outstanding ordinary shares of Santa Fe International entitled to vote at the extraordinary general meeting must be present, in person or by proxy, to constitute a quorum at the extraordinary general meeting.


     As of the record date, Santa Fe International directors and executive officers beneficially owned less than one percent of the then outstanding ordinary shares of Santa Fe International, excluding outstanding options. These individuals have indicated that they intend to vote in favor of the Santa Fe International proposals. In addition, SFIC Holdings (Cayman), Inc., a wholly owned subsidiary of Kuwait Petroleum Corporation, holds 43,500,000 ordinary shares of Santa Fe International, representing approximately 37.7% of the outstanding ordinary shares of Santa Fe International. SFIC Holdings has authorized Nader H. Sultan and Maha A.R. Razzuqi to vote these shares on behalf of SFIC Holdings in person or by proxy at the extraordinary general meeting. Nader H. Sultan and Maha A.R. Razzuqi are both directors of Santa Fe International and have both disclaimed beneficial ownership of such ordinary shares. SFIC Holdings has entered into a shareholder agreement with Global Marine, in which SFIC Holdings has, subject to certain conditions, agreed to vote all of the 43,500,000 ordinary shares owned by it in favor of the Santa Fe International proposals.



RECOMMENDATION OF SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS (PAGE 39)


     SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTEREST OF SANTA FE INTERNATIONAL AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE ISSUANCE OF SANTA FE INTERNATIONAL ORDINARY SHARES PURSUANT TO THE MERGER, THE CHANGE OF SANTA FE INTERNATIONAL'S NAME TO GLOBALSANTAFE CORPORATION AND THE AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF SANTA FE INTERNATIONAL, AND THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF SANTA FE INTERNATIONAL.


OPINION OF SANTA FE INTERNATIONAL'S FINANCIAL ADVISOR (PAGE 42)



     In connection with the proposed merger, Santa Fe International's financial advisor, Credit Suisse First Boston Corporation, delivered a written opinion to the Santa Fe International board of directors as to the fairness, from a financial point of view, to Santa Fe International of the merger ratio provided for in the merger. The full text of Credit Suisse First Boston's written opinion, dated August 31, 2001, is attached to this joint proxy statement/prospectus as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. CREDIT SUISSE FIRST BOSTON'S OPINION IS DIRECTED TO THE SANTA FE INTERNATIONAL BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER.



GLOBAL MARINE VOTES REQUIRED FOR APPROVAL OF THE GLOBAL MARINE PROPOSAL (PAGE
32)


     The favorable vote of a majority of the issued and outstanding shares of Global Marine common stock is required to approve and adopt the merger agreement. A majority of the issued and outstanding shares of Global Marine common stock must be present, in person or by proxy, to constitute a quorum at the special meeting.

     As of the record date, Global Marine directors and executive officers beneficially owned less than one percent of the then issued and outstanding Global Marine common stock, excluding outstanding options. These individuals have indicated that they intend to vote in favor of the Global Marine proposal.


RECOMMENDATION OF GLOBAL MARINE'S BOARD OF DIRECTORS (PAGE 41)


     GLOBAL MARINE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE TO AND IN THE BEST INTEREST OF GLOBAL MARINE'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.


OPINION OF GLOBAL MARINE'S FINANCIAL ADVISOR (PAGE 46)


     In deciding to approve the merger, on August 31, 2001, Global Marine's board of directors received and considered the oral opinion of Morgan Stanley & Co. Incorporated, its financial advisor, that, as of that date, the merger ratio under the merger agreement was fair from a financial point of view to Global Marine stockholders. Morgan Stanley subsequently confirmed its oral opinion by delivery of its written opinion dated August 31, 2001. Morgan Stanley based its opinion on and delivered it subject to the assumptions, limitations and qualifications stated in the opinion. The full text of the written opinion of Morgan Stanley is attached to this joint proxy statement/prospectus as Annex C. We encourage you to read the opinion carefully in its entirety, as well as the description of the analyses and assumptions upon which the opinion was based. MORGAN STANLEY'S OPINION IS DIRECTED TO THE GLOBAL MARINE BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER.


MERGER AGREEMENT (PAGE 68)


     The merger agreement is attached as Annex A to this joint proxy statement/prospectus. The merger agreement is the document that governs the merger. We urge you to read this document carefully.

     Santa Fe International and Global Marine are proposing a merger transaction in which Global Marine will become an indirect wholly owned subsidiary of Santa Fe International and Santa Fe International will change its name to GlobalSantaFe Corporation. The following will occur as a result of the merger:


     - Each share of Global Marine common stock will be automatically converted into the right to receive 0.665 ordinary shares of GlobalSantaFe. Immediately after completion of the merger, Global Marine stockholders will own slightly over 50% of GlobalSantaFe.



     - Each outstanding Santa Fe International ordinary share will remain outstanding as one ordinary share of GlobalSantaFe. Immediately after completion of the merger, Santa Fe International shareholders will own slightly under 50% of GlobalSantaFe.


     - Each option to purchase a share of Global Marine common stock under Global Marine's stock option plans will become an option to purchase
       0.665 ordinary shares of GlobalSantaFe.


CONDITIONS TO THE MERGER (PAGE 75)



     The completion of the merger is dependent on a number of conditions, including the following:


     - approval by Global Marine's stockholders of the proposal to adopt the merger agreement;

     - approval by Santa Fe International's shareholders of:

      - the issuance of Santa Fe International ordinary shares pursuant to the merger;

      - the proposed amendments to Santa Fe International's memorandum of association, including the change of Santa Fe International's name to GlobalSantaFe Corporation, and the proposed amendments to Santa Fe International's articles of association;


     - the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (this condition was satisfied on September 27, 2001);


     - in the event of any review by the U.K. Office of Fair Trading or the U.K. Secretary of State for Trade and Industry, the parties having received indications reasonably satisfactory to each of Global Marine and Santa Fe International that the merger will not be referred to the Competition Commission of the United Kingdom or, if it is so referred, that it can proceed;

     - none of the parties to the merger agreement having become subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the merger and no governmental authority having enacted any statute, rule or regulation that prohibits the merger or makes it unlawful;

     - the registration statement on Form S-4 filed with the Securities and Exchange Commission, of which this joint proxy statement/prospectus forms a part, having become effective and no stop order with respect to such registration statement being in effect;

     - the authorization for listing of the GlobalSantaFe ordinary shares to be issued in the merger on the New York Stock Exchange;

     - the absence of any event or occurrence having or reasonably likely to have, individually or in the aggregate with all other such events or occurrences, a material adverse effect on Santa Fe International's or Global Marine's business, assets, financial condition or results of operations or its ability to complete the merger or fulfill the conditions to closing of the merger; and

     - other customary conditions set forth in the merger agreement.


TERMINATION OF THE MERGER AGREEMENT (PAGE 77)


     The merger agreement may be terminated by the mutual written consent of Global Marine and Santa Fe International. In addition, either Global Marine or Santa Fe International may terminate the merger agreement if:

     - the merger has not been completed by March 31, 2002, and the party desiring to terminate the merger agreement has not failed to perform or observe in any material respect any of its obligations under the merger agreement in any manner that caused the merger not to occur on or before that date;

     - Global Marine's stockholders fail to adopt the merger agreement;

     - Santa Fe International's shareholders fail to approve the issuance of Santa Fe International ordinary shares in the merger or the proposed amendments to Santa Fe International's memorandum of association, including the change of Santa Fe International's name to GlobalSantaFe Corporation, and articles of association;

     - a court or governmental authority issues a final order, decree, ruling or other action permanently prohibiting the merger, and the party seeking to terminate the merger agreement has complied with the covenants in the merger agreement which generally relate to antitrust and other governmental filings and approvals and, with respect to matters not addressed in such covenants, has used its reasonable best efforts to remove this injunction, decree or order;

     - the other party materially breaches any representation, warranty, covenant or agreement that would give rise to a failure of a condition to the merger to be satisfied and the breach is not curable or is not cured within 30 days after receipt of a written notice of the breach; or

     - the other party's board withdraws or materially modifies, in a manner adverse to the terminating party, its approval or recommendation of the proposals to be considered for approval at its shareholder meeting or resolves to do so, each as described on page 77.


EXPENSES AND TERMINATION FEES (PAGE 79)



     The merger agreement provides that Santa Fe International or Global Marine may be required to pay a termination fee of $120 million to the other party under the circumstances described on page 79. In addition, either party may be required to pay the other party a fee of $10 million to reimburse the other party for its costs and expenses incurred in connection with the merger under the circumstances described on page 79.



"NO SOLICITATION" PROVISIONS (PAGE 72)



     The merger agreement contains detailed provisions prohibiting either party from seeking an alternative transaction. These "no solicitation" provisions prohibit either party from taking any action to solicit a competing acquisition proposal as described on page 72. The merger agreement does not, however, prohibit either party or its respective board of directors from considering, and potentially recommending, an unsolicited written superior proposal from a third party as described on page 73.



SHAREHOLDER AGREEMENT (PAGE 80)


     In order to induce Global Marine to enter into the merger agreement with Santa Fe International, SFIC Holdings concurrently entered into a shareholder agreement with Global Marine. SFIC Holdings is a significant shareholder of Santa Fe International by virtue of its ownership of 43,500,000 ordinary shares, representing approximately 37.7% of the outstanding Santa Fe International ordinary shares.

     In the shareholder agreement, SFIC Holdings has agreed, subject to certain conditions, to vote its 43,500,000 Santa Fe International ordinary shares:

     - in favor of the issuance of Santa Fe International ordinary shares pursuant to the merger and the amendments to Santa Fe International's memorandum of association and articles of association; and

     - against any Santa Fe acquisition proposal or any other transaction or proposal that is inconsistent with the transactions contemplated by the merger agreement.

     In addition, SFIC Holdings has agreed that it will not solicit or take any action designed to facilitate any inquiry, proposal or offer with respect to a competing acquisition proposal with respect to Santa Fe International. SFIC Holdings has agreed to promptly notify Global Marine of any inquiry or request for information with respect to, or that could lead to, any competing Santa Fe acquisition proposal. Kuwait Petroleum Corporation has also agreed to be bound by the nonsolicitation provisions of the shareholder agreement.

     The shareholder agreement is attached as Annex D to this joint proxy statement/prospectus. We urge you to read this document carefully.


CONSENT AND AMENDMENT TO INTERCOMPANY AGREEMENT (PAGE 81)



     In connection with the initial public offering of Santa Fe International, Santa Fe International entered into an intercompany agreement with Kuwait Petroleum Corporation and SFIC Holdings. The intercompany agreement requires Santa Fe International to obtain the consent of SFIC Holdings to significant corporate actions by Santa Fe International, including the issuance of equity securities, the sale of assets in excess of $50 million, the incurrence of indebtedness in excess of $250 million or the change of corporate domicile by Santa Fe International or any of its subsidiaries, until the equity interests of Kuwait Petroleum Corporation and its affiliates in Santa Fe International are reduced to less than 25%. The intercompany agreement also provides for the management and allocation of specified liabilities relating to Santa Fe International's former non-drilling activities, the registration of ordinary shares held by SFIC Holdings and other matters, including advance access to financial and other information. The registration rights of SFIC Holdings set forth in the intercompany agreement are not affected by the consent and amendment to intercompany agreement.



     Upon completion of the merger, SFIC Holdings will hold approximately 18.6% of the outstanding ordinary shares of GlobalSantaFe. In connection with the merger, Santa Fe International, SFIC Holdings and Kuwait Petroleum Corporation have entered into a consent and amendment to intercompany agreement. Under the consent and amendment, SFIC Holdings and Kuwait Petroleum Corporation have irrevocably consented to the issuance by Santa Fe International of the ordinary shares contemplated by the merger agreement and the performance by Santa Fe International of the other transactions contemplated by the merger agreement. The consent and amendment limits the requirement for the consent of SFIC Holdings in connection with significant corporate actions by Santa Fe International to the requirement for the consent of SFIC Holdings in connection with the reincorporation of GlobalSantaFe or any existing subsidiary of GlobalSantaFe or incorporation of a new subsidiary. The consent and amendment also provides SFIC Holdings the right to designate three representatives to the GlobalSantaFe board of directors and provides SFIC Holdings rights to access information concerning Santa Fe International. See "The Consent and Amendment to Intercompany Agreement" on page 81 for a description of the rights of Kuwait Petroleum Corporation and SFIC Holdings under the consent and amendment.



     In consideration of SFIC Holdings and Kuwait Petroleum Corporation executing and delivering the consent and amendment and in recognition of the direct and indirect expenses incurred by SFIC Holdings in connection with the consent and amendment, Santa Fe International has agreed to pay SFIC Holdings a fee of $10 million subject to consummation of the merger.

     The consent and amendment to intercompany agreement is attached as Annex E to this joint proxy statement prospectus. We urge you to read this document carefully.


MANAGEMENT OF GLOBALSANTAFE AFTER THE MERGER (PAGE 51)


     Upon completion of the merger, the board of directors of GlobalSantaFe will manage the business of GlobalSantaFe, including the business of Global Marine. Global Marine will be an indirect wholly owned subsidiary of GlobalSantaFe.


INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 52)


     In considering the boards' recommendations, shareholders should be aware that some directors and executive officers of Santa Fe International and Global Marine have interests in the merger that may be different from, or in addition to, those of their respective shareholders generally. These interests generally include the potential for such persons to occupy positions as directors or executive officers of GlobalSantaFe, potential benefits under employment or severance arrangements as a result of the merger, acceleration of vesting of options or lapse of restrictions on restricted stock as a result of the merger, severance and other benefit payments in the event the employment of such person is terminated in connection with the merger, and the right of past and present officers and directors of Global Marine to continued indemnification from Global Marine and continued insurance coverage by GlobalSantaFe and Global Marine.


     For example, Robert E. Rose, the current chairman of the board of directors, president and chief executive officer of Global Marine, will become the chairman of the board of directors of GlobalSantaFe. C. Stedman Garber, Jr., president and chief executive officer of Santa Fe International, will continue to serve as president and chief executive officer of GlobalSantaFe. Upon completion of the merger, the board of directors of GlobalSantaFe will consist of the following 14 directors:



     - Robert E. Rose, Thomas W. Cason, C. Russell Luigs, Edward R. Muller, Paul
       J. Powers, Carroll W. Suggs and John L. Whitmire, each of whom is a current director of Global Marine;



     - C. Stedman Garber, Jr., Ferdinand A. Berger, Richard L. George and Stephen J. Solarz, each of whom is a current director of Santa Fe International; and



     - Nader H. Sultan, Khaled R. Al-Haroon and Maha A.R. Razzuqi, each of whom is a current director of Santa Fe International designated by SFIC Holdings.



     Santa Fe International and Global Marine will make a payment of $100,000 and $104,000, respectively, to each director who relinquishes his or her position as a director of Santa Fe International or Global Marine in recognition of his or her service as a director through the date of the merger. Santa Fe International will also make a payment of $100,000 to Gordon M. Anderson, who will resign as a director and relinquish his position as chairman of the board of directors of Santa Fe International upon completion of the merger, which payment is in addition to the payment he will receive upon resignation from the board of directors in recognition of his service through the date of the merger.



     In addition, options and restricted shares granted to directors, officers and employees of Santa Fe International will become unrestricted, fully vested and, in the case of options, exercisable upon completion of the merger. Options, performance shares and other restricted shares granted to directors, officers and employees of Global Marine will also become unrestricted, fully vested and, in the case of options, exercisable on or before completion of the merger. Options to purchase shares of Global Marine common stock will become options to purchase ordinary shares of GlobalSantaFe.


     The executive officers of Global Marine, consisting of Messrs. Rose, Dawson, Johnson, Krezel, Marshall, McCulloch, Ralls, Stegall, Vrooman and Woolie, will be entitled to severance benefits in the event of the termination of their employment without "cause" or in the event of resignation of employment for "good reason" during the 36-month period following the completion of the merger.

     The executive officers of Santa Fe International, consisting of Messrs. Garber, Hunt, McCarty, Moomjian and Seeliger, will generally also be entitled to severance benefits in the event of termination of employment without "cause" or in the event of resignation of employment for "good reason" during the 36-month period following the completion of the merger.


REGULATORY MATTERS (PAGE 65)


     Santa Fe International and Global Marine have made or will make appropriate filings to obtain clearance of the proposed merger from governmental regulators, including competition and antitrust authorities in the U.S., the U.K. and Brazil.


     The applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act was terminated on September 27, 2001; however, such clearance does not have the effect of conferring immunity against legal or regulatory challenges against the merger.



     We are working together to obtain the other required regulatory clearances. Although we have not yet received all of the required clearances, we anticipate that we will receive regulatory clearances in sufficient time to complete the merger immediately following the shareholder meetings. However, we can give no assurance as to when or whether these clearances will be obtained or the terms and conditions that these consents and clearances may impose.



ACCOUNTING TREATMENT AND CONSIDERATIONS (PAGE 60)



     The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. As the stockholders of Global Marine will own slightly over 50% of GlobalSantaFe after the merger, Global Marine will be considered the acquiring entity for financial accounting purposes. Accordingly, the historical basis of Global Marine in its assets and liabilities will be carried forward to the financial statements of GlobalSantaFe. The assets and liabilities of Santa Fe International will be revalued to estimated fair value at the date of the merger in the financial statements of GlobalSantaFe, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The $2.6 billion purchase price is calculated using the estimated number of Santa Fe International ordinary shares expected to be outstanding immediately prior to the merger and a $14.67 per share average trading price of Global Marine common stock, as adjusted for the merger ratio ($22.06 per share, as adjusted), for a period of time immediately before and after the merger was announced, plus the estimated fair value of Santa Fe International's outstanding stock options. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Santa Fe International ordinary shares will trade immediately before the completion of the merger or the value of the GlobalSantaFe ordinary shares to be received by Global Marine stockholders in the merger.



MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS (PAGE 61)


     Global Marine's Stockholders. We expect that, for U.S. federal income tax purposes, the exchange of Global Marine common stock for ordinary shares of Santa Fe International will cause Global Marine stockholders who are U.S. persons to be taxed on their gains in connection with the merger but not to be allowed to recognize a loss. In general, Global Marine stockholders who are not U.S. persons will not be subject to U.S. federal income tax as a result of the merger.

     Santa Fe International's Shareholders. Because Santa Fe International ordinary shares remain unchanged, the merger will not cause Santa Fe International shareholders to recognize any gain or loss for U.S. federal income tax purposes.

     THIS TAX TREATMENT MAY NOT APPLY TO SOME SHAREHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER FOR A PARTICULAR SHAREHOLDER MAY BE COMPLICATED. THE CONSEQUENCES WILL DEPEND ON EACH SHAREHOLDER'S SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN SANTA FE INTERNATIONAL'S OR GLOBAL MARINE'S CONTROL. WE URGE EACH SHAREHOLDER TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING ANY ESTATE, GIFT, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES OF THE MERGER.

NO APPRAISAL RIGHTS (PAGE 67)


     Shareholders of Santa Fe International and stockholders of Global Marine will not have any right to an appraisal of the value of their shares in connection with the merger.


LISTING OF GLOBALSANTAFE ORDINARY SHARES (PAGE 67)


     Santa Fe International will apply to list the ordinary shares to be issued in connection with the merger on the New York Stock Exchange. All GlobalSantaFe ordinary shares will trade under the ticker symbol "GSF" upon completion of the merger.


COMPARISON OF RIGHTS OF SHAREHOLDERS (PAGE 97)


     The rights of Global Marine common stockholders are governed by the Delaware General Corporation Law and Global Marine's certificate of incorporation and by-laws. The rights of Santa Fe International shareholders are governed by the Companies Law (2001 Second Revision) of the Cayman Islands and Santa Fe International's memorandum of association and articles of association. When the merger is completed, Santa Fe International shareholders and Global Marine stockholders will both be shareholders of GlobalSantaFe, and their rights will be governed by the Companies Law (2001 Second Revision) of the Cayman Islands and GlobalSantaFe's amended and restated memorandum of association and amended and restated articles of association.


MARKET PRICE AND DIVIDEND INFORMATION (PAGE 84)


     Santa Fe International ordinary shares and Global Marine common stock are both listed and traded on the New York Stock Exchange.


     The following table sets forth comparative market price information as of August 31, 2001, the last trading day before the public announcement of the merger, and as of October 15, 2001, the most recent day for which information was available at the time of printing this joint proxy statement/prospectus. The Santa Fe International and Global Marine share prices represent the closing sale prices on the New York Stock Exchange on each of the dates indicated.



                                                      SANTA FE INTERNATIONAL    GLOBAL MARINE
DATE                                                       SHARE PRICE           STOCK PRICE
----                                                  ----------------------    -------------
August 31, 2001.....................................         $ 25.30               $ 14.40
October 15, 2001....................................         $ [   ]               $ [   ]


     The market price of ordinary shares of Santa Fe International and shares of Global Marine common stock will fluctuate before the merger, but the merger ratio of 0.665 GlobalSantaFe shares for each share of Global Marine common stock is fixed. You should obtain current share price quotations for shares of Santa Fe International and Global Marine.

     Santa Fe International has paid quarterly cash dividends of $0.0325 per share since the fourth quarter of 1997. On September 11, 2001, the board of directors of Santa Fe International declared a quarterly dividend of $0.0325 per share payable to holders of record at the close of business on September 28, 2001. We do not currently plan to change this practice after the merger, including the amount of the per share dividend payments by GlobalSantaFe after the merger. Any future declaration and payment of dividends by GlobalSantaFe will be made at the discretion of its board of directors and will be dependent upon a variety of factors, including GlobalSantaFe's results of operations, financial condition, cash requirements, and restrictions, if any, contained in its agreements with creditors. Any declared dividend will be payable only out of GlobalSantaFe's profits or share premium account or any other account permitted by the Companies Law (2001 Second Revision) of the Cayman Islands in accordance with Cayman Islands law. Global Marine has not paid cash dividends since 1985.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

     The following tables present (1) selected historical financial data of Santa Fe International, (2) selected historical financial data of Global Marine and (3) selected unaudited pro forma combined financial data of GlobalSantaFe which reflects the completion of the merger.

                             SANTA FE INTERNATIONAL

                       SELECTED HISTORICAL FINANCIAL DATA

     Santa Fe International prepared the selected historical consolidated financial data in the table below using the consolidated financial statements of Santa Fe International. Effective December 31, 1997, Santa Fe International changed its year-end for financial reporting purposes from June 30 to December
31. Santa Fe International derived the statement of operations data for each of the four years ended December 31, 2000, and the balance sheet data as of December 31 of each year from 1996 to 2000, from its consolidated financial statements audited by Ernst & Young LLP, independent auditors. The statement of operations data for the year ended December 31, 1996 was derived from financial statements of Santa Fe International for the years ended June 30, 1997 and 1996, which were also audited by Ernst & Young LLP. Santa Fe International derived the statement of operations data for the six months ended June 30, 2001 and 2000 and the balance sheet data as of June 30, 2001 and 2000 from its unaudited consolidated financial statements. In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 2001 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The historical data are only a summary and should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this joint proxy statement/prospectus.

                                         SIX MONTHS
                                       ENDED JUNE 30,                   YEARS ENDED DECEMBER 31,
                                     -------------------   --------------------------------------------------
                                       2001       2000       2000       1999       1998       1997      1996
                                     --------   --------   --------   --------   --------   --------   ------
                                         (UNAUDITED)              (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Operating revenues.................  $  350.9   $  278.8   $  584.0   $  614.2   $  811.3   $  689.0   $509.9
Net income.........................      95.4       45.5      107.2      149.8      287.1      224.8    107.6
Net income per ordinary share (1):
  Basic............................      0.83       0.40       0.93       1.31       2.51       1.96     0.94
  Diluted..........................      0.82       0.39       0.92       1.30       2.50       1.96     0.94
Cash dividends per ordinary share
  (2)..............................     0.065      0.065       0.13       0.13       0.13      0.065       --
BALANCE SHEET DATA (AT END OF
  PERIOD)
Total assets.......................   1,789.7    1,594.3    1,693.6    1,563.5    1,453.7    1,161.5    948.2
Shareholders' equity...............   1,566.8    1,407.1    1,474.2    1,366.0    1,227.2      953.0    797.9

---------------

(1) The basic net income per ordinary share data for the calendar years ended December 31, 1997, 1998, 1999 and 2000 is calculated based on the weighted average shares outstanding during the period. The net income per ordinary share data for the calendar year ended December 31, 1996 is calculated as though the number of shares issued in Santa Fe International's initial public offering in 1997, 114,500,000 shares, were outstanding.

(2) Prior to and upon becoming a public company in June 1997, Santa Fe International made distributions to its sole shareholder which are not reflected as cash dividends.

                                 GLOBAL MARINE

                       SELECTED HISTORICAL FINANCIAL DATA

     Global Marine prepared the selected historical financial data in the table below using the consolidated financial statements of Global Marine. Global Marine derived the statement of operations data for each of the five years in the period ended December 31, 2000, and the balance sheet data as of December 31 of each year from 1996 through 2000, from its consolidated financial statements audited by PricewaterhouseCoopers LLP, independent accountants. Global Marine derived the statement of operations data for the six months ended June 30, 2001 and 2000 and the balance sheet data as of June 30, 2001 and 2000 from its unaudited consolidated financial statements. In the opinion of management, the unaudited interim financial statements for the six months ended June 30, 2001 and 2000 include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001. The historical data are only a summary and should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this joint proxy statement/prospectus.


                                    SIX MONTHS
                                   ENDED JUNE 30                       YEARS ENDED DECEMBER 31,
                               ---------------------   --------------------------------------------------------
                                 2001         2000       2000       1999          1998       1997         1996
                               --------     --------   --------   --------      --------   --------      ------
                                    (UNAUDITED)                  (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Revenues.....................  $  651.2     $  435.4   $1,039.8   $  791.0      $1,162.2   $1,067.1      $680.7
Income before extraordinary
  item.......................  $  125.0(1)  $   40.7   $  113.9   $   89.5(2)   $  223.3   $  315.1      $180.1
Net income...................  $  125.0     $   40.7   $  113.9   $   89.5      $  223.3   $  310.6(3)   $180.1
Income per share before
  extraordinary item, as
  reported:
  Basic......................  $   0.71     $   0.23   $   0.65   $   0.51      $   1.29   $   1.84      $ 1.07
  Diluted....................  $   0.69     $   0.23   $   0.64   $   0.51      $   1.27   $   1.79      $ 1.03
Net income per share, as
  reported:
  Basic......................  $   0.71     $   0.23   $   0.65   $   0.51      $   1.29   $   1.81      $ 1.07
  Diluted....................  $   0.69     $   0.23   $   0.64   $   0.51      $   1.27   $   1.76      $ 1.03
Income per share before
  extraordinary item, as
  adjusted(4):
  Basic......................  $   1.07     $   0.35   $   0.98   $   0.77      $   1.94   $   2.77      $ 1.61
  Diluted....................  $   1.03     $   0.34   $   0.95   $   0.76      $   1.91   $   2.69      $ 1.55
Net income per share, as
  adjusted(4):
  Basic......................  $   1.07     $   0.35   $   0.98   $   0.77      $   1.94   $   2.73      $ 1.61
  Diluted....................  $   1.03     $   0.34   $   0.95   $   0.76      $   1.91   $   2.65      $ 1.55
BALANCE SHEET DATA (AT END OF
  PERIOD)
Total assets.................  $2,536.6     $2,469.5   $2,396.8   $2,264.5      $1,971.6   $1,421.9      $807.8
Long-term debt...............  $  924.7     $  951.3   $  918.6   $  955.3      $  768.4   $  417.3      $241.6
Shareholders' equity.........  $1,405.0     $1,187.4   $1,270.9   $1,135.0      $1,040.4   $  805.6      $459.1


---------------

(1) In June 2001 Global Marine sold the Glomar Beaufort Sea I concrete island drilling system to Exxon Neftegas Limited for $45 million, resulting in a pretax gain in the amount of $35.1 million.

(2) In 1999 Global Marine increased the estimated useful lives of certain of its drilling rigs. The effect of the change was to increase 1999 income before extraordinary item by approximately $17.7 million.

(3) In December 1997 Global Marine redeemed its 12 3/4% senior secured notes at a price of 102% of principal, plus accrued interest, and recorded an extraordinary loss on debt extinguishment in the amount of $4.5 million, net of a $2.4 million income tax benefit.

(4) The net income per share data, as adjusted, have been computed by dividing earnings by the product of the weighted average shares, as reported, and the merger exchange ratio of 0.665.

                                 GLOBALSANTAFE

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA


     We have included the following selected unaudited pro forma combined financial data only for the purposes of illustration. The pro forma statement of operations data for the six months ended June 30, 2001 and for the year ended December 31, 2000 assume that the merger between Global Marine and Santa Fe International was completed on January 1, 2000, and the pro forma balance sheet data assumes that the merger was completed on June 30, 2001. The pro forma information does not necessarily indicate what the operating results or financial position would have been if the merger had been completed at the dates indicated. This information does not necessarily indicate what the future operating results or financial position of GlobalSantaFe will be. This unaudited pro forma combined statement of operations data does not include adjustments to reflect any costs savings or other operational efficiencies that may be realized as a result of the merger of Global Marine and Santa Fe International, or any future merger-related restructuring or integration expenses.



     You should read this selected unaudited pro forma combined financial information in conjunction with the "Unaudited Pro Forma Combined Financial Statements" and the notes thereto on page 86.


                                 GLOBALSANTAFE

                          SELECTED UNAUDITED PRO FORMA
                            COMBINED FINANCIAL DATA


                                                               SIX MONTHS ENDED        YEAR ENDED
                                                                JUNE 30, 2001       DECEMBER 31, 2000
                                                              ------------------   -------------------
                                                              (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA
Operating revenues..........................................       $1,009.8              $1,639.1
Operating income............................................          235.8                 293.9
Income before income taxes..................................          278.9                 276.2
Net income..................................................          226.8                 233.5
Earnings per share:
     Basic..................................................       $   0.97              $   1.00
     Diluted................................................       $   0.95              $   0.98
BALANCE SHEET DATA (AT END OF PERIOD)
Total assets................................................       $5,472.7
Long-term obligations.......................................       $  983.9
Shareholders' equity........................................       $3,992.7

                      UNAUDITED COMPARATIVE PER SHARE DATA

     The following table compares the net income, cash dividends and book value per share data for Global Marine and Santa Fe International on a historical and a pro forma combined and per share equivalent basis.


     You should read the information below together with the historical financial statements and related notes incorporated by reference in this document. See "Where You Can Find More Information" on page 125. The unaudited pro forma data is for informational purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.


                                 GLOBALSANTAFE

                      UNAUDITED COMPARATIVE PER SHARE DATA

                                                    HISTORICAL                       PRO FORMA
                                           -----------------------------   ------------------------------
                                                                                             EQUIVALENT
                                                             SANTA FE      GLOBALSANTAFE      UNAUDITED
                                           GLOBAL MARINE   INTERNATIONAL   UNAUDITED PER    GLOBAL MARINE
                                            PER COMMON     PER ORDINARY    ORDINARY SHARE     PER SHARE
                                            SHARE DATA      SHARE DATA        DATA(1)          DATA(2)
                                           -------------   -------------   --------------   -------------
SIX MONTHS ENDED JUNE 30, 2001
  (UNAUDITED)
Earnings per share:
  Basic..................................      $0.71          $ 0.83           $ 0.97          $ 0.65
  Diluted................................      $0.69          $ 0.82           $ 0.95          $ 0.63
Dividends per share(3)...................      $  --          $ 0.065
Book value per share (at June 30,
  2001)..................................      $7.96          $13.57           $17.12          $11.38
YEAR ENDED DECEMBER 31, 2000
Earnings per share:
  Basic..................................      $0.65          $ 0.93           $ 1.00          $ 0.67
  Diluted................................      $0.64          $ 0.92           $ 0.98          $ 0.65
Dividends per share(3)...................      $  --          $ 0.13

---------------


(1) See "GlobalSantaFe Unaudited Condensed Pro Forma Combined Financial Statements" on page 86.


(2) Equivalent per share data represents the GlobalSantaFe pro forma per share data multiplied by the merger ratio of 0.665.

(3) Santa Fe International has paid cash dividends of $0.0325 per share per quarter since the fourth quarter of 1997. Any future declaration and payment of dividends by GlobalSantaFe will be (i) dependent upon GlobalSantaFe's results of operations, financial condition, cash requirements, restrictions, if any, contained in its agreements with creditors, and other relevant factors, (ii) subject to the discretion of its board of directors and (iii) payable only out of funds legally available therefor.

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the merger-related proposals.

                          RISKS RELATING TO THE MERGER

THE VALUE OF THE GLOBALSANTAFE ORDINARY SHARES TO BE RECEIVED BY GLOBAL MARINE STOCKHOLDERS IN THE MERGER WILL FLUCTUATE


     The merger agreement does not contain any provisions for adjustment of the merger ratio of 0.665 GlobalSantaFe ordinary shares for each share of Global Marine common stock and does not permit either party to terminate the merger agreement based upon fluctuations in the market price of the Santa Fe International ordinary shares or shares of Global Marine common stock before the completion of the merger. Because no adjustment will be made to the merger ratio, the market value of the consideration to be received by Global Marine's stockholders in the merger cannot currently be determined and will vary based upon the market price of GlobalSantaFe ordinary shares at the time the merger is completed. In addition, the market value of the GlobalSantaFe ordinary shares retained by shareholders of Santa Fe International upon completion of the merger cannot currently be determined and will vary based on factors relating to both Global Marine and Santa Fe International. These variations may be the result of:


     - changes in the business or results of operations of Santa Fe International or Global Marine;

     - the prospects for the post-merger operations of GlobalSantaFe;


     - the worldwide supply/demand balance for oil and natural gas and the prevailing commodity price environment;


     - the level of drilling activity of Santa Fe International's and Global Marine's customers;

     - competition in the drilling industry;

     - regulatory considerations;

     - risks associated with Santa Fe International's construction of new rigs;


     - escalation or additional outbreak of armed hostilities or other crisis in the Middle East or other geographic areas in which Santa Fe International or Global Marine operate or further acts of terrorism in the United States or elsewhere;



     - the timing of the merger;


     - general stock market and economic conditions; and

     - other factors beyond the control of Santa Fe International or Global Marine, including those described elsewhere in this "Risk Factors" section.

     Shareholders of both companies are urged to obtain current market quotations for Global Marine common stock and for Santa Fe International ordinary shares.

THE PRICE OF GLOBALSANTAFE ORDINARY SHARES MAY DECLINE AS A RESULT OF THE MERGER


     Assuming the respective merger-related proposals are approved by Santa Fe International's shareholders and Global Marine's stockholders and the merger is completed, the number of outstanding GlobalSantaFe ordinary shares will be more than double the number of outstanding Santa Fe International ordinary shares immediately prior to the completion of the merger. As a result of the issuance of a large number of additional shares, the market price of Santa Fe International ordinary shares prior to the completion of the merger or the GlobalSantaFe ordinary shares following completion of the merger may experience temporary volatility or decline unrelated to the financial performance of Santa Fe International, Global Marine or GlobalSantaFe.

GLOBALSANTAFE MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF SANTA FE INTERNATIONAL AND GLOBAL MARINE AND THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED

     Santa Fe International and Global Marine currently operate as separate companies. GlobalSantaFe's proposed management team has no experience running the combined businesses. Santa Fe International and Global Marine may not be able to integrate their operations without a loss of employees, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, GlobalSantaFe may not be able to realize the operating efficiencies, synergies, cost savings or other benefits expected from the merger. Any unexpected costs or delays incurred in connection with the integration could have a material adverse effect on GlobalSantaFe's business, results of operations or financial condition. GlobalSantaFe expects to incur charges to earnings relating to restructuring and related expenses in connection with the merger, the amount of which has not yet been determined.

        RISKS RELATING TO GLOBALSANTAFE'S BUSINESS FOLLOWING THE MERGER


RECENT TERRORIST ATTACKS AND UNITED STATES MILITARY ACTION COULD RESULT IN A MATERIAL ADVERSE EFFECT ON THE BUSINESS OF SANTA FE INTERNATIONAL, GLOBAL MARINE OR GLOBALSANTAFE AND AFFECT THE PRICES OF THEIR SHARES



     On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. On October 7, 2001, the United States commenced military action in Afghanistan in response to these attacks. These developments have caused instability in the world's financial and insurance markets and will likely significantly increase political and economic instability in the geographic areas in which Santa Fe International and Global Marine currently operate. In addition, these developments will likely lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services. The insurance premiums charged for some or all of the coverages historically maintained have increased significantly and could increase further, or the coverages could be unavailable in the future. The premiums for war risk and terrorism insurance have increased substantially and Santa Fe International has discontinued war risk and terrorism insurance coverage on its rigs while Global Marine has elected to pay the increased premiums. In addition, insurance underwriters have issued general notices of cancellations to their customers for war risk and terrorism insurance in respect of a wide variety of insurance coverages, including but not limited to, liability and aviation coverages. It is presently not known whether underwriters will offer to reinstate some or all of these coverages and, if reinstatement is offered, the extent to which the premiums may be increased. Military action by the United States may continue indefinitely and may escalate and armed hostilities may begin or escalate in other countries. Further acts of terrorism in the United States or elsewhere may occur, and such acts of terrorism could be directed against companies such as ours. United States government regulations will effectively preclude GlobalSantaFe from actively engaging in business activities in certain countries, including oil producing countries such as Iran, Iraq and Libya. These regulations could be amended to cover countries where Santa Fe International and Global Marine currently operate or where GlobalSantaFe may wish to operate in the future. These developments will subject the worldwide operations of both companies to increased risks and, depending on their magnitude, could have a material adverse effect on the business of Santa Fe International, Global Marine or GlobalSantaFe and affect the prices of their shares.


GLOBALSANTAFE'S BUSINESS WILL DEPEND ON THE LEVEL OF ACTIVITY IN THE OIL AND NATURAL GAS INDUSTRY, WHICH IS SIGNIFICANTLY AFFECTED BY THE LEVEL AND VOLATILITY OF OIL AND NATURAL GAS PRICES

     GlobalSantaFe's business will depend on the level of activity in offshore and onshore oil and natural gas exploration, development and production in markets worldwide. Oil and natural gas prices, and market expectations of potential changes in these prices, significantly affect this level of activity. Worldwide military, political and economic events have contributed to oil and natural gas price volatility and are likely to continue to do so in the future. Numerous factors may affect oil and natural gas prices and the level of demand for GlobalSantaFe's services, including:

     - worldwide demand for oil and natural gas;

     - the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

     - the level of production by non-OPEC countries;

     - domestic and foreign tax policy;

     - laws and governmental regulations that restrict exploration and development of oil and natural gas in various jurisdictions;

     - advances in exploration and development technology; and


     - the worldwide military or political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas in which Santa Fe International or Global Marine operates or further acts of terrorism in the United States or elsewhere.


GLOBALSANTAFE'S BUSINESS WILL BE HIGHLY PRICE COMPETITIVE AND CYCLICAL, WITH PERIODS OF LOW DEMAND AND EXCESS RIG AVAILABILITY

     The offshore drilling business is highly competitive with numerous industry participants. The industry has experienced consolidation in recent years and may experience additional consolidation. Recent mergers among oil and natural gas exploration and production companies have reduced the number of available customers.

     Drilling contracts are, for the most part, awarded on a competitive bid basis. Price competition is often the primary factor in determining which qualified contractor is awarded a job, although rig availability and the quality and technical capability of service and equipment are also factors. GlobalSantaFe will compete with numerous offshore drilling contractors, one of which is larger and has greater resources than GlobalSantaFe. Further, GlobalSantaFe's drilling management services business will be subject to the risks associated with having a limited number of customers for its services.


     GlobalSantaFe's industry historically has been cyclical and may be impacted by oil and natural gas price levels and volatility. There have been periods of high demand, short rig supply and high dayrates, followed by periods of lower demand, excess rig supply and low dayrates. Changes in commodity prices can have a dramatic effect on rig demand, and periods of excess rig supply intensify the competition in the industry and often result in rigs being idled. Decreases in natural gas prices since the beginning of second quarter of 2001 have decreased the demand for rigs and dayrates in the U.S. Gulf of Mexico, a predominantly natural gas province in which Global Marine has significant operations, as operators have reduced their level of spending activity. Further declines in oil or natural gas prices could reduce demand for GlobalSantaFe's drilling services and adversely affect both utilization and dayrates in one or more of the regions in which it will operate. GlobalSantaFe may be required to idle rigs or to enter into lower rate contracts in response to market conditions in the future.


TURNKEY DRILLING OPERATIONS ARE CONTINGENT ON GLOBALSANTAFE'S ABILITY TO WIN BIDS AND ON RIG AVAILABILITY


     GlobalSantaFe's results of operations from its drilling management services may be limited by its ability to obtain and successfully perform turnkey drilling contracts based on competitive bids, as well as other factors. Its ability to obtain turnkey drilling contracts will largely depend on the number of these contracts available for bid, which in turn will be influenced by market prices for oil and natural gas, among other factors. Accordingly, results of GlobalSantaFe's drilling management service operations may vary widely from quarter to quarter and from year to year. Furthermore, GlobalSantaFe's ability to enter into turnkey drilling contracts may be constrained from time to time by the availability of company-owned or third-party drilling rigs.

TURNKEY DRILLING OPERATIONS EXPOSE GLOBALSANTAFE TO ADDITIONAL RISKS BECAUSE IT WILL ASSUME THE RISK FOR OPERATIONAL PROBLEMS AND THE CONTRACTS ARE ON A FIXED-PRICE BASIS

     GlobalSantaFe will have a significant amount of turnkey drilling operations. In 2000, Global Marine, primarily through its subsidiary Applied Drilling Technology Inc., or ADTI, completed 149 turnkey drilling projects, consisting of 122 wells drilled and 27 well completions, and for the first six months of 2001, completed 72 turnkey projects, consisting of 59 wells drilled and 13 well completions. GlobalSantaFe's compensation under turnkey contracts will depend on whether it successfully drills to a specified depth or, under some of its contracts, completes the well. Unlike dayrate contracts, where ultimate control is exercised by the operator, GlobalSantaFe will be exposed to additional risks when serving as a turnkey drilling contractor, because it will make all critical decisions. Under a turnkey contract, the amount of GlobalSantaFe's compensation will be fixed at the amount it bids to drill the well. Thus, it will not be paid if operational problems prevent performance unless it chooses to drill a new well at its own expense. Further, GlobalSantaFe must absorb the loss if unforeseen problems arise that cause the cost of performance to exceed the turnkey price. In contrast, in a dayrate contract, these risks are generally retained by the customer. Although GlobalSantaFe will budget for these contingencies, there can be no assurance that the cost of contingencies will not exceed budgeted amounts. GlobalSantaFe will not be insured against all of these risks associated with turnkey drilling operations. See "-- GlobalSantaFe's business will involve numerous operating hazards and it will not be fully insured against all of them."


     Global Marine's subsidiary ADTI, Patterson Energy Services, Inc. and Eagle Oilfield Inspection services are defendants in a civil lawsuit filed in September 2001 by Newfield Exploration Co. and its insurance underwriters in the United States District Court for the Eastern District of Louisiana. The lawsuit arises out of damage caused to an offshore well owned by Newfield which had been drilled by ADTI in the U.S. Gulf of Mexico pursuant to a turnkey drilling contract and in respect of which Patterson Services, Inc. and Eagle Oilfield Inspection Services, Inc. also performed services. The well was damaged following completion of the turnkey contract when the well head was struck by a fishing vessel. The plaintiffs allege breach of contract, negligence and breach of warranty on the part of the defendants, and have sued for damages of approximately $13,000,000. Global Marine has not made any determination as to the merits of these claims or the availability of insurance coverage, if any, in the event ADTI incurs any liability.


FAILURE TO OBTAIN AND RETAIN KEY PERSONNEL COULD IMPEDE OPERATIONS


     GlobalSantaFe requires highly skilled personnel to operate and provide technical services and support for its business. Competition for the skilled and other labor required for deepwater and other drilling operations has intensified as the number of rigs activated or added to worldwide fleets or under construction has increased in the last few years. GlobalSantaFe will have one deepwater rig under construction, a firm commitment to build an additional deepwater rig and options to build up to two more deepwater rigs. GlobalSantaFe will also have one premium jackup rig under construction, a firm commitment to build an additional premium jackup and options to build up to four more premium jackup rigs. GlobalSantaFe must hire full crews for these rigs before they commence operations in addition to its routine requirements for drilling crews. Although competition for skilled and other labor has not materially affected Global Marine or Santa Fe International to date, both companies have recently found it more difficult to find qualified individuals, and the possibility exists that competition for skilled and other labor for deepwater and other operations could limit GlobalSantaFe's results of operations.


GLOBALSANTAFE MAY SUFFER LOSSES IF ITS CUSTOMERS TERMINATE OR SEEK TO RENEGOTIATE ITS CONTRACTS

     GlobalSantaFe's contracts with customers may be cancellable upon specified notice at the option of the customer. Some drilling contracts require the customer to pay a specified early termination payment upon cancellation, which payments may not fully compensate GlobalSantaFe for the loss of the contract. Contracts customarily provide for either automatic termination or termination at the option of the customer in the event of total loss of the drilling rig or if drilling operations are suspended for extended periods of time by reason of acts of God or excessive rig downtime for repairs, or other specified conditions. Early termination of a contract may result in a rig being idle for an extended period of time. GlobalSantaFe's revenues may be adversely affected by customers' early termination of contracts, especially if GlobalSantaFe is unable to recontract the affected rig within a short period of time. Further, in times of depressed market conditions, Santa Fe International's and Global Marine's customers have on occasion sought to renegotiate firm drilling contracts to reduce their obligations.

GLOBALSANTAFE WILL RELY HEAVILY ON A SMALL NUMBER OF CUSTOMERS


     In the years ended December 31, 1998, 1999 and 2000, 50%, 72% and 68%, respectively, of Santa Fe International's operating revenue was derived from six customers. Of the $584 million of operating revenues for the year ended December 31, 2000, approximately 19% were attributable to Santa Fe International's largest customer and approximately 65% were attributable to its five largest customers, including 10% contributed by an affiliate of Kuwait Petroleum Corporation. In the years ended December 31, 1998, 1999 and 2000, 23%, 33% and 29%, respectively, of Global Marine's operating revenues were derived from five or fewer customers. Of the $1.04 billion of operating revenues for the year ended December 31, 2000, approximately 29% were attributable to Global Marine's five largest customers, none of which represented revenues of more than 7% individually. On a pro forma basis for the year ended December 31, 2000, approximately 10% of the pro forma operating revenues for GlobalSantaFe would have been attributable to the largest customer on a combined basis and approximately 36% of pro forma operating revenues would have been attributable to GlobalSantaFe's five largest customers. GlobalSantaFe's results of operations may be materially adversely affected if any of these customers terminates its contracts with GlobalSantaFe, fails to renew GlobalSantaFe's existing contracts or refuses to award new contracts to GlobalSantaFe.


GLOBALSANTAFE'S DEEPWATER SEMISUBMERSIBLE AND PREMIUM JACKUP RIGS THAT ARE OR WILL BE UNDER CONSTRUCTION WILL BE SUBJECT TO RISKS, INCLUDING DELAYS AND COST OVERRUNS, AND NO CONTRACTS HAVE BEEN ENTERED INTO YET FOR THEIR DEPLOYMENT UPON COMPLETION

     GlobalSantaFe will have two rigs under construction, firm commitments to build two additional rigs and options to build six more rigs for its fleet. In addition, Santa Fe International and Global Marine have each made upgrade and refurbishment expenditures for their fleets and expect GlobalSantaFe to do the same, and GlobalSantaFe may also make substantial expenditures for the construction of additional new rigs under certain circumstances. Rig upgrade, refurbishment and construction projects are subject to the risks of delay or cost overruns inherent in any large construction project, including the following:

     - shortages of materials or skilled labor;

     - unforeseen engineering problems;

     - unanticipated actual or purported change orders;

     - work stoppages;

     - financial or operating difficulties of the shipyard upgrading, refurbishing or constructing the rig;

     - adverse weather conditions;

     - unanticipated cost increases; and

     - inability to obtain any of the requisite permits or approvals.

     Significant cost overruns or delays would adversely affect GlobalSantaFe's financial condition and results of operations.

     None of the four vessels that Santa Fe International has under construction or has firm commitments to build has secured a contract for deployment upon completion. Historically, the industry has experienced prolonged periods of overcapacity, during which many rigs were idle for long periods of time. Neither Santa Fe International nor Global Marine can assure you that GlobalSantaFe will be able to obtain contracts for all of its new or existing rigs.

GLOBAL MARINE HAS A CONTRACT DISPUTE ABOUT THE CONSTRUCTION OF TWO DRILLSHIPS DELIVERED IN 2000

     Global Marine recently completed construction of two dynamically positioned, ultra-deepwater drillships, the Glomar Jack Ryan and the Glomar C.R. Luigs. In November 1999, Global Marine agreed to provide additional funding to the shipbuilder, Harland and Wolff Shipbuilding and Heavy Industries Limited, because it was concerned about the shipbuilder's financial viability and satisfactory completion of the two drillships. Global Marine agreed to advance to the shipbuilder up to approximately $92.6 million above the contract price amounts, plus up to approximately an additional $12.2 million for one-half of cost overruns. Global Marine advanced the shipbuilder $103.1 million in total, including $10.5 million in connection with cost overruns. Global Marine and the shipbuilder are involved in arbitration proceedings in which the shipbuilder is asserting claims against Global Marine in connection with cost overruns in the amount of approximately $195 million. It is unclear whether the claims include some or all of a steel weight claim in the amount of approximately $50 million. Final claims should be presented prior to year-end 2001. The agreements under which the advances were made require the shipbuilder to repay Global Marine any amounts advanced that are in excess of an arbitration award, if any, in favor of the shipbuilder. Global Marine believes that repayment of those amounts is doubtful in view of the current financial condition of the shipbuilder.

GLOBALSANTAFE'S BUSINESS WILL INVOLVE NUMEROUS OPERATING HAZARDS AND IT WILL NOT BE FULLY INSURED AGAINST ALL OF THEM


     GlobalSantaFe's operations will be subject to the usual hazards incident to the drilling of oil and natural gas wells, including blowouts, explosions, oil spills and fires. GlobalSantaFe's activities will also be subject to hazards peculiar to marine operations, such as collision, grounding, and damage or loss from severe weather. All of these hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage, suspension of operations and wreck removal liabilities. GlobalSantaFe will insure against, or will have indemnification from customers for, some, but not all, of these risks. GlobalSantaFe's insurance will contain various limitations on coverage and deductibles.



     The occurrence of a significant event, including terrorist acts, war, civil disturbances, pollution or environmental damage, not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations, could materially and adversely affect GlobalSantaFe's operations and financial condition. Moreover, no assurance can be made that GlobalSantaFe will be able to maintain adequate insurance in the future at rates it considers reasonable or be able to obtain insurance against certain risks, particularly in light of the instability and developments in the insurance markets following the recent terrorist attacks. Both Global Marine and Santa Fe International have reduced insurance coverages as a result of the recent disruption in insurance markets. See "-- Recent terrorist attacks and United States military action could result in a material adverse effect on the business of Santa Fe International, Global Marine or GlobalSantaFe and affect the prices of their shares" on page 18 for further details.


GLOBALSANTAFE'S INTERNATIONAL OPERATIONS INVOLVE ADDITIONAL RISKS NOT ASSOCIATED WITH DOMESTIC OPERATIONS

     Risks associated with GlobalSantaFe's international operations in non-U.S. areas, any of which could limit or disrupt GlobalSantaFe's markets or operations, include risks of:

     - terrorist acts, war and civil disturbances;

     - expropriation or nationalization of assets;

     - renegotiation or nullification of existing contracts;

     - foreign exchange restrictions;

     - foreign currency fluctuations;

     - foreign taxation;

     - assaults on property or personnel;

     - limitations on the ability to repatriate income or capital to the U.S.;

     - changing political conditions; and

     - foreign and domestic monetary policies.

     Additionally, GlobalSantaFe's ability to compete in the international drilling market may be adversely affected by non-U.S. governmental regulations favoring or requiring the awarding of drilling contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Furthermore, foreign governmental regulations, which may in the future become applicable to the oil and natural gas industry, could reduce demand for GlobalSantaFe's services, or such regulations could directly affect GlobalSantaFe's ability to compete for customers.

GLOBALSANTAFE MAY SUFFER LOSSES AS A RESULT OF CURRENCY RISKS

     A majority of GlobalSantaFe's international drilling and services contracts will be partially payable to it in local currency in amounts that will generally be intended to approximate its estimated operating costs, with the balance of the payments under the contract payable in U.S. dollars (except in Kuwait, Malaysia and Saudi Arabia, where GlobalSantaFe will likely be paid entirely in local currency). In certain jurisdictions, including Egypt and Nigeria, regulations exist which determine the amounts which are payable in local currency. Those amounts can exceed the local currency costs being incurred, leading to accumulation of excess local currency which in certain instances can be subject to either temporary blocking or difficulties in converting to U.S. dollars. To the extent that its revenues denominated in local currency do not equal its local operating expenses, GlobalSantaFe will be exposed to currency exchange transaction losses, which could materially and adversely affect its results of operations and financial condition. Santa Fe International has not historically entered into financial hedging arrangements to manage risks relating to fluctuations in currency exchange rates. Global Marine's international drilling and services contracts have generally all been payable in U.S. dollars.

LAWS AND GOVERNMENTAL REGULATIONS MAY ADD TO COSTS OR LIMIT DRILLING ACTIVITY

     GlobalSantaFe's business will be affected by changes in public policy and by federal, state, foreign and local laws and regulations relating to the energy industry. The drilling industry is dependent on demand for services from the oil and natural gas exploration industry and, accordingly, GlobalSantaFe will be directly affected by the adoption of laws and regulations curtailing exploration and development drilling for oil and natural gas for economic, environmental and other policy reasons. GlobalSantaFe may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to GlobalSantaFe's operating costs or may significantly limit drilling activity.

     Governments in some non-U.S. countries have become increasingly active in regulating and controlling the ownership of concessions, companies holding concessions, the exploration of oil and natural gas and other aspects of the oil and natural gas industries in these countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so.

COMPLIANCE WITH OR BREACH OF ENVIRONMENTAL LAWS CAN BE COSTLY AND COULD LIMIT GLOBALSANTAFE'S OPERATIONS

     The operations of Global Marine and Santa Fe International are subject to numerous laws and regulations controlling the discharge of materials into the environment, requiring removal and clean-up of, or otherwise relating to, the protection of the environment. As a result, the application of these laws could materially adversely affect GlobalSantaFe's results of operations by increasing its cost of doing business, discouraging its customers from drilling for hydrocarbons or subjecting it to liability. For example, as an operator of mobile offshore drilling units in navigable U.S. waters and some offshore areas, including the Outer Continental Shelf, GlobalSantaFe may be liable for fines, damages and for the cost of removing oil spills for which it may be held responsible. In addition, it may use or handle materials that may be classified as environmentally hazardous substances as part of its operations. Laws and regulations protecting the environment have generally become more stringent, and may, in some cases, impose "strict liability" for environmental damage. Strict liability means that GlobalSantaFe may be held liable for damage without regard to whether it was negligent or at fault. Environmental laws and regulations may expose GlobalSantaFe to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed.

GLOBAL MARINE MAY BE LIMITED IN ITS USE OF NET OPERATING LOSSES


     As of December 31, 2000, Global Marine had approximately $499 million of net operating loss carryforwards for United States federal income tax purposes. The net operating loss carryforwards are subject to review and potential disallowance by the Internal Revenue Service upon audit of its federal income tax returns. Global Marine can therefore provide no assurance that the full amount of its net operating loss carryforwards will be allowed. Moreover, Global Marine can provide no assurance that sufficient future U.S. taxable income will be available to fully utilize the net operating loss carryforwards before they expire. The net operating loss carryforwards are scheduled to expire from 2005 to 2019. However, the expiration and utilization of the net operating loss carryforwards could be affected by the merger. As a result of the merger, section 382 of the U.S. Internal Revenue Code may limit the future use of the net operating loss carryforwards if ownership of Global Marine's stock changes by more than 50% in certain circumstances over a prescribed testing period. It is possible that the merger would result in such an ownership change. If the merger does not result in such an ownership change, changes in the ownership of the GlobalSantaFe stock following the merger could result in such an ownership change. In the event of an ownership change, the section 382 rules would limit the utilization of the net operating loss carryforwards in each taxable year ending after the ownership change to an amount equal to a federal long-term tax-exempt rate published monthly by the Internal Revenue Service, multiplied by the fair market value of all of Global Marine's stock at the time of the ownership change. For this purpose, the value of Global Marine's stock would be subject to adjustments, including reduction under corporate contraction rules. GlobalSantaFe may provide a reserve against earnings in future periods to take into account the potential effect of the risks stated in this paragraph on the value of the net operating loss carryforwards.


            RISKS RELATED TO OWNING GLOBALSANTAFE'S ORDINARY SHARES

SFIC HOLDINGS WILL HAVE THE ABILITY TO SIGNIFICANTLY INFLUENCE MATTERS ON WHICH SHAREHOLDERS MAY VOTE

     SFIC Holdings, a wholly owned subsidiary of Kuwait Petroleum Corporation, which is in turn wholly owned by the State of Kuwait, holds approximately 37.7% of the outstanding ordinary shares of Santa Fe International. As a result of the merger, SFIC Holdings will hold approximately 18.6% of the outstanding ordinary shares of GlobalSantaFe.


     As long as Kuwait Petroleum Corporation and its affiliates own at least 12.5% of the outstanding ordinary shares or at least 12.5% of the outstanding voting shares, SFIC Holdings will have the right to designate for election three directors of GlobalSantaFe. If SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings will have the right to designate for election will be reduced from three to two. If SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings may designate for election will be reduced from two to one. If SFIC Holdings' interest is reduced to less than 4%, it will not have the right to designate any directors for election to the board of GlobalSantaFe. For purposes of determining SFIC Holdings' ownership interest in GlobalSantaFe, until SFIC Holdings sells any GlobalSantaFe ordinary shares, only ordinary shares outstanding at the completion of the merger are included in the calculation of the ownership percentage. Accordingly, reductions in SFIC Holdings' percentage ownership in GlobalSantaFe as a result of GlobalSantaFe's issuance of shares for any reason following the merger will not reduce SFIC Holdings' board representation.


     As a result, Kuwait Petroleum Corporation, through SFIC Holdings, will be able to significantly influence the management and affairs of GlobalSantaFe and all matters requiring shareholder approval, including the election of the GlobalSantaFe board of directors. This concentration of ownership could delay or deter a change of control of GlobalSantaFe.


     Although the owners of all the ordinary shares after the merger will be entitled to one vote per share, as long as Kuwait Petroleum Corporation and its affiliates own at least 10% of the outstanding ordinary shares or at least 10% of the outstanding voting shares of GlobalSantaFe, the consent of SFIC Holdings will be required to change the jurisdiction of any existing subsidiary of GlobalSantaFe or incorporate a new subsidiary in any jurisdiction in a manner materially adversely affecting the rights or interests of Kuwait Petroleum Corporation or its affiliates or reincorporate GlobalSantaFe in another jurisdiction.


SOME OF THE DIRECTORS OF GLOBALSANTAFE ARE ALSO DIRECTORS OR OFFICERS OF KUWAIT PETROLEUM CORPORATION OR ITS AFFILIATES AND MAY HAVE INTERESTS THAT ARE IN CONFLICT WITH THE INTERESTS OF OTHER SHAREHOLDERS


     As discussed above, SFIC Holdings will have the right to designate representatives for election to the GlobalSantaFe board of directors. The articles of association state that Kuwait Petroleum Corporation and its affiliated companies have no duty to refrain from competing with GlobalSantaFe. The articles of association also state that Kuwait Petroleum Corporation and its affiliated companies are not under any duty to present corporate opportunities to GlobalSantaFe in the event of a conflict, and that corporate opportunities offered to persons who are directors or officers of GlobalSantaFe and of Kuwait Petroleum Corporation or its affiliates will be allocated based principally on the capacities in which the individual director or officer is offered the opportunity. As a result, any director of GlobalSantaFe designated by SFIC Holdings may have potential or actual conflicts that could affect the process or outcome of GlobalSantaFe board deliberations.


GLOBALSANTAFE'S SHAREHOLDERS WILL HAVE LIMITED RIGHTS UNDER CAYMAN ISLANDS LAW


     Santa Fe International is, and following its change of name to GlobalSantaFe Corporation will continue to be, incorporated under the laws of the Cayman Islands, and its corporate affairs will be governed by its memorandum of association and its articles of association and by the Companies Law (2001 Second Revision) of the Cayman Islands. Principles of law relating to matters such as the validity of corporate procedures, the fiduciary duties of management, directors and controlling shareholders and the rights of shareholders differ from those that would apply if GlobalSantaFe were incorporated in a jurisdiction within the United States. Further, the rights of shareholders under Cayman Islands law are not as clearly established as the rights of shareholders under legislation or judicial precedent applicable in most U.S. jurisdictions. As a result, GlobalSantaFe's shareholders may have more difficulty in protecting their interests in the face of actions by the management or directors than they might have as shareholders of a corporation incorporated in a U.S. jurisdiction. In addition, there is doubt as to whether the courts of the Cayman Islands would enforce, either in an original action or in an action for enforcement of judgments of U.S. courts, liabilities that are predicated upon the U.S. federal securities laws. See "Comparison of Rights of Shareholders" on page 97.


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     This document and the documents incorporated by reference in this joint proxy statement/prospectus contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about the following subjects: the possible or assumed future results of operations of Santa Fe International, Global Marine and/or GlobalSantaFe; completion or expected completion date of the merger; benefits, effects or results of the merger; cost reductions, operating efficiencies or synergies of the merger; operations and results after the merger; integration of operations; business strategies; conditions in the onshore or offshore contract drilling industry, including dayrates and utilization; growth opportunities; competitive position; market outlook; expected financial position; expected results of operations; future cash flows; future dividends; financing plans; budgets for capital and other expenditures; timing and cost of completion of capital projects; construction of new drilling rigs and the ability to obtain contracts for those rigs; plans and objectives of management; timing of the merger; tax treatment of the merger; accounting treatment of the merger; transaction-related expenses; outcomes of legal proceedings; adequacy or availability of insurance; and any other statements that are not historical facts.


     Forward-looking statements in this joint proxy statement/prospectus are identifiable by use of the following words and other similar expressions, including, but not limited to: "anticipate," "believe," "budget," "could," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "predict," "project," and "should."

     The following factors could affect the future results of operations of Santa Fe International, Global Marine or GlobalSantaFe and could cause those results to differ materially from those expressed in the forward-looking statements included in this document or documents incorporated by reference:

     - worldwide demand for oil and natural gas;

     - fluctuation in the price of oil and natural gas;

     - the level of activity in oil and natural gas exploration, development and production;

     - exploration success by producers;

     - competition and market conditions in the offshore contract drilling industry, including dayrates and utilization;

     - the ability to enter into and the terms of future drilling contracts;

     - termination of drilling contracts due to a number of events;

     - the risks of failing to complete a well or wells under turnkey contracts;


     - other risks inherent in turnkey contracts;


     - risks of international operations and compliance with foreign laws;

     - compliance with or breach of environmental laws;

     - work stoppages by shipyard workers;


     - delays in construction projects and cost overruns on rig construction projects;


     - the availability of qualified personnel;

     - labor relations, including organizing efforts, and wage negotiations with unions;

     - operating hazards;

     - political and other uncertainties inherent in non-U.S. operations, including exchange and currency fluctuations;

     - military operations, terrorist acts, wars or embargoes;

     - the cost and availability of adequate insurance coverage;

     - the impact of governmental laws and regulations;

     - the adequacy of sources of liquidity;

     - the effect of litigation and contingencies;

     - fluctuations in the value of GlobalSantaFe ordinary shares;

     - difficulties in integrating the operations of Santa Fe International and Global Marine; and

     - the difficulty of enforcing civil liabilities against GlobalSantaFe.

     The above factors are in addition to those factors discussed:

     - in this joint proxy statement/prospectus under the "Risk Factors" section and "-- Global Marine's Reasons for the Merger" and "-- Santa Fe International's Reasons for the Merger" subsections of "The Merger" section and elsewhere;

     - in the documents of Santa Fe International filed with the SEC that are incorporated by reference into this joint proxy statement/prospectus; and

     - in the documents of Global Marine filed with the SEC that are incorporated by reference into this joint proxy statement/prospectus.

     YOU SHOULD NOT PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS. EACH FORWARD-LOOKING STATEMENT SPEAKS ONLY AS OF THE DATE OF THE PARTICULAR STATEMENT, AND NEITHER SANTA FE INTERNATIONAL, GLOBAL MARINE NOR GLOBALSANTAFE UNDERTAKES ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS.

            THE SANTA FE INTERNATIONAL EXTRAORDINARY GENERAL MEETING

JOINT PROXY STATEMENT/PROSPECTUS

     This joint proxy statement/prospectus is being furnished to the shareholders of Santa Fe International in connection with the solicitation of proxies by Santa Fe International's board of directors with respect to the proposed merger with Global Marine.

DATE, TIME AND PLACE OF THE EXTRAORDINARY GENERAL MEETING

     The extraordinary general meeting of Santa Fe International shareholders is scheduled to be held as follows:


     November 20, 2001


     9:00 a.m., Central Time


     Doubletree Hotel Lincoln Centre


     Skybridge Room II


     5410 LBJ Freeway


     Dallas, Texas 75240


PURPOSE OF THE SANTA FE INTERNATIONAL EXTRAORDINARY GENERAL MEETING

     At the extraordinary general meeting, Santa Fe International's board of directors will ask its shareholders to vote on the proposals to approve:

     - The issuance of ordinary shares of GlobalSantaFe in connection with the merger, in which holders of Global Marine common stock will be entitled to receive 0.665 ordinary shares of GlobalSantaFe for each share of Global Marine common stock they own.


     - The change of Santa Fe International's name to "GlobalSantaFe Corporation" and the amended and restated memorandum of association of Santa Fe International set forth as Annex F to this joint proxy statement/prospectus. See "Santa Fe International's Proposal to Change its Name and to Amend its Memorandum of Association" on page 117 for a description of the amendments to the memorandum of association of Santa Fe International to be made in connection with the merger.



     - The amended and restated articles of association of Santa Fe International set forth as Annex G to this joint proxy statement/prospectus. See "Santa Fe International's Proposal to Amend its Articles of Association" on page 117 for a description of the amendments to the articles of association of Santa Fe International to be made in connection with the merger.


     The implementation of these proposals is conditional upon the completion of the merger. All of the proposals must be approved in order for the merger or any of the proposals to be effected. A vote against any proposal has the same effect as a vote against all of the proposals.

     SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF SANTA FE INTERNATIONAL AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE ISSUANCE OF SANTA FE INTERNATIONAL ORDINARY SHARES PURSUANT TO THE MERGER, THE CHANGE OF SANTA FE INTERNATIONAL'S NAME TO GLOBALSANTAFE CORPORATION AND THE AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF SANTA FE INTERNATIONAL AND THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF SANTA FE INTERNATIONAL.

RECORD DATE AND VOTING POWER


     The Santa Fe International board of directors has fixed the close of business on October 15, 2001 as the record date for determination of shareholders who are entitled to notice of and who are entitled to vote at the extraordinary general meeting. At the close of business on the record date for the meeting, there were outstanding 115,485,819 Santa Fe International ordinary shares. Each ordinary share of Santa Fe

International is entitled to one vote at the extraordinary general meeting with respect to each matter to be acted upon.

     Only holders of record of Santa Fe International ordinary shares on the record date are entitled to notice of and to vote at the extraordinary general meeting.

QUORUM


     Shareholders holding at least a majority of the outstanding ordinary shares of Santa Fe International entitled to vote at the extraordinary general meeting must be present, in person or by proxy, to constitute a quorum at the extraordinary general meeting. Abstentions are counted as present for establishing a quorum. Because of the nature and interrelationship of the matters voted on, and because there is no other matter to be voted on, there will be no "broker non-votes." "Broker non-votes" are proxies submitted by brokers that do not include a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal.


REQUIRED VOTE

     The articles of association of Santa Fe International provide that all resolutions put to a vote at any general meeting be decided on a poll (rather than a show of hands of those present or attending by proxy) taken in such manner as the chairman directs. Assuming the presence of a quorum, the following shareholder votes are required to approve the indicated proposals at the extraordinary general meeting:

                  PROPOSAL                                   VOTE 'FOR' REQUIRED
                  --------                                   -------------------
1. Approval of issuance of Santa Fe              - on a poll, holders of a majority of the
   International ordinary shares in                ordinary shares present in person or by
  connection with the merger                       proxy at the meeting and voting on the
                                                   proposal, provided that holders of a
                                                   majority of the ordinary shares entitled
                                                   to vote on the proposal actually vote
2. Approval of the change of Santa Fe            - on a poll, holders of two-thirds of the
  International's name to "GlobalSantaFe           ordinary shares present in person or by
  Corporation" and the amended and restated        proxy at the meeting and entitled to vote
  memorandum of association of Santa Fe            on the proposal
  International
3. Approval of the amended and restated          - on a poll, holders of two-thirds of the
   articles of association of Santa Fe             ordinary shares present in person or by
  International                                    proxy at the meeting and entitled to vote
                                                   on the proposal


     Approval of the issuance of Santa Fe International ordinary shares in the merger, the change of Santa Fe International's name to "GlobalSantaFe Corporation" and the amended and restated memorandum of association of Santa Fe International and the amended and restated articles of association of Santa Fe International is conditional upon the completion of the merger and will be implemented only if the merger is completed.



     The directors and executive officers of Santa Fe International have indicated that they intend to vote their shares in favor of all of the proposals. On the record date, directors and executive officers of Santa Fe International beneficially owned less than one percent of the outstanding ordinary shares of Santa Fe International, excluding outstanding options. In addition, SFIC Holdings, a wholly owned subsidiary of Kuwait Petroleum Corporation, owns 43,500,000 ordinary shares of Santa Fe International, representing approximately 37.7% of the outstanding ordinary shares of Santa Fe International. SFIC Holdings has authorized Nader H. Sultan and Maha A.R. Razzuqi to vote these shares on behalf of SFIC Holdings in person or by proxy at the extraordinary general meeting. Nader H. Sultan and Maha A.R. Razzuqi are both directors of Santa Fe International and have both disclaimed beneficial ownership of such ordinary shares. SFIC Holdings has entered into a shareholder agreement with Global Marine, in which SFIC Holdings has agreed, subject to certain conditions, to vote all of the 43,500,000 ordinary shares owned by it in favor of the Santa Fe International proposals.

PROXIES

     All ordinary shares represented at the extraordinary general meeting by properly executed proxy cards will be voted in accordance with the instructions indicated on the proxy cards. If no instructions are indicated, the proxies will be voted "FOR" approval of each proposal. If any other matters are properly presented at the extraordinary general meeting for action, the proxies will have discretion to vote.

     Santa Fe International's shareholders may abstain on any or all of the proposals, by marking "ABSTAIN" with respect to any or all of the proposals.

     The following table shows the effect that a proxy without instructions or an abstention will have on the votes on Santa Fe International's proposals:

                               EFFECT ON VALIDITY OF PROPOSAL VOTES
                                      (QUORUM REQUIREMENTS)           EFFECT ON PROPOSAL VOTES
                               ------------------------------------   ------------------------
PROXY WITHOUT INSTRUCTIONS          Vote counted "FOR" quorum             Vote "FOR" proposal
ABSTENTION                          Vote counted "FOR" quorum         Vote "AGAINST" proposal(a)

---------------

(a) An abstention, while appearing to be a vote neither in favor of nor against a proposal, actually constitutes a vote against a proposal, because it effectively eliminates a potential vote "FOR" the proposal.

     Santa Fe International's shareholders of record may use the accompanying proxy card if they are unable or do not wish to attend the extraordinary general meeting in person or if they wish to have their shares voted by proxy even though they do attend the meeting.

     Santa Fe International's shareholders of record may revoke their proxy at any time before it is voted by any of the following action:

     (i) delivering a written notice revoking their proxy to the Secretary of Santa Fe International at Two Lincoln Centre, Suite 1100, 5420 LBJ Freeway, Dallas, Texas 75240-2648, before or at the meeting;

     (ii) delivering a later-dated, executed proxy card relating to the same shares; or

     (iii) attending the meeting, notifying the Secretary and voting by ballot in person; however, if a Santa Fe International shareholder attends the meeting but does not vote in person, that shareholder's proxy will still be voted.

BENEFICIAL HOLDERS

     Beneficial holders of Santa Fe International's ordinary shares should contact their broker for instructions on how to submit their voting instructions to their broker.

     Voting Via the Internet or by Telephone for Shares Registered in the Name of a Brokerage Firm or Bank


     If your Santa Fe International ordinary shares are registered with a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting instructions. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your Santa Fe International ordinary shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting instructions, or you may vote electronically via the Internet at the following address:


                               www.proxyvote.com

     If your Santa Fe International ordinary shares are held in an account at a brokerage firm or bank that does not participate in the ADP program, please contact your broker for telephonic or Internet voting instructions.

     Beneficial holders of Santa Fe International ordinary shares should also contact their broker for instructions on how to change their vote.

     Under Santa Fe International's articles of association, holders of record of Santa Fe International ordinary shares cannot vote by telephone or over the Internet.

SOLICITATION


     Santa Fe International and Global Marine will share equally the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. All other costs of solicitation of proxies from holders of Santa Fe International's ordinary shares will be paid by Santa Fe International. In addition to solicitation by mail, Santa Fe International will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Santa Fe International will, upon request, reimburse those brokerage houses and custodians for their reasonable related expenses. Santa Fe International has retained Mellon Investor Services LLC for a fee of $12,500, plus expenses, to aid in the solicitation of proxies and to verify certain records related to the solicitations. To the extent necessary in order to ensure sufficient representation at its extraordinary general meeting, Santa Fe International or its proxy solicitor may request the return of proxy cards or voting instructions by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends upon how promptly proxy cards or voting instructions are returned. Santa Fe International urges its shareholders to send in their proxy cards or voting instructions without delay.


     YOU SHOULD NOT SEND IN ANY SHARE CERTIFICATES WITH YOUR PROXY CARD OR VOTING INSTRUCTIONS.

               THE SPECIAL MEETING OF GLOBAL MARINE STOCKHOLDERS

JOINT PROXY STATEMENT/PROSPECTUS

     This joint proxy statement/prospectus is being furnished to the stockholders of Global Marine in connection with the solicitation of proxies by Global Marine's board of directors with respect to the proposed merger with Santa Fe International.

DATE, TIME AND PLACE OF THE SPECIAL MEETING

     The special meeting of stockholders of Global Marine is scheduled to be held as follows:


     November 20, 2001


     9:00 a.m., Central Time


     777 N. Eldridge Parkway


     12th Floor


     Houston, Texas


     GLOBAL MARINE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTEREST OF GLOBAL MARINE'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE AND VOTING POWER


     Global Marine's board of directors has fixed the close of business on October 15, 2001 as the record date for determination of stockholders who are entitled to notice of and who are entitled to vote at the special meeting. At the close of business on the record date for the meeting, there were issued and outstanding 176,621,576 shares of Global Marine common stock, all of one class. Each of your shares of Global Marine common stock is entitled to one vote at the special meeting with respect to each matter to be voted upon.


QUORUM

     If a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist. Abstentions are counted as present for establishing a quorum. Because of the nature of the matter voted on, and because there is no other matter to be voted on, there will be no "broker non-votes." "Broker non-votes" are proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal.

REQUIRED VOTE

     The affirmative vote of at least a majority of the holders of shares of Global Marine common stock outstanding and entitled to vote at the special meeting is required to adopt the merger agreement. Because adoption of the merger agreement requires the affirmative vote of holders of at least a majority of the shares of Global Marine common stock outstanding as of the record date, abstentions and failures to vote will have the same effect as votes against adoption of the merger agreement.

PROXIES


     All shares represented at the special meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR approval and adoption of the merger agreement. If any other matters are properly presented at the special meeting for action, the proxy holders will have discretion to vote. Global Marine's board of directors does not know of any other matters to be brought before the special meeting.


     You may revoke your proxy at any time before it is voted by any of the following actions: (i) notifying the Corporate Secretary in writing any time before it is voted; (ii) submitting a subsequent proxy; or (iii) voting in person at the special meeting. Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to the Corporate Secretary at Global Marine's principal executive offices, 777 N. Eldridge Parkway, Houston, Texas 77079-4493.


VOTING VIA THE INTERNET OR BY TELEPHONE

  SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK


     If your shares of Global Marine common stock are held in an account at a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting instructions. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Computershare Investor Services for shares registered directly in the name of the stockholder, which is discussed below. If your shares of Global Marine common stock are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting instructions, or you may vote electronically via the Internet at the following address:


                               www.proxyvote.com

     If your shares of Global Marine common stock are held in an account at a brokerage firm or bank that does not participate in the ADP program, please contact your broker for telephonic or internet voting instructions.

  SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER AND 401(k) SHARES

     If your shares are registered directly with Global Marine's transfer agent and registrar, Computershare Investor Services, or are held through the Global Marine Savings Incentive Plan, you may vote telephonically by calling the toll-free telephone number listed on your proxy card or voting instruction form. You may also vote via the Internet at the following address:

                         www.computershare.com/us/proxy

SOLICITATION


     Global Marine and Santa Fe International will equally share the expenses incurred in connection with the printing and mailing of this joint proxy statement/prospectus. All other costs of solicitation of proxies from Global Marine stockholders will be paid by Global Marine. Global Marine has retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York 10004 at an estimated cost of $12,000 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers and other regular employees of Global Marine in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of the common stock. Global Marine expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.


     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXY CARD OR VOTING INSTRUCTIONS. INSTRUCTIONS FOR THE EXCHANGE OF YOUR SHARES WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER THE COMPLETION OF THE MERGER.

                                   THE MERGER


     This section of the joint proxy statement/prospectus describes material aspects of the proposed merger, including the merger agreement, the shareholder agreement and the consent and amendment to intercompany agreement. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement/ prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about each of Santa Fe International and Global Marine into this joint proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" on page 125 of this joint proxy statement/prospectus.


BACKGROUND OF THE MERGER

     The managements of Santa Fe International and Global Marine have continually reviewed their respective company's position in light of the changing environment of the drilling industry, with the objective of identifying and acting on opportunities that may be available to further enhance shareholder value. While each management believes that its respective company has positive future prospects on a stand-alone basis, in recent years the managements of both Santa Fe International and Global Marine have had confidential conversations with the managements of certain other companies to explore opportunities to improve their competitive positions, including by means of acquisitions and dispositions of assets, possible partnerships, alliances, business combinations or other strategic transactions.

     Preliminary discussions regarding a possible business combination between Santa Fe International and Global Marine have been held intermittently over many years. At the end of August 1999, C. Stedman Garber, Jr., chief executive officer and president of Santa Fe International, contacted Robert E. Rose, chairman, chief executive officer and president of Global Marine, to determine his company's interest in considering a possible strategic combination of the two companies.

     On September 9, 1999, Mr. Garber and Mr. Rose met and discussed the possibility of a transaction involving Santa Fe International and Global Marine, focusing on the strategic rationale behind such a transaction. The two companies tentatively agreed to enter into a confidentiality and standstill agreement and to exchange certain financial data at some future date.

     On February 25, 2000, Mr. Garber and Mr. Rose met again to discuss a potential transaction. The parties entered into a confidentiality and standstill agreement on March 2, 2000. On March 14, 2000, Seals M. McCarty, senior vice president and chief financial officer of Santa Fe International, and W. Matt Ralls, senior vice president, chief financial officer and treasurer of Global Marine, and other management representatives for both companies met to discuss the possibility of combining the two companies.

     The Santa Fe International board met on March 28, 2000. One of the subjects discussed at the meeting was a possible combination between Santa Fe International and Global Marine. Mr. Garber discussed the advantages and disadvantages of such a combination. The board directed the management of Santa Fe International to discontinue substantive merger discussions with Global Marine while maintaining an open line of communications. Pursuant to the initial confidentiality and standstill agreement, the parties disposed of the data they had received thereunder.

     On August 22, 2000, Mr. Garber and Mr. Rose met to explore strategic alternatives to a merger of the two companies, including a possible joint venture.

     Mr. Garber and Mr. Rose met again on February 14, 2001 and discussed, among other things, the possibility of reopening merger discussions.

     On February 27, 2001, the Global Marine board held a regularly scheduled meeting. The Global Marine board had been updated on a number of prior occasions as to the status of discussions between Global Marine and Santa Fe International, as well as discussions between Global Marine and other industry participants, and as to the conditions in the industry generally. At the February meeting, Mr. Rose presented information to the board about the business of Santa Fe International, the potential benefits of a transaction involving the two companies, the position a combined company would have in the marketplace, and various financial measures relevant to a possible transaction.

     On April 4, 2001 Mr. Garber reported to the Santa Fe International board at its regular meeting that Global Marine continued to be interested in pursuing a possible merger of the companies.

     Santa Fe International and Global Marine entered into a second confidentiality and standstill agreement on May 10, 2001, and Santa Fe International's board was advised of Global Marine's heightened level of interest in once again exploring a combination of the two companies during a regular meeting on May 15, 2001.

     On May 30, 2001, Messrs. Garber, Rose, McCarty and Ralls met. At that meeting, the representatives of the two companies discussed general terms of a possible business combination and discussed the types of preliminary information which each would require in order to perform an initial analysis of a possible transaction. Following the meeting, the companies began to exchange limited data pursuant to the confidentiality and standstill agreement to allow for a more detailed analysis of a potential transaction.

     On June 8, 2001, Mr. McCarty and Mr. Ralls met, together with other senior executives of Santa Fe International and Global Marine, as well as representatives of tax advisors for Santa Fe International and tax advisors for Global Marine. At that meeting, the participants had further preliminary discussions regarding the possibility of a combination of the two companies, including discussions of potential synergies and tax structure.


     The Santa Fe International board met on July 9th and 10th, 2001. After a discussion of various issues concerning a potential transaction between Santa Fe International and Global Marine, the board concluded that it would be prudent to continue discussions with Global Marine to determine whether the two parties would be able to reach an agreement. On July 10, 2001, Santa Fe International decided to retain Credit Suisse First Boston as its financial adviser in connection with a possible transaction with Global Marine.



     On July 13, 2001, Mr. Garber called Mr. Rose to inform him about the discussions regarding the potential combination that occurred in the July 9th and 10th board meeting of Santa Fe International.


     On July 16, 2001, Mr. Rose sent Mr. Garber an outline of terms of a potential merger of equals transaction between the parties.

     On July 17, 2001, Global Marine retained Morgan Stanley as its financial advisor in connection with a possible transaction with Santa Fe International. Morgan Stanley met with representatives of Global Marine on a number of occasions thereafter either in person or by telephone to advise with respect to the transaction.

     On July 24, 2001, Mr. McCarty and Mr. Ralls, as well as another management representative from Santa Fe International, met to discuss possible valuations for the companies, valuation methodologies and earnings estimates. The participants also discussed the estimated savings and possible synergies of the transaction. Over the next several weeks, the management, employees and the legal and financial representatives of Santa Fe International and Global Marine continued to analyze financial information, exchanged materials and conducted due diligence.

     On August 2, 2001, Mr. Rose telephoned Mr. Garber to discuss the status of the proposed transaction. During the conversation, Mr. Garber agreed that Santa Fe International and its outside counsel, Shearman & Sterling, would review Global Marine's initial draft of the merger agreement, which was furnished by Global Marine's outside counsel, Baker Botts L.L.P., to Santa Fe International the next day. On August 6, 2001, Credit Suisse First Boston and Salomon Smith Barney, financial advisor to Santa Fe International's largest shareholder, Kuwait Petroleum Corporation, met to discuss the proposed transaction.


     On August 15 and 16, 2001, the Global Marine board held a meeting and discussed, among other things, the possibility of a transaction with Santa Fe International. At this regularly scheduled meeting, senior executives of Global Marine and representatives of Baker Botts and Morgan Stanley were present. The board was updated on the status of the discussions with Santa Fe International by Mr. Rose. Representatives of Morgan Stanley discussed the financial aspects of a possible combination of Global Marine and Santa Fe International. Management of Global Marine advised the board regarding the status of the ongoing due diligence investigation, and Baker Botts advised the board regarding various matters. The Global Marine board authorized management to continue to negotiate with Santa Fe International, and gave Mr. Rose its view as to various business issues in the negotiations.


     A series of meetings were held on August 22 and 23, 2001, at which executives of Santa Fe International and Global Marine and each of their legal and financial advisors discussed due diligence matters and business and operational issues related to the transaction. Representatives of Salomon Smith Barney also attended these meetings on behalf of Kuwait Petroleum Corporation.



     On August 26, 2001, the Santa Fe International board held a special meeting by telephone to discuss the preliminary proposed terms of the merger with Global Marine. At this meeting, senior executives of Santa Fe International as well as representatives of Skadden, Arps, Slate, Meagher & Flom LLP, legal advisors for Kuwait Petroleum Corporation and SFIC Holdings, Shearman & Sterling and Credit Suisse First Boston were present. After being advised regarding various matters by Shearman & Sterling, the board was updated on the status of the negotiations with Global Marine. Following deliberations, the board instructed management to continue to negotiate with Global Marine.



     On August 26, 2001, shortly after the Santa Fe International board meeting, executives of Santa Fe International and Global Marine, together with their respective financial advisors, discussed the structure of the transaction and their respective views of the business prospects for each company and the combined company.


     On August 28, 2001, Mr. Garber and Mr. Rose met and reviewed the principal terms of the proposed transaction and agreed to recommend to their respective boards a merger ratio of 0.665 ordinary shares of Santa Fe International for each share of Global Marine common stock.

     During that week, representatives of Santa Fe International, Global Marine and Kuwait Petroleum Corporation and their respective legal counsel discussed and negotiated the terms of the merger agreement and related documents. In addition, Kuwait Petroleum Corporation, Global Marine and their respective legal counsel discussed and negotiated the terms of the shareholder agreement.

     On August 31, 2001, the board of directors of Santa Fe International conducted a special meeting to consider the proposed transaction. At this meeting, Mr. Garber and other members of management reviewed the transaction with the board, including the strategic reasons for the proposed transaction, the principal terms of the proposed transaction, a financial review of the proposed transaction, a review of Global Marine's financial condition and business operations and the results of Santa Fe International's due diligence review.

     During the August 31, 2001 board meeting, Santa Fe International's internal legal counsel and representatives of Shearman & Sterling made a presentation concerning the proposed transaction, including the merger agreement, the proposed amendments to the memorandum of association and articles of association and the consent and amendment to intercompany agreement. In addition, Credit Suisse First Boston reviewed its financial analysis of the merger ratio provided for in the merger and rendered to Santa Fe International's board an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 31, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio of 0.665 was fair, from a financial point of view, to Santa Fe International. Upon completing its deliberations, the board of directors of Santa Fe International unanimously approved the merger agreement and the related agreements and the transactions contemplated by those agreements. The board of directors resolved to recommend that Santa Fe International's shareholders approve (i) the issuance of Santa Fe International ordinary shares pursuant to the merger, (ii) the proposed amended and restated articles of association and (iii) the proposed amended and restated memorandum of association, together with the change of Santa Fe International's name to GlobalSantaFe Corporation.

     Also on August 31, 2001, the board of directors of Global Marine met to consider the proposed transaction. At this meeting, Messrs. Rose and Ralls and other members of management reviewed the transaction with the board, including the strategic reasons for the proposed transaction, the principal terms of the proposed transaction, a financial review of the proposed transaction, a review of Santa Fe International's financial condition and business operations and the results of Global Marine's due diligence review.

     Representatives of Baker Botts and Morgan Stanley made presentations to Global Marine's board concerning the proposed transaction. During its presentation, Morgan Stanley rendered to Global Marine's board an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 31, 2001, to the effect that, as of that date and based on and subject to the matters described in the opinion, the merger ratio of 0.665 was fair, from a financial point of view, to holders of Global Marine common stock. The board of directors of Global Marine then met in executive session. Upon completing its deliberations, the board of directors of Global Marine unanimously determined that the merger agreement and the merger are advisable and in the best interests of Global Marine's stockholders, approved the merger agreement and the related agreements and the merger and the other transactions contemplated by those agreements. The board of directors also unanimously resolved to recommend that Global Marine's stockholders approve and adopt the merger agreement.

     After negotiation of the final terms of the merger agreement and related agreements, representatives of Santa Fe International and representatives of Global Marine executed the agreements during the evening of Friday, August 31, 2001. At that time, Santa Fe International, SFIC Holdings and the Kuwait Petroleum Corporation also executed the consent and amendment to intercompany agreement. In addition, SFIC Holdings and Kuwait Petroleum Corporation executed the shareholder agreement with Global Marine.

     On Monday, September 3, 2001, Santa Fe International and Global Marine issued a joint press release announcing the proposed transaction.

SANTA FE INTERNATIONAL'S REASONS FOR THE MERGER

     The Santa Fe International board of directors believes that the merger will expand and enhance the drilling fleets of the two companies and thus better position GlobalSantaFe to address the growing and more technically challenging needs of its customers on a global basis and provide its customers with consistently high quality service in all key drilling areas of the world. The Santa Fe International board of directors believes that GlobalSantaFe will be the premier worldwide contract driller with the breadth and depth necessary to compete vigorously in today's international oil and natural gas drilling marketplace.

     In reaching its conclusion to approve the merger, Santa Fe International's board of directors consulted with members of management and Santa Fe International's legal and financial advisors and considered many factors, including the following material factors:

     - Following the merger, GlobalSantaFe will own, operate or manage more than 100 rigs, consisting of a highly versatile fleet including premium jackups, standard jackups, heavy duty harsh environment (HDHE) jackups, deepwater drillships, semisubmersible rigs, platform rigs and land rigs. This will represent the second largest fleet of mobile offshore drilling units in the world, the largest fleet of premium jackups in the world, the second largest jackup fleet in the industry, the third largest fleet of floating drilling rigs in the world and one of the industry's youngest, most technologically advanced drilling fleets.


     - The merger is expected to extend Santa Fe International's operating and marketing presence to major offshore operating areas where it does not currently operate or has a small presence, including West Africa and South America (including the Caribbean area), and will add an established operating base and a significant presence in the world's largest offshore drilling market, the U.S. Gulf of Mexico. The increased infrastructure in these areas should enable GlobalSantaFe to meet its customers' needs on a global basis, should provide greater flexibility to deploy rigs into any market worldwide, may provide regional economies of scale and should reduce the possible impact of any future downturn in a single geographic area. Santa Fe International believes that customers want a larger scope of services, and prefer to purchase services from larger vendors. Since GlobalSantaFe would offer a combination of two of the highest quality drillers in the industry, the combined company should be able to respond to customers that are moving toward long-term strategic alliances with preferred service providers.

     - GlobalSantaFe's pro forma financial statements, as of June 30, 2001, reflect a total book equity of approximately $4.0 billion, total debt of approximately $925 million and approximately $517 million in cash. GlobalSantaFe's pro forma ratio of consolidated debt to total capitalization as of June 30, 2001 would be 18.8%, which is the lowest in the industry. Santa Fe International's board of directors believes the combined company will have a strong balance sheet which may result in a higher credit rating than either company would have on a stand-alone basis. The strong balance sheet is expected to allow GlobalSantaFe to readily serve its customers' requirements, minimize the financial strain of any downturn in the industry and enable it to invest in order to accelerate growth during up-cycles in the industry.

     - The effect of the merger on cash flow per share, cash earnings per share and earnings per share of GlobalSantaFe as compared to Santa Fe International on a stand-alone basis. In particular, Santa Fe International expects that the proposed merger will be accretive to cash earnings per share and earnings per share.

     - The merger ratio of 0.665 and the fact that Santa Fe International shareholders will own slightly less than 50% of GlobalSantaFe.


     - Kuwait Petroleum Corporation, which owns approximately 37.7% of the outstanding ordinary shares of Santa Fe International through SFIC Holdings, agreed to enter into a shareholder agreement with Global Marine agreeing, subject to certain conditions, to vote in favor of the Santa Fe International merger-related proposals, as well as the consent and amendment to intercompany agreement with Santa Fe International. See "The Shareholder Agreement" on page 80 and "The Consent and Amendment to Intercompany Agreement" on page 81.


     - Following the merger, the Santa Fe International board of directors expects potential cost savings to be achievable through elimination of duplicative overhead and redundant shore-based facilities and increased purchasing power in areas such as operating materials and supplies and capital equipment. The annual savings is estimated at $25 million.

     - The tax aspects of the merger, including the expectation that the merger will be tax-free to Santa Fe International and its shareholders and that, after the merger, tax savings may be achieved by reason of the fact that Santa Fe International is a Cayman Islands company and that the additional earnings, currently attributable to Global Marine, generated outside the United States may be subject to an effective corporate tax rate which is lower than the U.S. rate, to which Global Marine is currently subject.


     - GlobalSantaFe's board, after the transaction, will be composed of 14 directors. Seven of these directors will be designated by Santa Fe International with three of these seven designees will be selected by Kuwait Petroleum Corporation. The executive officers of GlobalSantaFe will include C. Stedman Garber, Jr. as president and chief executive officer and Seals M. McCarty as executive vice president -- finance and administration.



     - The financial presentation of Credit Suisse First Boston delivered on August 31, 2001, including its oral opinion, which opinion was confirmed by delivery of a written opinion dated August 31, 2001, to the Santa Fe International board of directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger ratio provided for in the merger, as more fully described below under the caption "-- Opinion of Santa Fe International's Financial Advisor."


     - The challenges and potential costs of combining and integrating the businesses, and the attendant risks of not achieving expected cost and tax savings.

     - The risks to be assumed in the merger in general, including risks associated with Global Marine's turnkey drilling operations. In particular, the Santa Fe International board of directors considered the risks inherent to the pending claims of Harland and Wolff Shipbuilding and Heavy Industries Limited against Global Marine arising out of the construction and delivery of the deepwater drillships Glomar C.R. Luigs and Glomar Jack Ryan.

     - The terms and conditions of the merger agreement, including the fact that the merger ratio is fixed, the covenants applicable to each party, the conditions to completion of the merger, including required regulatory clearances, the rights of the parties to the merger agreement, under specified circumstances, to respond to, evaluate and negotiate with respect to other business combination proposals, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination.

     - The terms and conditions of the consent and amendment to intercompany agreement and the proposed amended and restated articles of association.

     In determining that the merger is in the best interest of Santa Fe International's shareholders, the board of directors of Santa Fe International considered the enumerated factors as a whole and did not quantify or otherwise assign relative weights to the different factors or determine that any factor was of particular importance. The Santa Fe International board of directors views its recommendation as being based on the totality of the information presented to and considered by it. The Santa Fe International board of directors considered all these factors and determined that these factors, as a whole, supported the conclusions and recommendations described below. Individual directors may have given different weights to different factors. Moreover, the foregoing discussion of the reasons for the merger is not intended to be exhaustive.


     In considering the recommendation of the Santa Fe International board of directors to approve the issuance of Santa Fe International ordinary shares pursuant to the merger, the change of Santa Fe International's name to GlobalSantaFe and the amended and restated memorandum of association of Santa Fe International, and the amended and restated articles of association of Santa Fe International, Santa Fe International shareholders and Global Marine stockholders should be aware that certain directors and executive officers of Santa Fe International have interests in the proposed merger that are different from and in addition to the interests of Santa Fe International shareholders generally. The Santa Fe International board of directors was aware of these interests and considered them in unanimously approving the merger agreement and the merger. See "Interests of Certain Santa Fe International Directors and Executive Officers in the Merger" on page 52.


RECOMMENDATION OF SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS

     SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTEREST OF SANTA FE INTERNATIONAL AND ITS SHAREHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE ISSUANCE OF SANTA FE INTERNATIONAL ORDINARY SHARES PURSUANT TO THE MERGER, THE CHANGE OF SANTA FE INTERNATIONAL'S NAME TO GLOBALSANTAFE CORPORATION AND THE AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF SANTA FE INTERNATIONAL AND THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF SANTA FE INTERNATIONAL.

GLOBAL MARINE'S REASONS FOR THE MERGER

     The board of directors of Global Marine believes that the merger represents a powerful combination of complementary premium equipment, expertise and geographic presence that will serve to retain and attract customers worldwide, increase operating leverage and flexibility and enhance the ability of the combined company to withstand industry and regional fluctuations.

     In reaching its conclusion to approve the merger and the merger agreement, Global Marine's board of directors consulted with members of management and its financial and legal advisors and considered many factors, including the following material factors:

     - GlobalSantaFe will be the second largest drilling contractor in the world, and will own or operate a fleet of over 100 rigs. The combined company will have a diversified fleet of 13 floating rigs, 45 jackups, 31 land rigs and one platform rig, and will operate 13 additional rigs owned by others. As a result of its increased operational scale and scope, GlobalSantaFe will have a more diversified revenue base and be better positioned to meet the full range of its customers' drilling needs.

     - With the exception of the North Sea, there is relatively little overlap in the geographic operations of the two companies. GlobalSantaFe will have strong presence and established operations in each of the world's key drilling markets, increasing its flexibility to redeploy assets where opportunities exist and respond to its customers' needs on a global basis. In addition, this geographic diversity will make GlobalSantaFe's results of operations less vulnerable to fluctuations in the conditions in the varying regions in which Global Marine now operates, such as the U.S. Gulf of Mexico. Because all of Santa Fe International's operations are located outside the United States, the combined company will have a higher portion of its assets in international markets as compared to Global Marine, and could thus benefit from the earnings stability generally associated with longer-term contracts typically seen in international markets.

     - GlobalSantaFe will have the strongest balance sheet in the industry, with pro forma debt to total capitalization of less than 19%. As a result, GlobalSantaFe should be well positioned to undertake internal and external growth opportunities and have greater ability to weather industry cyclicality.

     - The most significant customers of Global Marine are large, integrated oil companies. These companies have undergone significant consolidation over the last several years, resulting in customers with worldwide needs for drilling services and increased bargaining leverage. The Global Marine board believes that the greater range of assets and geographic presence, flexibility and financial strength of GlobalSantaFe will allow it to provide service commensurate with the increasing demands of these customers.

     - The operating philosophies and cultures of the two companies are similar, and the Global Marine board believes that this compatibility will assist in a smooth transition and enhance customer service going forward.

     - Santa Fe International's rigs under construction or subject to a firm commitment to build are well suited for Global Marine's established operations in the U.S. Gulf of Mexico. While in the past Global Marine has not undertaken construction of rigs unless the company had a contract to deploy the rigs when completed, after considering the financial strength of the combined company and the technical capabilities planned for the Santa Fe International newbuilds, the Global Marine board believes that the newbuilds will address potentially underserved segments of the drilling markets and that the combined company will be well-positioned to deploy these assets. Moreover, GlobalSantaFe's fleet will be one of the industry's youngest, most technologically advanced drilling fleets. These newbuild premium assets will enhance the combined company's long-term prospects.

     - By drawing on the strengths and management of both companies, GlobalSantaFe will have significant combined expertise that should enhance its competitiveness and ability to serve customers. Particularly attractive is the combination of Santa Fe's expertise in heavy-duty harsh environment and Global Marine's significant experience in deepwater, both niches at the top end of the market.

     - The structure of the transaction is a merger of equals. Global Marine stockholders will own slightly over 50% of GlobalSantaFe, and the board of directors of GlobalSantaFe will consist of 14 directors, seven of whom will be designated by Global Marine. The executive officers of GlobalSantaFe will include Robert E. Rose, as chairman of the board, Jon
       A. Marshall, as executive vice president and chief operating officer, James L. McCulloch, as senior vice president, general counsel and secretary, and W. Matt Ralls, as senior vice president and chief financial officer.

     - Global Marine expects that the merger will be accretive to earnings per share for Global Marine stockholders in 2002 based on the consensus estimates by equity research analysts for 2002 earnings for both companies at the time of the merger announcement, and expense reductions resulting from the transaction.

     - The trading volume anticipated to be generated by the size of GlobalSantaFe's equity market capitalization will provide increased liquidity and may enable GlobalSantaFe to achieve higher valuation in the stock market than is achievable by Global Marine alone.

     - Estimated cost savings of approximately $25 million per year that are expected to be achievable by GlobalSantaFe through elimination of redundant shore based facilities and duplicative overhead, and increased purchasing power.

     - The Global Marine board reviewed the tax considerations of the merger. While the combination will be taxable to Global Marine stockholders, the Global Marine board believes that the merger can be structured in a manner that will enable the combined company to enjoy an effective tax rate that is lower than that historically achieved by Global Marine.

     - The Global Marine board considered the accounting treatment of the merger as a purchase of Santa Fe International by Global Marine and the related balance sheet and income statement impacts of this treatment.


     - The exchange ratio of 0.665 GlobalSantaFe shares for each share of Global Marine common stock, based on the last reported sales prices of Global Marine and Santa Fe International stock as reported on the NYSE Composite Tape on August 31, 2001, the last trading day prior to approval of the merger agreement, represented a premium of approximately 17% over the last reported sale price of Global Marine common stock on that date and a premium of approximately 2% over the average trading price of Global Marine stock over the 90 trading days prior to approval of the merger agreement.


     - The presentation and oral opinion of Morgan Stanley on August 31, 2001, which opinion was subsequently confirmed in writing, to the effect that the merger ratio under the merger agreement was fair from a financial point of view to the holders of Global Marine common stock on the date of the opinion.

     - The terms and conditions of the merger agreement, including the fixed exchange ratio of GlobalSantaFe stock for Global Marine stock, the rights of the parties to respond to, evaluate and negotiate competing business combination proposals, the circumstances under which the merger agreement may be terminated and the size and impact of the termination fees associated with any termination, and the terms of the shareholder agreement with SFIC Holdings.

     - The possible opportunities and alternatives that could be available to Global Marine if the proposed combination with Santa Fe International were not undertaken, including pursuing other growth opportunities and strategies, and the risks, uncertainties and expenses of those alternatives.


     In determining that the merger is in the best interest of Global Marine and its stockholders, Global Marine's board of directors considered the factors above as a whole and did not assign relative weights to these factors. Individual directors may have weighed each of these factors differently. Moreover, the foregoing discussion of Global Marine's reasons for the merger is not intended to be exhaustive. In considering the recommendation of Global Marine's board of directors, you should be aware that some of the directors and executive officers of Global Marine have interests in the merger that are different from, or are in addition to, the interests of Global Marine stockholders. The Global Marine board of directors was aware of these interests and considered them in unanimously approving the merger agreement and the merger. See "Interests of Certain Global Marine Directors and Executive Officers in the Merger" on page 54.


RECOMMENDATION OF GLOBAL MARINE'S BOARD OF DIRECTORS

     GLOBAL MARINE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND IN THE BEST INTEREST OF GLOBAL MARINE'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF SANTA FE INTERNATIONAL'S FINANCIAL ADVISOR

     Credit Suisse First Boston has acted as Santa Fe International's financial advisor in connection with the merger. Santa Fe International selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation and its familiarity with Santa Fe International, Global Marine and their businesses. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with Credit Suisse First Boston's engagement, Santa Fe International requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to Santa Fe International of the merger ratio provided for in the merger. On August 31, 2001, at a meeting of the Santa Fe International board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the Santa Fe International board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated August 31, 2001, to the effect that, as of that date and based on and subject to the matters described in its opinion, the merger ratio was fair, from a financial point of view, to Santa Fe International.

     THE FULL TEXT OF CREDIT SUISSE FIRST BOSTON'S WRITTEN OPINION, DATED AUGUST 31, 2001, TO THE SANTA FE INTERNATIONAL BOARD OF DIRECTORS, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CREDIT SUISSE FIRST BOSTON IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF SANTA FE INTERNATIONAL ORDINARY SHARES ARE ENCOURAGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. CREDIT SUISSE FIRST BOSTON'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF SANTA FE INTERNATIONAL AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO SANTA FE INTERNATIONAL OF THE MERGER RATIO PROVIDED FOR IN THE MERGER, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF CREDIT SUISSE FIRST BOSTON'S OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents and publicly available business and financial information relating to Santa Fe International and Global Marine. Credit Suisse First Boston also reviewed other information relating to Santa Fe International and Global Marine, including financial forecasts, provided to or discussed with Credit Suisse First Boston by Santa Fe International and Global Marine, and met with Santa Fe International's and Global Marine's managements to discuss the businesses and prospects of Santa Fe International and Global Marine. Credit Suisse First Boston also considered financial and stock market data of Santa Fe International and Global Marine, and compared those data with similar data for other publicly held companies in businesses similar to Santa Fe International and Global Marine and considered, to the extent publicly available, the financial terms of other business combinations and other transactions which have been effected or announced. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant.

     In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the information that it reviewed or considered and relied on that information being complete and accurate in all material respects. With respect to the financial forecasts relating to Santa Fe International and Global Marine, including adjustments to the forecasts of Global Marine prepared by the management of Santa Fe International, Credit Suisse First Boston was advised, and assumed, that the forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of Santa Fe International's and Global Marine's managements as to the future financial performance of Santa Fe International and Global Marine and as to the potential cost savings and other synergies anticipated to result from the merger, including the amount, timing and achievability of those synergies. Credit Suisse First Boston also assumed, with Santa Fe International's consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the proposed merger, no modification, delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Santa Fe International or Global

Marine or the contemplated benefits of the proposed merger. Credit Suisse First Boston also was advised, and assumed, that the merger will be consummated in all material respects in accordance with the terms of the merger agreement without waiver, amendment or modification of any material term, condition or agreement. Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Santa Fe International or Global Marine, and Credit Suisse First Boston was not furnished with any evaluations or appraisals.

     Credit Suisse First Boston's opinion was necessarily based on information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of Credit Suisse First Boston's opinion. Credit Suisse First Boston did not express any opinion as to the actual value of Santa Fe International ordinary shares when issued in the merger or the prices at which Santa Fe International ordinary shares will trade at any time. Credit Suisse First Boston's opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to Santa Fe International, and also did not address the underlying business decision of Santa Fe International to proceed with the merger. Except as described above, Santa Fe International imposed no other limitations on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

     In preparing its opinion to the Santa Fe International board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     In its analyses, Credit Suisse First Boston considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Santa Fe International and Global Marine. No company, business or transaction used in Credit Suisse First Boston's analyses as a comparison is identical to Santa Fe International, Global Marine or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

     Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the Santa Fe International board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Santa Fe International board of directors or management with respect to the merger or the merger ratio.

     The following is a summary of the material financial analyses underlying Credit Suisse First Boston's opinion dated August 31, 2001 delivered to the Santa Fe International board of directors in connection with the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO UNDERSTAND FULLY CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL

ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CREDIT SUISSE FIRST BOSTON'S FINANCIAL ANALYSES.

     EXCHANGE RATIO REFERENCE RANGE ANALYSES. Credit Suisse First Boston derived implied exchange ratio reference ranges based on a discounted cash flow analysis, selected companies analysis and selected transactions analysis for Santa Fe International and Global Marine and a relative contribution analysis and historical stock trading analysis as more fully described below. Credit Suisse First Boston then compared the merger ratio in the merger with the exchange ratio reference ranges implied by these analyses.

     Discounted Cash Flow Analyses. Credit Suisse First Boston estimated the present value of the stand-alone, unlevered, after-tax free cash flows that each of Santa Fe International and Global Marine could produce over calendar years 2002 through 2006, based on internal estimates of Santa Fe International's management. Credit Suisse First Boston calculated ranges of estimated terminal values by multiplying calendar year 2006 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, of Santa Fe International and Global Marine by selected multiples ranging from 6.0x to 8.0x, in the case of Santa Fe International, and 5.5x to 7.5x, in the case of Global Marine. The estimated after-tax free cash flows and terminal values of Santa Fe International and Global Marine were then discounted to present value using discount rates of 12.0% to 13.0%. This analysis indicated the following implied exchange ratio reference range, as compared to the merger ratio provided for in the merger:

  IMPLIED EXCHANGE
RATIO REFERENCE RANGE  MERGER RATIO
---------------------  ------------
   0.45x to 0.72x         0.665x

     Selected Companies Analysis. Credit Suisse First Boston compared financial, operating and stock market data of Santa Fe International and Global Marine to corresponding data of the following publicly traded companies in the drilling industry:

     - Atwood Oceanics, Inc.
     - Diamond Offshore Drilling, Inc.
     - ENSCO International Incorporated
     - Marine Drilling Companies, Inc.
     - Noble Drilling Corporation
     - Pride International, Inc.
     - Rowan Companies, Inc.
     - Smedvig ASA
     - Transocean Sedco Forex Inc.

     Credit Suisse First Boston reviewed enterprise values, calculated as equity value, plus total debt, preferred stock and minority interests, less cash, as multiples of estimated asset replacement costs and calendar years 2001 and 2002 estimated EBITDA, and reviewed market values as multiples of calendar years 2001 and 2002 estimated after-tax cash flows, calculated as net income, plus depreciation and deferred taxes, and net income. Credit Suisse First Boston then applied a range of selected multiples derived from the selected companies of estimated asset replacement costs and calendar years 2001 and 2002 estimated EBITDA, after-tax cash flow and net income to corresponding financial data of Santa Fe International and Global Marine. All multiples were based on closing stock prices on August 29, 2001. Estimated financial data for the selected companies were based on research analysts' estimates, estimated financial data for Santa Fe International were based both on internal estimates of the management of Santa Fe International and research analysts' estimates and estimated financial data for Global Marine were based both on internal estimates of the management of Global Marine as adjusted by the management of Santa Fe International and research analysts' estimates. This analysis indicated the following implied exchange ratio reference range, as compared to the merger ratio provided for in the merger:

  IMPLIED EXCHANGE
RATIO REFERENCE RANGE   MERGER RATIO
---------------------   ------------
   0.38x to 0.68x          0.665x

     Selected Transactions Analysis. Credit Suisse First Boston analyzed the implied transaction multiples paid or proposed to be paid in the following selected transactions in the drilling industry:

                     ACQUIROR                                        TARGET
                     --------                                        ------
- Pride International, Inc.                           - Marine Drilling Companies, Inc.
- Patterson Energy, Inc.                              - UTI Energy Corp.
- Transocean Sedco Forex Inc.                         - R&B Falcon Corporation
- Transocean Offshore Inc.                            - Sedco Forex Holdings Limited
- R&B Falcon Corporation                              - Cliffs Drilling Company
- Falcon Drilling Company, Inc.                       - Reading & Bates Corporation
- Sonat Offshore Drilling Inc.                        - Transocean ASA
- Noble Drilling Corporation                          - Neddrill Holding B.V.
- ENSCO International Incorporated                    - Dual Drilling Company
- Diamond Offshore Drilling, Inc.                     - Arethusa (Off-Shore) Limited
- Transocean ASA                                      - Wilrig AS
- ENSCO International Incorporated                    - Penrod Holding Corporation

     Credit Suisse First Boston compared transaction values in the selected transactions as multiples of latest 12 months revenue, EBITDA and earnings before interest and taxes, commonly referred to as EBIT. Credit Suisse First Boston then applied a range of selected multiples derived from the selected transactions of latest 12 months revenue, EBITDA and EBIT to corresponding financial data of Santa Fe International and Global Marine. All multiples for the selected transactions were based on publicly available financial information. This analysis indicated the following implied exchange ratio reference range, as compared to the merger ratio provided for in the merger:

  IMPLIED EXCHANGE
RATIO REFERENCE RANGE   MERGER RATIO
---------------------   ------------
   0.46x to 0.81x          0.665x

     Relative Contribution Analysis. Credit Suisse First Boston compared the current market value and estimated asset replacement costs of Santa Fe International and Global Marine and the relative contributions of Santa Fe International and Global Marine to GlobalSantaFe's calendar year 2001 and 2002 estimated EBITDA, net income and after-tax cash flow. Estimated financial data for Santa Fe International were based on internal estimates of the management of Santa Fe International and estimated financial data for Global Marine were based on internal estimates of the management of Global Marine as adjusted by the management of Santa Fe International. This analysis yielded the following implied exchange ratio reference range, as compared to the merger ratio provided for in the merger:

  IMPLIED EXCHANGE
RATIO REFERENCE RANGE   MERGER RATIO
---------------------   ------------
   0.57x to 0.88x          0.665x

     Historical Stock Trading Analysis. Credit Suisse First Boston compared the closing prices of Santa Fe International ordinary shares and Global Marine common stock on August 29, 2001, the average daily closing prices of Santa Fe International ordinary shares and Global Marine common stock for the one week, one month, three months, one year, two years and three years preceding August 29, 2001 and the average daily closing prices of Santa Fe International ordinary shares and Global Marine common stock for the period between August 29, 2001 and June 10, 1997, which is the date of the initial public offering of Santa Fe International ordinary shares. This comparison yielded the following implied exchange ratio reference range, as compared to the merger ratio provided for in the merger:

  IMPLIED EXCHANGE
RATIO REFERENCE RANGE   MERGER RATIO
---------------------   ------------
   0.57x to 0.75x          0.665x

     PRO FORMA MERGER ANALYSIS. Credit Suisse First Boston analyzed the potential pro forma effect of the merger on Santa Fe International's estimated earnings per share and after-tax cash flow per share for calendar year 2002, after giving effect to potential cost savings, synergies and other financial effects anticipated by Santa Fe International's management to result from the merger. Estimated financial data for Santa Fe International were based on internal estimates of the management of Santa Fe International and estimated financial data for Global Marine were based on internal estimates of the management of Global Marine as adjusted by the management of Santa Fe International. Based on the merger ratio provided for in the merger, this analysis indicated that the proposed merger would be dilutive to Santa Fe International's estimated earnings per share, and accretive to Santa Fe International's estimated after-tax cash flow per share, in calendar year 2002. Estimates based on publicly available financial data, as well as the actual results achieved by GlobalSantaFe, may vary from these projected results and the variations may be material.

     OTHER FACTORS. In the course of preparing its opinion, Credit Suisse First Boston also reviewed and considered other information and data, including:

     - the daily closing prices of Santa Fe International ordinary shares and Global Marine common stock for the period between June 10, 1997, the date of the initial public offering of Santa Fe International ordinary shares, and August 29, 2001.

     - the relationship between the enterprise values and market values of Santa Fe International and Global Marine and the implied multiples of various operational metrics of Santa Fe International and Global Marine, and the implied multiples of various operational metrics of Global Marine based on the merger ratio provided for in the merger.

     - the premiums/(discounts) implied by the merger ratio provided for in the merger relative to the historical trading relationship of Santa Fe International ordinary shares and Global Marine common stock over various periods between June 10, 1997 and August 29, 2001.

     MISCELLANEOUS. Santa Fe International has agreed to pay Credit Suisse First Boston a customary fee for its financial advisory services upon consummation of the merger. Santa Fe International also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

     Credit Suisse First Boston and its affiliates in the past have provided, and may in the future provide, investment banking and financial services to Santa Fe International and its affiliates and Global Marine unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received, and would receive, compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Santa Fe International and Global Marine for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in those securities.

OPINION OF GLOBAL MARINE'S FINANCIAL ADVISOR

     Global Marine retained Morgan Stanley to provide it with financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected to act as Global Marine's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Global Marine. At the meeting of the Global Marine board of directors on August 31, 2001, Morgan Stanley rendered its oral opinion to the board that as of that date, and subject to and based on the various considerations set forth in the opinion, the merger ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of Global Marine common stock. Morgan Stanley subsequently confirmed its oral opinion by delivery of its written opinion dated August 31, 2001.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION, DATED AS OF AUGUST 31, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS JOINT PROXY

STATEMENT/PROSPECTUS AND IS INCORPORATED INTO THIS DOCUMENT BY REFERENCE. HOLDERS OF GLOBAL MARINE COMMON STOCK ARE ENCOURAGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO THE BOARD OF DIRECTORS OF GLOBAL MARINE, ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF GLOBAL MARINE COMMON STOCK OF THE MERGER RATIO PROVIDED FOR IN THE MERGER AGREEMENT, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY GLOBAL MARINE STOCKHOLDER AS TO ANY MATTER RELATING TO THE MERGER. THE SUMMARY OF MORGAN STANLEY'S OPINION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Global Marine and Santa Fe International;

     - reviewed certain internal financial statements and other financial and operating data concerning Global Marine and Santa Fe International prepared by the managements of Global Marine and Santa Fe International, respectively;

     - reviewed certain financial projections prepared by the managements of Global Marine and Santa Fe International, respectively;

     - discussed the past and current operations and financial condition and the prospects of Global Marine and Santa Fe International, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Global Marine and Santa Fe International;

     - reviewed the pro forma impact of the merger on Santa Fe International's earnings per share and cash flow per share;

     - reviewed the reported prices and trading activity for the Global Marine common stock and the Santa Fe International ordinary shares;

     - compared the financial performance of Global Marine and Santa Fe International and the prices and trading activity of the Global Marine common stock and the Santa Fe International ordinary shares with that of certain other comparable publicly-traded companies and their securities;

     - reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

     - participated in discussions and negotiations among representatives of Global Marine and Santa Fe International and their financial and legal advisors;

     - reviewed the merger agreement and certain related documents; and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that such projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Global Marine and Santa Fe International. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Global Marine and Santa Fe International, nor was it furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of its opinion.

     The following is a brief summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion dated August 31, 2001. This summary of Morgan Stanley's financial analyses includes information presented in tabular format. In order to fully understand the financial analyses performed by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     Historical Exchange Ratio Analysis. Morgan Stanley reviewed the ratio of the daily closing prices of Global Marine common stock divided by the corresponding closing price of Santa Fe International ordinary shares over various periods ended August 30, 2001. Morgan Stanley calculated the premium represented by the merger ratio of 0.665 over the average of the historical ratios for various periods. The following table presents the range of historical ratios over the periods covered compared to the merger ratio.

                                                               PERCENTAGE PREMIUM TO GLOBAL MARINE
                                           AVERAGE         STOCKHOLDERS REPRESENTED BY THE MERGER RATIO
TRADING PERIOD ENDED AUGUST 30, 2001   HISTORICAL RATIO     OF 0.665 VS. THE AVERAGE HISTORICAL RATIO
------------------------------------  ------------------   --------------------------------------------
Current (8/30/01)..................          .567                              17.3%
30-Day.............................          .584                              13.8%
60-Day.............................          .609                               9.2%
90-Day.............................          .651                               2.1%
1 Year.............................          .745                             (10.8)%
2 Year.............................          .737                              (9.7)%
Since Santa Fe's IPO (6/10/97).....          .698                              (4.8)%

     Comparative Landscape. Morgan Stanley performed an analysis comparing Global Marine, Santa Fe International and the pro forma GlobalSantaFe on a firm value basis to selected publicly traded comparable companies as of August 30, 2001, based on publicly available information. The following table describes the results of the analysis:

                                                               FIRM VALUE
COMPANY NAME                                                     ($MM)
------------                                                   ----------
Transocean Sedco Forex Inc. ................................     13,841
GlobalSantaFe Corporation (Pro Forma).......................      5,709
Noble Drilling Corporation..................................      4,010
Diamond Offshore Drilling, Inc. ............................      3,588
Pride International, Inc./Marine Drilling Companies, Inc.
  (Pro Forma)...............................................      3,344
Global Marine Inc. .........................................      3,175
ENSCO International Incorporated............................      2,667
Santa Fe International Corporation..........................      2,533
Rowan Companies Inc. .......................................      1,677

     Comparable Publicly Traded Company Analysis. As part of its analysis, Morgan Stanley compared certain publicly available financial information of Global Marine and Santa Fe International with that of a selected group of publicly traded offshore drilling companies which share some characteristics with Global Marine or Santa Fe International as set forth in the table below. This financial information included price to forecasted 2001 and 2002 earnings per share ("EPS") multiples, price to forecasted 2001 and 2002 cash flow per share ("CFPS") multiples, firm value to forecasted 2001 and 2002 EBITDA multiples, equity value to net asset value ("NAV," defined as the estimated current market value of the assets less debt and preferred stock plus cash divided by the shares outstanding) and equity value to replacement value of assets ("RVA," defined as the estimated replacement value of the assets less debt and preferred stock plus cash divided by the shares outstanding). This analysis was based on a compilation of estimates by securities research analysts and other publicly available financial information. The following table presents, as of August 30, 2001, the range of multiples for the comparable companies of each of price to projected 2001 and 2002 EPS, price to projected

2001 and 2002 CFPS, firm value to projected 2001 and 2002 EBITDA, equity value to NAV and equity value to RVA:

                                                                       AGGREGATE
                                                      PRICE/CASH        VALUE/
                                   PRICE/EARNINGS        FLOW           EBITDA
                                   ---------------   -------------   -------------   PRICE/   PRICE/
COMPANY                            2001E    2002E    2001E   2002E   2001E   2002E    RVA      NAV
-------                            ------   ------   -----   -----   -----   -----   ------   ------
Transocean Sedco Forex Inc. .....   29.3x    12.9x    9.2x    6.3x   10.8x    7.4x    53.8%   114.1%
Noble Drilling Corporation.......   12.8      9.3     8.3     6.4     7.5     6.2     70.1    115.5
Diamond Offshore Drilling,
  Inc. ..........................   19.7     14.1    10.1     8.3     8.3     7.0     51.6     83.7
ENSCO International
  Incorporated...................   10.5      7.9     6.6     5.4     5.3     4.5     59.2     94.7
Pride International, Inc. .......   13.2      6.8     4.1     3.1     9.0     5.4     33.1    107.9
Rowan Companies, Inc. ...........   12.2      9.2     6.9     5.7     6.2     4.5     43.1     74.2
Marine Drilling Companies,
  Inc. ..........................    7.8      8.0     4.8     4.7     3.6     4.8     45.9     79.2
Global Marine Inc. ..............   11.3      8.6     6.2     5.0     6.8     5.9     63.1     89.2
Santa Fe International
  Corporation....................   15.1      9.5    10.0     7.2     8.3     5.8     76.0    111.5

     No company utilized in Morgan Stanley's peer group comparison analysis as a comparable company is identical to Global Marine or Santa Fe International. Accordingly, an analysis of the above results necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of companies to which they are being compared. In evaluating the comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Global Marine or Santa Fe International, as well as the assumed absence of any material adverse change in the financial condition and prospects of Global Marine, Santa Fe International or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using comparable publicly traded company data.

     Pro Forma Impact of Case Assumptions. In order to determine the pro forma impact of the merger on an EPS and CFPS basis, Morgan Stanley performed an analysis that included the use of several different scenarios, or case assumptions. The "Street Case" set of projections reflects the mean of estimates of securities research analysts for 2001 and 2002, for EPS and CFPS, and Morgan Stanley's research analyst projections for Peak EPS and CFPS for Global Marine and Santa Fe International, which are estimates of the best possible results for each company given the then current economic conditions. The "Global Management Case" and the "Global Management Downside Case" reflect Global Marine management's base case and downside case projections, respectively, for Global Marine and Santa Fe International. The "Santa Fe International Management Case" set of projections reflects Santa Fe International management's projections for Global Marine and Santa Fe International. These estimates included the benefit of a restructuring of the ownership of a portion of the assets of Global Marine and its subsidiaries, of approximately $0.13 per share, which was assumed to occur whether or not Global Marine merged with Santa Fe International. This restructuring was expected to lower Global Marine's effective tax rate, thus increasing Global Marine's relative contribution to the combined company.

     Contribution Analysis. Morgan Stanley reviewed certain projected operating and financial information, including, among other things, earnings, cash flow (defined as net income plus depletion, depreciation and amortization) and EBITDA, for Global Marine, Santa Fe International and the pro forma combined entity resulting from the merger, excluding non-recurring integration related costs or charges. Morgan Stanley also analyzed and reviewed certain estimates of NAVs and RVAs, as well as equity research analyst price targets. The analysis was performed utilizing information for Global Marine and Santa Fe International based on estimates from the management of Global Marine and Santa Fe International for the fiscal years ended 2001 through 2003 and based on various scenarios as noted above. This analysis yielded the following ranges of Global Marine's implied pro forma ownership percentage in GlobalSantaFe:


                                                              RANGE OF IMPLIED PRO FORMA
FINANCIAL STATISTICS                                             OWNERSHIP PERCENTAGE
--------------------                                          --------------------------
Earnings....................................................          49.4-57.0
Cash Flow...................................................          50.6-59.6
Leveraged EBITDA............................................          45.5-53.0
NAV.........................................................          47.2-55.5
RVA.........................................................          51.2-55.0
Analyst Price Targets.......................................               51.8

     Pro Forma Merger Analysis. Morgan Stanley analyzed the pro forma impact of the merger on Global Marine's projected EPS and CFPS for the fiscal years ended 2001, 2002 and 2003 and peak earnings results, while giving effect to $25 million of expected pre-tax synergies starting in 2002 and the impact of a reduction in Global Marine's effective income tax rate resulting from the merger. The analysis was performed utilizing the "Global Management Case," the "Global Management Downside Case," the "Santa Fe International Management Case" and the "Street Case" estimates as described earlier. Based on these forecasts examined both with and without the implementation of the planned tax restructuring by Global Marine, the merger would be expected to have the following impacts going forward. The analysis showed the transaction to be dilutive to EPS and CFPS in 2001. In 2002, the analysis showed the transaction to be accretive to EPS for all cases except for the "Global Management Case" with restructuring, for which the analysis showed the transaction to be dilutive in 2002. With regard to CFPS, the analysis showed the transaction to be accretive in 2002 in all cases except for the "Global Management Cases" with restructuring as well as the "Street Case" with and without restructuring. For 2003, the analysis showed the transaction to be accretive to EPS and CFPS in all cases except for the "Global Management Case" with restructuring.

     In connection with the review of the merger by the Global Marine board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses or factors considered by it, without considering all analyses and factors as a whole, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should therefore not be taken to be Morgan Stanley's view of the actual value of Global Marine or Santa Fe International.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Global Marine or Santa Fe International. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses were prepared solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the merger ratio, pursuant to the merger agreement, to the holders of Global Marine common stock and were conducted in connection with the delivery by Morgan Stanley of its opinion dated August 31, 2001 to the Global Marine board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Global Marine common stock or Santa Fe International ordinary shares actually may be valued or the prices at which their shares may actually trade in the marketplace. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     In addition, as described above, Morgan Stanley's opinion and presentation to the Global Marine board of directors was one of many factors taken into consideration by the Global Marine board of directors in making its decision to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the Global Marine board of directors with respect to the value of

Global Marine or of whether the Global Marine board of directors would have been willing to agree to a different merger ratio. The merger ratio pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between Global Marine and Santa Fe International and were approved by the Global Marine board of directors. Morgan Stanley did not recommend any specific merger ratio to Global Marine or that any given merger ratio constituted the only appropriate merger ratio for the merger.

     In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction, involving Global Marine, nor did it negotiate with any of the parties, other than Santa Fe International, in connection with such a business combination or other extraordinary transaction.


     Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwriting, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of Global Marine and/or Santa Fe International for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley or its affiliates and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.


     Pursuant to an engagement letter, dated August 29, 2001, between Morgan Stanley and Global Marine, Morgan Stanley provided financial advisory services and a financial opinion in connection with the merger, and Global Marine agreed to pay Morgan Stanley a customary fee at the time of the closing of the merger. Global Marine has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Global Marine has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley and its affiliates have provided financial advisory services to Santa Fe International and have received fees for the rendering of these services.

MANAGEMENT OF GLOBALSANTAFE

     At the effective time of the merger, the board of directors of GlobalSantaFe will consist of the following 14 directors:


     - Robert E. Rose, Thomas W. Cason, C. Russell Luigs, Edward R. Muller, Paul
       J. Powers, Carroll W. Suggs and John L. Whitmire, each of whom is a current director of Global Marine;



     - C. Stedman Garber, Jr., Ferdinand A. Berger, Richard L. George and Stephen J. Solarz, each of whom is a current director of Santa Fe International; and



     - Nader H. Sultan, Khaled R. Al-Haroon and Maha A.R. Razzuqi, each of whom is a current director of Santa Fe International designated by SFIC Holdings.


Robert E. Rose, chairman, president and chief executive officer of Global Marine, will be the chairman of the board of directors of GlobalSantaFe.

     Each committee of the board of directors of GlobalSantaFe will consist of an equal number of former Santa Fe International directors and former Global Marine directors. The former Santa Fe International directors will select the chairman of the nominating and governance committee and the audit committee. Mr. Robert E. Rose will serve as chairman of the executive committee. The former Global Marine directors will select the chairman of the compensation committee. With respect to the selection of the chairmen of all other committees, one-half will be selected by the former Global Marine directors and one-half will be selected by the former Santa Fe International directors.

     At the effective time of the merger, C. Stedman Garber, Jr., president and chief executive officer of Santa Fe International, will be the president and chief executive officer of GlobalSantaFe. Executive officers of GlobalSantaFe Corporation will also include the following persons:


     - Jon A. Marshall, executive vice president and chief operating officer;



     - Seals M. McCarty, executive vice president -- finance and administration;



     - Joe E. Boyd, senior vice president -- human resources;



     - Roger B. Hunt, senior vice president -- marketing;



     - James L. McCulloch, senior vice president, general counsel and secretary;



     - W. Matt Ralls, senior vice president and chief financial officer; and



     - Marion M. Woolie, senior vice president -- operations.


INTERESTS OF CERTAIN SANTA FE INTERNATIONAL DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the board of directors of Santa Fe International to vote for the merger-related proposals, shareholders of Santa Fe International should be aware that members of the Santa Fe International board of directors and certain executive officers have agreements and/or arrangements that provide them with interests in the merger that differ from those of Santa Fe International shareholders, including those described under "-- Management of GlobalSantaFe." The Santa Fe International board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the shareholders of Santa Fe International that they vote for the merger-related proposals.

     Payments to Directors. Every non-employee director who resigns from the board of directors of Santa Fe International as contemplated by the merger agreement will be entitled to a lump sum cash payment in an amount equal to $100,000 for his or her service as a director through the date of the merger.


     Gordon M. Anderson will receive $100,000 at the effective time of the merger in recognition for relinquishing his responsibilities as non-executive chairman as contemplated by the merger agreement, which is in addition to the payment he will receive upon resigning from the board of directors for his service as a director through the date of the merger.


     Santa Fe International Stock Options and Restricted Shares. In connection with the merger, all options granted to non-employee directors pursuant to the 1997 Non-Employee Director Stock Option Plan and the 2001 Long Term Incentive Plan will become fully exercisable as of the effective time of the merger. In addition, such options will remain exercisable following the termination of a non-employee director's service for any reason until the earlier of (i) the fifth anniversary of the date of termination of service and (ii) the expiration date of the options.

     All options and restricted shares granted to executive officers, other officers and employees pursuant to the 1997 Long Term Incentive Plan and 2001 Long Term Incentive Plan will become fully exercisable and unrestricted as of the effective time of the merger.


     As of October 15, 2001, Messrs. Garber, Hunt, McCarty, Moomjian and Seeliger held options to acquire 396,388, 120,175, 112,050, 82,450 and 112,050 ordinary shares of Santa Fe International, respectively, that are not yet exercisable. All other officers as a group held options to acquire 569,475 ordinary shares of Santa Fe International that are not yet exercisable.



     As of October 15, 2001, the number of stock options not yet exercisable held by directors and executive officers of Santa Fe International totalled 869,112. Assuming the merger is completed on November 20, 2001, the number of stock options held by directors and executive officers that would become exercisable on November 20, 2001 would total 869,112 with an average weighted exercise price of $24.60.

     In connection with the merger, the board of directors of Santa Fe International authorized a grant, as of the effective time of the merger, of up to 1,000,000 options to purchase shares of GlobalSantaFe to officers or employees. These options have been allocated in the following manner: 300,000 options to Mr. Garber, 90,000 options to Mr. McCarty, 90,000 options to Mr. Moomjian, 45,000 options to Mr. Hunt, 45,000 options to Mr. Seeliger and 430,000 options to all other officers and employees as a group. Such options will have an exercise price equal to the fair market value of GlobalSantaFe's ordinary shares on the date of the effective time of the merger. The options will become exercisable 50% on the second anniversary of the effective time of the merger and 25% on each of the third and fourth anniversaries of the effective time of the merger, subject to acceleration upon the occurrence of certain specified events.



     Employment and Severance Agreements. In connection with the merger, as chief executive officer and president, Mr. Garber entered into a letter agreement with Santa Fe International setting forth his duties and responsibilities following the merger and amending the terms of his Executive Severance Protection Agreement.


     The agreement provides that Mr. Garber will have complete authority and responsibility over the business and affairs of GlobalSantaFe as president and chief executive officer, and he will serve on the board of directors. The agreement also provides for a specific allocation of duties and responsibilities between Mr. Garber, as president and chief executive officer, and Mr. Rose, as chairman of the board of directors, for so long as Mr. Rose serves as chairman. In particular, Mr. Garber's duties as president and chief executive officer include consulting with the chairman of the board of directors to develop management's recommendations to the board of directors with respect to GlobalSantaFe's positions on strategic issues.

     The agreement also provides that Mr. Garber's Executive Severance Protection Agreement is modified to provide that "good reason" includes: (i) without his consent, assignment of duties inconsistent with his position as described above, (ii) without his consent, any action by GlobalSantaFe which results in a material diminution of his position, duties or status, (iii) without his consent, his removal from the board of directors, his failure to be nominated to the board of directors or his failure to be elected to the board of directors, (iv) reduction of his base salary and (v) the failure of GlobalSantaFe to provide him with incentive compensation opportunities consistent with those provided immediately prior to the merger. He will receive benefits under his Executive Severance Protection Agreement in the event of his termination of employment other than for "cause" or in the event of his voluntary termination for "good reason" during the period beginning on a "change in control" (including the merger) and ending on the later of (i) three years after a "change in control" and (ii) the date following his 62nd birthday. Prior to such amendment, the period of termination protection was limited to two years following a change in control.

     In the event that Mr. Garber becomes entitled to a severance benefit pursuant to his Executive Severance Protection Agreement, the agreement provides that Mr. Garber's pension benefits will be based on an additional three years of service and three years of age (in any case, as if he had attained age 62 while employed by GlobalSantaFe).

     Mr. Garber's outstanding options will become exercisable and restrictions on his restricted shares will lapse at the effective time of the merger. Additionally, if he becomes eligible to receive severance benefits, his options will remain exercisable for a period ending on the earlier of (i) three years following his termination of employment or (ii) the expiration of the original terms of the options.


     The Executive Severance Protection Agreements entered into by Santa Fe International with Messrs. Garber, Hunt, McCarty, Moomjian and Seeliger outstanding as of the effective time of the merger will be amended to provide that in the event of the executive's termination of employment without "cause" or voluntary termination for "good reason" during the three-year period following a "change in control" (including the merger), the executive will be entitled to severance benefits under the agreement. Prior to such amendment, the period of termination protection was limited to a period of two years following a change in control.

     In addition, in the event that an executive becomes entitled to severance benefits under the Employee Severance Protection Plan, such executive's options will remain exercisable until the earlier of (i) three years following the termination of such executive's employment and (ii) the expiration of the option.


     Pursuant to the Executive Severance Protection Agreements with those executives noted above, in the event of termination of the executive's employment within three years following the effective time of the merger by GlobalSantaFe without "cause" or by the executive for "good reason," the executive will be entitled to the following severance benefits:

     - a cash payment equal to three times base salary and three times the annual target bonus under the Annual Incentive Plan for the fiscal year in which the change in control occurs;

     - basic life insurance, disability plan benefits, and medical and dental benefits for the executive and his dependents and beneficiaries for three years following termination of employment or until the executive becomes covered under a subsequent employer's benefit plans;

     - an additional three years of service and three years of age credit under each applicable non-qualified pension plan; and

     - outplacement and/or financial planning services in an amount not to exceed $30,000.

     Mr. Garber is entitled to substantially similar severance benefits, except for the differences described above pursuant to the letter agreement entered into between Mr. Garber and Santa Fe International.

     In the event that any distribution to or for the benefit of any of the executives is determined to be a "parachute payment" and subject to an excise tax, the executive will be entitled to receive a gross-up payment such that, after payment of all taxes and the excise tax, the executive retains an amount equal to the excise tax.

     Assuming that each of the executive officers were to incur a termination of employment entitling them to severance benefits pursuant to the Executive Severance Protection Agreements, Messrs. Garber, Hunt, McCarty, Moomjian and Seeliger would receive aggregate cash payments (excluding any additional amounts that would be payable if an excise tax were imposed) of $3,018,750, $1,152,750, $1,152,750, $945,000 and $1,152,750, respectively. All other officers as a group would receive aggregate cash payments (excluding any additional amounts that would be payable if an excise tax were imposed) totaling $7,397,049.

     Annual Incentive Plan Supplemental Pension Benefit. With respect to an employee who is entitled to a bonus under the Annual Incentive Plan, in the event that such employee becomes eligible for severance benefits under the Employee Severance Protection Plan, such employee will receive a supplemental pension benefit equal to the difference between (i) the amount calculated by including one-twelfth of such employee's Annual Incentive Plan bonus for the relevant year in the monthly base rate for purposes of calculating such employee's pension benefits over (ii) the pension benefits actually payable to such employee.


     Management's Stock Ownership. Santa Fe International directors and executive officers beneficially owned, as of the record date for the Santa Fe International extraordinary general meeting, approximately 494,135 ordinary shares of Santa Fe International, including exercisable Santa Fe International options on ordinary shares, representing less than 1% of the outstanding Santa Fe International ordinary shares, including exercisable Santa Fe International options.


INTERESTS OF CERTAIN GLOBAL MARINE DIRECTORS AND EXECUTIVE OFFICERS IN THE
MERGER

     In considering the recommendation of the board of directors of Global Marine to vote for the proposal to approve and adopt the merger agreement, stockholders of Global Marine should be aware that members of the Global Marine board of directors and members of Global Marine's management team have agreements and arrangements that provide them with interests in the merger that differ from those of Global Marine stockholders, including those described under "-- Management of GlobalSantaFe." The Global Marine board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of Global Marine that they vote for the proposal to approve and adopt the merger agreement.

     Payments to Directors. A lump sum cash payment in an amount equal to $104,000 will be made to directors of Global Marine who continue service through the effective time of the merger and are not designated to serve on the board of directors of GlobalSantaFe upon the closing of the merger. The payments are the equivalent of two years' retainer plus the cash value of two years of restricted stock grants.


     Global Marine Stock Options and Performance Stock Awards. Generally, all options to purchase shares of Global Marine common stock under the Global Marine 1989 Stock Option and Incentive Plan, the Global Marine 1998 Stock Option and Incentive Plan, the Global Marine 1994 Non-Employee Stock Option and Incentive Plan, and the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan will become fully exercisable as of the effective time of the merger. All options to purchase shares of Global Marine common stock under the Global Marine 1990 Non-Employee Director Stock Option Plan became fully exercisable on August 31, 2001, upon approval of the merger by the Global Marine board of directors. All stock options held by directors and employees under the Global Marine option plans will become options to purchase ordinary shares of GlobalSantaFe, subject to adjustment based on the merger ratio. As of October 15, 2001, the number of unexercisable stock options held by directors and executive officers of Global Marine totaled 2,440,675. Assuming the merger is completed on November 20, 2001, the number of stock options held by directors and executive officers that would become exercisable on November 20, 2001 and that became exercisable on the August 31, 2001 approval of the merger would total 2,456,175 with prices ranging from $7.6875 to $33.0650. In addition, all conditions, contingencies and other restrictions on performance stock awards will lapse upon approval of the merger by stockholders of Global Marine, thereby resulting in the vesting of performance stock relating to 646,388 shares of Global Marine common stock.


     Under the terms of the merger agreement, options outstanding under the 1990 Non-Employee Director Stock Option Plan will be deemed to be modified such that they will remain exercisable for their full scheduled term in the event that the option holder does not become a non-employee director of GlobalSantaFe or in the event that the non-employee director terminates service prior to the expiration of the option under conditions which would permit the option to remain outstanding and exercisable for its full scheduled term under the terms of the options issued to the non-employee director pursuant to the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan. The options will remain exercisable for three months following termination of service under any other conditions.


     In addition, all restrictions on restricted stock granted to non-employee directors under the Non-Employee Director Restricted Stock Plan will lapse upon approval of the merger by stockholders of Global Marine. As of October 15, 2001, non-employee directors of Global Marine as a group held 10,632 shares of Global Marine restricted stock.



     As of October 15, 2001, Messrs. Rose, Marshall, Ralls, Vrooman and Woolie held options to acquire 831,250, 360,000, 214,250, 178,750 and 215,750 shares of
Global Marine common stock, respectively, that were not yet exercisable. In addition, all other executive officers as a group held options to acquire 539,175 shares of Global Marine common stock that were not yet exercisable.



     As of October 15, 2001, Messrs. Rose, Marshall, Ralls, Vrooman and Woolie held performance shares, subject to conditions and restrictions, relating to 225,000, 120,000, 75,000, 60,000 and 75,000 shares of Global Marine common stock, respectively. In addition, all other executive officers as a group held performance shares that were subject to conditions and restrictions relating to 90,000 shares of Global Marine common stock.



     Indemnification and Insurance. All past and present officers and directors of Global Marine will be indemnified by Global Marine, to the extent permitted under applicable law, from and after the effective time of the merger against all claims arising out of all acts and omissions in their capacities as officers and directors. In the event of a claim, GlobalSantaFe will cause Global Marine to pay, as incurred, the fees and expenses of counsel, and GlobalSantaFe and Global Marine will cooperate in the defense of any such claim.

     For a period of six years following the effective time of the merger, GlobalSantaFe will cause Global Marine to maintain officers' and directors' liability insurance covering the officers and directors who are currently covered by Global Marine's existing officers' and directors' liability insurance policies, provided that GlobalSantaFe and Global Marine will not be required to pay annual premiums in excess of 150% of the last annual premium paid by Global Marine.

     Employment and Severance Agreements. All of the executive officers of Global Marine, other than Mr. Rose, who is covered by a separate arrangement discussed below, will be entitled to severance benefits in the event of termination of employment without "cause" or in the event of resignation of employment for "good reason" during the 36-month period following either approval of the merger by stockholders of Global Marine or the effective time of the merger. In the event of such termination of employment, such executive officers are entitled to the following severance payments:

     - unpaid base salary through the date of termination;

     - lump sum cash payment of any deferred compensation;

     - an amount equal to three times the executive's annual base salary payable in equal monthly installments over three years following the date of termination;

     - an amount equal to three times the highest bonus paid or payable in any one year to the executive in the three years immediately prior to the date of termination;


     - health insurance, dental insurance and life insurance benefits during the severance period, provided that such benefits will be secondary if the executive is eligible to receive such benefits through another employer;


     - continued accrual of years of service under any defined benefit plan the executive participates in for the severance period or until the executive or the executive's spouse begins to receive a benefit under any such plan;

     - immediate vesting of benefits under the Executive Supplemental Retirement Plan of 1990, as amended, as if the executive had attained at least age 55 and at least five years of service; and

     - with respect to executives younger than age 55, status as if the executive had attained age 55 for purposes of post-retirement benefits.

     Messrs. Dawson, Krezel and Stegall participate in the Global Marine Employee Severance Program for Shorebased Staff Personnel. In the event of a resignation for "good reason" or an involuntary termination other than for "cause" within the 36-month period following either approval of the merger by stockholders of Global Marine or the effective time of the merger, these individuals will be entitled to two years of salary continuation, a lump sum payment equal to their target bonus and eligibility, subject to certain conditions, for two years of continued medical, dental and life insurance benefits.

     In the event that any distribution to or for the benefit of any of the executives is determined to be a "parachute payment" and subject to an excise tax, the executive will be entitled to receive a gross-up payment such that, after payment of all taxes and the excise tax, the executive retains an amount equal to the excise tax.

     Pursuant to his employment agreement, Mr. Rose is also eligible to receive severance benefits if he is terminated without "cause" or if he resigns for "good reason" during the 36-month period following the effective time of the merger. The severance benefits to which he would be entitled in the event of such a termination are substantially similar to those outlined above with the following exceptions: (i) Mr. Rose is entitled to a payment equal to the greater of (a) his annual salary for the remaining number of full months in the term of his employment agreement or (b) three times his annual salary, (ii) Mr. Rose is entitled to a lump sum cash payment equal to three times the greater of (a) the highest incentive bonus paid or payable to him in any one year in the three years prior to the date of termination and (b) the highest target incentive bonus established for him in the three years immediately prior to the date of termination and (iii) for each year of actual employment, Mr. Rose is credited with three years of service for purposes of determining eligibility and the amount of benefits under the Global Marine Executive Supplemental Retirement Plan of 1990 and all non-pension post-retirement benefits.

     Mr. Rose is also entitled to a gross-up payment in the event that any distribution is determined to be a "parachute payment" and subject to an excise tax such that, after payment of all taxes and the excise tax, he retains an amount equal to the excise tax.

     Assuming that each of the executive officers incurs a termination of employment entitling him to severance benefits, Messrs. Rose, Marshall, Ralls, Vrooman and Woolie would receive aggregate cash payments (excluding any additional amounts that would be payable if an excise tax were imposed) of approximately $4,380,000, $1,867,500, $1,380,000, $1,320,000 and $1,380,000,
respectively. In addition, all other executive officers as a group would receive aggregate cash payments (excluding any additional amounts that would be payable if an excise tax were imposed) of approximately $3,510,780.

     As of the effective time of the merger, Mr. Rose's employment agreement with Global Marine will be amended such that Mr. Rose will become employed by GlobalSantaFe. He will assume the position of chairman of the board of directors of GlobalSantaFe. As chairman of the board of directors of GlobalSantaFe, Mr. Rose will provide advice and counsel in developing management's recommendations on the company's positions on strategic issues and will lead the board of directors in establishing its position on such issues, will establish agendas and make arrangements for meetings of the board of directors and meetings of stockholders, have general responsibility for information flow to the board of directors, will assist in the integration of both companies following the merger, in coordination with the chief executive officer, will act as senior company liaison with industry, community and political contacts regarding issues of concern to GlobalSantaFe and will exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or prescribed by GlobalSantaFe's memorandum of association and articles of association.

     In consideration of his execution of the amendment to his employment agreement, Mr. Rose was granted an award of 250,000 restricted shares of Global Marine effective upon the effective time of the merger. The obligation to issue these shares will be assumed by GlobalSantaFe and GlobalSantaFe shares, adjusted for the merger ratio, will be issued to Mr. Rose. None of the restrictions relating to these restricted shares lapse as a result of the merger.


     Management's Stock Ownership. Global Marine directors and executive officers (19 persons) beneficially owned, as of the record date for the Global Marine special meeting, 3,456,543 shares of Global Marine common stock, including exercisable Global Marine common stock options, representing 1.9% of the outstanding Global Marine common stock.


CLOSING AND EFFECTIVENESS OF THE MERGER

     The closing of the merger will occur when all of the conditions to the merger are satisfied or waived, including the approval of the merger-related proposals by the shareholders of Santa Fe International and the approval and adoption of the merger agreement by the stockholders of Global Marine. The merger will become effective upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as Santa Fe International and Global Marine shall have agreed upon and designated in such filing.


     Santa Fe International and Global Marine intend to complete the merger as quickly as possible after all the conditions to the merger, including obtaining the approvals of their respective shareholders at the extraordinary general meeting and special meeting, are satisfied or waived. Satisfaction of some of these conditions, including receipt of governmental clearances or approvals, is not entirely within Santa Fe International's or Global Marine's control. Subject to obtaining the approval of our respective shareholders at the shareholder meetings and receipt of all required governmental clearances and approvals, we expect to complete the merger immediately following the shareholder meetings.


STRUCTURE OF THE MERGER

     In order to accomplish the merger, Santa Fe International formed Gold Merger Sub, a Delaware corporation and a wholly owned subsidiary of Silver Sub, which itself is a wholly owned subsidiary of Santa Fe International. Pursuant to the merger agreement, at the effective time of the merger, Gold Merger Sub will merge with and into Global Marine, with Global Marine surviving the merger and thereby becoming a wholly owned subsidiary of Santa Fe International. Santa Fe International's name will be changed to GlobalSantaFe Corporation in connection with the merger.

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

EXCHANGE OF GLOBAL MARINE COMMON STOCK CERTIFICATES FOR GLOBALSANTAFE ORDINARY SHARE CERTIFICATES


     Each share of Global Marine common stock outstanding immediately before the effective time of the merger will be converted into the right to receive 0.665 GlobalSantaFe ordinary shares at the effective time of the merger. Before the merger, Silver Sub will acquire the newly issued Santa Fe International (GlobalSantaFe after the merger) ordinary shares that Silver Sub will deliver to the Global Marine stockholders in the merger. To allow record holders of Global Marine common stock to exchange their certificates for certificates of GlobalSantaFe ordinary shares, Silver Sub will deposit with an exchange agent GlobalSantaFe ordinary shares (plus cash in lieu of fractional shares) that will be issued in exchange for the Global Marine common stock certificates. The exchange agent will mail to each holder of Global Marine common stock a transmittal form that will contain instructions for the surrender of Global Marine common stock certificates to be exchanged in the merger. Holders of Global Marine common stock who surrender to the exchange agent their Global Marine common stock certificates, along with the transmittal form, will receive a certificate representing the number of whole GlobalSantaFe ordinary shares that they are entitled to receive. These Global Marine stockholders will also receive a check representing cash in lieu of any fractional shares and any unpaid dividends and distributions that the stockholders may have a right to receive.


     The surrendered Global Marine stock certificates will be canceled. If any Global Marine common stock certificates are presented to GlobalSantaFe or the exchange agent after the merger, those certificates will be canceled and exchanged for certificates representing GlobalSantaFe ordinary shares (plus cash in lieu of fractional shares, if any) that the holder of the Global Marine common stock certificates is entitled to receive under the merger agreement.

     None of Santa Fe International (or GlobalSantaFe after the merger), Silver Sub, Global Marine, the exchange agent or any other person will be liable to any former Global Marine stockholder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

CONVERSION OF STOCK OPTIONS, PERFORMANCE STOCK AND RESTRICTED SHARES AND ASSUMPTION OF STOCK PLANS


     At the effective time of the merger, all options to acquire shares of Global Marine common stock outstanding at the effective time of the merger under the Global Marine 1989 Stock Option and Incentive Plan, the Global Marine 1998 Stock Option and Incentive Plan, the Global Marine 1994 Non-Employee Stock Option and Incentive Plan, the Global Marine 1990 Non-Employee Director Stock Option Plan and the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan and options granted to newly hired employees pursuant to the merger agreement will be assumed by GlobalSantaFe. The options under the Global Marine 1990 Non-Employee Director Stock Option Plan became fully exercisable by their terms on August 31, 2001, upon the Global Marine board's approval of the merger. All other such options will be fully exercisable as of the effective time of the merger. Options for the purchase of shares of Global Marine common stock assumed by GlobalSantaFe will be exercisable for ordinary shares of GlobalSantaFe, adjusted as follows: (i) each option to purchase a share of Global Marine common stock will be exercisable for that whole number of ordinary shares of GlobalSantaFe equal to the product (rounded to the nearest whole share) of the number of shares of Global Marine common stock subject to such option multiplied by 0.665 and (ii) the exercise price per ordinary share of GlobalSantaFe will be an amount equal to the exercise price per share of Global Marine common stock subject to such option divided by 0.665 (rounded down to the nearest whole cent). Each option outstanding under the Global Marine 1990 Non-Employee Director Stock Option Plan will remain exercisable for its full scheduled term in the event the holder of the option does not become a non-employee director of GlobalSantaFe or terminates service as a non-employee director of GlobalSantaFe prior to the expiration of the option under conditions that would permit the option to remain outstanding and exercisable for its full scheduled term under the terms of the options issued to such non-employee director pursuant to the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan and will remain exercisable for three months following termination of service under any other conditions.


     As discussed above under "Interests of Certain Global Marine Directors and Executive Officers in the Merger," upon approval of the merger by stockholders of Global Marine, all conditions, contingencies and other restrictions on performance stock awards will lapse, thereby resulting in the vesting of the shares of performance stock. In addition, all restrictions on restricted stock granted to non-employee directors under the Non-Employee Director Restricted Stock Plan will lapse upon approval of the merger by the Global Marine stockholders. None of the restrictions relating to the 250,000 restricted shares granted to Mr. Rose in connection with the merger will lapse as a result of the merger. All such shares of performance stock and restricted stock will be converted to ordinary shares of GlobalSantaFe pursuant to the merger agreement.


     GlobalSantaFe will assume the Global Marine 1998 Stock Option and Incentive Plan, the Global Marine 1994 Non-Employee Stock Option and Incentive Plan and the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan. The number of shares of Global Marine common stock available for issuance under these plans as of October 15, 2001 are 17,671,582, 389,655 and 1,030,500,
respectively, and following assumption of such plans by GlobalSantaFe, the number of shares available will be adjusted based on the merger ratio.


EMPLOYEE BENEFIT MATTERS

     At the effective time of the merger, all employees of Global Marine and its subsidiaries initially will continue to be employed by Global Marine as an indirect subsidiary of GlobalSantaFe at the same salaries and wages of such employees immediately prior to the merger, subject to the right of the surviving entity and its subsidiaries to subsequently alter such salaries and wages and the terms of employment. With respect to each employee of Global Marine and its subsidiaries, GlobalSantaFe will cause Global Marine to deem the period of employment with Global Marine and its subsidiaries to have been employment and service with GlobalSantaFe for purposes of determining the employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay, sick leave and life insurance) under all employee benefit plans, programs, policies or similar employment related arrangements of GlobalSantaFe and its subsidiaries in which the employee is eligible to participate. GlobalSantaFe will waive, and to the extent necessary to effect the provisions of the merger agreement, will use its reasonable best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the effective time of the merger of those employees and their dependents who were covered immediately prior to the effective time of the merger under a group health plan maintained by Global Marine, but only to the extent that this medical condition would be covered by GlobalSantaFe's or Global Marine's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under Global Marine's group health plan prior to the effective time of the merger. At the effective time of the merger, GlobalSantaFe will cause Global Marine to offer to each employee of Global Marine and its subsidiaries coverage under a group health plan which credits such employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the effective time of the merger (or such later date as the employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under Global Marine's group health plan.


     Pursuant to the merger agreement, GlobalSantaFe will continue or cause one of its subsidiaries to continue the Global Marine Severance Program for Shorebased Staff Personnel for the benefit of any employee of Global Marine and its subsidiaries who would be eligible for severance benefits under that plan due to a qualifying layoff or termination of employment within 12 months after the effective time of the merger. The rights of certain key employees under the Global Marine Severance Program for Shorebased Staff Personnel may not be adversely affected during the 36-month period after the effective time of the merger.


     Pursuant to the merger agreement, Santa Fe International and Global Marine have agreed to cooperate in good faith to establish a process for promptly integrating their compensation and benefit plans following the effective time of the merger and to take appropriate and substantially consistent actions to retain key employees and to provide for a smooth transition.

     Except with respect to offers of employment to new employees in the ordinary course of business and consistent with past practices, pursuant to the merger agreement, Santa Fe International and Global Marine have agreed that they will not make, and they will not permit their respective subsidiaries to make, any representations to their employees concerning continued employment following the effective time of the merger, or the terms and conditions of employment or benefits offered, other than with the express mutual consent of both Santa Fe International and Global Marine.

     Pursuant to the merger agreement, Santa Fe International has agreed that in the event that annual bonus payments for employees of Global Marine and its subsidiaries in respect of service during 2001 have not been paid prior to the effective time of the merger, GlobalSantaFe will pay, or cause its subsidiaries to pay, the annual bonus in accordance with the terms of the management incentive award plans.

     Pursuant to the merger agreement, Santa Fe International has agreed to treat the merger as a change in control with respect to (i) awards made under the Global Marine stock plans and the Global Marine Non-Employee Director Restricted Stock Plan, (ii) the Global Marine Severance Program for Shorebased Staff Personnel, (iii) the employment agreement between Global Marine and Robert
E. Rose, as amended and (iv) the severance agreements between Global Marine and Messrs. Johnson, Marshall, McCulloch, Ralls, Vrooman, Woolie, and Watson. GlobalSantaFe will assume the obligations of Global Marine with respect to such severance agreements.


     Under the merger agreement, GlobalSantaFe will assume the obligations of Global Marine with respect to the performance stock awards granted to Messrs. Johnson, Marshall, McCulloch, Ralls, Rose, Vrooman, and Woolie, including the obligation to accelerate the removal of all conditions, contingencies and other restrictions from the total number of shares of Global Marine common stock subject to awards for all employees of Global Marine. Within 10 days following the effective time of the merger, GlobalSantaFe will issue to each holder of performance shares identified above, other than any holder who has terminated employment with Global Marine and its subsidiaries prior to the effective time of the merger without entitlement to a performance share payment, a number of GlobalSantaFe ordinary shares equal to the number of shares of Global Marine common stock subject to the performance award, adjusted by the merger ratio.


     GlobalSantaFe will assume the obligation of Global Marine to issue an award of 250,000 restricted shares of Global Marine common stock to Robert E. Rose, by the issuance as of the effective time of the merger of a number of GlobalSantaFe ordinary shares equal to 250,000, adjusted by the merger ratio and subject to the forfeiture restrictions previously approved by the compensation committee of the board of directors of Global Marine. None of these restrictions relating to these restricted shares lapse as a result of the merger.

DIVIDENDS

     The Santa Fe International board of directors has historically made a determination each quarter as to the payment of dividends. Santa Fe International has paid quarterly cash dividends of $0.0325 per ordinary share since the fourth quarter of 1997. On September 11, 2001, the Santa Fe International board of directors declared a quarterly dividend of $0.0325 per share payable to holders of record at the close of business on September 28, 2001. We do not currently plan to change this practice after the merger, including the amount of the per share dividend by GlobalSantaFe after the merger. Any future declaration and payment of dividends by GlobalSantaFe will be made at the discretion of its board of directors and will be dependent upon a variety of factors, including GlobalSantaFe's results of operations, financial condition, cash requirements, restrictions, if any, contained in its agreements with creditors and other relevant factors. Any declared dividend will be payable only out of GlobalSantaFe's profits or share premium account or any other account permitted by the Companies Law (2001 Second Revision) of the Cayman Islands in accordance with Cayman Islands law.

ACCOUNTING TREATMENT AND CONSIDERATIONS


     The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. Because the stockholders of Global Marine will own slightly over 50% of GlobalSantaFe after the merger, Global Marine will be considered the acquiring entity for financial accounting purposes. Accordingly, the historical basis of Global Marine in its assets and liabilities will be carried forward to the financial statements of GlobalSantaFe. The assets and liabilities of Santa Fe International will be revalued to estimated fair value at the date of the merger in the financial statements of GlobalSantaFe, with the excess of the purchase price over the sum of such fair values recorded as goodwill.

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The $2.6 billion purchase price is calculated using the estimated number of
Santa Fe International ordinary shares expected to be outstanding immediately prior to the merger and a $14.67 per share average trading price of Global Marine common stock, as adjusted for the merger ratio ($22.06 per share, as adjusted), for a period of time immediately before and after the merger was announced, plus the estimated fair value of Santa Fe International's outstanding stock options. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Santa Fe International ordinary shares will trade immediately before the completion of the merger or the value of GlobalSantaFe ordinary shares to be received by Global Marine stockholders in connection with the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS

  SCOPE OF DISCUSSION


     The following discussion summarizes the material U.S. tax consequences to Global Marine stockholders of (1) the exchange of Global Marine common stock for GlobalSantaFe ordinary shares in the merger and (2) the subsequent ownership and disposition of GlobalSantaFe ordinary shares. There are no material U.S. tax consequences to the historic Santa Fe International shareholders, because their Santa Fe International ordinary shares remain unchanged by the merger. For a description of the manner in which the merger will be carried out, see
"-- Exchange of Global Marine Common Stock Certificates for GlobalSantaFe Ordinary Share Certificates" on page 58 and "The Merger Agreement" on page 68. This discussion is based upon existing U.S. tax law, including legislation, regulations, administrative rulings and court decisions, as in effect on the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect.


     For purposes of this discussion:

     - a "U.S. holder" is a beneficial owner of Global Marine common stock that, for U.S. tax purposes, is (1) an individual citizen or resident of the United States, (2) a corporation or any other entity taxable as a corporation created or organized in or under the laws of the United States or of a state of the United States or the District of Columbia, or
       (3) a trust or estate treated as a domestic trust or estate;

     - a "non-U.S. holder" is any beneficial owner of Global Marine common stock other than a U.S. holder; and

     - the term "U.S. tax" means U.S. federal income tax under the Internal Revenue Code.

     This discussion assumes that U.S. holders hold their Global Marine common stock and the GlobalSantaFe ordinary shares which they will receive in the merger as capital assets. Tax consequences which are different from or in addition to those here described may apply to U.S. holders who are subject to special treatment under U.S. tax law, such as:


     - tax-exempt organizations;


     - financial institutions, insurance companies and broker-dealers;

     - persons who hold their Global Marine common stock as part of a hedge, straddle, wash sale, synthetic security, conversion transaction or other integrated investment comprised of Global Marine common stock and one or more other investments;

     - persons who acquired their shares in compensatory transactions;

     - persons who have previously been, but are no longer, citizens or residents of the United States;

     - non-U.S. holders who are or have previously been engaged in the conduct of a trade or business in the United States; or

     - persons that, after the merger, will own, actually or constructively, stock possessing at least 10% of the total combined voting power of all GlobalSantaFe stock.

     In the case of a shareholder that is a partnership, determinations as to tax consequences generally will be made at the partner level, but special considerations not here set forth may apply. The discussion is limited to
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U.S. federal income tax considerations and does not address other U.S. federal tax considerations or state, local or non-U.S. tax considerations.


     This summary is not a substitute for an individual analysis of the tax consequences of the merger to a Global Marine stockholder. Each Global Marine stockholder is urged to consult a tax advisor as to the U.S. tax consequences of the transaction, including any such consequences arising from the particular facts and circumstances of the Global Marine stockholder, and as to any estate, gift, state, local or non-U.S. tax consequences of the transaction.

  MATERIAL U.S. TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS


     Global Marine and Santa Fe International expect the merger to qualify as a reorganization under section 368(a) of the Internal Revenue Code. However, because Santa Fe International is not a U.S. corporation, the merger is subject to special rules under section 367 of the Internal Revenue Code that will, as discussed below, cause U.S. holders to recognize gain but not loss in most circumstances. Assuming the merger qualifies as a reorganization under section 368(a) of the Internal Revenue Code, and subject to the assumptions and limitations set forth above in "-- Scope of Discussion":


     - U.S. holders will recognize gain, if any, on the exchange in the merger of shares of Global Marine common stock for GlobalSantaFe ordinary shares and cash in lieu of fractional shares. A U.S. holder's gain should equal the excess of (1) the fair market value of the GlobalSantaFe ordinary shares and cash received by the holder in the reorganization over (2) the holder's adjusted tax basis in the shares of Global Marine common stock exchanged for the GlobalSantaFe ordinary shares and cash.

     - U.S. holders will not recognize loss, if any, on the exchange in the merger of shares of Global Marine common stock for GlobalSantaFe ordinary shares (except as discussed below with respect to cash received in lieu of fractional shares of GlobalSantaFe). U.S. holders with a loss (other than with respect to cash received in lieu of fractional shares) on their shares of Global Marine common stock will, however, be able to carry over their basis to their GlobalSantaFe ordinary shares, thus preserving the loss.


     - U.S. holders will recognize loss, if any, on a cash payment in the merger for a fractional GlobalSantaFe ordinary share in an amount equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the share of Global Marine common stock surrendered that is allocable to the fractional share.


     - The holding period of the GlobalSantaFe ordinary shares will commence on the day after the date of the merger, except in the case of holders realizing a loss (other than with respect to cash received in lieu of fractional shares) on the exchange whose holding period will include the period those holders held their shares of Global Marine common stock.

     In determining the amount of gain recognized, each share of Global Marine common stock transferred is to be treated as the subject of a separate exchange. Accordingly, if a U.S. holder transfers some Global Marine stock on which gains are realized and other Global Marine stock on which losses are realized, the U.S. holder may not net losses against gains to determine the amount of gain recognized.

     Any recognized gain or loss will be capital gain or loss and will constitute long-term capital gain or loss if the U.S. holder's holding period is greater than one year as of the date of the merger. For certain U.S. holders, including individuals, any such long-term capital gain generally will be taxed at a maximum U.S. federal income tax rate of 20%. The deductibility of capital losses is subject to limitations.


     The tax basis of the GlobalSantaFe ordinary shares will be equal to their fair market value on the date of the reorganization, except in the case of U.S. holders realizing a loss (other than with respect to cash received in lieu of fractional shares) on the exchange, whose tax basis will be the same as the tax basis of their Global Marine common stock.


     All U.S. holders should be aware that certain reporting requirements apply to a reorganization under section 368 of the Internal Revenue Code. Although the merger is subject to special rules under section 367 of
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the Internal Revenue Code, U.S. holders are not subject to any separate reporting requirements with respect to the merger under section 367, assuming that gain recognized under the rules described above is properly reported.

  MATERIAL U.S. TAX CONSEQUENCES TO U.S. HOLDERS OF OWNING AND DISPOSING OF GLOBALSANTAFE ORDINARY SHARES

     General. The following is a discussion of the material U.S. tax consequences of the ownership and disposition of GlobalSantaFe ordinary shares received by U.S. holders in the merger. The discussion is subject to the assumptions and limitations set forth above in "-- Scope of Discussion."


     Distributions on and Sale of the GlobalSantaFe Ordinary Shares. U.S. holders will be required to include in gross income as ordinary income the gross amount of any distribution on the GlobalSantaFe ordinary shares, to the extent that the distribution is paid out of GlobalSantaFe's current or accumulated earnings and profits as determined for U.S. tax purposes (a "dividend"). These dividends will not be eligible for the dividends received deduction, which generally is allowed to United States corporate shareholders on dividends received from a domestic corporation. Distributions in excess of current and accumulated earnings and profits will be applied first to reduce the U.S. holder's tax basis in the holder's shares, and thereafter will constitute gain from a sale or other taxable disposition of the shares.



     Although, for foreign tax credit purposes, dividends paid by a foreign corporation generally are foreign source income, under section 904(g) of the Internal Revenue Code, dividends paid by a foreign corporation that is treated as more than 50% owned by United States persons may be treated as U.S. source income for foreign tax credit purposes, to the extent that the foreign corporation itself has more than an insignificant amount of U.S. source income. A portion of the dividends paid by GlobalSantaFe could be treated as U.S. source income under section 904(g) of the Internal Revenue Code.



     A U.S. holder of GlobalSantaFe ordinary shares generally will recognize gain or loss for U.S. tax purposes upon the sale or other taxable disposition of such shares in an amount equal to the difference between the amount realized from such sale or other taxable disposition and the U.S. holder's adjusted tax basis in such shares. Such gain or loss will be a capital gain or loss and, in the case of certain U.S. holders, including individuals, any such gain would be subject to U.S. tax at a maximum rate of 20% if the U.S. holder's holding period for the GlobalSantaFe ordinary shares at the time of the sale or other taxable disposition exceeds one year. Such gain or loss generally will be United States source gain or loss for foreign tax credit purposes. The deduction of capital losses is subject to limitation under U.S. tax law.


     Special Rules for Passive Foreign Investment Companies. For U.S. tax purposes, a foreign corporation, such as GlobalSantaFe, is classified as a passive foreign investment company (a "PFIC") for each taxable year in which either (1) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (2) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets of and to receive directly its proportionate share of the income of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. Under the Internal Revenue Code, passive income generally includes dividends, interest, royalties, rents (other than rents and royalties derived in the active conduct of a trade or business and not derived from a related person), gains from the disposition of passive assets and gains from commodities transactions, other than gains derived from "qualified active sales" of commodities and "qualified hedging transactions" involving commodities within the meaning of applicable Treasury regulations (the "Commodity Exception").

     Based upon estimates with respect to its income, assets and operations, GlobalSantaFe believes that it will not be a PFIC immediately following the merger, and it does not anticipate becoming a PFIC in the foreseeable future. However, since the determination of PFIC status will be made on an annual basis, and will depend upon the composition of the income and assets of GlobalSantaFe and its subsidiaries, and the nature of the activities of GlobalSantaFe and its subsidiaries (including the ability to qualify for the Commodity Exception), from time to time, there can be no assurance that GlobalSantaFe will not be considered a PFIC
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

for any taxable year. Moreover, an opinion of counsel will not be obtained, and a ruling will not be sought from the IRS, regarding the PFIC determination for GlobalSantaFe.

     Classification of a foreign corporation as a PFIC can have various adverse U.S. tax consequences to U.S. holders. These include taxation of gain on a sale or other disposition of the shares of the corporation (possibly including a disposition by way of gift or exchange in a corporate reorganization, or the grant of the stock as security for a loan) at ordinary income rates and imposition of an interest charge on gain or on distributions with respect to the shares. Accordingly, if GlobalSantaFe is classified as a PFIC, such classification could change the tax consequences of distributions and sales or exchanges described above. Moreover, a step-up in the tax basis of the stock of a PFIC may not be available upon the death of an individual U.S. holder.

     If GlobalSantaFe should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders are urged to consult their own tax advisors about the PFIC rules, including the availability of certain elections.


     United States Information Reporting and Backup Withholding. Dividends on GlobalSantaFe ordinary shares paid within the United States or through certain U.S.-related financial intermediaries will be subject to information reporting and may be subject to backup withholding (currently at a 30.5% rate) unless the holder: (1) is a corporation or other exempt recipient or (2) provides a taxpayer identification number and certifies that no loss of exemption from back-up withholding has occurred. Information reporting requirements and backup withholding also may apply to the cash proceeds of a sale of the GlobalSantaFe ordinary shares. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. holder's U.S. tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service.


  MATERIAL U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS

     A non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized on an exchange of shares of Global Marine common stock in the merger, or a sale or other disposition of GlobalSantaFe ordinary shares, as long as:

     - such gain is not effectively connected with the conduct by the holder of a trade or business within the United States or, if a tax treaty applies, is not attributable to a permanent establishment or fixed base maintained by the holder in the United States;

     - in the case of certain capital gains, the holder either is not present in the United States for 183 days or more during the taxable year in which the capital gain is recognized or otherwise qualifies for an exemption;

     - the holder qualifies for an exemption from backup withholding, as discussed below; and


     - in the case of Global Marine common stock exchanged in the merger, either
       (i) Global Marine is not and has not been a "U.S. real property holding corporation" within the meaning of section 897(c)(2) of the Internal Revenue Code at any time within the shorter of the five-year period preceding the merger or such non-U.S. holder's holding period or (ii) the holder does not hold, and has not held at any time during the five years preceding the merger, more than 5% of the Global Marine common stock.



Global Marine does not believe that it is or has been within the last five years a "U.S. real property holding corporation."


     A non-U.S. holder generally will not be subject to U.S. tax on distributions made by GlobalSantaFe on the GlobalSantaFe ordinary shares, provided that such distributions are not effectively connected with the conduct by the holder of a trade or business within the United States or, if a tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by the holder in the United States. In
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order to qualify for an exemption from backup withholding tax on dividends on and gain from dispositions of the GlobalSantaFe ordinary shares, a non-U.S. holder may be required to certify the holder's foreign status or otherwise establish an exemption.

REGULATORY MATTERS


     Santa Fe International and Global Marine must make filings and receive clearances from various governmental agencies, both in the United States and internationally, to complete the merger. These filings, notifications and clearances relate primarily to antitrust and securities law issues. Santa Fe International and Global Marine intend to pursue vigorously all required regulatory clearances. Although all of the required clearances have not yet been received, Santa Fe International and Global Marine anticipate that they will receive regulatory clearances sufficient to complete the merger immediately following the shareholder meetings. Neither Santa Fe International nor Global Marine can assure you that it will obtain all required clearances by the time of its respective shareholder meeting or at all. In addition, neither Santa Fe International nor Global Marine can assure you that governmental authorities will not impose unfavorable conditions for granting the required clearances.



     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the parties cannot complete the merger until they have notified and furnished information to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice and a specified waiting period expires or is terminated early. Santa Fe International and Global Marine made their filings under the Hart-Scott-Rodino Act on September 14, 2001 and received notice of early termination of the waiting period on September 27, 2001; however, this clearance process does not have the effect of conferring antitrust immunity.



     Other countries and U.S. states in which Santa Fe International or Global Marine has operations also may review the merger under their antitrust laws. The parties have voluntarily notified the U.K. competition authorities of their intent to enter into the merger, and have furnished information to the U.K. competition authorities regarding the transaction. The U.K. competition authorities have up to 35 business days to review the transaction and make a determination whether or not to refer the merger to the Competition Commission. If the U.K. competition authorities determine not to refer the merger to the Competition Commission, this review period will expire on November 2, 2001. The parties have also notified the Brazilian Antitrust Authority (CADE) of their intent to merge.


     At any time before the completion of the merger, any of the relevant governmental authorities or a private person or entity could seek under antitrust laws, among other things, to enjoin the merger or to cause Santa Fe International or Global Marine to divest assets or businesses as a condition to completing the merger. Neither Santa Fe International nor Global Marine can assure you that a challenge to the merger will not be made or, if a challenge is made, that Santa Fe International or Global Marine will prevail.

     Furthermore, any of the relevant governmental authorities or a private person or entity could seek, under antitrust laws, to take action against GlobalSantaFe after the completion of the merger. Santa Fe International and Global Marine are unable to predict whether any action will be taken or what the outcome of any action may be.

     Each party's obligation to complete the merger is subject to the condition that no statute, rule or regulation shall have been enacted by any governmental authority prohibiting or making unlawful the consummation of the merger. Each party's obligation to complete the merger is also subject to the condition that no decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., prohibits the consummation of the merger. The parties have agreed, however, that before invoking this condition, they will comply with the covenant in the merger agreement described in the following paragraph. The parties have agreed that, with respect to matters not addressed in such covenant, they will use reasonable best efforts to have the decree, order or injunction lifted or vacated before invoking the condition. The parties have also conditioned the completion of the merger on the following:


     - any waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated (this condition was satisfied on September 27, 2001);


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

     - the absence of any pending or threatened claim, proceeding or action by any agency of the government of the United States, the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by the merger agreement as an actual or threatened violation of any antitrust law, as applicable, or seeking to penalize a party for completing any such transaction which in any case is, in the reasonable judgment of either Santa Fe International or Global Marine, reasonably likely to have a material adverse effect on GlobalSantaFe after the completion of the merger;

     - in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, the parties shall have received indications reasonably satisfactory to each of Santa Fe International and Global Marine that the merger will not be referred to the Competition Commission or, if the merger is referred to the Competition Commission, indications reasonably satisfactory to each of Global Marine and Santa Fe International that the merger can proceed;

     - the expiration or termination of any mandatory waiting period under any applicable non-U.S. antitrust laws if the failure to observe the waiting period would, in the reasonable judgment of either Santa Fe International or Global Marine, reasonably be expected to have a material adverse effect on GlobalSantaFe after the completion of the merger; and

     - the absence of any final or preliminary administrative order denying approval of or prohibiting the merger, issued by a governmental authority with jurisdiction to enforce applicable non-U.S. antitrust laws, which order is, in the reasonable judgment of either Santa Fe International or Global Marine, reasonably likely to have a material adverse effect on GlobalSantaFe after the completion of the merger.

     Under the merger agreement, the parties have agreed: to make their respective required filings under the Hart-Scott-Rodino Act and any applicable non-U.S. antitrust laws, to use their reasonable best efforts to cooperate in determining which filings are required to be made and which consents, approvals, permits or authorizations in connection with the execution and delivery of the merger agreement will need to be obtained prior to the completion of the merger, and to make all such filings and seek all such consents, approvals, permits or authorizations in a timely manner and to furnish each other with necessary information and reasonable assistance in so doing. Under the merger agreement, the parties must use their reasonable best efforts to take any and all steps necessary to gain any consents or to eliminate any impediments to the merger. Under the merger agreement, neither Santa Fe International nor Global Marine is required to dispose of any assets or to limit its freedom of action with respect to any of its businesses, whether prior to or at the effective time of the merger, or to commit or agree to obtain any consents, approvals, permits or authorizations or to remove any antitrust-related impediments to the completion of the merger, or to avoid the entry of, or to effect the dissolution of, any injunctions, temporary restraining order or other order in any suit or proceeding relating to antitrust laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the merger and the transactions contemplated thereby and that in each such case do not and are not reasonably likely, individually or in the aggregate, to have a material adverse effect on GlobalSantaFe and its subsidiaries taken as a whole as constituted after the effective time of the merger.

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

FEDERAL SECURITIES LAWS CONSEQUENCES; RESALE RESTRICTIONS

     All of the following securities will be freely transferable, except for restrictions applicable to "affiliates" of Global Marine under the Securities Act of 1933:

     - all GlobalSantaFe ordinary shares issued to Global Marine's stockholders in the merger,


     - all GlobalSantaFe ordinary shares issued pursuant to Global Marine performance stock outstanding at the effective time of the merger, and


     - all GlobalSantaFe ordinary shares issued upon exercise of options to purchase Global Marine common stock outstanding at the effective time of the merger.

     Affiliates may resell those shares they receive only in transactions permitted by Rule 145 under the Securities Act of 1933 or as otherwise permitted under the Securities Act of 1933. Persons who may be deemed to be affiliates of Global Marine for these purposes generally include individuals or entities that control, are controlled by, or are under common control with, Global Marine, and would not generally include securityholders who are not executive officers, directors or significant shareholders of Global Marine.

     The merger agreement requires Global Marine to prepare and deliver prior to the completion of the merger a list that identifies all persons whom Global Marine believes may be deemed to be affiliates of Global Marine for purposes of Rule 145. Global Marine is also required, pursuant to the merger agreement, to use its reasonable best efforts to cause each person it identifies on the list as a potential affiliate to deliver to Santa Fe International, at or prior to the completion of the merger, a written agreement that the affiliate will not sell, pledge, transfer or otherwise dispose of any of the GlobalSantaFe ordinary shares issued to the affiliate pursuant to the merger unless the sale, pledge, transfer or other disposition meets one of the following criteria:

     - it is made pursuant to an effective registration statement filed under the Securities Act of 1933;

     - it is in compliance with Rule 145; or

     - is otherwise exempt from registration under the Securities Act of 1933.

     This joint proxy statement/prospectus does not cover any resales of GlobalSantaFe ordinary shares, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

RIGHTS OF DISSENTING SHAREHOLDERS

  GLOBAL MARINE STOCKHOLDERS

     Global Marine stockholders will not be entitled to any appraisal rights under the General Corporation Law of Delaware or any other applicable law in connection with the merger.

  SANTA FE INTERNATIONAL SHAREHOLDERS

     Santa Fe International shareholders will not be entitled to any appraisal rights under the Companies Law (2001 Second Revision) of the Cayman Islands or any other applicable law in connection with the merger.

STOCK EXCHANGE LISTING

     The GlobalSantaFe ordinary shares to be issued to Global Marine's stockholders in the merger will be listed on the New York Stock Exchange, subject to official notice of issuance. The completion of the merger is conditioned upon the New York Stock Exchange's authorization for listing. The ordinary shares will trade under the ticker symbol "GSF."

DELISTING AND DEREGISTRATION OF GLOBAL MARINE COMMON STOCK AFTER THE MERGER

     When the merger is completed, Global Marine common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

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                              THE MERGER AGREEMENT

     The following summary of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated by reference and attached as Annex A to this joint proxy statement/prospectus. We urge you to read the full text of the merger agreement.

     At the effective time of the merger, Gold Merger Sub, a Delaware corporation and a direct wholly owned subsidiary of Silver Sub, will merge into Global Marine, with Global Marine surviving as a direct subsidiary of Silver Sub, which is a Delaware corporation and a wholly owned subsidiary of Santa Fe International. Santa Fe International will be renamed GlobalSantaFe Corporation at the time of the merger. As a result, following the merger, Global Marine will be an indirect wholly owned subsidiary of GlobalSantaFe. The closing of the merger will take place as soon as practicable after all of the conditions to the merger described in "-- Conditions to the Merger" are fulfilled or waived. The merger will be effective at the time Santa Fe International and Global Marine file the certificate of merger with the Secretary of State of the State of Delaware or at a later time as they agree and designate in the certificate of merger.

     In the merger, each holder of shares of Global Marine common stock will receive, for each share of Global Marine common stock the holder owns, a number of GlobalSantaFe ordinary shares equal to 0.665 times the number of shares of Global Marine common stock held. The parties expect there will be approximately 115 million outstanding Santa Fe International ordinary shares and approximately 177 million shares of Global Marine common stock issued and outstanding immediately before the effective time of the merger.

     Each option to purchase shares of Global Marine common stock granted to Global Marine employees and directors under Global Marine's stock option plans that is outstanding and not yet exercised before completing the merger will become an option to purchase GlobalSantaFe ordinary shares. See "The
Merger -- Conversion of Stock Options and Assumption of Stock Plans."

     If Santa Fe International changes the number of its issued ordinary shares or Global Marine changes the number of its issued and outstanding shares of common stock, in either case as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, before the completion of the merger, Santa Fe International and Global Marine will adjust the merger ratio appropriately.

COVENANTS

  INTERIM OPERATIONS

     Except as expressly contemplated by the merger agreement, or as required by applicable laws, unless the other party provides its written consent, each of Santa Fe International and Global Marine has agreed to take or refrain from taking the actions described below from the date of the merger agreement, August 31, 2001, until the merger is completed or the merger agreement is terminated. Subject to the above-mentioned qualifications, each of Santa Fe International and Global Marine has agreed that it will:

     - conduct its operations in the usual, regular and ordinary course in substantially the same manner as previously conducted;

     - use its reasonable best efforts, and cause each of its subsidiaries to use its reasonable best efforts, to:

      - preserve its business organization and goodwill;

      - keep available the services of its officers and employees; and

      - maintain satisfactory business relationships;

     - not amend its organizational documents and, in the case of Santa Fe International, not amend the intercompany agreement among Santa Fe International, SFIC Holdings and Kuwait Petroleum Corporation or any related agreement;

     - promptly notify the other party of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of material contracts or any

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

       material litigation or proceedings (including arbitration and other dispute resolutions proceedings) or material governmental complaints, investigations or hearings, or the material breach of any of its representations and warranties in the merger agreement;

     - promptly deliver to the other party copies of any filings it makes with the SEC;

     - not issue any shares of its capital stock, effect any stock split or otherwise change its capitalization, except upon exercise of options, warrants, conversion rights and other contractual rights that exist on the date of the merger agreement or that the merger agreement permits to be issued;

     - not grant any new options, warrants or other rights not existing on the date of the merger agreement to acquire shares of its capital stock, except for:

      - in the case of Global Marine, awards of options to acquire up to 30,000 shares of Global Marine common stock, per person, to newly hired employees or to existing employees as the result of promotions, other than officers or directors, in the ordinary course of business consistent with past practices;

      - in the case of Santa Fe International, grants to occur as of the effective time of the merger of up to 1,000,000 options to purchase ordinary shares of GlobalSantaFe to be allocated by the Santa Fe International compensation committee at or prior to the effective time of the merger;

      - in the case of Santa Fe International, awards of up to 7,000 restricted Santa Fe International ordinary shares, in the aggregate, to newly hired employees;

     - not amend or modify any option, warrant, conversion right or other right existing on the date of the merger agreement to acquire shares of its capital stock;

     - not increase any compensation or benefits or enter into, amend or extend any employment or consulting agreement with any former, present or future employees (excluding officers and directors), except in the ordinary course of business consistent with past practice;

     - not increase any compensation or benefits or enter into, amend or extend any employment agreement with any former, present or future officer or director;

     - not adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect;

     - not permit any holder of an option to acquire shares of its capital stock to have shares withheld upon exercise, for tax purposes, in excess of the number needed to satisfy the minimum federal and state tax withholding requirements;

     - not declare, set aside or pay any dividends on or make other distributions or payment with respect to any of its share capital or capital stock and not redeem, purchase or otherwise acquire any shares of its share capital or capital stock or capital stock of any of its subsidiaries, except for the payment of regular quarterly dividends on Santa Fe International ordinary shares not to exceed $.0325 per share;

     - not, and not permit any of its subsidiaries to, sell, lease or otherwise dispose of any material assets (including capital stock of subsidiaries), except sales of surplus or obsolete equipment, sales of other assets in the ordinary course of business or sales, leases or other transfers between itself and its wholly owned subsidiaries or between such subsidiaries;

     - not, and not permit any of its subsidiaries to, acquire or agree to acquire in any manner any business entity or organization or a substantial portion of the assets thereof for an aggregate consideration for all such transactions in excess of $10 million or where a filing under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any non-U.S. competition, antitrust or premerger notification law is required;

     - not change any material accounting principle or practice except as required by a change in generally accepted accounting principles;

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     - use reasonable efforts to, and cause its subsidiaries to use reasonable best efforts to, maintain insurance in such amounts and against such risks and losses as is customary for it;

     - not, and not permit any of its subsidiaries to, make or rescind any material tax election, settle or compromise any material tax claim or controversy, or materially change any of its methods of reporting relating to taxes, except as may be required by applicable law;

     - not, and not permit any of its subsidiaries to, incur or guarantee any indebtedness for borrowed money in excess of $25 million, issue or sell any debt securities or warrants or rights to acquire any of its debt securities, or guarantee any debt securities of others; not enter into any material lease or create any material encumbrance on any of its property in connection with any indebtedness, except in the ordinary course of business or with or between its subsidiaries; and not make capital expenditures in excess of $50 million per quarter over its previously disclosed capital expenditure forecast, except for capital expenditures to repair damage covered by insurance;

     - not, and not permit any of its subsidiaries to, purchase any Santa Fe International ordinary shares or shares of Global Marine common stock;

     - not take any action reasonably likely to delay materially or adversely affect the ability of any of the parties to obtain any consent, authorization, order or approval of governmental or other regulatory authorities or the expiration of any applicable waiting period required to consummate the transactions contemplated by the merger agreement;


     - not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party, and enforce, to the fullest extent permitted under applicable law, the provisions of such standstill agreements, including obtaining injunctions to prevent any breaches of the agreements and enforcing specifically the terms and provisions of the agreements, unless its board of directors consults with outside legal counsel and concludes in good faith that doing so would be inconsistent with the board's fiduciary duties;


     - not take any action that would reasonably be expected to result in the breach of any representation or warranty contained in the merger agreement or any condition to closing set forth in the merger agreement not being satisfied; and

     - not, and not permit any of its subsidiaries to, agree to take any action inconsistent with the foregoing.

  ADDITIONAL AGREEMENTS

     Pursuant to the merger agreement, Santa Fe International and Global Marine have also agreed to:

     - promptly make their respective required filings and make any other required submissions under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any applicable non-U.S. competition, antitrust or premerger notification laws, including a merger notice with the U.K. Office of Fair Trading, with respect to the merger;

     - use their reasonable best efforts to cooperate with one another in:

      - determining which filings the parties must make before the effective time of the merger with, and which consents, approvals, permits or authorizations the parties must obtain before the effective time of the merger from, governmental or regulatory authorities of the United States and other jurisdictions in connection with the merger and the related transactions; and

      - making all such filings and seeking all such consents, approvals, permits or authorizations in a timely manner without causing a material adverse effect on Santa Fe International or Global Marine;

     - promptly notify each other of any communication from any governmental authority concerning the merger agreement or related transactions and permit the other party to review in advance any proposed communication to any governmental entity;

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

     - not agree to participate in any meeting or discussion with any governmental authority regarding any filing, investigation or other inquiry about the merger agreement or related transactions unless the other party is consulted in advance and given the opportunity to attend and participate;

     - furnish each other with copies of all correspondence, filings and communications with any governmental or regulatory authority about the merger agreement and related transactions;

     - furnish each other with such necessary information and reasonable assistance that the other parties reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities;

     - to the extent permitted by law, provide the other party access to its properties, records, files and other information as the other party may reasonably request;

     - consult with one another and obtain the other party's prior written consent before issuing any press releases and other announcements regarding the merger;

     - cooperate and promptly prepare, as soon as practical, a Registration Statement on Form S-4 with respect to the Santa Fe International ordinary shares issuable in the merger;

     - in the case of Santa Fe International, prepare and submit to the New York Stock Exchange a listing application covering its ordinary shares issuable in the merger and use reasonable best efforts to obtain, before the effective time, the NYSE's approval for the listing of those shares;

     - use its reasonable best efforts to have timely delivered to the other party a "comfort" letter from its independent public accountants;

     - in the case of Global Marine, provide Santa Fe International, before the effective time of the merger, a list of persons who may be its "affiliates" as defined in Rule 145 promulgated by the SEC under the Securities Act of 1933, and use reasonable best efforts to obtain from each such Rule 145 affiliate an undertaking (in the form of Exhibit 7.11 to the merger agreement) not to transfer GlobalSantaFe ordinary shares issued to such person pursuant to the merger except (1) pursuant to an effective registration statement, (2) in compliance with Rule 145 under the Securities Act of 1933 or (3) pursuant to an exemption from the registration requirements under the Securities Act of 1933;


     - in the case of Santa Fe International, from and after the effective time of the merger, cause Global Marine to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the effective time of the merger, an officer or director of Global Marine (or any subsidiary or division thereof) and each person who served at the request of Global Marine as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, and each person who is, or has been at any time prior to the effective time of the merger, a party to a written employee indemnification agreement with Global Marine or any subsidiary thereof against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the effective time of the merger;



     - for a period of six years after the effective time of the merger, cause to be maintained officers' and directors' liability insurance covering the individuals who are, or at any time prior to the effective time of the merger were, covered by Global Marine's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the individuals than such existing insurance, provided that Santa Fe International and Global Marine shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by Global Marine prior to the date of the merger agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount;


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


     - pay all costs and expenses incurred by them in connection with the merger agreement, regardless of whether the merger becomes effective, other than costs that are specified to be shared or reimbursed under the merger agreement;



     - except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of the merger agreement or the terms of specified agreements, not make, and not permit their subsidiaries to make, any representations or promises, oral or written, to their employees concerning continued employment following the merger, the terms and conditions of that employment or benefits offered, except with the prior consent of the other party;


     - that prior to the merger, Santa Fe International shall cause to be transferred to Silver Sub the number of ordinary shares required under the merger agreement.

     - comply with all of the provisions of the supplemental indenture relating to Global Marine's zero coupon convertible debentures; and

     - promptly notify the other if any representation or warranty made by it or contained in the merger agreement becomes untrue or inaccurate in any material respect or if it fails to comply with or satisfy in any material respect any covenant, condition or agreement under the merger agreement.


     See "The Merger -- Interests of Certain Santa Fe International Directors and Executive Officers in the Merger" on page 52, "The Merger -- Interests of Certain Global Marine Directors and Executive Officers in the Merger" on page 54, "The Merger -- Employee Benefit Matters" on page 59 and "The Merger -- Regulatory Matters" on page 65 for a description of additional agreements between Santa Fe and Global Marine under the merger agreement.


  NO SOLICITATION


     Global Marine has agreed that neither it nor any of its subsidiaries shall, and it shall not permit any of its officers, directors, employees, agents or representatives to, directly or indirectly: solicit, initiate or encourage, or take any action designed to facilitate, any inquiry, proposal or offer with respect to a tender offer or exchange offer, merger, consolidation or similar transaction involving 15% or more of the consolidated assets, net revenues or net income of Global Marine; or 15% or more of any class of capital stock of Global Marine, including any merger or similar transaction in which 15% or more of Global Marine's capital stock is issued to a third party or its stockholders.


     Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as a "Global Marine acquisition proposal."

     Global Marine has agreed not to cooperate with, assist, participate or engage in any discussions or negotiations concerning a Global Marine acquisition proposal. Global Marine has agreed to cease immediately and terminate any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents Global Marine or the Global Marine board of directors from:

     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a Global Marine acquisition proposal; or

     - before Global Marine's stockholders approve the merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written Global Marine acquisition proposal with respect to all the outstanding shares of Global Marine common stock or all or substantially all the assets of Global Marine (or a merger or similar transaction in which 40% or more of Global Marine's capital stock is issued to a third party or its stockholders) that, in the good faith judgment of the board of directors of Global Marine, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the merger, if the board of directors of Global Marine, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

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

     If Global Marine intends to participate in any such discussions or negotiations or to provide any information to any third party, Global Marine is required to:

     - give prompt prior oral and written notice to Santa Fe International of each such action;

     - immediately notify Santa Fe International orally and in writing of any requests for information or the receipt of any Global Marine acquisition proposal or inquiry with respect to or that could lead to a Global Marine acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations, (2) requesting such information or (3) making such Global Marine acquisition proposal, and the material terms and conditions of any Global Marine acquisition proposal;

     - keep Santa Fe International fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, Global Marine acquisition proposals or inquiries; and

     - provide to Santa Fe International as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to Global Marine from any third party, or sent or provided by Global Marine to any third party, in connection with any Global Marine acquisition proposal.


     Santa Fe International has agreed that neither it nor any of its subsidiaries shall, and it shall not permit any of its officers, directors, employees, agents or representatives to, directly or indirectly: solicit, initiate or encourage, or take any action designed to facilitate, any inquiry, proposal or offer with respect to a tender or exchange offer, merger, consolidation or similar transaction involving 15% or more of the consolidated assets, net revenues or net income of Santa Fe International; or 15% or more of any class of share capital of Santa Fe International, including any merger or similar transaction in which 15% or more of Santa Fe International's share capital is issued to a third party or its shareholders.


     Any such proposal, offer or transaction may be referred to in this joint proxy statement/prospectus as a "Santa Fe acquisition proposal."

     Santa Fe International has agreed not to cooperate with or engage in any discussions or negotiations concerning a Santa Fe acquisition proposal. Santa Fe International has agreed to cease immediately and terminate any existing negotiations with any parties with respect to any of the foregoing. However, nothing contained in the merger agreement prevents Santa Fe International or the Santa Fe International board of directors from:

     - complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934 with regard to a Santa Fe acquisition proposal; or

     - before Santa Fe International obtains the shareholder votes required in connection with the merger, providing information to or engaging in any negotiations with any person who has made an unsolicited bona fide written Santa Fe acquisition proposal with respect to all the issued Santa Fe International ordinary shares or all or substantially all the assets of Santa Fe International (or a merger or similar transaction in which 40% or more of Santa Fe International's share capital is issued to a third party or its shareholders) that, in the good faith judgment of the board of directors of Santa Fe International, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the merger, if the board of directors of Santa Fe International, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     If Santa Fe International intends to participate in any such discussions or negotiations or provide any information to any third party, Santa Fe International is required to:

     - give prompt prior oral and written notice to Global Marine of each such action;

     - immediately notify Global Marine orally and in writing of any requests for information or the receipt of any Santa Fe acquisition proposal or inquiry with respect to or that could lead to a Santa Fe acquisition proposal, including the identity of the person or group (1) engaging in such discussions or negotiations,

       (2) requesting such information or (3) making such Santa Fe acquisition proposal, and the material terms and conditions of any Santa Fe acquisition proposal;

     - keep Global Marine fully informed on a timely basis of the status and details, including any changes or proposed changes to such status or details, of any such requests, Santa Fe acquisition proposals or inquiries; and

     - provide to Global Marine as soon as practicable after receipt or delivery thereof, copies of all correspondence and other written material sent or provided to Santa Fe International from any third party, or sent or provided by Santa Fe International to any third party, in connection with any Santa Fe acquisition proposal.

  COVENANT TO CALL SHAREHOLDER MEETING AND TO RECOMMEND MERGER-RELATED PROPOSALS

     Santa Fe International and Global Marine have agreed to call meetings of their respective shareholders to consider and vote upon the merger-related proposals. Each of Santa Fe International and Global Marine, through its board of directors, has agreed to recommend approval of the merger-related proposals and to use its reasonable best efforts to solicit from its respective shareholders proxies in favor of such proposals. However, prior to the effective time of the merger, the board of directors of each party may withdraw, modify or change any recommendation and declaration regarding such matters or recommend a superior proposal to acquire such board's company, if, in the good faith opinion of such board of directors, after consultation with its outside legal counsel, a failure to do so would be inconsistent with its fiduciary obligations.

REPRESENTATIONS AND WARRANTIES

     Global Marine, on the one hand, and Santa Fe International, Gold Merger Sub and Silver Sub, on the other hand, have made various representations and warranties in the merger agreement which, in the cases of Global Marine and Santa Fe International, are substantially reciprocal. Those representations and warranties pertain to:

     - the organization, good standing and foreign qualification of the parties and their significant subsidiaries;

     - the authorization, execution, delivery and enforceability of the merger agreement and related matters;

     - capitalization;

     - compliance with laws and possession of permits;

     - whether each party's execution and delivery of the merger agreement or consummation of the transactions contemplated thereby causes any conflict with charter documents, a default under any agreements or a violation of any applicable law;

     - the documents and reports that the parties have filed with the SEC;

     - litigation;

     - whether certain events, changes or effects have occurred from December 31, 2000 to the date of the merger agreement;

     - taxes;

     - retirement and other employee benefit plans and matters;

     - labor matters;

     - environmental matters;

     - intellectual property matters;

     - material court orders and decrees;

     - maintenance of insurance;

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

     - broker and similar fees;

     - receipt of opinions from financial advisors;

     - beneficial ownership of the other party's capital stock;

     - the shareholder votes required in connection with the merger agreement;

     - ownership and condition of their respective drilling rigs and drillships;

     - absence of undisclosed liabilities;

     - non-competition agreements and other material contracts;

     - capital expenditure programs; and

     - improper payments.

     In addition, Global Marine has made representations and warranties that the merger will not constitute a change of control under its indenture relating to its zero coupon convertible debentures. Santa Fe International, Silver Sub and Gold Merger Sub have also made representations and warranties about the ownership and activities of Silver Sub and Gold Merger Sub.

     None of these representations and warranties will survive after the effective time of the merger.

CONDITIONS TO THE MERGER

  CONDITIONS TO EACH PARTY'S OBLIGATIONS

     Global Marine, Santa Fe International, Silver Sub and Gold Merger Sub will be obligated to effect the merger only if the following conditions are satisfied or waived at or before the closing date:

     Shareholder Approval. Global Marine shall have received the required approval of its stockholders to adopt the merger agreement.

     Santa Fe International shall have received the necessary shareholder approvals to:

     - issue Santa Fe International ordinary shares pursuant to the merger; and

     - approve the proposed amendments to Santa Fe International's memorandum of association, including the change of Santa Fe International's name to GlobalSantaFe Corporation and the proposed amendments to the articles of association.


     Antitrust Waiting Periods and Related Matters. Any waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Act shall have expired or been terminated (early termination of the applicable waiting period was granted on September 27, 2001). In the event of any review by the U.K. Office of Fair Trading or the U.K. Secretary of State for Trade and Industry, the parties shall have received indications reasonably satisfactory to each of Global Marine and Santa Fe International that the merger will not be referred to the Competition Commission or, if the merger is referred to the Competition Commission, indications reasonably satisfactory to each of Global Marine and Santa Fe International that the merger can proceed. In addition, each of the following is also a condition to the merger if, in the reasonable judgment of either Global Marine or Santa Fe International, in each case, non-satisfaction of the condition is reasonably likely to, individually or in the aggregate, have a material adverse effect on GlobalSantaFe after the completion of the merger:


     - the absence of any pending or threatened claim, proceeding or action by any agency of the government of the United States, the United Kingdom or the European Union seeking to restrain, prohibit or rescind any transaction contemplated by the merger agreement as an actual or threatened violation of any antitrust law or seeking to penalize a party for completing any such transaction;

     - any mandatory waiting period under any applicable non-U.S. antitrust laws shall have expired or been terminated; and

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

     - the absence of any final or preliminary administrative order denying approval of or prohibiting the merger issued by a governmental authority with jurisdiction to enforce applicable non-U.S. antitrust laws.

     No Injunctions or Restraints. None of the parties to the merger agreement shall be subject to any decree, order or injunction of a court of competent jurisdiction that prohibits the merger. No governmental authority shall have enacted any statute, rule or regulation that prohibits the merger or makes it unlawful.

     Registration Statement. The SEC shall have declared the registration statement, of which this joint proxy statement/prospectus forms a part, to be effective, and no stop order concerning the registration statement shall be in effect.

     NYSE Listing. The New York Stock Exchange shall have authorized for listing the Santa Fe International ordinary shares to be issued pursuant to the merger, subject to official notice of issuance.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF GLOBAL MARINE TO EFFECT THE MERGER

     Global Marine is not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date:

     Covenants, Representations and Warranties. Santa Fe International, Silver Sub and Gold Merger Sub shall have performed, in all material respects, the covenants and agreements that the merger agreement requires them to perform on or before the closing date. The representations and warranties of Santa Fe International, Silver Sub and Gold Merger Sub contained in the merger agreement that are qualified as to materiality or material adverse effect on Santa Fe International shall be true and correct in all respects as of the closing date. The representations and warranties of Santa Fe International, Silver Sub and Gold Merger Sub contained in the merger agreement that are not qualified as to materiality or material adverse effect on Santa Fe International shall be true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on Santa Fe International. However, representations and warranties made as of a specified date need only be so true and correct as of the specified date. Global Marine is entitled to receive a certificate of each of Santa Fe International, Silver Sub and Gold Merger Sub, executed by a respective President or Vice President, certifying that Santa Fe International's, Silver Sub's and Gold Merger Sub's representations and warranties are true and correct.

     No Material Adverse Effect. At any time after the date of the merger agreement, no event or occurrence shall have transpired that has had or is reasonably likely to have, individually or in the aggregate with all other such events or occurrences, a material adverse effect on Santa Fe International. For purposes of the merger agreement, "material adverse effect" means a material adverse effect on or change in:

     - the business, assets, financial condition or results of operations of a party and its subsidiaries taken as a whole, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry and do not disproportionately affect such person; or

     - the ability of the party to consummate the transactions contemplated by the merger agreement or to fulfill the conditions to closing.

  ADDITIONAL CONDITIONS TO THE OBLIGATION OF SANTA FE INTERNATIONAL, SILVER SUB AND GOLD MERGER SUB TO EFFECT THE MERGER

     Santa Fe International, Silver Sub and Gold Merger Sub are not obligated to effect the merger unless the following additional conditions are satisfied or waived at or before the closing date:

     Covenants, Representations and Warranties. Global Marine shall have performed, in all material respects, the covenants and agreements that the merger agreement requires it to perform on or before the closing date. The representations and warranties of Global Marine contained in the merger agreement that are qualified as to materiality or material adverse effect on Global Marine shall be true and correct in all respects as of the closing date. The representations and warranties of Global Marine contained in the merger agreement that are not qualified as to materiality or material adverse effect on Global Marine shall be true and correct in all respects as of the closing date, except for breaches of representations and inaccuracies in warranties that do not and are not reasonably likely to have, individually or in the aggregate, a material adverse effect on Global Marine. However, representations and warranties made as of a specified date need only be so true and correct as of the specified date. Santa Fe International is entitled to receive a certificate of Global Marine, executed by a President or Vice President of Global Marine, certifying that Global Marine's representations and warranties are true and correct.

     No Material Adverse Effect. At any time after the date of the merger agreement, no event or occurrence shall have occurred that has had or is likely to have, individually or in the aggregate with all other such events and occurrences, a material adverse effect on Global Marine.

TERMINATION OF THE MERGER AGREEMENT

     Global Marine and Santa Fe International may terminate the merger agreement by mutual written consent.

     Either the Global Marine board of directors or the Santa Fe International board of directors may terminate the merger agreement if:

     - the parties have not completed the merger by March 31, 2002, and the party desiring to terminate the merger agreement for this reason has not failed to perform or observe in any material respect any of its obligations under the merger agreement in any manner that caused the merger not to occur on or before that date;

     - at a meeting of the stockholders of Global Marine, those stockholders do not adopt the merger agreement;

     - at a meeting of the shareholders of Santa Fe International, those shareholders do not approve the proposed amendments to Santa Fe International's memorandum of association and articles of association, or the issuance of ordinary shares in the merger; or


     - a U.S. federal or state or non-U.S. court of competent jurisdiction or U.S. federal or state or non-U.S. governmental, regulatory or administrative agency or commission has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement, and such order, decree, ruling or other action has become final and unappealable. However, the party seeking to terminate the merger agreement for this reason must have complied with the covenants in the merger agreement which relate to antitrust, tax and other governmental filings and approvals and, with respect to other matters, must have used its reasonable best efforts to remove such injunction, decree or order.


     The Global Marine board of directors may terminate the merger agreement if:

     - Santa Fe International, Silver Sub or Gold Merger Sub has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of Santa Fe International, Silver Sub or Gold Merger Sub has become untrue, in either case such that a condition to the merger would not be satisfied, and such breach is not curable or, if curable, is not cured within 30 days after Global Marine gives written notice of the breach to Santa Fe International, and Global Marine is not, at that time, in material breach of any representation, warranty, covenant or agreement in the merger agreement; or

     - the board of directors of Santa Fe International has withdrawn or materially modified, in a manner adverse to Global Marine, its approval or recommendation of the amendments to its memorandum of association and articles of association or the issuance of ordinary shares pursuant to the merger, or recommended a competing acquisition proposal for Santa Fe International, or resolved to do so.

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     In addition, the Global Marine board of directors may terminate the merger agreement before the Global Marine stockholders adopt the merger agreement if:

     - Global Marine receives a superior proposal for Global Marine and the board of directors of Global Marine determines:

        - after consultation with its outside legal advisors that proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and


        - that there is a substantial likelihood that the adoption by Global Marine's stockholders of the merger agreement with Santa Fe International will not be obtained by reason of the existence of the superior proposal for Global Marine; and


     - the Global Marine board of directors concurrently approves, and Global Marine concurrently enters into, a binding definitive agreement providing for the implementation of a superior proposal for Global Marine.

     However, Global Marine may not effect that termination unless:

     - Global Marine has complied in all material respects with the non-solicitation provisions of the merger agreement;

     - Santa Fe International receives at least five business days' prior written notice from Global Marine of its intention to effect that termination, and during that five business day period, Global Marine considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that Santa Fe International may propose; and

     - Global Marine has paid to Santa Fe International the $120 million termination fee described under "-- Expenses and Termination Fees."

     The Santa Fe International board of directors may terminate the merger agreement if:

     - Global Marine has breached any representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty of Global Marine has become untrue, in either case such that a condition to the merger would not be satisfied, and such breach is not curable or, if curable, is not cured within 30 days after Santa Fe International gives written notice of the breach to Global Marine, and Santa Fe International is not, at that time, in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement; or

     - the board of directors of Global Marine has withdrawn or materially modified, in a manner adverse to Santa Fe International, its approval or recommendation of the merger or recommended a competing acquisition proposal for Global Marine, or resolved to do so.

     In addition, the Santa Fe International board of directors may terminate the merger agreement before the Santa Fe International shareholders approve the amendments to its memorandum of association, including the change of Santa Fe International's name to GlobalSantaFe Corporation and the proposed amendments to the and articles of association, and the issuance of its ordinary shares pursuant to the merger if:

     - Santa Fe International receives a superior proposal for Santa Fe International and the board of directors of Santa Fe International determines:

        - after consultation with its outside legal advisors that proceeding with the merger would be inconsistent with its fiduciary obligations by reason of the superior proposal; and

        - that there is a substantial likelihood that the adoption by Santa Fe International's shareholders of the merger agreement with Global Marine will not be obtained by reason of the existence of the superior proposal for Santa Fe International; and

     - the Santa Fe International board of directors concurrently approves, and Santa Fe International concurrently enters into, a binding definitive agreement providing for the implementation of a superior proposal for Santa Fe International.

     However, Santa Fe International may not effect that termination unless:

     - Santa Fe International has complied in all material respects with the non-solicitation provisions of the merger agreement;

     - Global Marine receives at least five business days' prior written notice from Santa Fe International of its intention to effect that termination, and during that five business day period, Santa Fe International considers, and causes its respective financial and legal advisors to consider, any adjustment in the terms and conditions of the merger agreement that Global Marine may propose; and

     - Santa Fe International has paid to Global Marine the $120 million termination fee described under "-- Expenses and Termination Fees."

     No party may terminate the merger agreement after the completion of the merger.

EXPENSES AND TERMINATION FEES

     Whether or not the merger is completed, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, except as expressly provided in the merger agreement.

     Global Marine is required to pay Santa Fe International a cash termination fee of $120 million at the time of the termination if the merger agreement is terminated as follows:

     - by Global Marine or Santa Fe International because Global Marine's common stockholders do not adopt the merger agreement after the public announcement of a competing acquisition proposal for Global Marine, whether or not that proposal is still pending or has been consummated;

     - by Santa Fe International because the board of directors of Global Marine has withdrawn or materially modified, in a manner adverse to Santa Fe International, its approval or recommendation of the merger or recommended a competing acquisition proposal for Global Marine, or resolved to do so; or

     - by Global Marine because the board of directors of Global Marine determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement concerning a transaction that constitutes a superior proposal for Global Marine.

     Santa Fe International is required to pay Global Marine a cash termination fee of $120 million at the time of the termination if the merger agreement is terminated as follows:

     - by Global Marine or Santa Fe International because Santa Fe International's shareholders do not approve the amendments to its memorandum of association and articles of association and the issuance of Santa Fe International ordinary shares pursuant to the merger after the public announcement of a competing acquisition proposal for Santa Fe International, whether or not that proposal is still pending or has been consummated;

     - by Global Marine because the board of directors of Santa Fe International has withdrawn or materially modified, in a manner adverse to Global Marine, its approval or recommendation of the amendments to its memorandum of association and articles of association or the issuance of ordinary shares or recommended a competing acquisition proposal for Global Marine, or resolved to do so; or

     - by Santa Fe International because the board of directors of Santa Fe International determines that proceeding with the merger would be inconsistent with its fiduciary duties and concurrently enters into a binding definitive agreement concerning a transaction that constitutes a superior proposal for Santa Fe International.


     If the merger agreement is terminated because the stockholders of Global Marine do not approve the merger and there is no public announcement of a competing acquisition proposal for Global Marine before the shareholders' vote, then Global Marine is required to pay Santa Fe International a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.

     If the merger agreement is terminated because the shareholders of Santa Fe International do not approve the amendments to its memorandum of association and articles of association or the issuance of the ordinary shares in the merger and there is no public announcement of a competing acquisition proposal for Santa Fe International before the shareholders' vote, then Santa Fe is required to pay Global Marine a fee of $10 million to reimburse it for its costs and expenses incurred in connection with the merger and related transactions.


AMENDMENT

     The parties may amend the merger agreement, by action taken or authorized by their boards of directors, at any time before or after approval by the shareholders of the parties of the matters presented in connection with the merger. After any shareholder approval, the parties may not amend the merger agreement if the law requires further approval by those shareholders, unless such further approval is obtained.

                           THE SHAREHOLDER AGREEMENT

     The following summary of the shareholder agreement is qualified in its entirety by reference to the complete text of the shareholder agreement, which is incorporated by reference and attached as Annex D to this joint proxy statement/prospectus. We urge you to read the full text of the shareholder agreement.

     SFIC Holdings is a significant shareholder of Santa Fe by virtue of its ownership of 43,500,000 Santa Fe International ordinary shares, representing approximately 37.7% of the outstanding Santa Fe International ordinary shares. SFIC Holdings is a wholly owned subsidiary of Kuwait Petroleum Corporation. In order to induce Global Marine to enter into the merger agreement with Santa Fe International, SFIC Holdings concurrently entered into a shareholder agreement with Global Marine. In the shareholder agreement, SFIC Holdings has agreed to vote its 43,500,000 Santa Fe International ordinary shares:

     - in favor of the issuance of Santa Fe International ordinary shares and the approval of the amendments to Santa Fe International 's memorandum of association and articles of association;


     - against any Santa Fe acquisition proposal (as described under "The Merger Agreement -- No Solicitation" on page 73) or any transaction or proposal that is inconsistent with, or might hinder, delay, impede or frustrate the transactions contemplated by the merger agreement.


     Under the shareholder agreement, SFIC Holdings is only required to vote its shares in the manner described above at any meeting of the shareholders of Santa Fe International held prior to the earliest of (i) the effective time of the merger, (ii) the termination of the merger agreement and (iii) the date on which the board of directors of Santa Fe International, without the vote of members employed by Kuwait Petroleum Corporation, withdraws its recommendation of the merger in accordance with the terms of the merger agreement.

     In addition, SFIC Holdings has agreed that it and its subsidiaries will not, and will not authorize or permit any of its officers, directors, employees, partners, agents, affiliates (other than Santa Fe International) or other representatives to, and on becoming aware of it will stop such person from continuing to, directly or indirectly:

     - solicit, initiate or encourage or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including any proposal or offer to Santa Fe International shareholders) with respect to a Santa Fe acquisition proposal; or

     - cooperate with or assist, participate or engage in any discussions or negotiations concerning a Santa Fe acquisition proposal.

     SFIC Holdings has agreed that, while the merger agreement remains in effect, it will promptly notify Global Marine of any requests for information in connection with, or the receipt of, any Santa Fe acquisition proposal or any inquiry with respect to or that could lead to a Santa Fe acquisition proposal directed to SFIC Holdings. SFIC Holdings will keep Global Marine fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Santa Fe acquisition proposals or inquiries and provide Global Marine with copies of all correspondence and other written material sent or provided to SFIC Holdings from any third party in connection with any Santa Fe acquisition proposal or sent or provided by SFIC Holdings to any third party in connection with any Santa Fe acquisition proposal.

     SFIC Holdings has also agreed that, while the merger agreement remains in effect, it will not enter into any agreement with any person that provides for, or could reasonably be expected to materially facilitate, or is designed to facilitate, a Santa Fe acquisition proposal.

     Kuwait Petroleum Corporation has agreed to be bound by the nonsolicitation provisions of the shareholder agreement.

              THE CONSENT AND AMENDMENT TO INTERCOMPANY AGREEMENT


     The following summary of the consent and amendment to intercompany agreement is qualified in its entirety by reference to the complete text of the consent and amendment to intercompany agreement, which is incorporated by reference and attached as Annex E to this joint proxy statement/prospectus. We urge you to read the full text of the consent and amendment to intercompany agreement.



     In connection with the initial public offering of Santa Fe International, Santa Fe International entered into an intercompany agreement with Kuwait Petroleum Corporation and SFIC Holdings. The intercompany agreement requires Santa Fe International to obtain the consent of SFIC Holdings to significant corporate actions by Santa Fe International, including the issuance of equity securities, the sale of assets in excess of $50 million, the incurrence of indebtedness in excess of $250 million or the change of corporate domicile by Santa Fe International or any of its subsidiaries, until Kuwait Petroleum Corporation and its affiliates cease to own 25% of all of the outstanding voting shares of GlobalSantaFe. The intercompany agreement also provides for the management and allocation of specified liabilities relating to Santa Fe International's former non-drilling activities, the registration under the Securities Act of 1933 of ordinary shares held by SFIC Holdings and other matters, including advance access to financial and other information. The registration rights of SFIC Holdings set forth in the intercompany agreement are not affected by the consent and amendment to intercompany agreement.



     Upon completion of the merger, SFIC Holdings will hold approximately 18.6% of the outstanding ordinary shares of GlobalSantaFe. In connection with the merger, Santa Fe International, SFIC Holdings and Kuwait Petroleum Corporation have entered into a consent and amendment to intercompany agreement. Under the consent and amendment, SFIC Holdings and Kuwait Petroleum Corporation have irrevocably consented to the issuance by Santa Fe International of the ordinary shares contemplated by the merger agreement and the performance by Santa Fe International of the other transactions contemplated by the merger agreement. The consent and amendment limits the requirement for the consent of SFIC Holdings in connection with significant corporate actions by Santa Fe International to the requirement for the consent of SFIC Holdings in connection with the reincorporation of GlobalSantaFe or any existing subsidiary of GlobalSantaFe or the incorporation of a new subsidiary. The consent and amendment also provides SFIC Holdings the right to designate three representatives to the GlobalSantaFe board of directors and provides SFIC Holdings rights to access information concerning Santa Fe International.


CORPORATE GOVERNANCE


     As of the effective time of the merger, Kuwait Petroleum Corporation, acting through SFIC Holdings, is entitled to designate three representatives to be board of directors of GlobalSantaFe, who must be reasonably acceptable to Santa Fe International. As long as Kuwait Petroleum Corporation and its affiliates own at least 12.5% of the outstanding ordinary shares or at least 12.5% of the outstanding voting shares, SFIC Holdings will have the right to designate for election three directors of GlobalSantaFe. If SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings will have the right to designate for election will be reduced from three to two. If SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings may designate for election will be reduced from two to one. If SFIC Holdings' interest is reduced to less than 4%, it will not have the right to designate any directors for election to the board of GlobalSantaFe. For purposes of determining SFIC Holdings' rights to board representation, until SFIC Holdings sells any GlobalSantaFe ordinary shares, only ordinary shares outstanding at the effective time of the merger are included in the calculation of the ownership percentage. Accordingly, reductions in SFIC Holdings' percentage ownership in GlobalSantaFe as a result of GlobalSantaFe's issuance of shares for any reason following the merger will not reduce SFIC Holdings' board representation.


     As long as SFIC Holdings has the right to designate a representative to the board of directors of GlobalSantaFe (i) if a designee of SFIC Holdings ceases to serve as a director on the board of directors of GlobalSantaFe for any reason, GlobalSantaFe will cause the vacancy to be filled by another SFIC Holdings designee, and (ii) SFIC Holdings has the right to appoint one of its designees to serve as a member of each committee of the board of directors of GlobalSantaFe, subject to any applicable law or regulation of the New York Stock Exchange.

SFIC HOLDINGS' CONSENT


     As long as Kuwait Petroleum Corporation and its affiliates, in the aggregate, own at least 10% of all of the outstanding ordinary shares or at least 10% of all the outstanding voting shares of GlobalSantaFe, the consent of SFIC Holdings is required to change the jurisdiction of any existing subsidiary of GlobalSantaFe or incorporate a new subsidiary in any jurisdiction in a manner materially adversely affecting the rights or interests of Kuwait Petroleum Corporation and its affiliates or reincorporate GlobalSantaFe in another jurisdiction.


ACCESS TO INFORMATION

     As long as Kuwait Petroleum Corporation and its affiliates, in the aggregate, own at least 10% of all of the outstanding ordinary shares or at least 10% of all the outstanding voting shares of GlobalSantaFe, SFIC Holdings will be entitled to reasonable access rights to the properties, records, officers and auditors of GlobalSantaFe and its subsidiaries and GlobalSantaFe must provide such information, analyses and access to its personnel as SFIC Holdings may reasonably request on behalf of SFIC Holdings and its affiliates in order to comply with applicable regulations of the State of Kuwait.

CONSENT AND WAIVER

     Each of SFIC Holdings and Kuwait Petroleum Corporation has consented to, and irrevocably has waived its right to receive notice of, the execution and delivery of the merger agreement, the issuance by GlobalSantaFe of the ordinary shares contemplated by the merger agreement and the performance by GlobalSantaFe and its subsidiaries of all other transactions contemplated by the merger agreement.

FEE

     In consideration of SFIC Holdings and Kuwait Petroleum Corporation executing and delivering the consent and amendment and in recognition of the direct and indirect expenses incurred by SFIC Holdings in connection with the consent and amendment, Santa Fe International has agreed to pay SFIC Holdings a fee of $10 million subject to consummation of the merger.

TRANSFER OF OUTSTANDING VOTING STOCK

     Prior to the earlier of the effective time of the merger or the termination of the merger agreement, Kuwait Petroleum Corporation and SFIC Holdings have agreed not to sell, transfer, assign or otherwise dispose of or encumber any outstanding voting stock of Santa Fe International held by them or their affiliates, other than pursuant to the shareholder agreement between Global Marine and SFIC Holdings or by operation of law pursuant to the merger.

                       BUSINESS OF SANTA FE INTERNATIONAL


     Santa Fe International is a leading international offshore and land contract driller of oil and natural gas wells. Santa Fe International owns and operates a high quality, technologically advanced fleet of 26 marine drilling rigs and 31 land drilling rigs in 16 countries throughout the world. Santa Fe International primarily contracts its drilling rigs, related equipment and crews to oil and natural gas companies on a dayrate basis. Santa Fe International also provides drilling related services to the international oil and natural gas industry. These drilling related services include third-party rig operations, incentive drilling and drilling engineering and project management services.


     Santa Fe International's fleet includes:

     - six heavy duty harsh environment jackup rigs capable of operating in water depths of up to 350-400 feet;

     - three semisubmersible rigs capable of operating in water depths of up to 2,300-2,400 feet;

     - nine premium cantilever jackup rigs capable of operating in water depths of up to 300-350 feet;

     - seven jackup rigs capable of operating in water depths of up to 200-250 feet, six of which are cantilevered and one of which is specially designed to operate in shallow water;

     - one platform rig; and

     - 31 land rigs equipped to operate in international service.

     Santa Fe International has recently executed contracts with PPL Shipyard Pte. Ltd. in Singapore for the construction of (i) two new Friede & Goldman JU2000 jackup drilling units (one of which is currently under construction) plus options for an additional four Friede & Goldman JU2000 jackup drilling units, and (ii) two new Friede & Goldman Millennium ExD semisubmersible drilling units (one of which is currently under construction) plus options for two additional Friede & Goldman Millennium ExD semisubmersible units. Also, Santa Fe International has entered into contracts with Hydralift ASA for the provision of certain owner-furnished equipment and Well Activity Centre(TM) project management and engineering services for each of the two firm semisubmersible drilling units plus options for the same equipment and services in respect of the options on semisubmersible drilling units.

     Santa Fe International's predecessor began U.S. land drilling operations in 1947, commenced international land operations in 1948, expanded into offshore platform drilling in 1956 and initiated mobile offshore rig operations in 1964. Santa Fe International was incorporated in its current form under the laws of the Cayman Islands in 1990.


     Santa Fe International is a Cayman Islands company with its principal executive offices located at Two Lincoln Centre, Suite 1100, 5420 LBJ Freeway, Dallas, Texas 75420-2648. Its telephone number at that address is (972) 701-7300. For a more detailed description of the business of Santa Fe International, see the description set forth in Santa Fe International's 2000 Annual Report on Form 10-K, which is incorporated by reference herein. See "Where You Can Find More Information" on page 125.


                           BUSINESS OF GLOBAL MARINE


     Global Marine is a major domestic and international offshore drilling contractor, with a modern, diversified fleet of 33 mobile offshore drilling rigs worldwide. In addition, Global Marine is the world's largest provider of offshore drilling management services, including turnkey and project management.


     Global Marine provides offshore drilling services on a dayrate basis in the United States Gulf of Mexico and internationally. Its fleet consists of:

     - 23 cantilevered jackup rigs;

     - five third-generation semisubmersible rigs;

     - one fourth-generation semisubmersible rig;

     - one moored drillship; and

     - three ultra-deepwater dynamically positioned drillships.


     Of Global Marine's rigs, as of October 15, 2001, 16 are located in the U.S. Gulf of Mexico, eight are located off the coast of West Africa, six are located in the North Sea and three are located off the coast of Trinidad.


     Global Marine also provides drilling management services on a turnkey basis. It will assume responsibility for the design and execution of specific offshore drilling programs and deliver a logged or loggable hole to an agreed depth for a guaranteed price. Compensation is received upon satisfactory completion of the drilling program. Under its turnkey operations, Global Marine provides planning, engineering and management services beyond the scope of its traditional contract drilling business and may assume greater liability.


     Global Marine's principal executive offices are located at 777 N. Eldridge Parkway, Houston, Texas 77079-4493, and its telephone number is (281) 596-5100. For a more detailed description of the business of Global Marine, see the description set forth in Global Marine's 2000 Annual Report on Form 10-K which is incorporated by reference herein. See "Where You Can Find More Information" on page 125.


                     MARKET PRICE AND DIVIDEND INFORMATION

     The following table shows the high and low sales prices for Santa Fe International ordinary shares and Global Marine common stock for the periods shown in the table. The table also shows the amount of cash dividends declared on Santa Fe International's ordinary shares during the periods presented in the table. No cash dividends were declared on Global Marine common stock during the periods presented in the table.


     Santa Fe International's ordinary shares are listed on the New York Stock Exchange under the symbol "SDC." Global Marine's common stock is listed on the New York Stock Exchange under the symbol "GLM." As of October 15, 2001, the record date for determining holders of Santa Fe International ordinary shares and Global Marine common stock, there were 452 holders of record of Santa Fe International ordinary shares and 5,631 holders of record of Global Marine common stock.



                                             SANTA FE INTERNATIONAL       GLOBAL MARINE
                                           ---------------------------   ---------------
                                                               CASH
                                                             DIVIDENDS
CALENDAR YEAR                               HIGH     LOW     DECLARED     HIGH     LOW
-------------                              ------   ------   ---------   ------   ------
1999
  First quarter..........................  $20.38   $12.81    $0.0325    $12.69   $ 7.50
  Second quarter.........................   23.31    16.19     0.0325     16.44    10.38
  Third quarter..........................   27.00    19.13     0.0325     19.88    14.94
  Fourth quarter.........................   26.00    19.00     0.0325     17.94    13.38
2000
  First quarter..........................  $38.38   $24.38    $0.0325    $26.69   $14.88
  Second quarter.........................   39.13    28.50     0.0325     30.25    20.13
  Third quarter..........................   45.25    32.13     0.0325     34.94    24.38
  Fourth quarter.........................   45.94    23.00     0.0325     32.44    20.31
2001
  First quarter..........................  $42.40   $27.50    $0.0325    $32.94   $24.26
  Second quarter.........................   39.90    29.00     0.0325     29.17    18.25
  Third quarter..........................   31.55    18.99     0.0325     18.99    11.60
  Fourth quarter (through October 15)....  [     ]  [     ]        --    [     ]  [     ]

     On August 31, 2001, the last full trading day before Santa Fe International and Global Marine announced the execution of the merger agreement, Santa Fe International ordinary shares closed at $25.30 per share and Global Marine common stock closed at $14.40 per share. The market price of Santa Fe International ordinary shares and Global Marine common stock will fluctuate before the merger, but the merger ratio is fixed. SHAREHOLDERS ARE ENCOURAGED TO OBTAIN RECENT STOCK QUOTES FOR SANTA FE INTERNATIONAL ORDINARY SHARES AND GLOBAL MARINE COMMON STOCK.

     Santa Fe International intends to file an application with the NYSE to list the ordinary shares of GlobalSantaFe that holders of Global Marine common stock will receive in the merger.

     Following completion of the merger, GlobalSantaFe ordinary shares will trade on the New York Stock Exchange under the symbol "GSF."

                                 GLOBALSANTAFE


               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

SOURCES OF INFORMATION


     Santa Fe International and Global Marine are providing the following unaudited pro forma combined financial statements to help you in your analysis of the financial aspects of the merger. The unaudited pro forma combined financial statements are based upon the historical financial information of Global Marine and Santa Fe International and should be read in conjunction with the historical consolidated financial statements and notes thereto of Global Marine and Santa Fe International incorporated by reference in this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 125.


HOW WE PREPARED THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following unaudited condensed pro forma combined balance sheet has been prepared as if the merger had occurred on June 30, 2001. The unaudited condensed pro forma combined statements of operations for the year ended December 31, 2000 and the six months ended June 30, 2001 have been prepared as if the merger had occurred on January 1, 2000.

     If Global Marine and Santa Fe International had merged on the dates assumed in the pro forma financial information, GlobalSantaFe might have performed differently. You should not rely on the pro forma financial information as an indication of the financial position or results of operations that GlobalSantaFe would have achieved had the merger taken place at an earlier date or of the future results that GlobalSantaFe will achieve after the merger.


     The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. As the stockholders of Global Marine will own slightly over 50% of GlobalSantaFe after the merger, Global Marine will be considered the acquiring entity for financial accounting purposes. Accordingly, the historical basis of Global Marine in its assets and liabilities will be carried forward to the financial statements of GlobalSantaFe. The assets and liabilities of Santa Fe International will be revalued to estimated fair value at the date of the merger in the financial statements of GlobalSantaFe, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The $2.6 billion purchase price is calculated using the estimated number of Santa Fe International ordinary shares expected to be outstanding immediately prior to the merger and a $14.67 per share average trading price of Global Marine common stock, as adjusted for the merger ratio ($22.06 per share, as adjusted), for a period of time immediately before and after the merger was announced, plus the estimated fair value of Santa Fe International's outstanding stock options.


TRANSACTION-RELATED EXPENSES

     Global Marine estimates that it will incur fees and expenses totaling approximately $15 million in connection with the merger. Santa Fe International estimates that it will incur fees and expenses totaling approximately $26 million in connection with the merger, including $10 million payable to Kuwait Petroleum Corporation. All of such costs have been reflected in the accompanying unaudited pro forma combined balance sheet. After the merger, GlobalSantaFe will incur certain additional charges and expenses relating to restructuring and integrating the operations of Global Marine and Santa Fe International. The pro forma financial information has not been adjusted for these additional charges and expenses or for the estimated general and administrative or other cost savings that may be realized as a result of the merger.

                                 GLOBALSANTAFE

              UNAUDITED CONDENSED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 2001


                                                  HISTORICAL                       PRO FORMA
                                          ---------------------------      -------------------------
                                           GLOBAL         SANTA FE          PURCHASE
                                           MARINE       INTERNATIONAL      ADJUSTMENTS      COMBINED
                                          --------      -------------      -----------      --------
                                                                (IN MILLIONS)
Cash and cash equivalents...............  $  250.7        $  266.5          $     --        $  517.2
Marketable securities...................      39.4           120.8                --           160.2
Accounts receivable.....................     200.1           169.7                --           369.8
Other current assets....................      64.3            59.0             (47.5)(1a)       75.8
                                          --------        --------          --------        --------
          Total current assets..........     554.5           616.0             (47.5)        1,123.0
Property and equipment, net.............   1,906.9         1,100.6             745.2(1b)     3,752.7
Goodwill................................        --            16.3             441.7(1c)       458.0
Other assets............................      75.2            56.8               7.0(1d)       139.0
                                          --------        --------          --------        --------
          Total assets..................  $2,536.6        $1,789.7          $1,146.4        $5,472.7
                                          ========        ========          ========        ========
Current liabilities.....................     170.0           182.4              63.6(1e)       416.0
Long-term obligations...................     944.1            37.9               1.9(1f)       983.9
Deferred taxes and other credits........      17.5             2.6              60.0(1g)        80.1
Shareholders' equity....................   1,405.0         1,566.8           1,020.9(1h)     3,992.7
                                          --------        --------          --------        --------
          Total liabilities and
            shareholders' equity........  $2,536.6        $1,789.7          $1,146.4        $5,472.7
                                          ========        ========          ========        ========



     See "Notes to GlobalSantaFe Unaudited Condensed Pro Forma Combined Financial Statements" on page 90.

                                 GLOBALSANTAFE

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                                   HISTORICAL                      PRO FORMA
                                            -------------------------      -------------------------
                                            GLOBAL        SANTA FE          PURCHASE
                                            MARINE      INTERNATIONAL      ADJUSTMENTS      COMBINED
                                            ------      -------------      -----------      --------
                                                    (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
Operating revenues........................  $651.2         $350.9            $  7.7(2a)     $1,009.8
Costs and expenses:
  Operating...............................   413.9          214.3              (3.3)(2b)       624.9
  Depreciation and amortization...........    65.4           45.7              15.5(2c)        126.6
  General and administrative..............    11.9           10.6                --             22.5
                                            ------         ------            ------         --------
                                             491.2          270.6              12.2            774.0

Operating income..........................   160.0           80.3              (4.5)           235.8
Other income, net.........................    12.9           30.2                --             43.1
                                            ------         ------            ------         --------
Income before income taxes................   172.9          110.5              (4.5)           278.9
Income taxes..............................    47.9           15.1             (10.9)(2d)        52.1
                                            ------         ------            ------         --------
Net income................................  $125.0         $ 95.4            $  6.4         $  226.8
                                            ======         ======            ======         ========
Earnings per share:
  Basic...................................  $ 0.71         $ 0.83                           $   0.97
  Diluted.................................  $ 0.69         $ 0.82                           $   0.95
Weighted average shares outstanding
  Basic...................................   176.4          115.2             118.0(3)         233.2
  Diluted.................................   187.4          117.0             125.0(4)         242.0


     See "Notes to GlobalSantaFe Unaudited Condensed Pro Forma Combined Financial Statements" on page 90.

                                 GLOBALSANTAFE

         UNAUDITED CONDENSED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                  HISTORICAL                       PRO FORMA
                                          ---------------------------      -------------------------
                                           GLOBAL         SANTA FE          PURCHASE
                                           MARINE       INTERNATIONAL      ADJUSTMENTS      COMBINED
                                          --------      -------------      -----------      --------
                                                   (IN MILLIONS, EXCEPT PER-SHARE AMOUNTS)
Operating revenues......................  $1,039.8         $584.0            $ 15.3(2a)     $1,639.1
Costs and expenses:
  Operating.............................     716.5          369.4              (6.3)(2b)     1,079.6
  Depreciation and amortization.........     107.0           82.6              31.0(2c)        220.6
  Restructure costs.....................       5.2             --                --              5.2
  General and administrative............      22.6           17.2                --             39.8
                                          --------         ------            ------         --------
                                             851.3          469.2              24.7          1,345.2
Operating income........................     188.5          114.8              (9.4)           293.9
Other income, net.......................     (33.2)          15.5                --            (17.7)
                                          --------         ------            ------         --------
Income before income taxes..............     155.3          130.3              (9.4)           276.2
Income taxes............................      41.4           23.1             (21.8)(2d)        42.7
                                          --------         ------            ------         --------
Net income..............................  $  113.9         $107.2            $ 12.4         $  233.5
                                          ========         ======            ======         ========
Earnings per share:
  Basic.................................  $   0.65         $ 0.93                           $   1.00
  Diluted...............................      0.64         $ 0.92                           $   0.98
Weighted average shares outstanding
  Basic.................................     175.3          114.9             118.0(3)         232.9
  Diluted...............................     179.3          116.6             125.5(4)         242.1


     See "Notes to GlobalSantaFe Unaudited Condensed Pro Forma Combined Financial Statements" on page 90.

    NOTES TO GLOBALSANTAFE UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL
                                   STATEMENTS

(1) A summary of the pro forma balance sheet adjustments to effect the merger is as follows:

     (a) Other current assets -- A reconciliation of the pro forma adjustments to other current assets is as follows:

Adjustment to conform accounting policies for materials and
  supplies..................................................  $(43.7)
Fair value adjustment of deferred mobilization costs........    (3.8)
                                                              ------
          Total pro forma adjustment to other current
            assets..........................................  $(47.5)
                                                              ======

     (b) Property and equipment, net -- Represents the adjustment needed to record Santa Fe International's property and equipment at estimated fair value at the date of the merger.


     (c) Goodwill -- The merger will be accounted for as a purchase business combination in accordance with accounting principles generally accepted in the United States. As the stockholders of Global Marine will own slightly over 50% of GlobalSantaFe after the merger, Global Marine will be considered the acquiring entity for financial accounting purposes. Accordingly, the historical basis of Global Marine in its assets and liabilities will be carried forward to the financial statements of GlobalSantaFe. The assets and liabilities of Santa Fe International will be revalued to estimated fair value at the date of the merger in the financial statements of GlobalSantaFe, with the excess of the purchase price over the sum of such fair values recorded as goodwill. The $2.6 billion purchase price is calculated using the estimated number of Santa Fe International ordinary shares expected to be outstanding immediately prior to the merger and a $14.67 per share average trading price of Global Marine common stock, as adjusted for the merger ratio ($22.06 per share, as adjusted), for a period of time immediately before and after the merger was announced, plus the estimated fair value of Santa Fe International's outstanding stock options. The calculated purchase price is for accounting purposes only and is not indicative of the price at which Santa Fe International ordinary shares will trade immediately before the completion of the merger or the value of the GlobalSantaFe ordinary shares to be received by Global Marine stockholders in the merger. The recording of goodwill is supported by the nature of the offshore drilling industry, the acquisition of long-lived drilling equipment, and the long-standing relationships among Santa Fe International and its core customers.


     (d) Other assets -- A reconciliation of the pro forma adjustments to other assets is as follows:

Fair value adjustment of prepaid pension benefits...........  $14.7
Fair value adjustment of deferred mobilization costs........   (7.7)
                                                              -----
          Total pro forma adjustment to other assets........  $ 7.0
                                                              =====

     (e) Current liabilities -- A reconciliation of the pro forma adjustments to current liabilities is as follows:

Fees payable associated with the merger.....................  $31.0
Exit costs and employee liabilities incurred................   22.6
Payment to Kuwait Petroleum Corporation.....................   10.0
                                                              -----
          Total pro forma adjustment to current
            liabilities.....................................  $63.6
                                                              =====

     (f) Long-term obligations -- Represents the fair value adjustment of accrued pension and postretirement benefits.

     (g) Deferred taxes and other credits -- A reconciliation of the pro forma adjustments to deferred taxes and other credits is as follows:

Fair value adjustment of deferred income taxes..............  $36.4
Fair value adjustment of deferred revenues in connection
  with long-term drilling contracts.........................   23.6
                                                              -----
          Total pro forma adjustment to deferred taxes and
            other credits...................................  $60.0
                                                              =====

     (h) Shareholders' equity -- Represents the difference between the purchase price (see Note (1c)) and the book value of the net assets of Santa Fe International at the pro forma balance sheet date.

     The purchase price will be allocated based on the estimated fair values of Santa Fe International's assets and liabilities. For purposes of the unaudited condensed pro forma combined financial statements, the purchase price has been allocated as follows:

Historical net book value of Santa Fe International.........  $1,566.8
Adjustment to conform accounting policies for materials and
  supplies..................................................     (43.7)
Fair value adjustment of property and equipment, net........     745.2
Fair value adjustment of pension and postretirement benefit
  assets and liabilities....................................      12.8
Fair value adjustment of deferred mobilization costs........     (11.5)
Fair value adjustment of deferred income taxes..............     (36.4)
Fair value adjustment of long-term drilling contracts.......     (23.6)
Fees payable associated with the merger.....................     (31.0)
Exit costs and employee liabilities incurred................     (22.6)
Payment to Kuwait Petroleum Corporation.....................     (10.0)
Goodwill....................................................     441.7
                                                              --------
          Total purchase price..............................  $2,587.7
                                                              ========

(2) A summary of the pro forma statement of operations adjustments to effect the merger is as follows:

     (a) Operating revenues -- Represents the amortization of the net deferred credit resulting from the fair value adjustment to Santa Fe International's long-term drilling contracts.

     (b) Operating expenses -- Represents the elimination of deferred charges amortization resulting from the fair value adjustment of Santa Fe International's deferred mobilization and compensation costs.


     (c) Depreciation and amortization -- A reconciliation of the pro forma adjustments to depreciation and amortization is as follows (Goodwill resulting from the merger will not be amortized in accordance with the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," but instead will be evaluated at least annually for impairment):


                                                 PRO FORMA            PRO FORMA
                                              SIX MONTHS ENDED       YEAR ENDED
                                               JUNE 30, 2001      DECEMBER 31, 2000
                                              ----------------    -----------------
Additional depreciation resulting from the
  fair value adjustment of Santa Fe
  International's property and equipment....       $15.9                $31.8
Elimination of goodwill amortization
  resulting from the fair value adjustment
  of Santa Fe International's pre-existing
  goodwill..................................        (0.4)                (0.8)
                                                   -----                -----
  Total pro forma adjustment to depreciation
     and amortization.......................       $15.5                $31.0
                                                   =====                =====

     (d) Income taxes -- Represents the incremental benefit attributable to the effect of the new tax structure on earnings of Global Marine and the pro forma adjustments to Santa Fe International's U.S. and foreign deferred income taxes.

(3) Basic earnings per share -- The adjustment to pro forma basic weighted average shares outstanding represents the estimated GlobalSantaFe shares expected to be issued to Global Marine's common stockholders in the merger.

(4) Diluted earnings per share -- The adjustment to pro forma diluted weighted average shares outstanding is the sum of the estimated GlobalSantaFe shares expected to be issued to Global Marine's common stockholders in the merger, shares issuable upon conversion of Global Marine's zero coupon convertible debentures, and the estimated dilutive effect of Global Marine employee stock options.

                 DESCRIPTION OF SHARE CAPITAL OF GLOBALSANTAFE

DESCRIPTION OF AUTHORIZED SHARES OF GLOBALSANTAFE

     The following discussion is a summary of GlobalSantaFe's share capital immediately after the merger. This summary is not complete and is subject to the complete text of GlobalSantaFe's memorandum of association and articles of association, forms of which are attached as Annex F and Annex G, respectively, to this joint proxy/prospectus. We encourage you to read those documents carefully.

AUTHORIZED SHARE CAPITAL


     GlobalSantaFe's authorized share capital will be $6,000,000, divided into 600,000,000 ordinary shares, par value $0.01 per share. Upon completion of the merger, there will be approximately 233,528,000 ordinary shares of GlobalSantaFe outstanding.


VOTING

     The holders of GlobalSantaFe's ordinary shares will have full voting power for the election of directors and for all other matters. The holders of ordinary shares will be entitled to one vote per share. Cumulative voting for the election of directors will be prohibited by GlobalSantaFe's articles of association. The amended and restated articles of association of Santa Fe International provide that all resolutions put to a vote at any general meeting be decided on a poll (rather than a show of hands of those present or attending by proxy) taken in such manner as the chairman directs.

     There are no limitations imposed by Cayman Islands law or GlobalSantaFe's proposed amended and restated articles of association on the right of nonresident shareholders to hold or vote their GlobalSantaFe ordinary shares.

     The rights attached to any separate class or series of shares, unless otherwise provided by the terms of the shares of that class or series, may be varied only with the consent in writing of the holders of all of the issued shares of that class or series or by a special resolution (as such term is defined under the Companies Law (2001 Second Revision) of the Cayman Islands as summarized below) passed at a general meeting with the holders of the shares of that class or series voting separately as a class. The necessary quorum for that meeting is the presence of holders of at least a majority of the shares of that class or series. Each holder of shares of the class or series present, in person or by proxy, will have one vote for each share of the class or series of which he is the holder. Outstanding shares will not be deemed to be varied by the creation or issuance of additional shares that rank pari passu with those shares.

     Under Cayman Islands law, some matters, like altering the memorandum of association or articles of association, changing the name of a company or, subject to the articles of association of a company, the voluntarily winding up of a company, require the approval of the shareholders by a special resolution. Also, under the articles of association of GlobalSantaFe, some matters, like resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of the shareholders by a special resolution. For purposes of the articles of association of GlobalSantaFe, a resolution is a special resolution when it has been passed by holders of two-thirds of the ordinary shares, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

QUORUM FOR GENERAL MEETINGS

     The presence at a shareholder meeting of one or more shareholders present in person or by proxy holding at least a majority of the ordinary shares in issue will constitute a quorum and permit the conduct of shareholder business. If a meeting is adjourned for lack of a quorum, it will stand adjourned until the directors determine the day, time and place of the reconvened meeting. Shareholders holding at least 35% of the outstanding voting shares of GlobalSantaFe may call extraordinary general meetings of shareholders. For so long as Kuwait Petroleum Corporation or its affiliates own at least 4% of the outstanding voting shares or 4% of the outstanding voting power, the quorum for any meeting at which a special resolution relating to the rights of Kuwait Petroleum Corporation or its affiliates in the amended and restated articles of association is to be considered and voted upon, shall be one or more shareholders present in person or by proxy holding at least a majority of the outstanding GlobalSantaFe ordinary shares entitled to vote at such meeting and must include SFIC Holdings.

DIVIDEND RIGHTS

     Subject to any rights and restrictions of any other class or series of shares, the board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of GlobalSantaFe's profits, retained earnings or share premium account, which is equivalent to additional paid in capital. The board of directors may declare that any dividend be paid wholly or partly by the distribution of shares of GlobalSantaFe and/or specific assets.

RIGHTS UPON LIQUIDATION

     Upon the liquidation of GlobalSantaFe, after the full amounts to which holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of GlobalSantaFe's ordinary shares are entitled to receive, pro rata, any remaining assets of GlobalSantaFe available for distribution to the holders of the ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to GlobalSantaFe. The assets received by the holders of GlobalSantaFe ordinary shares in a liquidation may consist in whole or in part of property.

NO LIABILITY FOR FURTHER CALLS OR ASSESSMENTS

     The GlobalSantaFe ordinary shares to be issued in the merger will be duly and validly issued, fully paid and nonassessable.

NO PREEMPTIVE RIGHTS

     Holders of GlobalSantaFe ordinary shares will have no preemptive or preferential right to purchase any securities of GlobalSantaFe that may be issued in the future.

REDEMPTION AND CONVERSION

     The GlobalSantaFe ordinary shares are not convertible into shares of any other class or series or subject to redemption by GlobalSantaFe or the holder of the shares.

REPURCHASE

     Under GlobalSantaFe's proposed articles of association, GlobalSantaFe may purchase any issued ordinary shares by entering into an agreement with any one or more of its shareholders, tender offer to all of its shareholders, or purchase on any exchange or market on which the ordinary shares are traded. In each case, unless approved by ordinary resolution, the purchase price may not be greater than the market price determined by the board of directors by reference to the closing prices on the principal exchange or market for the ordinary shares for a period of not less than one and not more than ten consecutive trading days ending not more than three trading days before such determination. An ordinary resolution is a resolution passed by a simple majority of the votes cast by shareholders entitled to vote and present in person or by proxy at a general meeting.

OTHER CLASSES OR SERIES OF SHARES

     The GlobalSantaFe board of directors will be authorized, without obtaining any votes or consents of the holders of any class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

COMPULSORY ACQUISITION OF SHARES HELD BY MINORITY HOLDERS

     An acquiring party is generally able to acquire compulsorily the ordinary shares of minority holders in one of two ways:


     - By a procedure under the Companies Law (2001 Second Revision) of the Cayman Islands known as a "scheme of arrangement." A scheme of arrangement is made by obtaining the approval of the arrangement by holders of ordinary shares (1) representing a majority in number of the shareholders present, in person or by proxy, at the meeting held to consider the arrangement, excluding the acquiring party, if such party is a shareholder and (2) holding at least 75% in value of all the outstanding ordinary shares held by shareholders present, in person or by proxy, at such meeting, other than those held by the acquiring party, if any, and the sanction of the Grand Court of the Cayman Islands. If a scheme of arrangement becomes effective, all holders of ordinary shares of the company would be compelled to sell their shares under the terms of the scheme of arrangement.



     - By acquiring pursuant to a tender offer 90% of the ordinary shares not already owned by the acquiring party. If the acquiring party has, within four months after the making of an offer for all the ordinary shares not owned by the acquiring party, obtained the approval of not less than 90% of all the shares to which the offer relates, the acquiring party may, at any time within two months after the end of that four-month period, require any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, a nontendering shareholder will be compelled to sell its shares, unless within one month from the date on which the notice to compulsorily acquire was given to the nontendering shareholder, the nontendering shareholder is able to convince the Grand Court of the Cayman Islands to order otherwise.


LIMITATION ON DIRECTOR'S LIABILITY

     Cayman Islands law, which will govern GlobalSantaFe, does not allow the limitation of a director's liability for fraud, willful neglect or willful default.

LIMITATION ON CHANGES IN CONTROL

     GlobalSantaFe's proposed articles of association have provisions that could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors, and may have the effect of discouraging actual or threatened changes of control.

     The proposed articles of association provide that GlobalSantaFe's board of directors will be divided into three classes serving staggered three-year terms. Directors can be removed from office only for cause by the affirmative vote of the holders of a majority of the issued shares generally entitled to vote. The board of directors will not have the power to remove directors. Vacancies on the board of directors may be filled only by the remaining directors and not by the shareholders. Each of these provisions can delay a shareholder from obtaining majority representation on the board of directors.

     The proposed articles of association provide that the board of directors will consist of at least six and not more than fifteen persons, the exact number to be set from time to time by a majority of the whole board of directors. Following the merger, there will be 14 directors of GlobalSantaFe. Accordingly, the board of directors, and not the shareholders, will have the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees until a general meeting at which directors are to be appointed.

     The proposed articles of association provide that, until the third anniversary of the completion of the merger, a vote of two-thirds of the whole board of GlobalSantaFe is required (i) to remove the chairman of the board, the chief executive officer or the president or (ii) to modify, amend or terminate the employment agreements of Robert E. Rose or C. Stedman Garber, Jr.

     The proposed articles of association establish an advance notice procedure that must be followed by shareholders if they wish to nominate candidates for election as directors or propose any business at an annual general meeting of shareholders. The proposed articles of association provide generally that, if a shareholder desires to nominate candidates for election as directors or propose any business at an annual general meeting, that shareholder must give GlobalSantaFe notice not less than 90 days prior to the anniversary of the date of the immediately preceding annual general meeting. The notice must contain specified information concerning the shareholder submitting the proposal.

     Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of GlobalSantaFe's ordinary shares must be taken at a duly called annual or extraordinary general meeting of shareholders and may not be taken by written consent of all holders of ordinary shares. Extraordinary general meetings may be called by a majority of the entire board of directors or upon the written request of shareholders holding at least 35% of the issued ordinary shares entitled to vote.

     The board of directors will be authorized, without obtaining any vote or consent of the holders of any class or series of shares, to issue from time to time any other classes or series of shares with the designations and relative powers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or terms or conditions of redemption as it considers fit. The board of directors could authorize the issuance of preference shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preference shares have been established as of the date of this document.

     In addition to any approval by shareholders and directors of GlobalSantaFe under Cayman Islands law, the approval by ordinary resolution at an extraordinary general meeting called for such purpose is required in order for the board of directors to approve any of the following matters:

     - to merge, consolidate or amalgamate with another company;

     - to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

     - to sell, lease or exchange all or substantially all of the assets of GlobalSantaFe.

RIGHTS OF KUWAIT PETROLEUM CORPORATION AND ITS AFFILIATES


     The proposed articles of association provide that, for so long as Kuwait Petroleum Corporation and its affiliates own at least 12.5% of the outstanding shares or at least 12.5% of the outstanding voting shares, SFIC Holdings will have the right to designate for election three directors of GlobalSantaFe. If SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings will have the right to designate for election will be reduced from three to two. If SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings may designate for election will be reduced from two to one. If SFIC Holdings' interest is reduced to less than 4%, it will not have the right to designate any directors for election to the board of GlobalSantaFe. For purposes of determining SFIC Holdings' ownership interest in GlobalSantaFe, until SFIC Holdings sells any GlobalSantaFe ordinary shares, only ordinary shares outstanding at the effective time of the merger are included in the calculation of the ownership percentage so that reductions in SFIC Holdings' percentage ownership in GlobalSantaFe as a result of GlobalSantaFe's issuance of shares for any reason following the merger will not reduce SFIC Holdings' board representation.


     The proposed articles of association provide that, as long as SFIC Holdings has the right to designate a director to the GlobalSantaFe board as described above, SFIC Holdings will have the right to designate one designee to each committee, including the audit, nominating and governance, compensation and executive committee of the board of directors of GlobalSantaFe.

     The proposed articles of association provide that during the period of time commencing at the effective time of the merger and terminating upon the later of the date on which Kuwait Petroleum Corporation and its affiliates shall cease to own, in the aggregate, at least 10% of the outstanding ordinary shares of Santa Fe International or 10% of the outstanding voting shares of Santa Fe International, the prior consent of SFIC Holdings will generally be required to change the jurisdiction of any existing subsidiary of GlobalSantaFe or incorporate a new subsidiary in any jurisdiction in a manner materially adversely affecting the rights or interests of Kuwait Petroleum Corporation and its affiliates or reincorporate GlobalSantaFe in another jurisdiction.


TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for GlobalSantaFe ordinary shares will be Computershare Investor Services, LLC.


STOCK EXCHANGE LISTING

     GlobalSantaFe ordinary shares will be listed on the New York Stock Exchange under the symbol "GSF."

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

     In connection with the merger, the memorandum of association and articles of association of Santa Fe International will be amended and its name will be changed to "GlobalSantaFe Corporation." As a result of the merger, holders of shares of Global Marine common stock will become shareholders of Santa Fe International. The rights of Global Marine's stockholders are governed by the Delaware General Corporation Law and Global Marine's certificate of incorporation and by-laws. The rights of Santa Fe International's shareholders are governed by Cayman Islands law, including the Companies Law (2001 Second Revision) of the Cayman Islands, and Santa Fe International's memorandum of association and articles of association. The rights of shareholders of GlobalSantaFe will be governed by Cayman Islands law, including the Companies Law (2001 Second Revision) of the Cayman Islands, and GlobalSantaFe's memorandum of association and articles of association.


     This section describes the material differences between the rights of Global Marine's stockholders, the rights of Santa Fe International's shareholders and the proposed rights of GlobalSantaFe's shareholders. This summary is not complete and does not cover all of the differences between Cayman Islands law and the Delaware General Corporation Law affecting corporations and their shareholders or all the differences between Global Marine's certificate of incorporation and by-laws, Santa Fe International's memorandum of association and articles of association and GlobalSantaFe's proposed memorandum of association and articles of association. The summary is therefore subject to the complete text of the relevant provisions of the Companies Law (2001 Second Revision) of the Cayman Islands, the Delaware General Corporation Law, Global Marine's certificate of incorporation and by-laws, Santa Fe International's memorandum of association and articles of association and GlobalSantaFe's memorandum of association and articles of association. For information on obtaining Santa Fe International's memorandum of association and articles of association and Global Marine's certificate of incorporation and by-laws, see "Where You Can Find More Information" on page 125. The forms of the memorandum of association and articles of association of GlobalSantaFe are set forth as Annex F and Annex G, respectively, to this joint proxy/prospectus.


                 SHAREHOLDER APPROVAL OF BUSINESS COMBINATIONS


        Global Marine               Santa Fe International                GlobalSantaFe
Generally, under the Delaware    Cayman Islands law does not      GlobalSantaFe will be subject
General Corporation Law,         include a statutory merger       to the same Cayman Islands
unless the certificate of        procedure. Cayman Islands law    law as Santa Fe International
incorporation provides for       does, however, provide for a     and the same NYSE rules for
the vote of a larger portion     procedure known as a "scheme     issuances of additional
of the shares, completion of     of arrangement." A scheme of     shares as Global Marine and
a merger, consolidation, or      arrangement is made by           Santa Fe International.
the sale, lease or exchange      obtaining the approval by
of all or substantially all      holders of ordinary shares       The proposed GlobalSantaFe
of a corporation's assets or     (1) representing a majority      articles of association
dissolution requires:            in number of the shareholders    provide that, until the later
                                 present, in person or by         to occur of the date on which
- approval of the board of       proxy, at the meeting held to    Kuwait Petroleum Cor-
  directors; and                 consider the arrangement,        poration and its affiliates
                                 excluding the acquiring          cease to own at least 10% of
- approval by the vote of the    party, if a shareholder and      (i) the voting power of the
  holders of a majority of       (2) holding at least 75% in      outstanding voting stock or
  the outstanding shares or,     value of all the outstanding     (ii) all of the outstanding
  if the certificate of          ordinary shares held by          GlobalSantaFe ordinary
  incorporation provides for     shareholders present, in         shares, the prior consent of
  more or less than one vote     person or by proxy, at such      SFIC Holdings will be
  per share, a majority of       meeting, other than those        required for the
  the votes of the               held by the acquiring party,     reincorporation or
  outstanding shares of a        if any, and the sanction of      organization of any existing
  corporation entitled to        the Grand Court of the Cayman    subsidiary of GlobalSantaFe
  vote on the matter.            Islands. If a scheme of          or the incorporation or
                                 arrangement becomes              organization of any new
                                 effective, all                   subsidiary in any
                                                                  jurisdiction in a manner

        Global Marine               Santa Fe International                GlobalSantaFe
The Delaware General Corpora-    holders of ordinary shares of    materially adversely
tion Law also requires a         a company would be compelled     affecting the rights or
special vote of stockholders     to sell their shares under       interest of any of Kuwait
of Global Marine in              the terms of the scheme of       Petroleum Corporation or any
connection with a business       arrangement. In addition,        of its affiliates, or the
combination with an "inter-      Cayman Islands companies may     reincorporation or
ested stockholder" as defined    be acquired by other corpora-    organization of GlobalSantaFe
in section 203 of the            tions by the direct              in a jurisdiction other than
Delaware General Corporation     acquisition of the share         the Cayman Islands.
Law. See "-- Special Vote        capital of the Cayman Islands
Required for Combinations        company or by direct asset
with Interested Stockholders"    acquisition. Cayman Islands
below.                           law provides that, if the
                                 acquiring party has, within
The Global Marine certificate    four months after the making
of incorporation requires the    of an offer for all the
affirmative vote of the          ordinary shares not owned by
holders of at least 75% of       the acquiring party, obtained
the outstanding shares en-       the approval of not less than
titled to vote generally in      90% of all the shares to
the election of directors,       which the offer relates, the
voting together as a single      acquiring party may, at any
class, in order to consum-       time within two months after
mate a merger or                 the end of that four-month
consolidation, or the sale,      period, require any
lease or exchange of all or      nontendering shareholder to
substantially all of Global      transfer its shares on the
Marine's assets or               same terms as the original
dissolution involving an         offer. In those
interested stockholder (a        circumstances, a nontender-
stockholder who controls 10%     ing shareholder will be
or more of Global Marine's       compelled to sell its shares,
outstanding shares). This 75%    unless within one month from
stockholder approval is not      the date on which the notice
required if a majority of        to compulsorily acquire was
Global Marine's disin-           given to the nontendering
terested directors approve       shareholder, the nontendering
such transaction or certain      shareholder is able to
fair price and procedural        convince the Grand Court of
requirements are met.            the Cayman Islands to order
                                 otherwise.
The Global Marine certificate
of incorporation requires the
affirmative vote of the          Santa Fe International's
holders of at least 75% of       articles of association
the outstanding shares en-       provide that, in order for it
titled to vote generally in      to merge, consolidate or
the election of directors,       amalgamate, reorganize or
voting together as a single      reconstruct itself, sell,
class, for the issuance of       lease or exchange all or
any securities to any            substantially all of its
interested stockholder.          property or assets, other
                                 than transactions with
Under the rules of the NYSE,     entities it controls, it must
the issuance of additional       first obtain:
common shares of a listed
company involving directors,
officers, substantial            - approval of the board of
security holders or other        directors; and
affiliates of the company,
involving a change in control
or totaling 20% or more of       - approval of the holders of
the outstanding common shares    at least a majority of the
of company requires the            issued shares generally
approval of the holders of a       entitled to vote and
majority of the shares voting      present in person or by
on the transaction. Other          proxy at a meeting called
transactions                       for the purpose of
                                   approving such transaction.

        Global Marine               Santa Fe International                GlobalSantaFe
do not require stockholder       Santa Fe International is
approval under the NYSE          subject to the same NYSE
rules.                           rules for issuances of
                                 additional shares as Global
                                 Marine.
                                 The Santa Fe International
                                 articles of association
                                 provide that, until the later
                                 to occur of (1) the date on
                                 which Kuwait Petroleum
                                 Corporation and its
                                 affiliates cease to own at
                                 least 25% of the out-
                                 standing ordinary shares, and
                                 (2) the date on which Kuwait
                                 Petroleum Corporation and its
                                 affiliates cease to own at
                                 least 25% of Santa Fe
                                 International's outstanding
                                 voting shares, the prior
                                 consent of SFIC Holdings
                                 generally will be required
                                 for (i) any sale, lease,
                                 exchange or other disposition
                                 by Santa Fe International in
                                 excess of $50 million, (ii)
                                 any issuance of shares or
                                 securities by Santa Fe
                                 International, (iii) the
                                 creation of any issue or
                                 series of issuances of
                                 indebtedness or the guaranty
                                 of indebtedness of another
                                 person by Santa Fe
                                 International or any of its
                                 subsidiaries in excess of
                                 $250 million, or (iv) the
                                 reincorporation or
                                 organization of Santa Fe
                                 International or any of its
                                 subsidiaries other than in
                                 the jurisdiction in which it
                                 is incorporated or under
                                 which laws it is then
                                 organized, or the
                                 incorporation or organization
                                 of a newly formed subsidiary
                                 of Santa Fe International in
                                 a manner adversely affecting
                                 the rights or interest of any
                                 member of the Kuwait
                                 Petroleum Corporation af-
                                 filiated group.


      SPECIAL VOTE REQUIRED FOR COMBINATIONS WITH INTERESTED SHAREHOLDERS


        Global Marine               Santa Fe International                GlobalSantaFe
The Delaware General Corpora-    Neither Cayman Islands law       Neither Cayman Islands law
tion Law restricts "business     nor Santa Fe International's     nor GlobalSantaFe's proposed
combinations," as provided       memorandum of association or     memorandum of association or
below, between a Delaware        articles of association          articles of association
corporation and an               require special votes for        require special votes for
"interested stockholder" who     combinations with interested     combinations with interested
beneficially owns, together      shareholders.                    shareholders.
with its associates and
affiliates, 15% or more of a
corporation's voting shares
for a period of three years
after the interested stock-

        Global Marine               Santa Fe International                GlobalSantaFe
holder acquired its 15%
position, unless certain
exceptions are satisfied.
Because Global Marine is
subject to this law, an
interested stockholder cannot
engage in business
combinations with Global
Marine for a three-year
period
after it becomes an
interested stockholder,
unless:
- the business combination,
  or the transaction that
  resulted in the interested
  stockholder becoming such,
  was approved by the Global
  Marine board of directors
  before the other party to
  the business combination
  became an interested
  stockholder;
- upon consummation of the
  transaction that resulted
  in the interested
  stockholder becoming an
  interested stockholder, the
  interested stockholder
  owned at least 85% of the
  voting shares of Global
  Marine outstanding at the
  commencement of the
  transaction (excluding
  voting shares owned by
  directors who are also
  officers or held in em-
  ployee stock plans in which
  the employees do not have a
  right to determine
  confidentially whether to
  tender shares held by the
  plan); or
- the business combination
  was approved by the Global
  Marine board of directors
  and ratified by 66 2/3% of
  the voting shares that the
  interested stockholder did
  not own.
The three-year probation does
not apply to certain business
combinations proposed by an
interested stockholder
following the announcement or
notification of certain
extraordinary transactions
involving Global Marine and a
person who had not been an
interested stockholder during
the previous three years or
who became an interested
stockholder with the ap-
proval of a majority of
Global

        Global Marine               Santa Fe International                GlobalSantaFe
Marine's directors. The term
"business combination" is
defined generally to include:
- mergers or consolidations
  between the corporation and
  an interested stockholder;
- transactions with an
  interested stockholder
  involving the assets or
  shares of the corporation
  or its majority-owned
  subsidiaries; and
- transactions that increase
  an interested stockholder's
  percentage ownership of
  shares.

                             SHAREHOLDER RIGHTS PLAN

        Global Marine               Santa Fe International                GlobalSantaFe
Global Marine does not have a    Although its articles of         Although its proposed
shareholder rights plan.         association expressly allow      articles of association
                                 for the creation of a            expressly allow for the
                                 shareholder rights plan,         creation of a shareholder
                                 Santa Fe International does      rights plan, there is no
                                 not have a shareholder rights    current intention for
                                 plan.                            GlobalSantaFe to establish a
                                                                  shareholder rights plan.

                  APPRAISAL RIGHTS AND COMPULSORY ACQUISITION


        Global Marine               Santa Fe International                GlobalSantaFe
The Delaware General Corpora-    Neither Cayman Islands law       Neither Cayman Islands law
tion Law generally provides      nor Santa Fe International's     nor GlobalSantaFe's proposed
stockholders of a corporation    memorandum of association or     memorandum of association or
involved in a merger the         articles of association          articles of association
right to demand and receive      specifically provides for        specifically provides for
payment of the fair value of     appraisal rights. However, in    appraisal rights. However, in
their shares as determined by    connection with the              connection with the
the Delaware Chancery Court.     compulsory acquisition of        compulsory acquisition of
Appraisal rights are not         shares by a 90% shareholder      shares by a 90% shareholder
available, however, to           of a Cayman Islands company      of a Cayman Islands company
holders of shares:               as described under               as described under
                                 "Shareholder Approval of         "Shareholder Approval of
- listed on a national           Business Combinations," a        Business Combinations," a
  securities exchange,           minority shareholder may         minority shareholder may
  designated as a national       apply to the Grand Court of      apply to the Grand Court of
  market system security on      the Cayman Islands within one    the Cayman Islands within one
  an interdealer quotation       month of receiving notice of     month of receiving notice of
  system operated by the         the compulsory acquisition       the compulsory acquisition
  National Association of        objecting to that acqui-         objecting to that acqui-
  Securities Dealers, Inc.,      sition. In these                 sition. In these
                                 circumstances, the burden is     circumstances, the burden is
- held of record by more than    on the minority shareholder      on the minority shareholder
  2,000 shareholders; or         to show that the Grand Court     to show that the Grand Court
                                 of the Cayman Islands should     of the Cayman Islands should
- if the corporation will be     exercise its discretion to       exercise its discretion to
  the surviving corporation      prevent the compulsory           prevent the compulsory
  of the merger, and no vote     acquisition.                     acquisition.
  of its shareholders is
  required to approve the
  merger;

        Global Marine               Santa Fe International                GlobalSantaFe
unless the holders are
required to accept in the
merger anything other than
any combination of:
- shares or depositary
  receipts of the surviving
  corporation in the merger;
- shares or depositary
  receipts of another
  corporation that, at the
  completion of the merger,
  will be
  (1) listed on a national
      securities exchange;
  (2) designated as a
      national market system
      security on an
      interdealer quotation
      system operated by the
      National Association of
      Securities Dealers,
      Inc.; or
  (3) held of record by more
      than 2,000 holders; or
- cash instead of fractional
  shares or depository
  receipts received.

                  SHAREHOLDER CONSENT TO ACTION WITHOUT MEETING

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine certificate    Cayman Islands law provides      Cayman Islands law provides
of incorporation prohibits       that shareholders may take       that shareholders may take
action by written consent of     action requiring a special       action requiring a special
stockholders.                    resolution without a meeting     resolution without a meeting
                                 only by unanimous written        only by unanimous written
                                 consent, if so authorized by     consent, if so authorized by
                                 the articles of association.     the articles of association.
                                 The Santa Fe International       The GlobalSantaFe articles of
                                 articles of association          association will prohibit
                                 prohibit action by written       action by written consent of
                                 consent of shareholders, ex-     shareholders, except that if
                                 cept that if there is more       there is more than one class
                                 than one class of share          of share capital, the rights
                                 capital, the rights of a         of a class may be varied by
                                 class may be varied by unani-    unanimous written consent of
                                 mous written consent of the      the holders of all the
                                 holders of all the               outstanding shares of such
                                 outstanding shares of such       class or by a special
                                 class or by a special resolu-    resolution passed at a
                                 tion passed at a meeting of      meeting of the holders of the
                                 the holders of the shares of     shares of such class voting
                                 such class voting separately     separately as a class.
                                 as a class.

                            MEETINGS OF SHAREHOLDERS

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine by-laws        Under Santa Fe                   Under GlobalSantaFe's
provide that annual meetings     International's articles of      proposed articles of
of stockholders are to be        association, a general           association, a general
held on a date and at a time     meeting of shareholders is       meeting of shareholders will
fixed by the board of            required to be held at least     be required to be held at
directors of Global Marine.      annually. That meeting can be    least annually. That meeting
The Global Marine certif-        held anywhere. Under Santa Fe    can be held anywhere. Under
icate of incorporation           International's articles of      GlobalSantaFe's proposed
provides that a special          association, an extraordinary    articles of association, an
meeting of stockholders may      general meeting of Santa Fe      extraordinary general meeting
be called by the chief execu-    International may be called      of GlobalSantaFe may be
tive officer of Global           by a majority of the board of    called by a majority of the
Marine, a majority of its        directors of Santa Fe            board of directors of
board of directors, or by the    International or by the          GlobalSantaFe or by the hold-
holders of at least 25% of       holders of at least 25% of       ers of at least 35% of the
the issued common stock.         the outstanding ordinary         outstanding ordinary shares
                                 shares generally entitled to     generally entitled to vote.
                                 vote. One or more                One or more shareholders
                                 shareholders present in          present in person or by proxy
                                 person or by proxy holding at    holding at least a majority
                                 least a majority of the          of the outstanding shares of
                                 outstanding shares of Santa      GlobalSantaFe entitled to
                                 Fe International entitled to     vote at the meeting will
                                 vote at the meeting              constitute a quorum, except
                                 constitutes quorum.              at any meeting at which a
                                                                  special resolution of the
                                                                  shareholders of GlobalSantaFe
                                                                  will be considered and voted
                                                                  upon regarding changes to
                                                                  provisions in GlobalSantaFe's
                                                                  articles of association
                                                                  relating to:
                                                                  - Kuwait Petroleum
                                                                  Corporation and its
                                                                    affiliates' right to
                                                                    consent to any
                                                                    reincorporation of
                                                                    GlobalSantaFe or any of its
                                                                    subsidiaries in another
                                                                    jurisdiction or the
                                                                    incorporation of any new
                                                                    subsidiary of GlobalSantaFe
                                                                    in any jurisdiction in a
                                                                    manner materially adversely
                                                                    affecting the rights or
                                                                    interests of any of Kuwait
                                                                    Petroleum Corporation or
                                                                    its affiliates,
                                                                  - committees of the board of
                                                                    directors,
                                                                  - corporate opportunities,
                                                                  - transactions with related
                                                                  entities, or
                                                                  - Kuwait Petroleum
                                                                  Corporation and its
                                                                    affiliates' rights to
                                                                    representation on the board
                                                                    of directors and committees
                                                                    of the board of directors,

        Global Marine               Santa Fe International                GlobalSantaFe
                                                                  the quorum will be one or
                                                                  more shareholders present in
                                                                  person or by proxy holding at
                                                                  least a majority of the
                                                                  outstanding shares of
                                                                  GlobalSantaFe entitled to
                                                                  vote at such meeting and, for
                                                                  so long as Kuwait Petroleum
                                                                  Corporation and its
                                                                  affiliates own at least 4% of
                                                                  (i) the voting power of the
                                                                  outstanding voting stock, or
                                                                  (ii) all of the outstanding
                                                                  ordinary shares of
                                                                  GlobalSantaFe, and one of
                                                                  such shareholders present
                                                                  must be SFIC Holdings.

            DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

        Global Marine               Santa Fe International                GlobalSantaFe
Under the Delaware General       Santa Fe International is not    GlobalSantaFe will not be re-
Corporation Law, the board of    required to present proposed     quired to present proposed
directors, subject to any        dividends to its shareholders    dividends to its shareholders
restrictions in the              for approval or adoption.        for approval or adoption.
corporation's certificate of
incorporation, may declare       Under Cayman Islands law and     Under Cayman Islands law and
and pay dividends out of:        Santa Fe International's         GlobalSantaFe's proposed
                                 articles of association, the     articles of association, the
- surplus of the corporation,    board of directors of Santa      board of directors of
  which is defined as net        Fe International may de-         GlobalSantaFe may declare the
  assets less statutory          clare the payment of             payment of dividends to the
  capital; or                    dividends to the ordinary        ordinary shareholders out of
                                 shareholders out of Santa Fe     GlobalSantaFe's:
- if no surplus exists, out      International's:
  of the net profits of the                                       - profits;
  corporation for the year in    - profits;
  which the dividend is                                           - "share premium account,"
declared and/or the preceding    - "share premium account,"         which represents the excess
year.                              which represents the excess      of the price paid to
                                   of the price paid to Santa       GlobalSantaFe on issue of
If, however, the capital of        Fe International on issue        its shares over the par or
the corporation has been           of its shares over the par       "nominal" value of those
diminished to an amount less       or "nominal" value of those      shares, which is similar to
than the aggregate amount of       shares, which is similar to      the U.S. concept of
capital represented by the         the U.S. concept of addi-        additional paid in capital;
issued and outstanding shares      tional paid in capital; or       or
of all classes having
preference upon the              - any other account permitted    - any other account permitted
distribution of assets, the      by the Companies Law (2001       by the Companies Law (2001
board of directors may not         Second Revision) of the          Second Revision) of the
declare and pay dividends out      Cayman Islands.                  Cayman Islands.
of the corporation's net
profits until the defi-          However, no dividends may be     However, no dividends may be
ciency in the capital has        paid if, after payment, Santa    paid if, after payment,
been repaired. The Global        Fe International would not be    GlobalSantaFe would not be
Marine certificate of            able to pay its debts as they    able to pay its debts as they
incorporation and by-laws        come due in the ordinary         come due in the ordinary
contain no provisions            course of business. Under        course of business. Under
restricting dividends on         Cayman Islands law, shares of    Cayman Islands law, shares of
Global Marine common stock.      a Cayman Islands company may     a Cayman Islands company may
                                 be redeemed or repurchased       be redeemed or repurchased
Under the Delaware General       out of profits of the            out of profits of the
Corporation Law, any             company, out                     company, out of the
corporation may purchase or
redeem its own shares, except
that generally it

        Global Marine               Santa Fe International                GlobalSantaFe
may not purchase or redeem       of the proceeds of a fresh       proceeds of a fresh issue of
these shares if the capital      issue of shares made for that    shares made for that purpose
of the corporation is            purpose or out of capital,       or out of capital, provided
impaired at the time or would    provided the company has,        the company has the ability
become impaired as a result      immediately following the        to pay its debts as they come
of the redemption. A             date of payment, the ability     due in the ordinary course of
corporation may, however,        to pay its debts as they come    the business.
purchase or redeem out of        due in the ordinary course of
capital shares that are enti-    the business.
tled upon any distribution of
its assets to a preference
over another class or series
of its shares if the shares
are to be retired and the
capital reduced.

                              NUMBER OF DIRECTORS

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine certificate    Under Santa Fe                   GlobalSantaFe's articles of
of incorporation provides        International's articles of      association will provide that
that the number of directors     association, the minimum         the minimum number of
on its board of directors        number of directors is nine      directors is six and the
will be not less than three      and the maximum number is 15.    maximum number is 15.
nor more than 15. The Global     The current number of            Immediately following the
Marine board of directors has    directors is nine.               merger, the number of
set the number of directors                                       directors will be 14.
at 10.
                                                                  SFIC Holdings will have the
                                                                  right to designate for
                                                                  election three directors of
                                                                  GlobalSantaFe as long as
                                                                  Kuwait Petroleum Corporation
                                                                  or its affiliates own at
                                                                  least 12.5% of (i) the
                                                                  outstanding ordinary shares
                                                                  or (ii) the outstanding vot-
                                                                  ing shares of GlobalSantaFe.
                                                                  If SFIC Holdings' interest is
                                                                  reduced to less than 12.5%
                                                                  and is equal to or greater
                                                                  than 7.5%, the number of
                                                                  directors that SFIC Holdings
                                                                  will have the right to
                                                                  designate for election is
                                                                  reduced from three to two. If
                                                                  SFIC Holdings' interest is
                                                                  reduced to less than 7.5% and
                                                                  is equal to or greater than
                                                                  4%, the number of directors
                                                                  that SFIC Holdings may
                                                                  designate for election will
                                                                  be reduced from two to one.
                                                                  If SFIC Holdings' interest is
                                                                  reduced to less than 4%, it
                                                                  will not have the right to
                                                                  designate any directors for
                                                                  election to the board of
                                                                  directors of GlobalSantaFe.
                                                                  Each director designated by
                                                                  SFIC Holdings must be
                                                                  reasonably acceptable to
                                                                  GlobalSantaFe.
                                                                  For as long as SFIC Holdings
                                                                  has the right to designate
                                                                  for election a director to
                                                                  the GlobalSantaFe board of
                                                                  directors as described

        Global Marine               Santa Fe International                GlobalSantaFe
                                                                  above, SFIC Holdings has the
                                                                  right to designate one
                                                                  designee to each committee,
                                                                  including the Audit,
                                                                  Nominating and Governance,
                                                                  Compensation and Executive
                                                                  Committees, of the board of
                                                                  directors of GlobalSantaFe.

                        VACANCIES ON BOARD OF DIRECTORS

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine certificate    Santa Fe International's         GlobalSantaFe's articles of
of incorporation provides        articles of association          association will provide that
that any vacancy may only be     provide that a vacancy or a      a vacancy or a newly created
filled by a majority of the      newly created directorship       directorship may only be
remaining board of directors     may only be filled by a          filled by a majority of the
(even if less than a quo-        majority of the remaining        remaining directors, although
rum). Any director elected to    directors, although less than    less than a quorum, or by a
fill a vacancy or from an        a quorum, or by a sole           sole remaining director. If
increase in the number of        remaining director.              at any time the number of
directors will serve the same                                     directors is less than six,
remaining term as that of his                                     the board of directors may
or her predecessor or, if the                                     act to fill any vacancies on
director has no predecessor,                                      the board of directors.
the class of directors to
which the director has been
elected and in both cases,
until such director's
successor has been duly
elected and qualified.

               REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine certificate    Cayman Islands law does not      Cayman Islands law does not
of incorporation provides for    contain provisions               contain provisions
a classified board of            specifically related to          specifically related to
directors. Directors serve       classified boards of             classified boards of
for terms expiring at the        directors. However, Santa Fe     directors. However,
third annual stockholder         International's articles of      GlobalSantaFe's articles of
meeting following the annual     association provide for a        association will provide for
stockholder meeting at which     classified board of directors    a classified board of
they are elected. Under the      and also provide that            directors and also provide
Delaware General Cor-            directors may only be removed    that directors may only be
poration Law, unless             by the holders of a majority     removed by the holders of a
otherwise provided in the        of shares entitled to vote,      majority of shares entitled
certificate of incor-            voting together as a single      to vote, voting together as a
poration, members of a           class, and only for cause.       single class, and only for
classified board of directors    Proper notice must also be       cause. Proper notice must
may be removed only for cause    given for the relevant           also be given for the
and only by the affirmative      meeting of shareholders.         relevant meeting of
vote of not less than a                                           shareholders.
majority of the outstanding
shares entitled to vote                                           No person will be permitted
thereon. The Global Marine                                        under GlobalSantaFe's
certificate of incor-                                             articles of association to
poration provides for the                                         serve as a director who at
removal of a director by a                                        the time of his or her
vote of the stockholders with                                     election has reached his or
or without cause.                                                 her 70th birthday.

                                   COMMITTEES


        Global Marine               Santa Fe International                GlobalSantaFe
Global Marine's amended and      Santa Fe International's         GlobalSantaFe's articles of
restated certificate of          articles of association          association will permit the
incorporation authorizes the     permit the board of di-          board of directors to
board of directors to            rectors to designate one or      designate one or more
designate by resolution          more committees of the board     committees of the board of
passed by a majority of the      of directors. Each such          directors. Each such
whole board of directors one     committee will consist of        committee will consist of
or more committees. Each         three or more directors,         four or more directors until
committee must consist of two    other than the Pricing           the later to occur of the
or more directors of Global      Committee appointed by the       date on which Kuwait
Marine.                          board of directors at its May    Petroleum Corporation and its
                                 12, 1997 meeting, which          affiliates cease to own at
                                 committee may consist of two     least 10% of (i) the voting
                                 directors and one non-direc-     power of the outstanding
                                 tor.                             voting stock or (ii) all of
                                                                  the outstanding ordinary
                                 Until further action is taken    shares of GlobalSantaFe, and
                                 by the board of directors to     thereafter not less than
                                 create additional committees,    three directors.
                                 the committees of the board
                                 of directors of Santa Fe         Immediately following the
                                 International consist of the     merger and until further
                                 Audit Committee and the          action is taken by the board
                                 Compensation Committee.          of directors to create
                                                                  additional committees, there
                                                                  will be four committees of
                                                                  the board of directors of
                                                                  GlobalSantaFe: the Audit
                                                                  Committee; the Compensation
                                                                  Committee; the Executive
                                                                  Committee; and the Nominating
                                                                  and Governance Committee. For
                                                                  as long as Kuwait Petroleum
                                                                  Corporation and its
                                                                  affiliates own at least 4% of
                                                                  (i) the voting power of the
                                                                  outstanding voting stock or
                                                                  (ii) all of the outstanding
                                                                  ordinary shares of
                                                                  GlobalSantaFe, SFIC Holdings
                                                                  will have the right to
                                                                  appoint one designee to each
                                                                  committee of the board of
                                                                  directors, subject to any
                                                                  applicable law or regulation
                                                                  of the New York Stock
                                                                  Exchange.


                               CUMULATIVE VOTING

        Global Marine               Santa Fe International                GlobalSantaFe
The Global Marine certificate    Santa Fe International's         GlobalSantaFe's articles of
of incorporation provides        articles of association          association will expressly
that each stockholder is         expressly prohibit cu-           prohibit cumulative voting
entitled to one vote per         mulative voting for the          for the election of
share of common stock. In        election of directors.           directors.
addition, under the Delaware
General Corporation Law,
cumulative voting in the
election of directors is only
permitted if expressly au-
thorized in a corporation's
certificate of incorporation.
Global Marine's certificate
of incorpora-

        Global Marine               Santa Fe International                GlobalSantaFe
tion authorizes cumulative
voting for the election of
directors.

                                    OFFICERS


        Global Marine               Santa Fe International                GlobalSantaFe
The officers of Global Marine    The officers of Santa Fe         The officers of GlobalSantaFe
are chosen by the board of       International are appointed      will be appointed by the
directors and hold office        by the board of directors and    board of directors and will
until their successors are       hold office until their          hold office until their
chosen and qualify. Any          successors are elected or ap-    successors are elected or ap-
officer elected or appointed     pointed and qualified, or        pointed and qualified, or
by the board of directors may    until their earlier death,       until their earlier death,
be removed at any time by the    resignation, retirement,         resignation, retirement,
affirmative vote of a            disqualification or removal.     disqualification or removal.
majority of the board of         Any officer elected or           The board of directors of
directors.                       appointed by the board of        GlobalSantaFe will be able to
                                 directors may be removed at      remove, at any time and with
                                 any time, with or without        or without cause, any officer
                                 cause, by the board of direc-    elected or appointed by the
                                 tors.                            board of directors; provided,
                                                                  however, that until the third
                                                                  anniversary of the date on
                                                                  which the proposed articles
                                                                  of association of
                                                                  GlobalSantaFe are adopted, a
                                                                  vote of two-thirds of the
                                                                  whole board of directors will
                                                                  be required to (i) remove the
                                                                  Chairman of the Board, the
                                                                  Chief Executive Officer or
                                                                  the President, and (ii)
                                                                  authorize any modification,
                                                                  amendment or termination of
                                                                  (A) the employment agreement
                                                                  dated August 31, 2001 between
                                                                  Santa Fe International and
                                                                  Robert E. Rose or (B) the
                                                                  employment agreement dated
                                                                  August 31, 2001 between Santa
                                                                  Fe International and C.
                                                                  Stedman Garber, Jr.


                        AMENDMENT OF GOVERNING DOCUMENTS

        Global Marine               Santa Fe International                GlobalSantaFe
Under the Delaware General       Under Cayman Islands law,        Under Cayman Islands law,
Corporation Law, a               Santa Fe International's         GlobalSantaFe's memorandum of
certificate of in-               memorandum of association and    association and articles of
corporation may be amended       articles of association may      association may only be
if:                              only be amended by a special     amended by a special
                                 resolution of its                resolution of its sharehold-
- the board of directors sets    shareholders. Santa Fe           ers. GlobalSantaFe's board of
  forth the proposed             International's board of         directors may not effect
  amendment in a resolution,     directors may not effect         amendments to GlobalSantaFe's
  declares the advisability      amendments to Santa Fe           articles of association on
  of the amendment and di-       International's articles of      its own. The GlobalSantaFe
  rects that it be submitted     association on its own. The      articles of association will
  to a vote at a meeting of      Santa Fe International           allow for the approval, by
  stockholders; and              articles of association allow    ordinary resolution of its
                                 for the approval, by ordinary    shareholders, of the
- the holders of at least a      resolution of its share-         following actions:
  majority of shares of stock    holders, of the following
  entitled to vote               actions:

        Global Marine               Santa Fe International                GlobalSantaFe
  on the matter approve the
  amendment, unless the          - increase the share capital     - increase the share capital
  certificate of                 of Santa Fe International;       of GlobalSantaFe;
  incorporation requires the
  vote of a greater number of    - consolidate all or any of      - consolidate all or any of
  shares.                        its share capital into shares    its share capital into shares
                                   of larger amount than its        of larger amount than its
  In addition, under the           existing shares;                 existing shares;
  Delaware General
  Corporation Law, class         - divide the whole or any        - divide the whole or any
  voting rights exist with       part of its share capital        part of its share capital
  respect to amendments to         into shares of smaller           into shares of smaller
  the charter that adversely       amount than is fixed by the      amount than is fixed by the
  affect the terms of the          Santa Fe International           GlobalSantaFe memorandum of
  shares of a class. Class         memorandum of associa-           association; and
  voting rights do not exist       tion; and
  as to other extraordinary                                       - cancel any shares which at
  matters, unless the charter    - cancel any shares which at     the date of the passing of
  provides otherwise. Global     the date of the passing of         the resolution have not
  Marine's certificate of in-      the resolution have not          been taken or agreed to be
  corporation does not             been taken or agreed to be       taken by any person.
  provide otherwise.               taken by any person.
                                                                  See "Description of Share
  Under the Delaware General                                      Capital of GlobalSantaFe" on
  Corporation Law, the board                                      page 92.
  of directors may amend
  by-laws if so authorized in                                     For as long as Kuwait
  the charter. The                                                Petroleum Corporation or its
  stockholders of a Delaware                                      affiliates own at least 4% of
  corporation also have the                                       (i) the outstanding ordinary
  power to amend by-laws.                                         shares or (ii) outstanding
  Global Marine's by-laws may                                     voting power of
  be altered or repealed at                                       GlobalSantaFe, SFIC Holdings
  any meeting of the                                              must be present for any
  stockholders or the board                                       meeting at which a special
  of directors, subject to                                        resolution is to be
  certain supermajority                                           considered and voted upon in
  voting requirements set                                         connection with any amendment
  forth in the certificate or                                     to SFIC Holdings' rights
  the by-laws.                                                    under GlobalSantaFe's arti-
                                                                  cles of association.
  Global Marine's certificate
  of incorporation generally
  does not require a
  supermajority vote of
  stockholders in order to be
  amended. However, the
  provisions of the
  certificate relating to a
  supermajority vote of the
  stockholders to approve
  certain business
  transactions requires the
  affirmative vote of the
  holders of at least 75% of
  the outstanding voting
  stock of Global Marine in
  order to be altered,
  amended, changed or
  repealed or in order to
  adopt a provision
  inconsistent with those
  provisions.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Global Marine               Santa Fe International                GlobalSantaFe
The Delaware General Corpora-    Cayman Islands law does not      Cayman Islands law does not
tion Law generally permits a     limit the extent to which a      limit the extent to which a
corporation to indemnify its     company may indemnify its        company may indemnify its
directors                        directors, of-                   directors, of-

        Global Marine               Santa Fe International                GlobalSantaFe
and officers against             ficers, employees and agents,    ficers, employees and agents,
expenses, judgments, fines       except to the extent that        except to the extent that
and amounts paid in              such provision may be held by    such provision may be held by
settlement actually and          the Cayman Islands courts to     the Cayman Islands courts to
reasonably incurred in           be contrary to public policy.    be contrary to public policy.
connection with a third-party    For instance, a provision        For instance, a provision
action, other than a de-         purporting to provide in-        purporting to provide in-
rivative action, and against     demnification against the        demnification against the
expenses actually and            consequences of committing a     consequences of committing a
reasonably incurred in the       crime may be deemed contrary     crime may be deemed contrary
defense or settlement of a       to public policy. In             to public policy. In
derivative action, provided      addition, an officer or          addition, an officer or
that there is a determination    director may not be              director may not be
that the individual acted in     indemnified for his own          indemnified for his own
good faith and in a manner       fraud, willful neglect or        fraud, willful neglect or
reasonably believed to be in     willful default. Santa Fe        willful default.
or not opposed to the best       International's articles of      GlobalSantaFe's articles of
interests of the corpora-        association make                 association will make
tion. That determination must    indemnification of directors     indemnification of directors
be made, in the case of an       and officers and advancement     and officers and advancement
individual who is a director     of expenses to defend claims     of expenses to defend claims
or officer at the time of the    against directors and            against directors and
determination:                   officers mandatory on the        officers mandatory on the
                                 part of Santa Fe Interna-        part of GlobalSantaFe to the
- by a majority of the           tional to the fullest extent     fullest extent allowed by
  disinterested directors,       allowed by law.                  law.
  even though less than a
  quorum;                        Santa Fe International's
                                 directors and certain of its     It is anticipated that
- by a committee of              officers currently have          GlobalSantaFe's directors and
  disinterested directors,       indemnity agreements.            certain of its officers will
  designated by a majority                                        have indemnity agreements.
  vote of disinterested
  directors, even though less                                     In addition, Santa Fe
  than a quorum;                                                  International has agreed to
                                                                  (i) cause officers' and
- by independent legal                                            directors' liability
  counsel, regardless of                                          insurance covering the former
  whether a quorum of                                             directors and officers of
  disinterested directors ex-                                     Global Marine to be
  ists; or                                                        maintained after the merger
                                                                  and (ii) cause Global Marine
- by a majority vote of the                                       to indemnify the former
  stockholders, at a meeting                                      officers and directors of
  at which a quorum is                                            Global Marine.
  present.
Without court approval,
however, no indemnification
may be made in respect of any
derivative action in which an
individual is adjudged liable
to the corporation.
The Delaware General Corpora-
tion Law requires
indemnification of directors
and officers for expenses
relating to a successful de-
fense on the merits or
otherwise of a derivative or
third-party action. The
Delaware General Corpora-
tion Law permits a
corporation to advance
expenses relating to the
defense of any proceeding to
directors and officers
contingent upon those
individuals' commitment to

        Global Marine               Santa Fe International                GlobalSantaFe
repay any advances, unless it
is determined ultimately that
those individuals are
entitled to be indemnified.
Global Marine's by-laws
provide for indemnification
of directors and officers to
the fullest extent permitted
by law and advancement of
expenses to defend claims
against directors and
officers.

                         LIMITED LIABILITY OF DIRECTORS


        Global Marine               Santa Fe International                GlobalSantaFe
Global Marine's certificate      Cayman Islands law will not      Cayman Islands law will not
of incorporation provides        allow the limitation of a        allow the limitation of a
that directors are not           director's liability for his     director's liability for his
personally liable to Global      own fraud, willful neglect or    own fraud, willful neglect or
Marine or its stockholders       willful default. Santa Fe        willful default. Global-
for monetary damages for         International's articles of      SantaFe's articles of
breach of fiduciary duty as a    association and memorandum of    association and memorandum of
director, except for             association do not address       association will not address
liability:                       limitations of director          limitations of director
                                 liability.                       liability.
- for any breach of the
  directors' duty of loyalty
  to Global Marine or its
  stockholders;
- for acts or omissions made
  not in good faith or that
  involve intentional
  misconduct or a knowing
  violation of law;
- under section 174 of the
  Delaware General
  Corporation Law which
  relates to unlawful divi-
  dends and share
  repurchases; or
- for any transaction from
  which the director derived
  an improper personal
  benefit.


         ADVANCE NOTIFICATION REQUIREMENTS FOR PROPOSALS OF SHAREHOLDERS


        Global Marine               Santa Fe International                GlobalSantaFe
Under the Global Marine          Santa Fe International's         GlobalSantaFe's articles of
by-laws, any stockholder may     articles of association          association will require
bring proper business before     require shareholders wishing     shareholders wishing to
an annual meeting, including     to nominate directors or         nominate directors or propose
nominations to the board of      propose business for a           business for a sharehold-
directors, but only if the       shareholders' meeting to give    ers' meeting to give advance
stockholder gives timely         advance notice as described      notice as described under
notice, in writing and proper    under "Future Shareholder        "Future Shareholder
form, of the shareholder's       Proposals" on page 124. In       Proposals" on page 124. In
intention to bring the           the case of general meetings,    the case of general meetings,
business before the meeting.     the Santa Fe International       the GlobalSantaFe articles of
To be timely, a stockholder's    articles of association          association will require for
notice must be delivered to,     require for 50 days' ad-         90 days' advance notice.
or                               vance notice.

        Global Marine               Santa Fe International                GlobalSantaFe
mailed and received at, the
principal executive offices
of Global Marine no earlier
than the 120th day nor later
than the close of business on
the 90th day prior to the
first anniversary of the
beginning of the preceding
year's annual meeting.
However, in the event that
the date of the annual meet-
ing is more than 30 days
before or more than 60 days
after such anniversary date,
notice by the stockholder to
be timely must be so
delivered not later than the
close of business on the
later of the 90th day prior
to the scheduled day of such
annual meeting and the 10th
day following the day on
which public announcement of
the date of such meeting is
first made by Global Marine.

                  LIMITATION ON OWNERSHIP BY NON-U.S. CITIZENS

        Global Marine               Santa Fe International                GlobalSantaFe
Global Marine's certificate      Santa Fe International's         GlobalSantaFe's articles of
of incorporation and by-laws     articles of association and      association and memorandum of
do not include restrictions      memorandum of association do     association will not include
on the ownership of shares by    not include restrictions on      restrictions on the ownership
non-U.S. citizens.               the ownership of shares by       of shares by non-U.S.
                                 non-U.S. citizens.               citizens.

                              SHAREHOLDERS' SUITS


        Global Marine               Santa Fe International                GlobalSantaFe
Under the Delaware General       The Cayman Islands courts        The Cayman Islands courts
Corporation Law, a               have recognized derivative       have recognized derivative
stockholder may bring a          suits by shareholders;           suits by shareholders;
derivative action on behalf      however, the consideration of    however, the consideration of
of the corporation to enforce    those suits has been lim-        those suits has been lim-
the rights of the                ited. In this regard, the        ited. In this regard, the
corporation. An individual       Cayman Islands courts            Cayman Islands courts
also may commence a class        ordinarily would be expected     ordinarily would be expected
action suit on behalf of         to follow English prece-         to follow English prece-
himself or herself and other     dent, which would permit a       dent, which would permit a
similarly situated               minority shareholder to          minority shareholder to
stockholders where the           commence an action against or    commence an action against or
requirements for maintaining     a derivative action in the       a derivative action in the
a class action under the         name of the company only:        name of the company only:
Delaware General Corporation
Law have been met. A person      - where the act complained of    - where the act complained of
may institute and maintain       is alleged to be beyond the      is alleged to be beyond the
such a suit only if such           corporate power of the           corporate power of the
person was a stockholder at        company or illegal;              company or illegal;
the time of the transaction
which is the subject of the      - where the act complained of    - where the act complained of
suit or his or her shares        is alleged to constitute a       is alleged to constitute a
thereafter devolved upon him       fraud on the minority and        fraud on the minority and
or her by operation of law.        the wrongdoers                   the wrongdoers
Additionally, under Delaware
case law, the plaintiff
generally must be a stock-

        Global Marine               Santa Fe International                GlobalSantaFe
holder not only at the time        are in control of the            are in control of the
of the transaction which is        company;                         company;
the subject of the suit, but
also through the duration of     - where the act required         - where the act required
the derivative suit. The         approval by a greater            approval by a greater
Delaware General Corporation       percentage of the company's      percentage of the company's
Law also requires that the         shareholders than actually       shareholders than actually
derivative plaintiff make a        approved it;                     approved it;
demand on the directors of
the corporation to assert the    -where the personal and          -where the personal and
corporate claim before the       individual rights of the         individual rights of the
suit may be prosecuted by the     shareholders have been           shareholders have been
derivative plaintiff, unless      infringed; or                    infringed; or
such demand would be futile.
                                 - where there is an absolute     - where there is an absolute
                                 necessity to waive the           necessity to waive the
                                   general rule that a              general rule that a
                                   shareholder may not bring        shareholder may not bring
                                   such an action in order          such an action in order
                                   that there not be a denial       that there not be a denial
                                   of justice (although there       of justice (although there
                                   exists, some doubt as to         exists, some doubt as to
                                   whether a derivative action      whether a derivative action
                                   would be permitted on this       would be permitted on this
                                   ground).                         ground).


                        INSPECTION OF BOOKS AND RECORDS


        Global Marine               Santa Fe International                GlobalSantaFe
The Delaware General Corpora-    Cayman Islands law does not      Cayman Islands law does not
tion Law allows any              expressly provide                expressly provide
stockholder the right:           shareholders of a Cayman         shareholders of a Cayman
                                 Islands company with any         Islands company with any
- to inspect the                 general rights to inspect or     general rights to inspect or
  corporation's stock ledger,    obtain copies of the list of     obtain copies of the list of
  a list of its stock-           shareholders or corporate        shareholders or corporate
  holders, and its other         records of a company, other      records of a company, other
  books and records; and         than the register of             than the register of
                                 mortgages and charges. How-      mortgages and charges. How-
- to make copies or extracts     ever, Santa Fe                   ever, GlobalSantaFe's
  of those materials during      International's articles of      articles of association will
  normal business hours;         association provide that any     provide that any shareholder
  provided that the              shareholder may inspect its      may inspect its books and
  stockholder makes a written    books and records for a          records for a proper purpose.
  request under oath stating     proper purpose. A proper         A proper purpose means a
  the purpose of his             purpose means a purpose          purpose reasonably related to
  inspection, and the            reasonably related to the        the person's interest as a
  inspection is for a purpose    person's interest as a           shareholder of GlobalSantaFe.
  reasonably related to the      shareholder of Santa Fe
  person's interest as a         International. Kuwait            Kuwait Petroleum Corporation
  stockholder.                   Petroleum Corporation has        will have special rights with
                                 special rights with respect      respect to access to
                                 to access to Santa Fe            GlobalSantaFe information
                                 International information        under the consent and
                                 under the intercompany           amendment to intercompany
                                 agreement.                       agreement, which rights are
                                                                  more fully described under
                                                                  "The Consent and Amendment to
                                                                  Intercompany Agreement" on
                                                                  page 81.

                             CORPORATE OPPORTUNITIES


        Global Marine               Santa Fe International                GlobalSantaFe
Global Marine's certificate      Kuwait Petroleum Corporation     Kuwait Petroleum Corporation
of incorporation and by-laws     and its affiliates have the      and its affiliates will have
do not contain any specific      right to and have no duty not    the right to and have no duty
provisions relating to the       to, (i) engage in the same or    not to, (i) engage in the
treatment by a significant       similar business activities      same or similar business
stockholder of potential         or lines of business as Santa    activities or lines of busi-
corporate opportunities of       Fe International, (ii) do        ness as GlobalSantaFe, (ii)
Global Marine.                   business with any client or      do business with any client
                                 customer of Santa Fe Interna-    or customer of GlobalSantaFe
                                 tional, and (iii) employ or      and (iii) employ or otherwise
                                 otherwise engage any officer     engage any officer or
                                 or employee of Santa Fe          employee of GlobalSantaFe.
                                 International.
                                 Kuwait Petroleum Corporation     Kuwait Petroleum Corporation
                                 or any affiliate which           or any affiliate which
                                 acquires knowledge of a          acquires knowledge of a
                                 potential transaction or         potential transaction or
                                 matter which may be a            matter which may be a
                                 corporate opportunity for        corporate opportunity for
                                 both such member and Santa Fe    both such member and
                                 International will be under      GlobalSantaFe will be under
                                 no obligation to communi-        no obligation to communicate
                                 cate or present such             or present such corporate
                                 corporate opportunity to         opportunity to GlobalSantaFe
                                 Santa Fe International and       and will not be liable to
                                 will not be liable to Santa      GlobalSantaFe or its
                                 Fe International or its          shareholders by reason of the
                                 shareholders by reason of the    fact that Kuwait Petroleum
                                 fact that Kuwait Petroleum       Corporation or any affiliate
                                 Corporation or any affiliate     pursues or acquires such
                                 pursues or acquires such         corporate opportunity for
                                 corporate opportunity for        itself, directs such
                                 itself, directs such             corporate opportunity to
                                 corporate opportunity to         another person or entity, or
                                 another person or entity, or     does not present such
                                 does not present such            corporate opportunity to
                                 corporate opportunity to         GlobalSantaFe.
                                 Santa Fe International.
                                 If a director or officer of      If a director or officer of
                                 Santa Fe International who is    GlobalSantaFe who is also a
                                 also a director or officer of    director or officer of Kuwait
                                 Kuwait Petroleum Corporation     Petroleum Corporation or any
                                 or any of its affiliates         of its affiliates and gains
                                 gains knowledge of a             knowledge of a potential
                                 potential transaction or         transaction or matter which
                                 matter which may be a            may be a corporate
                                 corporate opportunity for        opportunity for both
                                 both Santa Fe International      GlobalSantaFe and Kuwait
                                 and Kuwait Petroleum             Petroleum Corporation and any
                                 Corporation and any of its       of its affiliates, such
                                 affiliates, such director or     director or officer will not
                                 officer will not be liable to    be liable to GlobalSantaFe by
                                 Santa Fe International by        reason of the fact that such
                                 reason of the fact that such     member pursues or acquires
                                 member pursues or acquires       such corporate opportunity
                                 such corporate opportunity       for itself or directs such
                                 for itself or directs such       corporate opportunity to
                                 corporate opportunity to an-     another person or does not
                                 other person or does not         present such corporate oppor-
                                 present such corporate           tunity to GlobalSantaFe,
                                 opportunity to Santa Fe          except for willful default or
                                 International, except for        fraud of such director or
                                 willful default or fraud of      officer, if such director or
                                 such director or officer, if     officer acts in a manner
                                 such director                    consis-

        Global Marine               Santa Fe International                GlobalSantaFe
                                 or officer acts in a manner      tent with the following
                                 consistent with the following    policy:
                                 policy:
                                 - a corporate opportunity        - a corporate opportunity
                                 offered to any person who is     offered to any person who is
                                   an officer of Santa Fe           an officer of GlobalSantaFe
                                   International and who is         and who is also a director
                                   also a director but not an       but not an officer of
                                   officer of a Kuwait              Kuwait Petroleum Corpora-
                                   Petroleum Corporation or         tion or any of its
                                   any of its affiliates shall      affiliates shall first be
                                   first be offered to Santa        offered to GlobalSantaFe,
                                   Fe International, unless         unless such opportunity is
                                   such opportunity is              expressly offered to such
                                   expressly offered to such        person solely in his
                                   person solely in his             capacity as a director of
                                   capacity as a director of        Kuwait Petroleum
                                   Kuwait Petroleum                 Corporation or any of its
                                   Corporation or any of its        affiliates, in which case
                                   affiliates, in which case        such opportunity shall
                                   such opportunity shall           first be offered to Kuwait
                                   first be offered to Kuwait       Petroleum Corporation or
                                   Petroleum Corporation or         its relevant affiliate;
                                   its relevant affiliate;
                                 - a corporate opportunity        - a corporate opportunity
                                 offered to any person who is     offered to any person who is
                                   a director but not an            a director but not an
                                   officer of Santa Fe              officer of GlobalSantaFe
                                   International and who is         and who is also a direc-
                                   also a director or officer       tor or officer of Kuwait
                                   of Kuwait Petroleum              Petroleum Corporation or
                                   Corporation or any of its        any of its affiliates shall
                                   affiliates shall first be        first be offered to
                                   offered to Santa Fe              GlobalSantaFe only if such
                                   International only if such       opportunity is expressly
                                   opportunity is expressly         offered to such person
                                   offered to such person           solely in his capacity as a
                                   solely in his capacity as a      director of Global-
                                   director of Santa Fe             SantaFe, and otherwise
                                   International, and oth-          shall first be offered to
                                   erwise shall first be            Kuwait Petroleum
                                   offered to Kuwait Petroleum      Corporation or its
                                   Corporation or its               affiliate; and
                                   affiliate; and
                                                                  - a corporate opportunity
                                 - a corporate opportunity        offered to any person who is
                                 offered to any person who is       an officer of both
                                   an officer of both Santa Fe      GlobalSantaFe and Kuwait
                                   International and Kuwait         Petroleum Corporation or
                                   Petroleum Corporation or         any of its affiliates shall
                                   any of its affiliates shall      first be offered to Kuwait
                                   first be offered to Kuwait       Petroleum Corporation or
                                   Petroleum Corporation or         its affiliate unless (x)
                                   its affiliate unless (x)         such person is an employee
                                   such person is an employee       of GlobalSantaFe or (y)
                                   of Santa Fe International        such opportunity is
                                   or (y) such opportunity is       expressly offered to such
                                   expressly offered to such        person solely in his
                                   person solely in his             capacity as an officer of
                                   capacity as an officer of        GlobalSantaFe, in either of
                                   Santa Fe International, in       which case such opportu-
                                   either of which case such        nity shall first be offered
                                   opportunity shall first be       to GlobalSantaFe.
                                   offered to Santa Fe
                                   International.                 Any amendment to the
                                                                  provisions of GlobalSantaFe's
                                                                  articles of association
                                                                  relating to corporate op-
                                                                  portunities will require a
                                                                  special

        Global Marine               Santa Fe International                GlobalSantaFe
                                                                  resolution of the
                                                                  shareholders of GlobalSantaFe
                                                                  passed at a meeting at which
                                                                  a special quorum of
                                                                  shareholders is present. A
                                                                  special quorum consists of at
                                                                  least a majority of the
                                                                  outstanding shares of
                                                                  GlobalSantaFe entitled to
                                                                  vote at such meeting and, for
                                                                  as long as Kuwait Petroleum
                                                                  Corporation or any of its
                                                                  affiliates own at least 4%
                                                                  (i) of the voting power of
                                                                  outstanding voting stock, or
                                                                  (ii) of all the outstanding
                                                                  ordinary shares of
                                                                  GlobalSantaFe, one of such
                                                                  shareholders present is SFIC
                                                                  Holdings.

                       SANTA FE INTERNATIONAL'S PROPOSAL
         TO CHANGE ITS NAME AND TO AMEND ITS MEMORANDUM OF ASSOCIATION


     The board of directors of Santa Fe International has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to approve the change of Santa Fe International's name to "GlobalSantaFe Corporation" and the amended and restated memorandum of association of Santa Fe International set forth on Annex F to this joint proxy statement/prospectus, which includes the following amendments made in connection with the merger:


  CHANGE OF SANTA FE INTERNATIONAL'S NAME

     The merger agreement provides that Santa Fe International will, at the effective time of the merger, change its name to "GlobalSantaFe Corporation."

  UPDATING CHANGES

     Further proposed amendments to the memorandum of association are to update references to the revised Companies Law (2001 Second Revision) of the Cayman Islands, and to reflect the change of Santa Fe International's name to GlobalSantaFe Corporation.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     In the merger agreement, Santa Fe International has agreed to propose and recommend to its shareholders that its name and its memorandum of association be amended in the manner described above.

     Approval of this proposal requires the affirmative vote of the holders of two-thirds of the ordinary shares present in person or by proxy at the Santa Fe International extraordinary general meeting and entitled to vote on this matter. Approval of the proposal is a condition to the merger, and if approved, it will be implemented only if the merger is completed.

     FOR THE REASONS DESCRIBED ABOVE, SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE PROPOSAL TO CHANGE SANTA FE INTERNATIONAL'S NAME TO "GLOBALSANTAFE CORPORATION" AND TO APPROVE THE AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION OF SANTA FE INTERNATIONAL. ALL OF THE PROPOSALS TO BE CONSIDERED AT THE SANTA FE INTERNATIONAL EXTRAORDINARY GENERAL MEETING MUST BE APPROVED IN ORDER FOR THE MERGER OR ANY OF THE PROPOSALS TO BE EFFECTED.

                       SANTA FE INTERNATIONAL'S PROPOSAL
                      TO AMEND ITS ARTICLES OF ASSOCIATION

     The board of directors of Santa Fe International has unanimously adopted a resolution to submit to a vote of its shareholders a proposal to approve the amended and restated articles of association of Santa Fe International set forth on Annex G to this joint proxy statement/prospectus, which includes the following amendments made in connection with the merger:

BOARD OF DIRECTORS


     There are currently nine directors serving on the Santa Fe International board of directors. The maximum and minimum number of directors under Santa Fe International's existing articles of association is not less than nine and not more than 15 and the exact number of directors is currently fixed at nine. If this proposal is approved by Santa Fe International's shareholders and the merger is completed, the minimum number of directors constituting the board of directors of GlobalSantaFe would decrease from nine to six and the exact number of directors would increase from nine to 14.


     The merger agreement provides that the initial board of directors of GlobalSantaFe will consist of 14 members, seven of whom will be current members of the Santa Fe International board of directors designated by Santa Fe International after consultation with Global Marine and the remaining seven of whom will be current members of the Global Marine board of directors designated by Global Marine after consultation with Santa Fe International. The proposed amended and restated articles of association provide that after the merger, SFIC Holdings will have the right to designate for election three directors to GlobalSantaFe as long as Kuwait Petroleum Corporation or its affiliates own at least 12.5% of the outstanding ordinary shares or at least 12.5% of the outstanding voting shares of GlobalSantaFe. If SFIC Holdings' interest is reduced to less than 12.5% and equal to or greater than 7.5%, the number of directors that SFIC Holdings will have the right to designate for election is reduced from three to two. If SFIC Holdings' interest is reduced to less than 7.5% and equal to or greater than 4%, the number of directors that SFIC Holdings may designate for election will be reduced from two to one. If SFIC Holdings' interest is reduced to less than 4%, it will not have the right to designate any directors for election to the board of GlobalSantaFe. Each director designated by SFIC Holdings must be reasonably acceptable to GlobalSantaFe. For purposes of determining SFIC Holdings' ownership interest in GlobalSantaFe, until SFIC Holdings sells any GlobalSantaFe ordinary shares, only ordinary shares outstanding at the effective time of the merger are included in the calculation of the ownership percentage, so that reductions in SFIC Holdings' percentage ownership in GlobalSantaFe as a result of GlobalSantaFe's issuance of shares for any reason following the merger will not reduce SFIC Holdings' board representation.


     The proposed amended and restated articles of association provide that no person shall stand for election as a director of GlobalSantaFe who has reached his or her 70th birthday, which is consistent with Global Marine's by-laws.

COMMITTEES

     The proposed amended and restated articles of association require an executive committee and nominating and governance committee in addition to the currently required audit committee and compensation committee. Under the merger agreement, the membership of each committee of the GlobalSantaFe board of directors will consist of an equal number of former Santa Fe International directors and former Global Marine directors. The former Santa Fe International directors will select the chairman of the nominating and governance committee and the audit committee. The former Global Marine directors will select the chairman of the compensation committee. Mr. Robert E. Rose will serve as the chairman of the executive committee. With respect to the chairman of all other committees, one-half will be selected by the former Global Marine directors and one-half will be selected by the Santa Fe International directors.

     As long as SFIC Holdings has the right to designate a director for election to the GlobalSantaFe board, SFIC Holdings will have the right to designate one designee to each committee of the GlobalSantaFe board.

CHAIRMAN OF THE BOARD; PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Under Santa Fe International's existing articles of association, the officers of Santa Fe International are appointed and removed by a majority of the board of directors. The proposed amended and restated articles of association require, until the third anniversary of the completion of the merger, a vote of two-thirds of the whole board of GlobalSantaFe (i) to remove the chairman of the board, the chief executive officer or the president, or (ii) to terminate the employment agreements of Robert E. Rose or C. Stedman Garber, Jr.

CORPORATE GOVERNANCE

     The proposed amended and restated articles of association provide that an extraordinary general meeting of the shareholders of GlobalSantaFe may be called upon the request of shareholders holding at least 35% (an increase from 25%) of the outstanding shares generally entitled to vote.


     The proposed amended and restated articles of association require that a shareholders' proposal to be submitted at an annual general meeting must be submitted to GlobalSantaFe at least 90 days (an increase from 50 days) in advance of the anniversary date of the immediately preceding annual general meeting, which is consistent with Global Marine's by-laws.

ADDITIONAL RIGHTS OF KUWAIT PETROLEUM CORPORATION AND ITS AFFILIATES

     The proposed amended and restated articles of association require the prior consent of SFIC Holdings to (i) the incorporation of any subsidiary of GlobalSantaFe in any jurisdiction in a manner materially adversely affecting the rights or interests of Kuwait Petroleum Corporation or its affiliates and (ii) the reincorporation of GlobalSantaFe or an existing subsidiary of GlobalSantaFe other than in a jurisdiction in which it is then incorporated.

     The proposed amended and restated articles of association also provide that for as long as Kuwait Petroleum Corporation or its affiliates own at least 4% of the outstanding ordinary shares or at least 4% of the outstanding voting power of GlobalSantaFe, SFIC Holdings must be present for any meeting at which a special resolution is to be considered and voted upon in connection with any amendment to SFIC Holdings' rights under the amended and restated articles of association.

UPDATING CHANGES

     Further proposed amendments to the articles of association are to update references to the revised Companies Law (2001 Second Revision) of the Cayman Islands.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     In the merger agreement, Santa Fe International has agreed to propose and recommend to its shareholders that its articles of association be amended in the manner described above.

     Approval of this proposal requires the affirmative vote of the holders of two-thirds of the ordinary shares present in person or by proxy at the Santa Fe International extraordinary general meeting and entitled to vote on this matter. Approval of the proposal is a condition to the merger, and if approved, it will be implemented only if the merger is completed.

     FOR THE REASONS DESCRIBED ABOVE, SANTA FE INTERNATIONAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE THE AMENDED AND RESTATED ARTICLES OF ASSOCIATION OF SANTA FE INTERNATIONAL. ALL OF THE PROPOSALS TO BE CONSIDERED AT THE SANTA FE INTERNATIONAL EXTRAORDINARY GENERAL MEETING MUST BE APPROVED IN ORDER FOR THE MERGER OR ANY OF THE PROPOSALS TO BE EFFECTED.

                   MANAGEMENT AND DIRECTORS OF GLOBALSANTAFE
                                AFTER THE MERGER

BOARD OF DIRECTORS OF GLOBALSANTAFE

  MEMBERS OF THE GLOBALSANTAFE BOARD OF DIRECTORS


     Upon completion of the merger, the board of directors of GlobalSantaFe will be comprised of 14 individuals:


     - one of whom will be Robert E. Rose, the current chairman, president and chief executive officer of Global Marine;

     - one of whom will be C. Stedman Garber, Jr., the current president and chief executive officer of Santa Fe International;

     - seven of whom (including Mr. Garber) will be current directors of Santa Fe International immediately prior to the merger, four of whom will be designated by Santa Fe International and three of whom will be designated by SFIC Holdings; and

     - seven of whom (including Mr. Rose) will be current directors of Global Marine immediately prior to the merger designated by Global Marine.


     Global Marine and Santa Fe International have designated the following individuals to be directors of GlobalSantaFe upon completion of the merger:



                                                                            EXPIRATION OF
NAME                                                         AGE    CLASS   INITIAL TERM
----                                                         ---    -----   -------------
Robert E. Rose.............................................  62      II          2002
C. Stedman Garber, Jr. ....................................  58     III          2003
Ferdinand A. Berger........................................  63      I           2004
Thomas W. Cason............................................  58     III          2003
Richard L. George..........................................  51      II          2002
Khaled R. Al-Haroon........................................  51      I           2004
C. Russell Luigs...........................................  68      I           2004
Edward R. Muller...........................................  49      I           2004
Paul J. Powers.............................................  66      II          2002
Maha A. R. Razzuqi.........................................  45     III          2003
Stephen J. Solarz..........................................  61      II          2002
Carroll W. Suggs...........................................  62     III          2003
Nader H. Sultan............................................  53      II          2002
John L. Whitmire...........................................  60      I           2004


     Robert E. Rose will be the chairman of the board of directors of GlobalSantaFe.


     Robert E. Rose. Robert E. Rose has served as a director of Global Marine since 1998. Mr. Rose has been Global Marine's chairman since 1999 and its president and chief executive officer since re-joining Global Marine in 1998. He began his professional career with Global Marine in 1964 and left Global Marine in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as president and chief executive officer of Diamond Offshore Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in April 1998 and served as president and chief executive officer of Cardinal Services, Inc., an oil services company, before re-joining Global Marine. Mr. Rose is also a director of Grey Wolf, Inc. and Superior Energy Services, Inc.


     C. Stedman Garber, Jr. C. Stedman Garber, Jr. has served as a director of Santa Fe International since 1989. Mr. Garber was employed by Getty Oil Company between 1977 and 1984. Mr. Garber joined Santa Fe

International in 1984 as vice president of planning and acquisition and in 1989 was appointed president of Santa Fe Minerals, Inc., one of Santa Fe International's former subsidiaries. Mr. Garber was named executive vice president and chief operating officer in 1991, was appointed president and chief operating officer of Santa Fe International in 1995 and was appointed chief executive officer effective January 1, 1998. Mr. Garber serves as director of the American Petroleum Institute, and as vice chairman of the International Association of Drilling Contractors. Mr. Garber also serves as a Trustee of the American University in Cairo.



     Ferdinand A. Berger. Ferdinand A. Berger has served as a Santa Fe International director since 1997. Mr. Berger retired from the Shell Group of Companies at the end of 1996, having served in various management positions in South America, the Middle East and Europe since 1965. Mr. Berger served as a director of Shell International Petroleum Company Limited, with responsibility for overall Shell Group activities in the Middle East, Africa and South Asia from 1992 until his retirement. He served as senior vice president of Shell International Trading Company from 1987 to 1992. He is also a director of Xpronet Inc., a privately owned oil and gas exploration and production company.



     Thomas W. Cason. Thomas W. Cason has served as a director of Global Marine since 1995. Mr. Cason owns and manages five equipment dealerships, primarily in support of the agricultural industry. Mr. Cason served as interim president and chief operating officer of Key Tronic Corporation during 1994 and 1995, and was a partner in Hiller Key Tronic Partners, L.P., which had been managing Key Tronic's turnaround. Mr. Cason previously held various financial and operating positions with Baker Hughes Incorporated, including senior executive positions with Baker Hughes' Drilling Group, serving most recently as senior vice president and chief financial officer of Baker Hughes Incorporated.



     Richard L. George. Richard L. George has served as a director of Santa Fe International since July 2001. Since 1991, he has been the president and CEO of Suncor Energy Inc., a widely held Canadian integrated oil and gas company. Prior to 1991, Mr. George spent 10 years in the international oil business with Sun Company where he held various positions in project planning, production evaluation, exploration and production. During the last four years of this period, he was managing director of Sun Oil Britain Limited in the UK. Mr. George serves on the Boards of Enbridge Inc., Dofasco Inc. and the Canadian Institute for Advanced Research, and is a member of the Executive Committee and Task Force on the Environment of Canada's Business Council on National Issues.



     Khaled R. Al-Haroon. Khaled R. Al-Haroon has served as a Santa Fe International director since 1998. Mr. Al-Haroon serves on the Board of Kuwait Petroleum Corporation and as its managing director of International Operations. He also serves as the chairman -- Oils Sector Loss Assessment Committee and is the deputy chairman of Kuwait Petroleum Corporation's Higher Tender Committee. Since 1980, Mr. Al-Haroon has held various management positions at Kuwait Petroleum Corporation. His career began in 1974 with the International Marketing Group of the Kuwait National Petroleum Company. Mr. Al-Haroon also serves as a director of SFIC Holdings (Cayman), Inc.



     C. Russell Luigs. C. Russell Luigs has served as a director of Global Marine since 1977. Mr. Luigs has been the chairman of the executive committee of Global Marine's board of directors since 1999. He was chairman of the board of Global Marine from 1982 until 1999, and he was Global Marine's chief executive officer from the time he joined Global Marine in 1977 until 1998. He also served as president of Global Marine from 1977 to 1997.



     Edward R. Muller. Edward R. Muller has served as a director of Global Marine since 1997. Mr. Muller is a private investor and served as president and chief executive officer of Edison Mission Energy Company, a wholly-owned subsidiary of Edison International, from 1993 until 2000. Edison Mission Energy Company is engaged in developing, owning and operating independent power production facilities worldwide. Mr. Muller is also a director of The Keith Companies, Inc.



     Paul J. Powers. Paul J. Powers has served as a director of Global Marine since 1995. Mr. Powers retired in 2000 as chairman of the board and chief executive officer of Commercial Intertech Corp. and chairman of the Board of CUNO Incorporated. Prior to its merger with Parker Hannifin Corporation, Commercial Intertech was a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. CUNO is a worldwide producer of fluid purification systems. Mr. Powers is also a director of York International Corporation, FirstEnergy Corp. and Twin Disc, Inc.



     Maha A. R. Razzuqi. Maha A. R. Razzuqi has served as a Santa Fe International director since 1999. Mrs. Razzuqi is the Kuwait Petroleum Corporation executive assistant managing director for International Business Development. Mrs. Razzuqi has been associated with Kuwait Petroleum Corporation's international operations since 1996, including service on the Kuwait Foreign Petroleum Exploration Company Board of Directors, and has held various management positions in planning and marketing between 1986 and 1996. Mrs. Razzuqi also serves as a director of SFIC Holdings (Cayman), Inc.



     Stephen J. Solarz. Stephen J. Solarz has served as a Santa Fe International director since 1998. Mr. Solarz is president of Solarz Associates, an international consulting firm. He also is a director of the George Washington University Foreign Policy Forum, vice chairman of the International Crisis Group, and a senior counselor at APCO Worldwide. Mr. Solarz serves on the board of several corporations, including Samsonite and the First Philippine Fund. Mr. Solarz is a director of the International Rescue Committee, the National Democratic Institute, the Elliott School of International Affairs at George Washington University and the Brandeis University Center for International Ethics and Justice. Mr. Solarz has served in public office for 24 years, both in the New York Assembly and in the U.S. House of Representatives. As a Congressman, Mr. Solarz served on various committees, including the House Foreign Affairs Committee where he chaired the Subcommittee on Africa and the Subcommittee on Asian and Pacific Affairs.



     Carroll W. Suggs. Carroll W. Suggs has served as a director of Global Marine since 2000. Mrs. Suggs served until September 2001 as the chairman and chief executive officer of Petroleum Helicopters, Inc. Petroleum Helicopters provides helicopter transportation services to companies engaged in the offshore oil and gas industry, to institutions involved in emergency medical services, and to government agencies. Mrs. Suggs also serves on the board of Whitney Holding Company.



     Nader H. Sultan. Nader H. Sultan has served as a Santa Fe International director since 1995. Mr. Sultan has been the chief executive officer of Kuwait Petroleum Corporation since 1998. Since 1993, he has also served as deputy chairman and managing director, Planning and International Operations, of Kuwait Petroleum Corporation. Mr. Sultan also serves as a director of Kuwait Petroleum Corporation and SFIC Holdings (Cayman), Inc.



     John L. Whitmire. John L. Whitmire has served as a director of Global Marine since 1999. Mr. Whitmire has served since 1999 as chairman of the board of directors of CONSOL Energy Inc., which is engaged in the production of coal and natural gas for the electric utility industry. Mr. Whitmire was chairman of the board and chief executive officer of Union Texas Petroleum Holdings, Inc. from 1996 until the company was acquired by ARCO in 1998. Prior to joining Union Texas Petroleum, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held senior management positions including executive vice president-exploration and Production. He was also a member of Phillips' Board of Directors. Mr. Whitmire is also a director of Thermon Industries, TransTexas Gas Corporation and OSCA, Inc.



COMMITTEES OF THE GLOBALSANTAFE BOARD OF DIRECTORS


     An equal number of directors initially designated by each of Global Marine and Santa Fe International will comprise each committee of the GlobalSantaFe board of directors.

     Committees of the GlobalSantaFe Board of Directors. Upon completion of the merger, the board of directors of GlobalSantaFe initially will have an audit committee, a compensation committee, an executive committee and a nominating and governance committee.

     The former Santa Fe International directors will select the chairman of the nominating and governance committee and the audit committee. The former Global Marine directors will select the chairman of the compensation committee. Mr. Rose will serve as the chairman of the executive committee. With respect to the chairman of all other committees, one-half will be selected by the former Global Marine directors and one-half will be selected by the former Santa Fe International directors.

     As long as SFIC Holdings has the right to designate a director for election to the GlobalSantaFe board, SFIC Holdings will have the right to designate one designee to each committee of the GlobalSantaFe board.

COMPENSATION OF DIRECTORS

     In accordance with existing practice of Global Marine and Santa Fe International, it is expected that directors of GlobalSantaFe who are also employees of GlobalSantaFe will receive no additional compensation for their services as directors. Each non-employee director of GlobalSantaFe may receive compensation for service on the GlobalSantaFe board of directors.

EXECUTIVE OFFICERS OF GLOBALSANTAFE


     The executive officers of GlobalSantaFe upon completion of the merger will be as follows:



NAME                                        AGE                      TITLE
----                                        ---                      -----
Robert E. Rose............................  62    chairman of the board
C. Stedman Garber, Jr. ...................  58    president and chief executive officer
Jon A. Marshall...........................  49    executive vice president and chief operating
                                                  officer
Seals M. McCarty..........................  55    executive vice president -- finance and
                                                  administration
Joe E. Boyd...............................  59    senior vice president-human resources
Roger B. Hunt.............................  52    senior vice president-marketing
James L. McCulloch........................  49    senior vice president, general counsel and
                                                  secretary
W. Matt Ralls.............................  52    senior vice president and chief financial
                                                  officer
Marion M. Woolie..........................  47    senior vice president-operations


COMPENSATION OF EXECUTIVE OFFICERS

     The form and amount of the compensation to be paid to each of GlobalSantaFe's executive officers will be determined by the compensation committee of the GlobalSantaFe board of directors.


     For information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of Global Marine for fiscal year 2000, see Global Marine's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into Global Marine's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. For information concerning the compensation paid to the chief executive officer and the other four most highly compensated executive officers of Santa Fe International for the 2000 fiscal year, see Santa Fe International's proxy statement used in connection with its 2001 annual meeting of shareholders, the relevant portions of which are incorporated by reference into Santa Fe International's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.


                                    EXPERTS

     The consolidated financial statements of Santa Fe International and its subsidiaries appearing in Santa Fe International's Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Global Marine Inc. for the year ended December 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     With respect to the unaudited financial information of Global Marine Inc. for the six-month periods ended June 30, 2000 and 1999 and the three-month periods ended March 31, 2000 and 1999, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 8, 2001 and May 9, 2001 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not "reports" or "parts" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of sections 7 and 11 of the Securities Act of 1933.


                                 LEGAL MATTERS

     The validity of the Santa Fe International ordinary shares to be issued pursuant to the terms of the merger agreement will be passed upon for Santa Fe International by Maples and Calder, Cayman Islands.

                          FUTURE SHAREHOLDER PROPOSALS

SANTA FE INTERNATIONAL


     Santa Fe International has already held its 2001 annual meeting. In order for proposals to be considered for inclusion in the proxy statement relating to the 2002 annual general meeting of shareholders of Santa Fe International (or GlobalSantaFe if the merger is consummated), those proposals must be received at Santa Fe International's principal executive offices, Two Lincoln Centre, Suite 1100, 5420 LBJ Freeway, Dallas, Texas 75240-2648, by no later than November 30, 2001. Santa Fe International will notify shareholders of this deadline in a Quarterly Report on Form 10-Q or in another communication to shareholders. Shareholder proposals must also be otherwise eligible for inclusion.



     If you desire to bring a matter before an annual meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Santa Fe International's articles of association. The articles of association provide generally that if you desire to propose any business at an annual meeting of shareholders, you must give Santa Fe International written notice not less than 50 days (or 90 days in the case of an annual meeting of GlobalSantaFe shareholders) prior to the anniversary of the originally scheduled date of the immediately preceding annual meeting. The deadline under Santa Fe International's articles of association for submitting proposals will be March 26, 2002 for the 2002 annual meeting (or February 14, 2002 in the case of an annual meeting of GlobalSantaFe shareholders).


GLOBAL MARINE

     Global Marine has already held its 2001 annual meeting. Global Marine will hold an annual meeting in the year 2002 only if the merger has not already been completed. If the 2002 annual meeting is held, the federal securities laws provide stockholders with a limited right to propose for inclusion in Global Marine's proxy statement a single proposal for action to be taken at the annual meeting. Proposals intended to be presented at the annual meeting to be held in 2002 and otherwise eligible must be directed to the Corporate Secretary of Global Marine at 777 N. Eldridge Parkway, Houston, Texas 77079-4493, and must be received no later than December 3, 2001.

     If a stockholder desires to bring a matter before an annual meeting and the matter is not timely submitted for inclusion in Global Marine's proxy statement or if the stockholder desires to nominate a person to be a director, the stockholder must follow the procedures outlined in the Global Marine's by-laws. The by-laws require timely notice in writing of the matter or nomination, and receipt of the written notice by the Corporate

Secretary not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. If the 2002 annual meeting is held, the deadline for delivery and receipt of such notices for the meeting is the close of business on February 15, 2002. A copy of Global Marine's by-laws is available upon request from the Corporate Secretary of Global Marine at 777 N. Eldridge Parkway, Houston, Texas 77079-4493.


                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires Santa Fe International and Global Marine to file information with the Securities and Exchange Commission concerning their respective business and operations. Accordingly, Santa Fe International and Global Marine file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document Santa Fe International and Global Marine file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Santa Fe International has filed with the SEC a registration statement on Form S-4. This joint proxy statement/prospectus is a part of the registration statement and constitutes a prospectus of Santa Fe International for the Santa Fe International ordinary shares to be issued to holders of Global Marine common stock in the merger. As allowed by the SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information with respect to Santa Fe International and the Santa Fe International ordinary shares, you should consult the registration statement and its exhibits.

     Statements contained in this joint proxy statement/prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.


     SEC rules and regulations permit us to "incorporate by reference" the information either Santa Fe International or Global Marine file with the SEC. This means that we can disclose important information to you by referring you to the other information Santa Fe International and Global Marine have filed with the SEC. The information that we incorporate by reference is considered to be part of this joint proxy statement/ prospectus. Information that Santa Fe International or Global Marine files later with the SEC will automatically update and supersede this information.



     We incorporate by reference the documents listed below and any filings Santa Fe International or Global Marine makes with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 following the date of this document, but prior to the date of their respective shareholder meeting:


     For Santa Fe International:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;


     - Quarterly Reports on Form 10-Q for the periods ended June 30, 2001 and March 31, 2001;


     - Current Report on Form 8-K filed with the SEC on March 13, 2001;


     - Current Report on Form 8-K filed with the SEC on September 4, 2001;



     - Current Report on Form 8-K filed with the SEC on October 9, 2001; and


     - The description of Santa Fe International ordinary shares as contained in its Registration Statement on Form F-1 dated May 14, 1997.

     For Global Marine:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     - Quarterly Reports on Form 10-Q for the periods ended June 30, 2001 and March 31, 2001;


     - Current Report on Form 8-K filed with the SEC on January 22, 2001;



     - Current Report on Form 8-K filed with the SEC on September 4, 2001;



     - Current Report on Form 8-K filed with the SEC on September 28, 2001; and



     - Current Report on Form 8-K filed with the SEC on October 9, 2001.


     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this joint proxy statement/prospectus by writing or calling:

        For Santa Fe International:

           Santa Fe International Corporation
           Two Lincoln Centre, Suite 1100
           5420 LBJ Freeway
           Dallas, Texas 75240-2648

           Attn: Richard J. Hoffman, Vice President, Investor Relations, or


                Michelle A. Appleby, Manager, Investor Relations


     Telephone requests may be directed to (972) 701-7300.

        For Global Marine:

           Global Marine Inc.
           777 N. Eldridge Parkway
           Houston, Texas 77079-4493
           Attn: Michael R. Dawson, Vice President, Investor Relations and Corporate Communications

     Telephone requests may be directed to (281) 596-5100.


     In order to ensure timely delivery of these documents, your request must be received by November 13, 2001.


     Neither Santa Fe International nor Global Marine has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this joint proxy statement/prospectus or in the documents that Santa Fe International files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this joint proxy statement/prospectus or in the documents that Santa Fe International files publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to offer to exchange or sell, to ask for offers to exchange or buy, or to ask for proxies regarding the securities offered by this joint proxy statement/prospectus, or if you are a person to whom it is unlawful to direct such activities, the offer presented by this joint proxy statement/ prospectus is not extended to you.

     The information contained in this joint proxy statement/prospectus speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                       SANTA FE INTERNATIONAL CORPORATION
                                SILVER SUB, INC.
                             GOLD MERGER SUB, INC.
                                      AND
                               GLOBAL MARINE INC.
                          DATED AS OF AUGUST 31, 2001

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE 1 THE MERGER
SECTION 1.1    The Merger..................................................   A-1
SECTION 1.2    The Closing.................................................   A-1
SECTION 1.3    Effective Time..............................................   A-1
ARTICLE 2 MEMORANDUM AND ARTICLES OF ASSOCIATION OF SANTA FE AND
          CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY
SECTION 2.1    Memorandum and Articles of Association of Santa Fe..........   A-2
SECTION 2.2    Certificate of Incorporation of the Surviving Entity........   A-2
SECTION 2.3    Bylaws of the Surviving Entity..............................   A-2
ARTICLE 3 DIRECTORS AND OFFICERS OF SANTA FE AND OF THE SURVIVING ENTITY;
          HEADQUARTERS
SECTION 3.1    Board of Directors of Santa Fe..............................   A-2
SECTION 3.2    Certain Officers of Santa Fe................................   A-3
SECTION 3.3    Employment Agreements.......................................   A-3
SECTION 3.4    Board of Directors of Surviving Entity......................   A-3
SECTION 3.5    Officers of Surviving Entity................................   A-3
SECTION 3.6    Headquarters Location.......................................   A-3
ARTICLE 4 CONVERSION OF GLOBAL COMMON STOCK
SECTION 4.1    Merger Ratio................................................   A-3
SECTION 4.2    Conversion of Capital Stock of Global and Merger Sub........   A-3
SECTION 4.3    Exchange of Certificates Representing Global Common Stock...   A-5
SECTION 4.4    Adjustment of Merger Ratio..................................   A-6
SECTION 4.5    Rule 16b-3 Approval.........................................   A-7
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF GLOBAL
SECTION 5.1    Existence; Good Standing; Corporate Authority...............   A-7
SECTION 5.2    Authorization, Validity and Effect of Agreements............   A-7
SECTION 5.3    Capitalization..............................................   A-7
SECTION 5.4    Subsidiaries................................................   A-8
SECTION 5.5    Compliance with Laws; Permits...............................   A-8
SECTION 5.6    No Conflict.................................................   A-8
SECTION 5.7    SEC Documents...............................................   A-9
SECTION 5.8    Litigation..................................................  A-10
SECTION 5.9    Absence of Certain Changes..................................  A-10
SECTION 5.10   Taxes.......................................................  A-10
SECTION 5.11   Employee Benefit Plans......................................  A-11
SECTION 5.12   Labor Matters...............................................  A-12
SECTION 5.13   Environmental Matters.......................................  A-12
SECTION 5.14   Intellectual Property.......................................  A-12
SECTION 5.15   Decrees, Etc. ..............................................  A-13
SECTION 5.16   Insurance...................................................  A-13
SECTION 5.17   No Brokers..................................................  A-13
SECTION 5.18   Opinion of Financial Advisor................................  A-13

                                                                             PAGE
                                                                             ----
SECTION 5.19   Santa Fe Share Ownership....................................  A-13
SECTION 5.20   Vote Required...............................................  A-13
SECTION 5.21   Ownership of Drilling Rigs and Drillships...................  A-14
SECTION 5.22   Undisclosed Liabilities.....................................  A-14
SECTION 5.23   Certain Contracts...........................................  A-14
SECTION 5.24   Capital Expenditure Program.................................  A-15
SECTION 5.25   Improper Payments...........................................  A-15
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF SANTA FE, SUB AND MERGER SUB
SECTION 6.1    Existence; Good Standing; Corporate Authority...............  A-15
SECTION 6.2    Authorization, Validity and Effect of Agreements............  A-15
SECTION 6.3    Capitalization..............................................  A-16
SECTION 6.4    Subsidiaries................................................  A-16
SECTION 6.5    Compliance with Laws; Permits...............................  A-16
SECTION 6.6    No Conflict.................................................  A-17
SECTION 6.7    SEC Documents...............................................  A-17
SECTION 6.8    Litigation..................................................  A-18
SECTION 6.9    Absence of Certain Changes..................................  A-18
SECTION 6.10   Taxes.......................................................  A-18
SECTION 6.11   Employee Benefit Plans......................................  A-19
SECTION 6.12   Labor Matters...............................................  A-20
SECTION 6.13   Environmental Matters.......................................  A-20
SECTION 6.14   Intellectual Property.......................................  A-20
SECTION 6.15   Decrees, Etc. ..............................................  A-21
SECTION 6.16   Insurance...................................................  A-21
SECTION 6.17   No Brokers..................................................  A-21
SECTION 6.18   Opinion of Financial Advisor................................  A-21
SECTION 6.19   Global Stock Ownership......................................  A-21
SECTION 6.20   Vote Required...............................................  A-21
SECTION 6.21   Ownership of Drilling Rigs and Drillships...................  A-21
SECTION 6.22   Undisclosed Liabilities.....................................  A-22
SECTION 6.23   Certain Contracts...........................................  A-22
SECTION 6.24   Capital Expenditure Program.................................  A-23
SECTION 6.25   Improper Payments...........................................  A-23
ARTICLE 7 COVENANTS
SECTION 7.1    Conduct of Business.........................................  A-23
SECTION 7.2    No Solicitation by Global...................................  A-25
SECTION 7.3    No Solicitation by Santa Fe.................................  A-26
SECTION 7.4    Meetings of Stockholders....................................  A-27
SECTION 7.5    Filings; Reasonable Best Efforts, Etc. .....................  A-28
SECTION 7.6    Inspection..................................................  A-29
SECTION 7.7    Publicity...................................................  A-29
SECTION 7.8    Registration Statement on Form S-4..........................  A-29
SECTION 7.9    Listing Application.........................................  A-30

                                                                             PAGE
                                                                             ----
SECTION 7.10   Letters of Accountants......................................  A-30
SECTION 7.11   Agreements of Rule 145 Affiliates...........................  A-30
SECTION 7.12   Expenses....................................................  A-31
SECTION 7.13   Indemnification and Insurance...............................  A-31
SECTION 7.14   Employee Matters............................................  A-32
SECTION 7.15   Delivery of Santa Fe Ordinary Shares........................  A-33
SECTION 7.16   Supplemental Indenture......................................  A-33
SECTION 7.17   Notification................................................  A-33
ARTICLE 8 CONDITIONS
SECTION 8.1    Conditions to Each Party's Obligation to Effect the
               Merger......................................................  A-33
SECTION 8.2    Conditions to Obligation of Global to Effect the Merger.....  A-34
SECTION 8.3    Conditions to Obligation of Santa Fe, Sub and Merger Sub to
               Effect the Merger...........................................  A-35
ARTICLE 9 TERMINATION
SECTION 9.1    Termination by Mutual Consent...............................  A-35
SECTION 9.2    Termination by Santa Fe or Global...........................  A-35
SECTION 9.3    Termination by Global.......................................  A-36
SECTION 9.4    Termination by Santa Fe.....................................  A-36
SECTION 9.5    Effect of Termination.......................................  A-37
SECTION 9.6    Extension; Waiver...........................................  A-38
ARTICLE 10 GENERAL PROVISIONS
SECTION 10.1   Nonsurvival of Representations, Warranties and Agreements...  A-38
SECTION 10.2   Notices.....................................................  A-38
SECTION 10.3   Assignment; Binding Effect; Benefit.........................  A-39
SECTION 10.4   Entire Agreement............................................  A-39
SECTION 10.5   Amendments..................................................  A-39
SECTION 10.6   Governing Law...............................................  A-39
SECTION 10.7   Counterparts................................................  A-39
SECTION 10.8   Headings....................................................  A-39
SECTION 10.9   Interpretation..............................................  A-39
SECTION 10.10  Waivers.....................................................  A-40
SECTION 10.11  Incorporation of Exhibits...................................  A-40
SECTION 10.12  Severability................................................  A-40
SECTION 10.13  Enforcement of Agreement....................................  A-40
SECTION 10.14  Waiver of Jury Trial........................................  A-40

                           GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                                   WHERE DEFINED
-------------                                                   -------------
Action......................................................  Section 7.13(a)
Affected Employee...........................................  Section 7.14(b)
Agreement...................................................  Preamble
Antitrust Laws..............................................  Section 7.5(c)
Applicable Laws.............................................  Section 5.5(a)
Assumed Plans...............................................  Section 4.2(d)
Certificate of Merger.......................................  Section 1.3
Certificates................................................  Section 4.3(b)
Closing.....................................................  Section 1.2
Closing Date................................................  Section 1.2
Code........................................................  Section 4.2(d)
Confidentiality and Standstill Agreement....................  Section 7.6
Cutoff Date.................................................  Section 7.2(d),
                                                              7.3(d)
DGCL........................................................  Section 1.1
Effective Time..............................................  Section 1.3
Employees...................................................  Section 7.14(d)
Employment Agreement........................................  Section 3.3
Environmental Laws..........................................  Section 5.13(a)
ERISA.......................................................  Section 5.11(a)
ERISA Affiliate.............................................  Section 5.11(b)
Exchange Act................................................  Section 4.5
Exchange Agent..............................................  Section 4.3(a)
Exchange Fund...............................................  Section 4.3(a)
Form S-4....................................................  Section 7.8(a)
Former Global Directors.....................................  Section 3.1(a)
Former Santa Fe Directors...................................  Section 3.1(a)
Global......................................................  Preamble
Global Acquisition Proposal.................................  Section 7.2(a)
Global Benefit Plans........................................  Section 5.11(a)
Global Common Stock.........................................  Section 4.2(b)
Global Convertible Debentures...............................  Section 4.3
Global Disclosure Letter....................................  Article 5 Preface
Global Material Adverse Effect..............................  Section 10.9(c)
Global Material Contract....................................  Section 5.23(a)
Global Option...............................................  Section 4.2(e)(i)
Global Permits..............................................  Section 5.5(b)
Global Permitted Liens......................................  Section 5.21
Global Real Property........................................  Section 5.5(d)
Global Reports..............................................  Section 5.7
Global Stock Plans..........................................  Section 4.1(e)(i)
Global Superior Proposal....................................  Section 7.2(a)
Hazardous Materials.........................................  Section 5.13(b)

DEFINED TERMS                                                   WHERE DEFINED
-------------                                                   -------------
HSR Act.....................................................  Section 5.6(b)
Indemnified Parties.........................................  Section 7.13(a)
Indenture Trustee...........................................  Section 5.6(c)
Letter of Transmittal.......................................  Section 4.3(b)
Liens.......................................................  Section 5.4
Material Adverse Effect.....................................  Section 10.9(c)
Merger......................................................  Recitals
Merger Ratio................................................  Section 4.1(a)
Merger Sub..................................................  Preamble
Non-U.S. Antitrust Laws.....................................  Section 7.5(a)(i)
NYSE........................................................  Section 4.3(e)
Proxy Statement/Prospectus..................................  Section 7.8(a)
Regulatory Filings..........................................  Section 5.6(b)
Returns.....................................................  Section 5.10(a)
Rule 145 Affiliates.........................................  Section 7.11
Rule 16b-3..................................................  Section 4.5
Santa Fe....................................................  Preamble
Santa Fe Acquisition Proposal...............................  Section 7.3(a)
Santa Fe Amendments.........................................  Section 2.1
Santa Fe Benefit Plans......................................  Section 6.11
Santa Fe Disclosure Letter..................................  Article 6 Preface
Santa Fe Material Adverse Effect............................  Section 10.9(c)
Santa Fe Material Contract..................................  Section 6.23(a)
Santa Fe Ordinary Shares....................................  Section 2.1
Santa Fe Ordinary Share Price...............................  Section 4.3(e)
Santa Fe Permits............................................  Section 6.5(b)
Santa Fe Permitted Liens....................................  Section 6.21
Santa Fe Preference Shares..................................  Section 6.3
Santa Fe Real Property......................................  Section 6.5(d)
Santa Fe Reports............................................  Section 6.7
Santa Fe Superior Proposal..................................  Section 7.3(a)
SEC.........................................................  Section
                                                              4.2(e)(ii)
Securities Act..............................................  Section 4.3(d)
Severance Program...........................................  Section 7.14(e)
Significant Subsidiary......................................  Section 5.4
Shareholder Agreement.......................................  Recitals
Sub.........................................................  Preamble
Subsidiary..................................................  Section 10.9(d)
Supplemental Indenture......................................  Section 5.6(c)
Surviving Entity............................................  Section 1.1
Taxes.......................................................  Section 5.10(e)
Third-Party Provisions......................................  Section 10.3
2001 Plan...................................................  Section 4.2(d)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of August 31, 2001, is by and among Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a company organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and Global Marine Inc., a company organized under the laws of Delaware ("Global").

                                    RECITALS

     A. The Merger. At the Effective Time (as defined herein), the parties intend to effect a merger of Merger Sub with and into Global, with Global being the surviving entity (the "Merger"), thus enabling Sub to acquire all of the stock of Global solely in exchange for voting shares of Santa Fe.

     B. Shareholder Agreement. Concurrently with the execution and delivery hereof, SFIC Holdings (Cayman), Inc., the owner of 43,500,000 Santa Fe Ordinary Shares (as hereinafter defined), is entering into a Shareholder Agreement (the "Shareholder Agreement") with Global providing for, among other things, the voting of the Santa Fe Ordinary Shares owned by SFIC Holdings (Cayman), Inc.

     C. Intended U.S. Accounting Treatment. The parties to this Agreement intend that the Merger be treated as the purchase of Santa Fe by Global for U.S. generally accepted accounting principles.

     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into Global in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Global shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity"). The Merger shall have the effects specified herein and in the General Corporation Law of the State of Delaware (the "DGCL").

     SECTION 1.2 The Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana, Houston, Texas 77002, at 9:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Section 8.1, or, if on such day any condition set forth in Section
8.2 or 8.3 has not been fulfilled or waived, as soon as practicable after all the conditions set forth in Article 8 have been fulfilled or waived in accordance herewith or (b) at such other time, date or place as Santa Fe and Global may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     SECTION 1.3 Effective Time. On the Closing Date, Santa Fe, Global and Merger Sub shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such section. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that Santa Fe and Global shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

                                   ARTICLE 2

             MEMORANDUM AND ARTICLES OF ASSOCIATION OF SANTA FE AND CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING ENTITY

     SECTION 2.1 Memorandum and Articles of Association of Santa Fe. Subject to the approval by the holders of the issued ordinary shares, par value $.01 per share, of Santa Fe ("Santa Fe Ordinary Shares") as and to the extent required by Cayman Islands law and Santa Fe's memorandum of association and articles of association, as of the Effective Time, Santa Fe's memorandum of association and articles of association shall be amended as described in Exhibit 2.1 hereto (the "Santa Fe Amendments") such that, among other things:

          (a) The name of Santa Fe shall be changed to "GlobalSantaFe Corporation"; and

          (b) Any action taken prior to the third anniversary of the Effective Time to remove or replace the Chairman of the Board or the Chief Executive Officer shall require a vote of two-thirds of the entire Board of Directors of Santa Fe.

     SECTION 2.2 Certificate of Incorporation of the Surviving Entity. As of the Effective Time, the certificate of incorporation of Global in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity, until duly amended in accordance with applicable law.

     SECTION 2.3 Bylaws of the Surviving Entity. As of the Effective Time, the bylaws of Global in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity, until duly amended in accordance with applicable law.

                                   ARTICLE 3

                     DIRECTORS AND OFFICERS OF SANTA FE AND
                     OF THE SURVIVING ENTITY; HEADQUARTERS

     SECTION 3.1  Board of Directors of Santa Fe.

     (a) At the Effective Time, the Board of Directors of Santa Fe shall consist of 14 members, one-half consisting of current members of the Santa Fe board of directors designated by Santa Fe, after consultation with Global, before the Effective Time ("Former Santa Fe Directors") and one-half consisting of current members of the Global board of directors designated by Global, after consultation with Santa Fe, before the Effective Time ("Former Global Directors"), with such persons being allocated by Santa Fe or Global as applicable as nearly as practicable on a proportionate basis to each of the three classes into which the Board of Directors is divided in accordance with Santa Fe's articles of association. At the Effective Time, Robert E. Rose shall be the Chairman of the Board of Santa Fe. From and after the Effective Time, each person so designated shall serve as a director of Santa Fe until such person's successor shall be elected and qualified or such person's earlier death, resignation or removal in accordance with the memorandum of association and articles of association of Santa Fe.

     (b) At the Effective Time, the membership of each committee of the Board of Directors of Santa Fe shall consist of an equal number of Former Santa Fe Directors and Former Global Directors. The Former Santa Fe Directors shall select the Chairman of the Nominating and Governance Committee and the Audit Committee. Robert E. Rose shall be Chairman of the Executive Committee. The Former Global Directors shall select the Chairman of the Compensation Committee. The Chairmen of all other committees shall be selected so that one-half have been selected by the Former Global Directors and one-half selected by the Former Santa Fe Directors.

     (c) Santa Fe shall cause the directors of Santa Fe not continuing after the Effective Time to resign from the Board of Directors of Santa Fe as of the Effective Time.

     (d) Prior to the Effective Time, the Board of Directors of Santa Fe shall take such action as may be necessary to cause (i) any Santa Fe designees who are changing classes to be elected to the appropriate classes as of the Effective Time and (ii) the Global designees (including Robert E.
Rose) to be elected to the Board of Directors of Santa Fe as of the Effective Time.

     SECTION 3.2  Certain Officers of Santa Fe.  At the Effective Time, Robert
E. Rose shall be the Chairman of the Board of Santa Fe, C. Stedman Garber, Jr. shall be the President and Chief Executive Officer of Santa Fe and the other individuals listed on Exhibit 3.2 hereto shall have the officer positions with Santa Fe listed on such Exhibit, and each such officer shall thereafter serve until such officer's successor shall be appointed or such officer's earlier death, resignation, retirement, disqualification or removal in accordance with the memorandum of association and articles of association of Santa Fe. If, before the Effective Time, any such person is unable or unwilling to serve as an officer of Santa Fe in the capacity set forth in Exhibit 3.2, then a substitute officer shall be selected by mutual agreement of Santa Fe and Global.

     SECTION 3.3 Employment Agreements. Santa Fe is entering into a letter agreement, with duties to be effective as of the Effective Time, with C. Stedman Garber, Jr. and shall assume, as of the Effective Time, Global's obligation under the employment agreement with Robert E. Rose, as amended, identified on
Schedule 5.9 to the Global Disclosure Letter (as hereinafter defined) (each such agreement, as so amended, or any successor agreement, including any amendment thereto, an "Employment Agreement"). During the terms of their respective Employment Agreements, Mr. Rose and Mr. Garber will have the respective powers, and perform the respective duties, set forth in each of their respective Employment Agreements.

     SECTION 3.4 Board of Directors of Surviving Entity. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Entity as of the Effective Time, until their successors shall be elected and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     SECTION 3.5 Officers of Surviving Entity. The officers of Global immediately prior to the Effective Time shall be the officers of the Surviving Entity as of the Effective Time, until their successors shall be appointed or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Entity.

     SECTION 3.6 Headquarters Location. From and after the Effective Time, the principal U.S. executive offices of Santa Fe shall be located in Houston, Texas.

                                   ARTICLE 4

                       CONVERSION OF GLOBAL COMMON STOCK

     SECTION 4.1 Merger Ratio. For purposes of this Agreement, the "Merger Ratio" shall equal 0.665.

     SECTION 4.2  Conversion of Capital Stock of Global and Merger Sub.

     (a) At the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Entity.

     (b) At the Effective Time, each share of common stock, par value $.10 per share, of Global ("Global Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Global Common Stock to be canceled without payment of any consideration therefor pursuant to Section 4.2(c)), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of Santa Fe Ordinary Shares equal to the Merger Ratio, which Santa Fe Ordinary Shares shall be transferred by Sub pursuant to the Merger, and each such share of Global Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of such shares of Global Common Stock shall thereafter cease to have any rights with respect to such shares of Global Common Stock, except the right to receive, without interest, certificates for Santa Fe Ordinary Shares in accordance with Section 4.3(b) and cash for fractional >shares in accordance with Sections 4.3(b) and 4.3(d) upon the surrender of the relevant Certificate (as hereinafter defined).

     (c) Each share of Global Common Stock issued and held in Global's treasury and each share of Global Common Stock owned by any wholly owned Subsidiary of Global or by Santa Fe, Sub or Merger Sub, shall, at the Effective Time and by virtue of the Merger, cease to be outstanding and shall be canceled and retired without payment of any consideration therefor, and no capital shares of Santa Fe or other consideration shall be delivered in exchange therefor.

     (d) (i) At the Effective Time, all options to acquire shares of Global Common Stock outstanding at the Effective Time under Global's stock plans (collectively, the "Global Stock Plans") identified in Section 4.2(d) of the Global Disclosure Letter and all options to acquire shares of Global Common Stock issued hereafter pursuant to Section 7.1(f) (individually, a "Global Option" and collectively, the "Global Options") shall remain outstanding following the Effective Time, subject to the modifications described in this
Section 4.2(d). Prior to the Effective Time, Global and Santa Fe shall take all actions (if any) as may be required to permit the assumption of such Global Options by Santa Fe pursuant to this Section 4.2(d)(i). At the Effective Time, the Global Options shall be assumed and adjusted by Santa Fe in such manner that Santa Fe (i) is a corporation "assuming a stock option in a transaction to which
Section 424(a) applies" within the meaning of Section 424 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or (ii) to the extent that the Global Option is not or ceases to qualify as an "incentive stock option" within the meaning of Section 422 of the Code, would be such a corporation were Section 424 of the Code applicable to such option. Each Global Option assumed and adjusted by Santa Fe shall, in accordance with the Global Stock Plans and the option agreements entered into pursuant thereto, be fully vested and exercisable as of the Effective Time and shall otherwise be subject to the same terms and conditions as under the applicable Global Stock Option Plan and the applicable option agreement entered into pursuant thereto, except that (i) immediately following the Effective Time (A) each Global Option shall be exercisable for that whole number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Global Common Stock subject to such Global Option immediately prior to the Effective Time multiplied by the Merger Ratio, and (B) the exercise price per Santa Fe Ordinary Share shall be an amount equal to the exercise price per share of Global Common Stock subject to such Global Option in effect immediately prior to the Effective Time divided by the Merger Ratio (the price per share, as so determined, being rounded down to the nearest whole cent), and (ii) as of the Effective Time, each Global Option outstanding under Global's 1990 Non-Employee Director Stock Option Plan identified in Section 4.2(d) of the Global Disclosure Letter shall be deemed modified to remain exercisable for the full scheduled term of such Global Option in the event the holder of such Global Option does not become a non-employee director of Santa Fe, or terminates service as a non-employee director of Santa Fe prior to the expiration of the option under conditions which would permit the option to remain outstanding and exercisable for its full scheduled term under the terms of the Global Options issued to such non-employee director pursuant to the Global 2001 Non-Employee Director Stock Option and Incentive Plan (the "2001 Plan"), and to remain exercisable for three months following termination of service under any other conditions. Without limiting the foregoing, effective at the Effective Time, Santa Fe shall assume the Global 1998 Stock Option and Incentive Plan, the Global 1994 Non-Employee Stock Option and Incentive Plan, and the 2001 Plan (collectively the "Assumed Plans") for purposes of employing such plans to make grants of stock options and other awards based on Santa Fe Ordinary Shares following the Effective Time.

     (ii) At or prior to the Effective Time, Santa Fe shall take all corporate action necessary to reserve for issuance a number of Santa Fe Ordinary Shares equal to the number of Santa Fe Ordinary Shares available for issuance pursuant to the Assumed Plans (which number shall be the product (rounded to the nearest whole share) of the number of shares of Global Common Stock available for issuance immediately prior to the Effective Time multiplied by the Merger Ratio). On the Closing Date, Santa Fe shall file with the U.S. Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-8 (or a post-effective amendment on Form S-8 with respect to the Form S-4 (as defined in Section 7.8) or such other appropriate form) covering all such Santa Fe Ordinary Shares and shall cause such registration statement to remain effective (and shall cause the prospectus or prospectuses relating thereto to remain compliant with applicable securities laws) for as long as there are outstanding any such Global Options.

     (iii) Except as otherwise specifically provided by this Section 4.2(d), the terms of the Global Options and the relevant Global Stock Plans, as in effect on the Effective Time, shall remain in full force and effect with respect to the Global Options after giving effect to the Merger and the assumptions by Santa Fe as set forth above. As soon as practicable following the Effective Time, Santa Fe shall deliver to the holders of Global Options appropriate notices setting forth such holders' rights pursuant to the respective Global Stock Plans and the agreements evidencing the grants of such Global Options, and that such Global Options and such agreements shall be assumed by Santa Fe and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 4.2(d)).

     (e) Santa Fe shall agree to be bound by the conversion provisions of Global's Zero Coupon Convertible Debentures due 2020 (the "Global Convertible Debentures"), such that following the Effective Time, each outstanding Global Convertible Debenture will be convertible into the number of Santa Fe Ordinary Shares (and cash in lieu of fractional shares) that the holder thereof would have had the right to receive after the Effective Time if such Global Convertible Debenture had been converted immediately prior to the Effective Time.

     SECTION 4.3  Exchange of Certificates Representing Global Common Stock.

     (a) As of the Effective Time, Sub shall appoint Mellon Investor Services LLC or such other party reasonably satisfactory to Global as exchange agent (the "Exchange Agent"), and Sub shall, when and as needed, deposit, or cause to be deposited with the Exchange Agent for the benefit of the holders of shares of Global Common Stock for exchange in accordance with this Article 4, certificates representing the Santa Fe Ordinary Shares to be issued pursuant to Section 4.2 and delivered pursuant to this Section 4.3 in exchange for outstanding shares of Global Common Stock. When and as needed, the Surviving Entity shall provide the Exchange Agent immediately following the Effective Time cash sufficient to pay cash in lieu of fractional shares in accordance with Sections 4.3(b) and 4.3(d) (such cash and certificates for Santa Fe Ordinary Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Promptly after the Effective Time, Sub shall cause the Exchange Agent to mail to each holder of record of one or more certificates ("Certificates") that immediately prior to the Effective Time represented shares of Global Common Stock (other than to holders of shares of Global Common Stock that, pursuant to Section 4.2(c), are canceled without payment of any consideration therefor): (A) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Santa Fe may reasonably specify and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Santa Fe Ordinary Shares and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole Santa Fe Ordinary Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates. In the event of a transfer of ownership of Global Common Stock which is not registered in the transfer records of Global, a certificate representing the proper number of Santa Fe Ordinary Shares together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such Global Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     (c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Santa Fe Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Santa Fe Ordinary Shares represented by such Certificate as a result of the conversion provided in Section 4.2(b) or

4.2(c) until such Certificate is surrendered as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates so surrendered, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable and not paid with respect to the number of whole Santa Fe Ordinary Shares issued pursuant to Section 4.2, less the amount of any withholding taxes, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Santa Fe Ordinary Shares, less the amount of any withholding taxes.

     (d) At or after the Effective Time, the Surviving Entity shall pay from funds on hand at the Effective Time any dividends or make other distributions with a record date prior to the Effective Time that may have been declared or made by Global on shares of Global Common Stock which remain unpaid at the Effective Time, and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Entity of the shares of Global Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Entity, the presented Certificates shall be canceled and exchanged for certificates representing Santa Fe Ordinary Shares and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4. Certificates surrendered for exchange by any person constituting an "affiliate" of Global for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged until Global has received a written agreement from such person as provided in Section 7.11.

     (e) No fractional Santa Fe Ordinary Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional Santa Fe Ordinary Shares pursuant to
Section 4.2(b), cash adjustments provided by Sub will be paid to holders in respect of any fractional Santa Fe Ordinary Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Santa Fe Ordinary Share Price. For purposes of this Agreement, the "Santa Fe Ordinary Share Price" shall mean the average of the per share closing prices of the Santa Fe Ordinary Shares as reported on the consolidated transaction reporting system for securities traded on the New York Stock Exchange, Inc. ("NYSE") (as reported in the New York City edition of The Wall Street Journal or, if not reported thereby, another authoritative source) for the 20 consecutive trading days ending on the fifth trading day prior to the Closing Date, appropriately adjusted for any stock splits, reverse stock splits, stock dividends, recapitalizations or other similar transactions.

     (f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any certificates for Santa Fe Ordinary Shares) that remains undistributed to the former stockholders of Global one year after the Effective Time shall be delivered to Sub. Any former stockholders of Global who have not theretofore complied with this Article 4 shall thereafter look only to Sub for delivery of certificates representing their Santa Fe Ordinary Shares and cash in lieu of fractional shares and to Santa Fe for any unpaid dividends and distributions on the Santa Fe Ordinary Shares deliverable to such former stockholder pursuant to this Agreement.

     (g) None of Santa Fe, Sub, Global, the Surviving Entity, the Exchange Agent or any other person shall be liable to any person for any portion of the Exchange Fund properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such reasonable amount as the Surviving Entity may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate certificates representing the Santa Fe Ordinary Shares, cash in lieu of fractional shares and unpaid dividends and distributions on Santa Fe Ordinary Shares, as provided in
Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

     SECTION 4.4 Adjustment of Merger Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, Santa Fe changes the number of Santa Fe Ordinary Shares, or Global changes the number of shares of Global Common Stock, issued and outstanding as a result of a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, the Merger Ratio and other items dependent thereon shall be appropriately adjusted.

     SECTION 4.5 Rule 16b-3 Approval. Santa Fe agrees that the Santa Fe Board of Directors or the Executive Compensation Committee of the Santa Fe Board of Directors shall, at or prior to the Effective Time, adopt resolutions specifically approving, for purposes of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the receipt, pursuant to Section 4.2, of Santa Fe Ordinary Shares, and of options to acquire Santa Fe Ordinary Shares, by executive officers or directors of Global who become executive officers or directors of Santa Fe subject to Rule 16b-3.

                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF GLOBAL

     Except as set forth in the disclosure letter delivered to Santa Fe by Global at or prior to the execution hereof (the "Global Disclosure Letter") and making reference to the particular subsection of this Agreement to which exception is being taken, Global represents and warrants to Santa Fe, Sub and Merger Sub that:

     SECTION 5.1 Existence; Good Standing; Corporate Authority. Global is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Global is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect (as defined in Section 10.9). Global has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Global's certificate of incorporation and bylaws previously made available to Santa Fe are true and correct and contain all amendments as of the date hereof.

     SECTION 5.2 Authorization, Validity and Effect of Agreements. Global has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by Global of the transactions contemplated hereby have been duly authorized by all requisite corporate action on behalf of Global, other than the approvals referred to in Section 5.20. This Agreement constitutes the valid and legally binding obligation of Global, enforceable against Global in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity. Global has taken all action necessary to render the restrictions set forth in Section 203 of the DGCL, and any other applicable takeover law restricting or purporting to restrict business combinations, and in Article Ninth of its certificate of incorporation inapplicable to this Agreement and the transactions contemplated hereby.

     SECTION 5.3 Capitalization. The authorized capital stock of Global consists of 300,000,000 shares of Global Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share. As of August 29, 2001, there were 176,602,294 outstanding shares of Global Common Stock, 19,124,251 shares of Global Common Stock reserved for issuance upon conversion of Global Options, 241,891 shares reserved for issuance under the Global Non-Employee Director Restricted Stock Plan, 7,330,920 shares of Global Common Stock reserved for issuance upon conversion of outstanding Global Convertible Debentures, 5,043 shares of Global Common Stock reserved for issuance upon conversion of Global senior debt (none of which shares will ever be issuable because none of such senior debt remains enforceable) and no outstanding shares of Global preferred stock. All such issued and outstanding shares of Global Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 5.3, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Global or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Global or any of its Subsidiaries. Global has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Global on any matter.

     SECTION 5.4 Subsidiaries. For purposes of this Agreement, "Significant Subsidiary" shall mean significant subsidiary as defined in Rule 1-02 of Regulation S-X of the Exchange Act. Each of Global's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Global Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Global's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and are owned, directly or indirectly, by Global free and clear of all mortgages, deeds of trust, liens, security interests, pledges, leases, conditional sale contracts, charges, privileges, easements, rights of way, reservations, options, rights of first refusal and other encumbrances ("Liens").

     SECTION 5.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Global Material Adverse Effect and except for matters arising under Environmental Laws (as defined herein) which are treated exclusively in Section 5.13:

          (a) Neither Global nor any Subsidiary of Global is in violation of any applicable law, rule, regulation, code, governmental determination, order, treaty, convention, governmental certification requirement or other public limitation, U.S. or non-U.S. (collectively, "Applicable Laws"), and no claim is pending or, to the knowledge of Global, threatened with respect to any such matters. No condition exists which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law by Global or any Subsidiary of Global.

          (b) Global and each Subsidiary of Global hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Global Permits"). All Global Permits are in full force and effect and there exists no default thereunder or breach thereof, and Global has no notice or actual knowledge that such Global Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Global threatened to give, any action to terminate, cancel or reform any Global Permit.

          (c) Each drilling rig, drillship or other drilling unit owned or leased by Global or a subsidiary of Global which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

          (d) Global and each Subsidiary of Global possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Global Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Global, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to Global Real Property.

     SECTION 5.6 No Conflict. (a) Neither the execution and delivery by Global of this Agreement nor the consummation by Global of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 5.20, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Global, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Global or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Global or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Global or any of its Subsidiaries is a party, or by which Global or any of its Subsidiaries or any of their properties is bound or affected or (iii) subject to the filings and other matters referred to in Section 5.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Global or any of its Subsidiaries, except, for such matters described in clause (ii) or
(iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     (b) Neither the execution and delivery by Global of this Agreement nor the consummation by Global of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filing of the Certificate of Merger provided for in Section 1.3,
(ii) filings required under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act, the Securities Act or applicable state securities and "Blue Sky" laws, and (iii) filings and notifications required under applicable Non-U.S. antitrust laws set forth in
Schedule 5.6 of the Global Disclosure Letter ((i), (ii) and (iii) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Global Material Adverse Effect.

     (c) This Agreement, the Merger and the transactions contemplated hereby do not, and will not upon consummation of such transactions in accordance with their terms, constitute a "Change of Control" for the purposes of, or a default under, (A) the Indenture dated as of September 1, 1997, between Global and Wilmington Trust Company, as Trustee (the "Indenture Trustee"), or the First Supplemental Indenture dated as of June 23, 2000 between Global and the Indenture Trustee (the "Supplemental Indenture") or (B) the Global Convertible Debentures.

     SECTION 5.7 SEC Documents. Global has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 1999 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Santa Fe each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Global Reports"). As of its respective date, each Global Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Global Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Global and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in stockholders' equity included in or incorporated by reference into the Global Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Global and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Global and its Subsidiaries included in the most recent Global Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, as of the date of such balance sheet, neither Global nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Global or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 5.8 Litigation. Except as described in the Global Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Global or any of its Subsidiaries or, to Global's knowledge, threatened against Global or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body, that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 5.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Global Material Adverse Effect, (ii) any material change by Global or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Global or any redemption, purchase or other acquisition of any of its securities or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

     SECTION 5.10 Taxes. (a) All tax returns, statements, reports, declarations, estimates and forms ("Returns") required to be filed by or with respect to Global and any of its Subsidiaries (including any Return required to be filed by a consolidated, combined or unitary group that included Global or any of its Subsidiaries) on or prior to the date hereof have been duly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. Representations made in this Section 5.10 are made to the knowledge of Global to the extent that the representations relate to a corporation which was, but is not currently, a part of Global's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) Except to the extent not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Global or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Global or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled; and (iii) neither Global nor any of its Subsidiaries has any liability for taxes under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Global is the common parent, within the meaning of
Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Global nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Global or any of its Subsidiaries. Neither Global nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Global nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Global nor any of its Subsidiaries has made an election under Section 341(f) of the Code. To the knowledge of Global, Global has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code at any time within the past five years.

     (c) For purposes of this Agreement, "tax" or "taxes" means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise,

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profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.).

     SECTION 5.11 Employee Benefit Plans. (a) Section 5.11 of the Global Disclosure Letter contains a list of all Global Benefit Plans. The term "Global Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not U.S.-based plans, and all other material employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans, practices or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Global or any of its Subsidiaries, to which Global or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Global is a participant. Global will provide Santa Fe, within 30 days after the date hereof, with true and complete copies of the Global Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except as for such matters as, individually or in the aggregate, do not and are not reasonably likely to have a Global Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Global Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Global Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, the Global Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Global Benefit Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS; the Global Benefit Plans have been maintained and operated in accordance with their terms, and, to Global's knowledge, there are no breaches of fiduciary duty in connection with the Global Benefit Plans; there are no pending or, to Global's knowledge, threatened claims against or otherwise involving any Global Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Global Benefit Plan activities) has been brought against or with respect to any such Global Benefit Plan; all material contributions required to be made as of the date hereof to the Global Benefit Plans have been made or provided for; with respect to the Global Benefit Plans or any "employee pension benefit plans," as defined in Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Global, its Subsidiaries or any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with Global or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) neither Global nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or
Section 302 of ERISA, whether or not waived.

     (c) Neither Global nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Global or any Subsidiary thereof.

     (d) No Global Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Global or any Subsidiary of Global for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 5.12 Labor Matters. (a) Neither Global nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (i) covering any employees in the U.S. or (ii) covering, in any single instance, 10% or more of the employees of Global and its Subsidiaries taken as a whole. As of the date of this Agreement, to Global's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any employees in the U.S. or (y) involving, in any single instance, 10% or more of the employees of Global and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect and except as described in the Global Reports filed prior to the date of this Agreement, (i) neither Global nor any Subsidiary of Global has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Global or any Subsidiary of Global or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Global or any Subsidiary of Global pending or, to the knowledge of Global, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     SECTION 5.13 Environmental Matters. (a) Global and each Subsidiary of Global has been and is in compliance with all applicable orders of any court, governmental authority or arbitration board or tribunal and any applicable law, ordinance, rule, regulation or other legal requirement (including common law) related to human health and the environment ("Environmental Laws") except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Global, threatened against Global or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Global or its Subsidiaries, former) businesses, assets or properties of the Global or any Subsidiary of Global, including but not limited to on-site or off-site disposal, release or spill of any material, substance or waste classified, characterized or otherwise regulated as hazardous, toxic, pollutant, contaminant or words of similar meaning under Environmental Laws, including petroleum or petroleum products or byproducts ("Hazardous Materials") which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

     (c) Neither Global nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Global Material Adverse Effect.

     SECTION 5.14 Intellectual Property. Global and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. The conduct of Global's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Global or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 5.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Global or any Subsidiary of Global that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $5 million, and (b) since January 1, 1991, no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Global or any Subsidiary of Global.

     SECTION 5.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, Global and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the drilling services and oil and natural gas industries on the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, no event relating specifically to Global or its Subsidiaries (as opposed to events affecting the drilling services or oil and natural gas industries in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Global's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Global or any Subsidiary of Global during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Global or any Subsidiary of Global to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Global or any Subsidiary of Global under any such excess liability, hull or protection and indemnity insurance policies.

     SECTION 5.17 No Brokers. Global has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Global or Santa Fe to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Global has retained Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed in writing to Santa Fe prior to the date hereof.

     SECTION 5.18 Opinion of Financial Advisor. The Board of Directors of Global has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement, the Merger Ratio is fair, from a financial point of view, to the holders of Global Common Stock.

     SECTION 5.19 Santa Fe Share Ownership. Neither Global nor any of its Subsidiaries owns any shares in the capital of Santa Fe or any other securities convertible into or otherwise exercisable to acquire shares in the capital of Santa Fe.

     SECTION 5.20 Vote Required. The only votes of the holders of any class or series of Global capital stock necessary to approve any transaction contemplated by this Agreement are the affirmative vote in favor of the adoption of this Agreement of the holders of at least a majority of the outstanding shares of Global Common Stock.

     SECTION 5.21 Ownership of Drilling Rigs and Drillships. (a) As of the date hereof, Global or a Subsidiary of Global has good and marketable title to the drilling rigs and drillships listed in Global's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (a) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Global Material Adverse Effect, (b) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Global Disclosure Letter), (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (d) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (e) operators', vendors', suppliers of necessaries to Global's drilling rigs and drillships, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and
(f) other Liens disclosed in the Global Disclosure Letter (the Liens described in clauses (a), (b), (c), (d), (e) and (f), collectively, "Global Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Global's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

     (b) As of the date hereof and except as would not have a Global Material Adverse Effect, Global has caused the drilling rigs and drillships listed in Global's most recent annual report on 10-K to be maintained consistent with general practice in the offshore drilling industry, and all such drilling rigs and drillships are in good operating condition and repair consistent with general practice in the offshore drilling industry.

     SECTION 5.22 Undisclosed Liabilities. Neither Global nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Global Reports filed prior to the date of this Agreement, (ii) are referred to in the Global Disclosure Letter, or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 5.23 Certain Contracts. (a) Section 5.23 of the Global Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Global Reports filed prior to the date of this Agreement) to which Global or any Subsidiary of Global is a party or by which any of them or their assets is bound as of the date of this
Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted, other than any such limitation that is not material to Global and its Subsidiaries, taken as a whole, and will not be material to Santa Fe and its Subsidiaries, taken as a whole, following the Effective Time, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration including fixed price customer options, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses
(i) through (v) being referred to herein as "Global Material Contracts").

     (b) As of the date of this Agreement, each Global Material Contract is, to the knowledge of Global, in full force and effect, and Global and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Global Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Global Material Adverse Effect, neither Global nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Global, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Global Material Contract or

(y) has received written notice of the desire of the other party or parties to any such Global Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Except as would not be reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not breach or violate any Global Material Contract or permit any other party to a Global Material Contract to exercise rights adverse to Global. Each Global Material Contract is enforceable by Global or a Subsidiary of Global in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 5.24 Capital Expenditure Program. As of the date of this Agreement, the Global Disclosure Letter accurately sets forth in all material respects, for each of Global's sustaining and life extension capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred in each of 2001 and 2002 on a monthly basis, as previously provided to Santa Fe. Global has no newbuild rigs under construction or contracted to be built.

     SECTION 5.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Global or any Subsidiary of Global or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Global, any Subsidiary of Global nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Global Material Adverse Effect.

                                   ARTICLE 6

         REPRESENTATIONS AND WARRANTIES OF SANTA FE, SUB AND MERGER SUB

     Except as set forth in the disclosure letter delivered to Global by Santa Fe at or prior to the execution hereof (the "Santa Fe Disclosure Letter") and making reference to the particular subsection of this Agreement to which exception is being taken, Santa Fe, Sub and Merger Sub, jointly and severally, represent and warrant to Global that:

     SECTION 6.1 Existence; Good Standing; Corporate Authority. Each of Santa Fe, Sub and Merger Sub is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation. Santa Fe is duly qualified to do business and, to the extent such concept or similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect (as defined in Section 10.9). Santa Fe has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Santa Fe's memorandum of association and articles of association and the comparable charter and organizational documents of Sub and Merger Sub previously made available to Global are true and correct and contain all amendments as of the date hereof.

     SECTION 6.2 Authorization, Validity and Effect of Agreements. Each of Santa Fe, Sub and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by each of Santa Fe, Sub and Merger Sub of the transactions contemplated hereby, including the issuance by Santa Fe and delivery by Sub of Santa Fe Ordinary Shares pursuant to the Merger, have been duly authorized by all requisite corporate action on behalf of Santa Fe, other than the approvals referred to in Section 6.20. This Agreement constitutes the valid and legally binding obligation of Santa Fe, Sub and Merger Sub, enforceable against Santa Fe, Sub or Merger Sub, as applicable, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity.

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

     SECTION 6.3 Capitalization. The authorized share capital of Santa Fe consists of 600,000,000 Santa Fe Ordinary Shares. As of July 31, 2001, there were 115,483,594 Santa Fe Ordinary Shares issued, including 196,865 restricted shares, and 5,212,977 Santa Fe Ordinary Shares reserved for issuance upon exercise of outstanding Santa Fe options. All such issued Santa Fe Ordinary Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. The Santa Fe Ordinary Shares to be issued in connection with the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as set forth in this Section 6.3, there are no outstanding shares, and there are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Santa Fe or any of its Subsidiaries to issue, transfer or sell any shares or other voting securities of Santa Fe or any of its Subsidiaries. Santa Fe has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of Santa Fe on any matter.

     SECTION 6.4 Subsidiaries. (a) Each of Santa Fe's Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent such concept or similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing does not and is not reasonably likely to have a Santa Fe Material Adverse Effect. As of the date of this Agreement, all of the outstanding shares of capital stock of, or other ownership interests in, each of Santa Fe's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by Santa Fe free and clear of all Liens.

     (b) Sub and Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Sub, all of the outstanding capital stock of Sub is owned directly by Santa Fe, and Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and, as of the Effective Time, will have not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Immediately prior to the Effective Time, Merger Sub will have 100 outstanding shares of its common stock, par value $0.01 per share.

     SECTION 6.5 Compliance with Laws; Permits. Except for such matters as, individually or in the aggregate, do not or are not reasonably likely to have a Santa Fe Material Adverse Effect and except for matters arising under Environmental Laws which are treated exclusively in Section 6.13:

          (a) Neither Santa Fe nor any Subsidiary of Santa Fe is in violation of any Applicable Laws and no claim is pending or, to the knowledge of Santa Fe, threatened with respect to any such matters. No condition exists which does or is reasonably likely to constitute a violation of or deficiency under any Applicable Law by Santa Fe or any Subsidiary of Santa Fe.

          (b) Santa Fe and each Subsidiary of Santa Fe hold all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental or regulatory authorities necessary for the conduct of their respective businesses (the "Santa Fe Permits"). All Santa Fe Permits are in full force and effect and there exists no default thereunder or breach thereof, and Santa Fe has no notice or actual knowledge that such Santa Fe Permits will not be renewed in the ordinary course after the Effective Time. No governmental authority has given, or to the knowledge of Santa Fe threatened to give, any action to terminate, cancel or reform any Santa Fe Permit.

          (c) Each drilling rig, drillship or other drilling unit owned or leased by Santa Fe or a subsidiary of Santa Fe which is subject to classification is in class according to the rules and regulations of the applicable classifying body and is duly and lawfully documented under the laws of its flag jurisdiction.

          (d) Santa Fe and each Subsidiary of Santa Fe possess all permits, licenses, operating authorities, orders, exemptions, franchises, variances, consents, approvals or other authorizations required for the present ownership and operation of all its real property or leaseholds ("Santa Fe Real Property"). There exists no material default or breach with respect to, and no party or governmental authority has taken or, to the knowledge of Santa Fe, threatened to take, any action to terminate, cancel or reform any such permit, license, operating authority, order, exemption, franchise, variance, consent, approval or other authorization pertaining to the Santa Fe Real Property.

     SECTION 6.6 No Conflict. (a) Neither the execution and delivery by Santa Fe, Sub and Merger Sub of this Agreement nor the consummation by Santa Fe, Sub and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will (i) subject to the approvals referred to in Section 6.20, conflict with or result in a breach of any provisions of the memorandum of association or articles of association of Santa Fe or the certificate of incorporation or bylaws of Sub or Merger Sub; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Santa Fe or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Santa Fe or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement, joint venture or other instrument or obligation to which Santa Fe or any of its Subsidiaries is a party, or by which Santa Fe or any of its Subsidiaries or any of their properties is bound or affected; or
(iii) subject to the filings and other matters referred to in Section 6.6(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Santa Fe or any of its Subsidiaries, except for such matters described in clause
(ii) or (iii) as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     (b) Neither the execution and delivery by Santa Fe, Sub or Merger Sub of this Agreement nor the consummation by Santa Fe, Sub or Merger Sub of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than the Regulatory Filings and the filing of a listing application with the NYSE pursuant to
Section 7.9(a) and the filing of the resolutions relating to the Santa Fe Amendments with the Registrar of Companies of the Cayman Islands, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make does not and is not reasonably likely to have a Santa Fe Material Adverse Effect.

     SECTION 6.7 SEC Documents. Santa Fe has filed with the SEC all documents (including exhibits and any amendments thereto) required to be so filed by it since January 1, 1999 pursuant to Sections 13(a), 14(a) and 15(d) of the Exchange Act, and has made available to Global each registration statement, report, proxy statement or information statement (other than preliminary materials) it has so filed, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Santa Fe Reports"). As of its respective date, each Santa Fe Report (i) complied in all material respects in accordance with the applicable requirements of the Exchange Act and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Santa Fe Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Santa Fe and its Subsidiaries as of its date, and each of the consolidated statements of operations, cash flows and changes in shareholders equity included in or incorporated by reference into the Santa Fe Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in shareholders equity, as the case may be, of Santa Fe and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to (x) such exceptions as may be permitted by Form 10-Q of the SEC and (y) normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of Santa Fe and its Subsidiaries included in the most recent Santa Fe Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, as of the date of such balance sheet, neither Santa Fe nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of Santa Fe or in the notes thereto prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities or obligations which do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     SECTION 6.8 Litigation. Except as described in the Santa Fe Reports filed prior to the date of this Agreement, there are no actions, suits or proceedings pending against Santa Fe or any of its Subsidiaries or, to Santa Fe's knowledge, threatened against Santa Fe or any of its Subsidiaries, at law or in equity or in any arbitration or similar proceedings, before or by any U.S. federal, state or non-U.S. court, commission, board, bureau, agency or instrumentality or any U.S. or non-U.S. arbitral or other dispute resolution body, that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     SECTION 6.9 Absence of Certain Changes. From December 31, 2000 to the date of this Agreement, there has not been (i) any event or occurrence that has had or is reasonably likely to have a Santa Fe Material Adverse Effect, (ii) any material change by Santa Fe or any of its Subsidiaries, when taken as a whole, in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, (iii) any declaration, setting aside or payment of any dividend or distribution in respect of any share capital of Santa Fe or any redemption, purchase or other acquisition of any of its securities, except dividends on Santa Fe Ordinary Shares at a rate of not more than $0.0325 per share per quarter or (iv) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

     SECTION 6.10 Taxes. (a) All Returns required to be filed by or with respect to Santa Fe and any of its Subsidiaries (including any Return required to be filed by a consolidated, combined or unitary group that included Santa Fe or any of its Subsidiaries) on or prior to the date hereof have been duly filed on a timely basis with the appropriate governmental authorities, except to the extent that any failure to file does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and all taxes due with such Returns have been duly paid, or deposited in full on a timely basis or adequately reserved for in accordance with generally accepted accounting principles, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. Representations made in this Section 6.10 are made to the knowledge of Santa Fe to the extent that the representations relate to a corporation which was, but is not currently, a part of Santa Fe's or any Subsidiary's affiliated, consolidated, combined unitary or similar group.

     (b) Except to the extent not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, (i) no audits or other administrative proceedings or court proceedings are presently pending with regard to any taxes or Returns of Santa Fe or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim; (ii) no governmental authority is now asserting in writing any deficiency or claim for taxes or any adjustment to taxes with respect to which Santa Fe or any of its Subsidiaries may be liable with respect to income and other material taxes which have not been fully paid or finally settled; and (iii) neither Santa Fe nor any of its Subsidiaries has any liability for taxes under Treas. Reg. sec. 1.1502-6 or any similar provision of state, local, or non-U.S. tax law, except for taxes of the affiliated group of which Santa Fe or any of its Subsidiaries is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law. As of the date of this Agreement, neither Santa Fe nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any taxes with respect to any Returns of Santa Fe or any of its Subsidiaries. Neither Santa Fe nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. tax law. Neither Santa Fe nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement. Neither Santa Fe nor any of its Subsidiaries has made an election under Section 341(f) of the Code. To the knowledge of Santa Fe, Santa Fe has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time within the past five years.

     SECTION 6.11 Employee Benefit Plans. (a) Section 6.11 of the Santa Fe Disclosure Letter contains a list of all Santa Fe Benefit Plans. The term "Santa Fe Benefit Plans" means all material employee benefit plans and other material benefit arrangements, including all "employee benefit plans" as defined in
Section 3(3) of ERISA, whether or not U.S.-based plans, and all other material employee benefit, bonus, incentive, deferred compensation, stock option (or other equity-based), severance, employment, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans or agreements, whether or not subject to ERISA or U.S.-based and whether written or oral, sponsored, maintained or contributed to or required to be contributed to by Santa Fe or any of its Subsidiaries, to which Santa Fe or any of its Subsidiaries is a party or is required to provide benefits under applicable law or in which any person who is currently, has been or, prior to the Effective Time, is expected to become an employee of Santa Fe is a participant. Santa Fe will provide Global, within 30 days after the date hereof, with true and complete copies of the Santa Fe Benefit Plans and, if applicable, the most recent trust agreements, Forms 5500, summary plan descriptions, funding statements, annual reports and actuarial reports, if applicable, for each such plan.

     (b) Except for such matters as, individually or in the aggregate, do not and are not reasonably likely to have a Santa Fe Material Adverse Effect: all applicable reporting and disclosure requirements have been met with respect to Santa Fe Benefit Plans; there has been no "reportable event," as that term is defined in Section 4043 of ERISA, with respect to Santa Fe Benefit Plans subject to Title IV of ERISA for which the 30-day reporting requirement has not been waived; to the extent applicable, Santa Fe Benefit Plans comply with the requirements of ERISA and the Code or with the regulations of any applicable jurisdiction, and any Santa Fe Benefit Plan intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter from the IRS; Santa Fe Benefit Plans have been maintained and operated in accordance with their terms, and, to Santa Fe's knowledge, there are no breaches of fiduciary duty in connection with Santa Fe Benefit Plans; there are no pending, or to Santa Fe's knowledge, threatened claims against or otherwise involving any Santa Fe Benefit Plan, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Santa Fe Benefit Plan activities) has been brought against or with respect to any such Santa Fe Benefit Plan; all material contributions required to be made as of the date hereof to Santa Fe Benefit Plans have been made or provided for; with respect to Santa Fe Benefit Plans or any "employee pension benefit plans," as defined in
Section 3(2) of ERISA, that are subject to Title IV of ERISA and have been maintained or contributed to within six years prior to the Effective Time by Santa Fe, its Subsidiaries or any of its ERISA Affiliates, (i) neither Santa Fe nor any of its Subsidiaries has incurred any direct or indirect liability under Title IV of ERISA in connection with any termination thereof or withdrawal therefrom; and (ii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived.

     (c) Neither Santa Fe nor any of its Subsidiaries nor any of its ERISA Affiliates contributes to, or has an obligation to contribute to, and has not within six years prior to the Effective Time contributed to, or had an obligation to contribute to, a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, and the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan (in connection therewith) that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee of Santa Fe or any Subsidiary thereof.

     (d) No Santa Fe Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Santa Fe or any Subsidiary of Santa Fe for periods extending beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan" or
(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

     SECTION 6.12 Labor Matters. (a) Neither Santa Fe nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union or similar labor organization (i) covering any employees in the U.S. or (ii) covering, in any single instance, 10% or more of the employees of Santa Fe and its Subsidiaries taken as a whole. As of the date of this Agreement, to Santa Fe's knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened (x) involving any employees in the U.S. or (y) involving, in any single instance, 10% or more of the employees of Santa Fe and its Subsidiaries taken as a whole.

     (b) Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect and except as described in the Santa Fe Reports filed prior to the date of this Agreement, (i) neither Santa Fe nor any Subsidiary of Santa Fe has received any written complaint of any unfair labor practice or other unlawful employment practice or any written notice of any material violation of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices of, Santa Fe or any Subsidiary of Santa Fe or the work conditions or the terms and conditions of employment and wages and hours of their respective businesses and (ii) there are no unfair labor practice charges or other employee related complaints against Santa Fe or any Subsidiary of Santa Fe pending or, to the knowledge of Santa Fe, threatened, before any governmental authority by or concerning the employees working in their respective businesses.

     SECTION 6.13 Environmental Matters. (a) Santa Fe and each Subsidiary of Santa Fe has been and is in compliance with all Environmental Laws except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. There are no past or present facts, conditions or circumstances that interfere with the conduct of any of their respective businesses in the manner now conducted or which interfere with continued compliance with any Environmental Law, except for any non-compliance or interference that is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, no judicial or administrative proceedings or governmental investigations are pending or, to the knowledge of Santa Fe, threatened against Santa Fe or its Subsidiaries that allege the violation of or seek to impose liability pursuant to any Environmental Law, and there are no past or present facts, conditions or circumstances at, on or arising out of, or otherwise associated with, any current (or, to the knowledge of Santa Fe or its Subsidiaries, former) businesses, assets or properties of Santa Fe or any Subsidiary of Santa Fe, including but not limited to on-site or off-site disposal, release or spill of any Hazardous Materials which violate Environmental Law or are reasonably likely to give rise to (i) costs, expenses, liabilities or obligations for any cleanup, remediation, disposal or corrective action under any Environmental Law, (ii) claims arising for personal injury, property damage or damage to natural resources, or (iii) fines, penalties or injunctive relief.

     (c) Neither Santa Fe nor any of its Subsidiaries has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree or order or is subject to any order of any court or governmental authority or tribunal under any Environmental Law or relating to the cleanup of any Hazardous Materials, except for any such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect.

     SECTION 6.14 Intellectual Property. Santa Fe and its Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, except where the failure to own or possess such licenses and other rights does not and is not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. The conduct of Santa Fe's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others that are reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect. There is no material infringement of any proprietary right owned by or licensed by or to Santa Fe or any of its Subsidiaries that is reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     SECTION 6.15 Decrees, Etc. Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any court or governmental authority or any arbitral or other dispute resolution body has been issued or entered against Santa Fe or any Subsidiary of Santa Fe that continues to be in effect that affects the ownership or operation of any of their respective assets or that involves an amount greater than $5 million, and (b) since January 1, 1991, no criminal order, writ, fine, injunction, decree, judgment or determination of any court or governmental authority has been issued against Santa Fe or any Subsidiary of Santa Fe.

     SECTION 6.16 Insurance. (a) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, Santa Fe and its Subsidiaries maintain insurance coverage with financially responsible insurance companies in such amounts and against such losses as are customary in the drilling services industry on the date hereof.

     (b) Except for such matters as do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, no event relating specifically to Santa Fe or its Subsidiaries (as opposed to events affecting the drilling services industry in general) has occurred that is reasonably likely, after the date of this Agreement, to result in an upward adjustment in premiums under any insurance policies they maintain. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no excess liability, hull or protection and indemnity insurance policy has been canceled by the insurer within one year prior to the date hereof, and to Santa Fe's knowledge, no threat in writing has been made to cancel (excluding cancellation upon expiration or failure to renew) any such insurance policy of Santa Fe or any Subsidiary of Santa Fe during the period of one year prior to the date hereof. Prior to the date hereof, no event has occurred, including the failure by Santa Fe or any Subsidiary of Santa Fe to give any notice or information or by giving any inaccurate or erroneous notice or information, which materially limits or impairs the rights of Santa Fe or any Subsidiary of Santa Fe under any such excess liability, hull or protection and indemnity insurance policies.

     SECTION 6.17 No Brokers. Santa Fe has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Global or Santa Fe to pay any finder's fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Santa Fe has retained Credit Suisse First Boston Corporation as its financial advisor, the arrangements with which have been disclosed in writing to Global prior to the date hereof.

     SECTION 6.18 Opinion of Financial Advisor. The Board of Directors of Santa Fe has received the opinion of Credit Suisse First Boston Corporation to the effect that, as of the date of this Agreement, the Merger Ratio is fair to Santa Fe from a financial point of view.

     SECTION 6.19 Global Stock Ownership. Neither Santa Fe nor any of its Subsidiaries owns any shares of capital stock of Global or any other securities convertible into or otherwise exercisable to acquire capital stock of Global.

     SECTION 6.20 Vote Required. The only votes of the holders of any class or series of Santa Fe share capital necessary to approve any transaction contemplated by this Agreement are (a) the vote of the holders of Santa Fe Ordinary Shares required by the rules of the NYSE to approve the issuance of Santa Fe Ordinary Shares pursuant to the Merger and (b) the affirmative vote of at least two-thirds of the votes represented by the holders of the issued Santa Fe Ordinary Shares present in person or by proxy at a meeting to be held in accordance with Section 7.4 to approve the Santa Fe Amendments.

     SECTION 6.21 Ownership of Drilling Rigs and Drillships. (a) As of the date hereof, Santa Fe or a Subsidiary of Santa Fe has good and marketable title to the drilling rigs and drillships listed in Santa Fe's most recent annual report on Form 10-K, in each case free and clear of all Liens except for (a) defects or irregularities of title or encumbrances of a nature that do not materially impair the ownership or operation of these assets and which have not had and are not reasonably likely to have a Santa Fe Material Adverse Effect,

(b) Liens that secure obligations not yet due and payable or, if such obligations are due and have not been paid, Liens securing such obligations that are being diligently contested in good faith and by appropriate proceedings (any such contests involving an amount in excess of $10 million being described in the Santa Fe Disclosure Letter), (c) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith, (d) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith, (e) operators', vendors', suppliers of necessaries to Santa Fe's drilling rigs and drillships, carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or shipyard liens (during repair or upgrade periods) or other like Liens arising by operation of law in the ordinary course of business or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days (so long as no action has been taken to file or enforce such Liens within said 90-day period) or which are being contested in good faith and (f) other Liens disclosed in the Santa Fe Disclosure Letter (the Liens described in clauses (a), (b), (c), (d),
(e) and (f), collectively, "Santa Fe Permitted Liens"). No such asset is leased under an operating lease from a lessor that, to Santa Fe's knowledge, has incurred non-recourse indebtedness to finance the acquisition or construction of such asset.

     (b) As of the date hereof and except as would not have Santa Fe Material Adverse Effect, Santa Fe has caused the drilling rigs and drillships listed in Santa Fe's most recent annual report on Form 10-K to be maintained consistent with general practice in the offshore drilling industry, and all such drilling rigs and drillships are in good operating condition and repair consistent with general practice in the offshore drilling industry.

     SECTION 6.22 Undisclosed Liabilities. Neither Santa Fe nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not fixed, accrued, contingent or otherwise, except liabilities and obligations that
(i) are disclosed in the Santa Fe Reports filed prior to the date of this Agreement, (ii) are referred to in the Santa Fe Disclosure Letter, or (iii) do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect.

     SECTION 6.23 Certain Contracts. (a) Section 6.23 of the Santa Fe Disclosure Letter contains a list of all of the following contracts or agreements (other than those set forth on an exhibit index in the Santa Fe Reports filed prior to the date of this Agreement) to which Santa Fe or any Subsidiary of Santa Fe is a party or by which any of them or their assets is bound as of the date of this Agreement: (i) any non-competition agreement that purports to limit the manner in which, or the localities in which, all or any portion of their respective businesses is conducted other than any such limitation that is not, and will not be following the Effective Time, material to Santa Fe and its Subsidiaries, taken as a whole, (ii) any drilling rig construction or conversion contract with respect to which the drilling rig has not been delivered and paid for, (iii) any drilling contracts of one year or greater remaining duration including fixed price customer options, (iv) any contract or agreement for the borrowing of money with a borrowing capacity or outstanding indebtedness of $50 million or more or (v) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (all contracts or agreements of the types described in clauses (i) through (v) being referred to herein as "Santa Fe Material Contracts").

     (b) As of the date of this Agreement, each Santa Fe Material Contract is, to the knowledge of Santa Fe, in full force and effect, and Santa Fe and each of its Subsidiaries have in all material respects performed all obligations required to be performed by them to date under each Santa Fe Material Contract to which it is a party, except where such failure to be binding or in full force and effect or such failure to perform does not and is not reasonably likely to create, individually or in the aggregate, a Santa Fe Material Adverse Effect. Except for such matters as do not and are not reasonably likely to have a Santa Fe Material Adverse Effect, neither Santa Fe nor any of its Subsidiaries (x) knows of, or has received written notice of, any breach of or violation or default under (nor, to the knowledge of Santa Fe, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Santa Fe Material Contract or (y) has received written notice of the desire of the other party or parties to any such Santa Fe Material Contract to exercise any rights such party has to cancel, terminate or repudiate such contract or exercise remedies thereunder. Except as would not be reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, the consummation of the transactions contemplated by this

Agreement will not breach or violate any Santa Fe Material Contract or permit any other party to a Santa Fe Material Contract to exercise rights adverse to Santa Fe. Each Santa Fe Material Contract is enforceable by Santa Fe or a Subsidiary of Santa Fe in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights and general principles of equity, except where such unenforceability is not reasonably likely to create, individually or in the aggregate, a Global Material Adverse Effect.

     SECTION 6.24 Capital Expenditure Program. As of the date of this Agreement, the Santa Fe Disclosure Letter accurately sets forth in all material respects, for each of Santa Fe's sustaining, life extension and newbuild capital expenditure programs, the capital expenditures for all such programs that were forecasted to be incurred from July 1, 2001 through December 31, 2002 on a calendar quarter basis, as previously provided to Global. The construction in progress attributable to the newbuilds and included in the consolidated balance sheet of Santa Fe at June 30, 2001 included in the Santa Fe Reports and the projected newbuild capital expenditures to be incurred in 2001 and thereafter as previously provided to Global equal the projected total construction costs to complete such newbuilds, as at the time of such forecast.

     SECTION 6.25 Improper Payments. No bribes, kickbacks or other improper payments have been made by Santa Fe or any Subsidiary of Santa Fe or agent of any of them in connection with the conduct of their respective businesses or the operation of their respective assets, and neither Santa Fe, any Subsidiary of Santa Fe, nor any agent of any of them has received any such payments from vendors, suppliers or other persons, where any such payment made or received is reasonably likely to have a Santa Fe Material Adverse Effect.

                                   ARTICLE 7

                                   COVENANTS

     SECTION 7.1 Conduct of Business. Prior to the Effective Time, except as set forth in the Santa Fe Disclosure Letter or the Global Disclosure Letter or as expressly contemplated by any other provision of this Agreement or (provided that the party proposing to take such action has provided the other party with advance notice of the proposed action to the extent practicable) as required by Applicable Laws, unless the other party has consented in writing thereto, each of Santa Fe and Global:

          (a) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

          (b) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill (except that any of its Subsidiaries may be merged with or into, or be consolidated with, any of its Subsidiaries or may be liquidated into it or any of its Subsidiaries), keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

          (c) shall not amend its memorandum of association or articles of association, or its certificate of incorporation or bylaws, respectively, and in the case of Santa Fe, shall not amend the Intercompany Agreement dated as of June 9, 1997, by and among Santa Fe, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation or any other related agreement between Santa Fe, on the one hand, and Kuwait Petroleum Corporation or any of its affiliates, on the other hand;

          (d) shall promptly notify the other of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Santa Fe Material Contract or Global Material Contract, respectively (or communications indicating that the same may be contemplated), or any material litigation or proceedings (including arbitration and other dispute resolution proceedings) or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

          (e) shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

          (f) shall not, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement or pursuant to the exercise of awards granted after the date hereof and expressly permitted under this Agreement or in connection with transactions permitted by
     Section 7.1(i), issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, except for (A) awards of options to acquire up to 30,000 shares of Global Common Stock, per person, to newly hired employees or to existing employees as the result of promotions, in each case other than officers or directors of Global (including former officers or directors) in the ordinary course of business consistent with past practices as set forth in Section 7.1(f) of the Global Disclosure Letter and (B) up to 7,000, in the aggregate, of restricted Santa Fe Ordinary Shares for award to newly hired employees, (iii) amend or otherwise modify any option, warrant, conversion right or other right to acquire any shares of its capital stock existing on the date hereof, (iv) with respect to any of its former, present or future employees (excluding officers and directors), increase any compensation or benefits, or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, except in each case in the ordinary course of business consistent with past practice, (v) with respect to any of its former, present or future officers or directors, increase any compensation or benefits or enter into, amend or extend (or permit the extension of) any employment or consulting agreement, (vi) adopt any new employee benefit plan or agreement (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect, or (vii) permit any holder of an option to acquire Santa Fe Ordinary Shares or Global Common Stock to have shares withheld upon exercise, for tax purposes, in excess of the number of shares needed to satisfy the minimum statutory withholding requirements for federal and state tax withholding;

          (g) except for the payment of regular quarterly dividends on the Santa Fe Ordinary Shares not to exceed $.0325 per share with customary record and payment dates, shall not (i) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its share capital or capital stock or (ii) redeem, purchase or otherwise acquire any shares of its share capital or capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action;

          (h) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are, individually or in the aggregate, material to it and its Subsidiaries as a whole, except for (i) sales of surplus or obsolete equipment, (ii) sales of other assets in the ordinary course of business, or (iii) sales, leases or other transfers between such party and its wholly owned Subsidiaries or between those Subsidiaries;

          (i) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Santa Fe Disclosure Letter or the Global Disclosure Letter, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case (i) for an aggregate consideration for all such acquisitions in excess of $10 million (excluding acquisitions approved in writing by both parties) or (ii) where a filing under the HSR Act or any non-U.S. competition, antitrust or premerger notification laws is required;

          (j) shall not, except as may be required as a result of a change in generally accepted accounting principles, change any of the material accounting principles or practices used by it;

          (k) shall, and shall cause any of its Subsidiaries to, use reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

          (l) shall not, and shall not permit any of its Subsidiaries to, (i) make or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or (iii) change in any material respect any of its methods of reporting any item for tax purposes from those employed in the preparation of its tax returns for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

          (m) shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money in excess of $25 million, in the aggregate, or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any of its debt securities or any of its Subsidiaries or guarantee any debt securities of others, (ii) except in the ordinary course of business or with or between its Subsidiaries, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, Liens, security interests or other encumbrances on its property in connection with any indebtedness thereof (other than Permitted Liens) or (iii) make or commit to make aggregate capital expenditures in excess of $50 million per quarter for each quarter from the date of this Agreement to the Effective Time over the capital expenditures forecast disclosed in Schedule 6.24 of the Santa Fe Disclosure Letter or Schedule 5.24 of the Global Disclosure Letter for such quarter, excluding capital expenditures to repair damage covered by insurance, provided, however, that capital expenditures in connection with the total loss (actual or constructive) of any drilling rig or other vessel shall require the consent of the other party;

          (n) shall not, and shall cause its Subsidiaries not to, purchase or otherwise acquire any Santa Fe Ordinary Shares or Global Common Stock;

          (o) subject to Section 7.5, shall not take any action that is reasonably likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the transactions contemplated by this Agreement;

          (p) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel the following would be inconsistent with its fiduciary duties, (i) shall not terminate, amend, modify or waive any provision of any agreement containing a standstill covenant to which it is a party; and (ii) during such period shall enforce, to the fullest extent permitted under Applicable Law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

          (q) shall not take any action that would reasonably be expected to result in (i) the breach of any representation or warranty contained herein, or (ii) any condition in Article VIII not being satisfied; and

          (r) shall not (i) agree in writing or otherwise to take any of the foregoing actions or (ii) permit any of its Subsidiaries to agree in writing or otherwise to take any of the foregoing actions that refer to Subsidiaries.

     SECTION 7.2 No Solicitation by Global. (a) Global agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will use its reasonable best efforts to stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Global and its Subsidiaries on a consolidated basis or 15% or more of any class of capital stock of Global, including, without limitation, any merger or similar transaction in which 15% or more of Global's capital stock is issued to a third party or its stockholders (any such proposal, offer or transaction being hereinafter referred to as a "Global Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Global Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Global or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Global Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Global from complying with its obligations under this Section 7.2) to, or engaging in any negotiations or discussions with, any person or entity who has made an unsolicited bona fide written Global Acquisition Proposal with respect to all the outstanding capital stock of Global or all or substantially all the assets of Global (or a merger or similar transaction in which 40% or more of Global's capital stock is issued to a third party or its stockholders) that, in the good faith judgment of the Board of Directors of Global, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the Merger (a "Global Superior Proposal"), to the extent the Board of Directors of Global, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations.

     (b) Prior to taking any action referred to in Section 7.2(a), if Global intends to participate in any such discussions or negotiations or provide any such information to any such third party, Global shall give prompt prior oral and written notice to Santa Fe of each such action. Global will immediately notify Santa Fe orally and in writing of any such requests for such information or the receipt of any Global Acquisition Proposal or any inquiry with respect to or that could lead to a Global Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Global Acquisition Proposal, and the material terms and conditions of any Global Acquisition Proposal. Global will (i) keep Santa Fe fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Global Acquisition Proposals or inquiries and (ii) provide to Santa Fe as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Global from any third party in connection with any Global Acquisition Proposal or sent or provided by Global to any third party in connection with any Global Acquisition Proposal. Any written notice under this Section 7.2 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.2 shall permit Global to enter into any agreement with respect to a Global Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.3(c)), Global shall not enter into any agreement with any person that provides for, or in any way facilitates, a Global Acquisition Proposal, other than a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Global from complying with its obligations under this Section 7.2.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Global, means the date the condition set forth in Section 8.1(a)(i) is satisfied.

     SECTION 7.3 No Solicitation by Santa Fe. (a) Santa Fe agrees that (i) neither it nor any of its Subsidiaries shall, and it shall not authorize or permit any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, and on becoming aware of it will use its reasonable best efforts to stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a tender or exchange offer, merger, consolidation, business combination, purchase or similar transaction or series of transactions (other than the transactions contemplated by this Agreement) involving, individually or in the aggregate, 15% or more of the assets, net revenues or net income of Santa Fe and its Subsidiaries on a consolidated basis or 15% or more of any class of share capital of Santa Fe, including, without limitation, any merger or similar transaction in which 15% or more of Santa Fe's share capital is issued to a third party or its shareholders (any such proposal, offer or transaction being hereinafter referred to as a "Santa Fe Acquisition Proposal") or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Santa Fe Acquisition Proposal; and (ii) it will immediately cease and cause to be terminated any existing negotiations with any parties conducted heretofore with respect to any of the foregoing; provided that nothing contained in this Agreement shall prevent Santa Fe or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Santa Fe Acquisition Proposal or (B) prior to the Cutoff Date (as defined herein), providing information (pursuant to a confidentiality and standstill agreement in reasonably customary form and which does not contain terms that prevent Santa Fe from complying with its obligations under this Section 7.3) to or engaging in any negotiations or discussions with any person or entity who has made an unsolicited bona fide written Santa Fe Acquisition Proposal with respect to all the outstanding Santa Fe Ordinary Shares or all or substantially all the assets of Santa Fe (or a merger or similar transaction in which 40% or more of Santa Fe's share capital is issued to a third party or its stockholders) that, in the good faith judgment of the Board of Directors of Santa Fe, taking into account the likelihood of financing and consummation, after consultation with a financial advisor of recognized national reputation, is superior to the Merger (a "Santa Fe Superior Proposal"), to the extent that the Board of Directors of Santa Fe, after consultation with its outside legal counsel, determines that the failure to do so would be inconsistent with its fiduciary obligations

     (b) Prior to taking any action referred to in Section 7.3(a), if Santa Fe intends to participate in any such discussions or negotiations or provide any such information to any such third party, Santa Fe shall give prompt prior oral and written notice to Global of each such action. Santa Fe will immediately notify Global orally and in writing of any such requests for such information or the receipt of any Santa Fe Acquisition Proposal or any inquiry with respect to or that could lead to a Santa Fe Acquisition Proposal, including the identity of the person or group engaging in such discussions or negotiations, requesting such information or making such Santa Fe Acquisition Proposal, and the material terms and conditions of any Santa Fe Acquisition Proposal. Santa Fe will (i) keep Global fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Santa Fe Acquisition Proposals or inquiries and (ii) provide to Global as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Santa Fe from any third party in connection with any Santa Fe Acquisition Proposal or sent or provided by Santa Fe to any third party in connection with any Santa Fe Acquisition Proposal. Any written notice under this Section 7.3 shall be given by facsimile with receipt confirmed or personal delivery.

     (c) Nothing in this Section 7.3 shall permit Santa Fe to enter into any agreement with respect to a Santa Fe Acquisition Proposal during the term of this Agreement, it being agreed that during the term of this Agreement (except pursuant to Section 9.4(c)), Santa Fe shall not enter into any agreement with any person that provides for, or in any way facilitates, a Santa Fe Acquisition Proposal, other than a confidentiality agreement in reasonably customary form and which does not contain terms that prevent Santa Fe from complying with its obligations under this Section 7.3.

     (d) For purposes hereof, the "Cutoff Date," when used with respect to Santa Fe, means the date the condition set forth in Section 8.1(a)(ii) is satisfied.

     SECTION 7.4 Meetings of Stockholders. (a) Each of Santa Fe and Global shall take all action necessary, in accordance with applicable law and its memorandum of association and articles of association (Santa Fe) or certificate of incorporation and bylaws (Global), to convene a meeting of its stockholders as promptly as practicable to consider and vote upon (i) in the case of Santa Fe, the approval of the Santa Fe Amendments and the issuance of Santa Fe Ordinary Shares pursuant to the Merger and (ii) in the case of Global, the adoption of this Agreement. Santa Fe and Global shall coordinate and cooperate with respect to the timing of such meetings and shall use their reasonable best efforts to hold such meetings on the same day. Notwithstanding any other provision of this Agreement, unless this Agreement is terminated in accordance with the terms hereof, Global and Santa Fe shall each submit this Agreement to its stockholders, whether or not the Board of Directors of Global or Santa Fe, as the case may be, withdraws, modifies or changes its recommendation and declaration regarding the foregoing matters.

     (b) Each of Santa Fe and Global, through its Board of Directors, shall recommend approval of such matters and use its reasonable best efforts to solicit from its stockholders proxies in favor of such matters; provided, however, that the Board of Directors of Santa Fe or the Board of Directors of Global may at any time prior to the Effective Time upon one business day's prior written notice to Global or Santa Fe, respectively, (i) withdraw, modify or change any recommendation and declaration regarding such matters or (ii) recommend and declare advisable any Global Superior Proposal or Santa Fe Superior Proposal, as the case may be, if in the good faith opinion of such Board of Directors after consultation with its outside legal counsel the failure to (x) so withdraw, modify or change its recommendation and declaration or (y) so recommend and declare advisable any Global Superior Proposal or Santa Fe Superior Proposal, as the case may be, would be inconsistent with its fiduciary obligations.

     SECTION 7.5 Filings; Reasonable Best Efforts, Etc. (a) Subject to the terms and conditions herein provided, Global and Santa Fe shall:

        (i) make their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws ("Non-U.S. Antitrust Laws") to be made pursuant to Section 8.1(b), including, for the avoidance of doubt, filing of a Merger Notice with the U.K. Office of Fair Trading (and shall share equally all filing fees incident thereto), which filings shall be made promptly, and which filings as required under the HSR Act shall be made in not more than 15 business days from the date hereof, and thereafter shall promptly make any other required submissions under the HSR Act or other such laws;

          (ii) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and non-U.S. jurisdictions in connection with the execution and delivery of this Agreement, including, for the avoidance of doubt, filing of a Merger Notice with the U.K. Office of Fair Trading, and the consummation of the Merger and the transactions contemplated hereby; and
     (B) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations without causing a Santa Fe Material Adverse Effect or a Global Material Adverse Effect;

          (iii) promptly notify each other of any communication concerning this Agreement or the transactions contemplated hereby to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the transactions contemplated hereby to any governmental entity;

          (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

          (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or any such authority's staff on the other hand, with respect to this Agreement and the transactions contemplated hereby; and

          (vi) furnish the other party with such necessary information and reasonable assistance as such other party and its affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including, without limitation, any filings necessary or appropriate under the provisions of the HSR Act or any applicable Non-U.S. Antitrust Laws.

     (b) Without limiting Section 7.5(a), but subject to Section 7.5(c), Santa Fe and Global shall:

          (i) each use reasonable best efforts to avoid the entry of, or to have vacated, terminated or modified, any decree, order or judgment that would restrain, prevent or delay the Closing; and

          (ii) each use reasonable best efforts to take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

     (c) Nothing in this Agreement shall require Santa Fe or Global to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of its assets or limits on its freedom of action with respect to any of its businesses, whether prior to or after the Effective Time, or to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations or to remove any impediments to the Merger relating to the HSR Act, Non-U.S. Antitrust Laws or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws, other than dispositions, limitations or consents, commitments or agreements that in each such case may be conditioned upon the consummation of the Merger and the transactions contemplated hereby and that in each such case do not and are not reasonably likely individually or in the aggregate to have a Material Adverse Effect on Santa Fe and its Subsidiaries taken as a whole as constituted after the Effective Time of the Merger.

     SECTION 7.6 Inspection. From the date hereof to the Effective Time, each of Global and Santa Fe shall allow all designated officers, attorneys, accountants and other representatives of Santa Fe or Global, as the case may be, access, at all reasonable times, upon reasonable notice, to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Santa Fe and Global and their respective Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 7.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable law, rules or regulations, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto shall make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each of Santa Fe and Global agrees that it shall not, and shall cause its respective representatives not to, use any information obtained pursuant to this Section 7.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All non-public information obtained pursuant to this Section 7.6 shall be governed by the Confidentiality and Standstill Agreement dated May 10, 2001 between Santa Fe and Global (the "Confidentiality and Standstill Agreement").

     SECTION 7.7 Publicity. The parties will consult with each other before issuing any press release or public announcement pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public announcement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

     SECTION 7.8 Registration Statement on Form S-4. (a) Each of Santa Fe and Global shall cooperate and promptly prepare, and Santa Fe shall file with the SEC, as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act with respect to the Santa Fe Ordinary Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the stockholders of Santa Fe and of Global in connection with the transactions contemplated by this Agreement (the "Proxy Statement/Prospectus"). The respective parties will cause the

Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Santa Fe shall use reasonable best efforts, and Global shall cooperate with Santa Fe, to have the Form S-4 declared effective by the SEC as promptly as practicable. Santa Fe shall use reasonable best efforts to obtain, prior to the effective date of the Form S-4, all necessary non-U.S., state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and the parties shall share equally all expenses incident thereto (including all SEC and other filing fees and all printing and mailing expenses associated with the Form S-4 and the Proxy Statement/Prospectus). Santa Fe will advise Global, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Santa Fe Ordinary Shares issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Each of the parties shall also promptly provide each other party copies of all written correspondence received from the SEC and summaries of all oral comments received from the SEC in connection with the transactions contemplated by this Agreement. Each of the parties shall promptly provide each other party with drafts of all correspondence intended to be sent to the SEC in connection with the transactions contemplated by this Agreement and allow each such party the opportunity to comment thereon prior to delivery to the SEC.

     (b) Santa Fe and Global shall each use its reasonable best efforts to cause the Proxy Statement/ Prospectus to be mailed to its stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act.

     (c) Each of Santa Fe and Global shall ensure that the information provided by it for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of stockholders of Santa Fe and Global, or, in the case of information provided by it for inclusion in the Form S-4 or any amendment or supplement thereto, at the time it becomes effective, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

     SECTION 7.9 Listing Application. Santa Fe shall promptly prepare and submit to the NYSE a listing application covering the Santa Fe Ordinary Shares issuable in the Merger and shall use reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Santa Fe Ordinary Shares, subject to official notice of issuance.

     SECTION 7.10 Letters of Accountants. (a) Global shall use reasonable best efforts to cause to be delivered to Santa Fe "comfort" letters of PricewaterhouseCoopers LLP, Global's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Santa Fe with regard to certain financial information regarding Global included in the Form S-4, in form reasonably satisfactory to Santa Fe and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     (b) Santa Fe shall use reasonable best efforts to cause to be delivered to Global "comfort" letters of Ernst & Young LLP, Santa Fe's independent public accountants, dated within two business days of the effective date of the Form S-4 and within two business days of the Closing Date, respectively, and addressed to Global, with regard to certain financial information regarding Santa Fe included in the Form S-4, in form reasonably satisfactory to Global and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 7.11 Agreements of Rule 145 Affiliates. Prior to the Effective Time, Global shall cause to be prepared and delivered to Santa Fe a list identifying all persons who Global believes, at the date of the meeting of Global's stockholders to consider and vote upon the adoption of this Agreement, may be deemed to be "affiliates" of Global, as that term is used in paragraphs
(c) and (d) of Rule 145 under the Securities Act

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

(the "Rule 145 Affiliates"). Global shall use reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Santa Fe, at or prior to the Effective Time, a written agreement, in the form of
Exhibit 7.11. Santa Fe shall be entitled to place restrictive legends on any Santa Fe Ordinary Shares issued to such Rule 145 Affiliates pursuant to the Merger.

     SECTION 7.12 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided in Sections 7.5(a)(i) and 7.8(a) of this Agreement or as otherwise agreed in writing by the parties.

     SECTION 7.13 Indemnification and Insurance. (a) From and after the Effective Time, Santa Fe shall cause the Surviving Entity to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is, or has been at any time prior to the Effective Time, an officer or director of Global (or any Subsidiary or division thereof) and each person who served at the request of Global as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise, and each person who is, or has been at any time prior to the Effective Time, a party to a written employee indemnification agreement with Global or any Subsidiary thereof (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Santa Fe shall cause the Surviving Entity to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Entity, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and (ii) Santa Fe and the Surviving Entity will cooperate in the defense of any such matter; provided, however, the Surviving Entity shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further, that Santa Fe and the Surviving Entity shall not be obligated pursuant to this Section 7.13 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group.

     (b) The parties agree that the rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation and bylaws of Global and its Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Merger.

     (c) For a period of six years after the Effective Time, Santa Fe and the Surviving Entity shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties who are, or at any time prior to the Effective Time were, covered by Global's existing officers' and directors' liability insurance policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance, provided that Santa Fe and the Surviving Entity shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by Global prior to the date hereof (the amount of which premium is set forth in the Global Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.

     (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation or bylaws of Global or any of its Subsidiaries, under applicable law or otherwise. The provisions of this Section 7.13 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     (e) In the event Santa Fe, the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of

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

Santa Fe or the Surviving Entity, as the case may be, shall assume the obligations set forth in this Section 7.13.

     SECTION 7.14 Employee Matters. (a) At the Effective Time, Santa Fe will cause the Surviving Entity and its Subsidiaries to continue the employment of all of the employees of Global and its Subsidiaries initially at the same salaries and wages of such employees immediately prior to the Effective Time. Nothing in this Agreement shall be considered a contract between Santa Fe, the Surviving Entity, its Subsidiaries and any employee or consideration for, or inducement with respect to, any employee's continued employment and, without limitation, all such employees are and will continue to be considered to be employees at will pursuant to the applicable employment at will laws or doctrines, subject to any express written agreement to the contrary with such employee, and the Surviving Entity and its Subsidiaries will have the right, in their discretion and subject to this Section 7.14, to alter the salaries, wages and terms of employment of such employees at any time after the Effective Time.

     (b) With respect to each employee of Global and its Subsidiaries ("Affected Employee"), Santa Fe shall cause the Surviving Entity to deem the period of employment with Global and its Subsidiaries to have been employment and service with Santa Fe for purposes of determining the Affected Employee's eligibility to join and vesting (but not benefit accrual for any purpose other than vacation pay, sick leave and life insurance) under all employee benefit plans, programs, policies or similar employment related arrangements of Santa Fe and its Subsidiaries in which the Affected Employee is eligible to participate. Santa Fe shall waive, and to the extent necessary to effect the terms hereof, shall use its reasonable best efforts to cause the relevant insurance carriers and other third parties to waive, any restrictions and limitations for medical conditions existing as of the Effective Time of those Affected Employees and their dependents who were covered immediately prior to the Effective Time under a group health plan maintained by Global, but only to the extent that such medical condition would be covered by Santa Fe's or the Surviving Entity's group health plan if it were not a pre-existing condition and only to the extent that such limitations would not have applied under Global's group health plan prior to the Effective Time. Further, Santa Fe shall cause the Surviving Entity to offer at the Effective Time to each Affected Employee coverage under a group health plan (as defined in Section 5000(b)(1) of the Code) which credits such Affected Employee towards the deductibles, coinsurance and maximum out-of-pocket provisions imposed under such group health plan, for the year during which the Effective Time (or such later date as the Affected Employees participate in such group health plan) occurs, with any applicable expenses already incurred during such year under Global's group health plan.

     (c) Santa Fe and Global agree to cooperate in good faith to (i) establish a process to promptly integrate their compensation and benefit plans following the Effective Time and (ii) take appropriate and substantially consistent actions to retain key employees and provide for a smooth transition.

     (d) Except with respect to offers of employment to prospective new employees in the ordinary course of business consistent with past practices and other than statements that merely repeat or summarize the effects of this Agreement or the terms of agreements identified in the disclosure schedules, Global and Santa Fe agree that they will not make, or permit their Subsidiaries to make, any representations or promises, oral or written, to their employees concerning continued employment following the Effective Time, or the terms and conditions of that employment or benefits offered, other than with the express mutual consent of both Global and Santa Fe.

     (e) Santa Fe agrees that in the event the annual bonus payments for employees of Global and its Subsidiaries in respect of service during 2001 have not been paid prior to the Effective Date, Santa Fe shall pay, or cause its Subsidiaries to pay, such annual bonus in accordance with the terms of the management incentive award plans listed in Schedule 5.11 of the Global Disclosure Letter.

     (f) Santa Fe agrees to continue, or cause its Subsidiaries to continue, the Global Severance Program for Shorebased Staff Personnel (as identified on
Schedule 5.11 of the Global Disclosure Letter) (the "Severance Program") for the benefit of any Affected Employee who would be eligible for severance benefits under the Severance Program as a result of a qualifying layoff or termination of employment within twelve months following the Effective Time.

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

     (g) Santa Fe agrees to treat the Merger as a change in control with respect to (i) awards made under the Global Stock Plans and the Global Non-Employee Director Restricted Stock Plan, (ii) the Severance Program, (iii) the employment agreement with Robert E. Rose , as amended, identified on Schedule 5.9 to the Global Disclosure Letter, and (iv) the severance agreements identified on
Schedule 7.14 of the Global Disclosure Letter. Santa Fe agrees to assume the obligations of Global with respect to the severance agreements listed on
Schedule 7.14 of the Global Disclosure Schedule.

     (h) Santa Fe agrees to assume the obligations of Global with respect to the performance stock awards identified on Schedule 7.14 to the Global Disclosure Schedule, including the obligation to accelerate the removal of all conditions, contingencies and other restrictions from the total number of shares of Global Common Stock subject to the awards for all Affected Employees. Within 10 days after the Effective Time, Santa Fe agrees to issue to each holder of performance shares identified on Schedule 7.14, other than any holder who has terminated employment with Global and its Subsidiaries prior to the Effective Time without entitlement to a performance share payment, a number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of the number of shares of Global Common Stock subject to the performance share award multiplied by the Merger Ratio.

     (i) Santa Fe agrees to assume the obligation of Global to issue an award of 250,000 restricted shares of Global Common Stock to Robert E. Rose, by the issuance as of the Effective Time of a number of Santa Fe Ordinary Shares equal to the product (rounded to the nearest whole share) of 250,000 multiplied by the Merger Ratio, with such award to be subject to the forfeiture restrictions previously approved by the Compensation Committee of the Board of Directors of Global.

     SECTION 7.15 Delivery of Santa Fe Ordinary Shares. Prior to the Merger, Sub shall purchase from Santa Fe and Santa Fe shall sell to Sub all or a portion of that number of Santa Fe Ordinary Shares which Sub is required to deliver pursuant to Section 4.3(a). If Sub purchases fewer than all such shares from Santa Fe, Santa Fe will otherwise provide to Sub the remaining required shares.

     SECTION 7.16 Supplemental Indenture. Santa Fe and Global shall comply with all of the provisions of the Supplemental Indenture, including without limitation, the provisions contained in Section 11.11 of the Supplemental Indenture prior to the Effective Time.

     SECTION 7.17 Notification. Each party shall give to the others prompt notice of (i) any representation or warranty made by it or contained in this Agreement becoming untrue or inaccurate in any material respect and (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE 8

                                   CONDITIONS

     SECTION 8.1  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) (i) This Agreement shall have been adopted by the affirmative vote of holders of a majority of the outstanding shares of Global Common Stock entitled to vote thereon; and

             (ii) Each of the Santa Fe Amendments and the issuance of Santa Fe Ordinary Shares pursuant to the Merger shall have been approved by the holders of issued Santa Fe Ordinary Shares as and to the extent required by Cayman Islands law, Santa Fe's memorandum of association and articles of association and the rules of the NYSE.

          (b) (i) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, (ii) there shall not be pending or threatened in writing any claim,

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

     proceeding or action by an agency of the government of the United States, of the United Kingdom or of the European Union seeking to restrain, prohibit or rescind any transactions contemplated by this Agreement as an actual or threatened violation of any Antitrust Law, as applicable, or seeking to penalize a party for completing any such transaction which in any of such cases is, in the reasonable judgment of either Global or Santa Fe, reasonably likely to have any of the effects described in Section 7.5(c), (iii) in the event of any review by the U.K. Office of Fair Trading or, if applicable, the U.K. Secretary of State for Trade and Industry, indications reasonably satisfactory to each of Global and Santa Fe that the Merger will not be referred to the Competition Commission shall have been received or, if the Merger is referred to the Competition Commission, indications reasonably satisfactory to each of Global and Santa Fe that the Merger can proceed, (iv) any mandatory waiting period under any applicable Non-U.S. Antitrust Laws (where the failure to observe such waiting period referred to in this clause (iv) would, in the reasonable judgment of either Global or Santa Fe, reasonably be expected to have any of the effects described in Section 7.5(c) shall have expired or been terminated and (v) there shall not have been a final or preliminary administrative order denying approval of or prohibiting the Merger issued by a governmental authority with jurisdiction to enforce applicable Non-U.S. Antitrust Laws, which order is in the reasonable judgment of either Global or Santa Fe reasonably likely to have any of the effects described in Section 7.5(c).

          (c) None of the parties hereto shall be subject to any decree, order or injunction of a court of competent jurisdiction, U.S. or non-U.S., which prohibits the consummation of the Merger; provided, however, that, prior to invoking this condition, each party agrees to comply with Section 7.5, and with respect to other matters not covered by Section 7.5, to use its reasonable best efforts to have any such decree, order or injunction lifted or vacated; and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the Merger.

          (d) The Form S-4 shall have become effective and no stop order with respect thereto shall be in effect.

          (e) The Santa Fe Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

     SECTION 8.2 Conditions to Obligation of Global to Effect the Merger. The obligation of Global to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) Santa Fe, Sub and Merger Sub shall have performed, in all material respects, their covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Santa Fe, Sub and Merger Sub contained in this Agreement (i) that are qualified as to materiality or Santa Fe Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect, and Global shall have received a certificate of each of Santa Fe, Sub and Merger Sub, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Santa Fe Material Adverse Effect.

     SECTION 8.3 Conditions to Obligation of Santa Fe, Sub and Merger Sub to Effect the Merger. The obligations of Santa Fe, Sub and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) Global shall have performed, in all material respects, its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date, and the representations and warranties of Global contained in this Agreement (i) that are qualified as to materiality or Global Material Adverse Effect shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), and (ii) that are not so qualified shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such earlier date), except for such breaches of representations and inaccuracies in warranties in this clause
     (ii) that do not and are not reasonably likely to have, individually or in the aggregate, a Global Material Adverse Effect, and Santa Fe shall have received a certificate of Global, executed on its behalf by its President or one of its Vice Presidents, dated the Closing Date, certifying to such effect.

          (b) At any time after the date of this Agreement, there shall not have been any event or occurrence, or series of events or occurrences, that has had or is reasonably likely to have, individually or in the aggregate with all other events or occurrences since the date of this Agreement, a Global Material Adverse Effect.

                                   ARTICLE 9

                                  TERMINATION

     SECTION 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Global and Santa Fe.

     SECTION 9.2 Termination by Santa Fe or Global. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Santa Fe or Global if:

          (a) the Merger shall not have been consummated by March 31, 2002; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the cause of, or resulted in, the failure of the Merger to occur on or before such date;

          (b) a meeting (including adjournments and postponements) of Global's stockholders for the purpose of obtaining the approvals required by Section 8.1(a)(i) shall have been held and such stockholder approvals shall not have been obtained;

          (c) a meeting (including adjournments and postponements) of Santa Fe's shareholders for the purpose of obtaining the approvals required by Section 8.1(a)(ii) shall have been held and such shareholder approvals shall not have been obtained; or

          (d) a U.S. federal, state or non-U.S. court of competent jurisdiction or federal, state or non-U.S. governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with Section 7.5 and, with respect to other matters not covered by Section 7.5, shall have used its reasonable best efforts to remove such injunction, order or decree.

     SECTION 9.3 Termination by Global. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Global, after consultation with its outside legal advisors, if

          (a) (i) there has been a breach by Santa Fe, Sub or Merger Sub of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Santa Fe, Sub or Merger Sub shall have become untrue, in either case such that the conditions set forth in
     Section 8.2(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Santa Fe by Global; provided, however, that the right to terminate this Agreement pursuant to Section 9.3(a) shall not be available to Global if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the condition set forth in Section 8.3(a) shall not be satisfied;

          (b) the Board of Directors of Santa Fe shall have withdrawn or materially modified, in a manner adverse to Global, its approval or recommendation of the Santa Fe Amendments or the issuance of Santa Fe Ordinary Shares pursuant to the Merger or recommended a Santa Fe Acquisition Proposal, or resolved to do so; or

          (c) prior to the Cutoff Date, (i) the Board of Directors of Global has received a Global Superior Proposal, (ii) in light of such Global Superior Proposal the Board of Directors of Global shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Global's stockholders of this Agreement will not be obtained by reason of the existence of such Global Superior Proposal, (iii) Global has complied in all material respects with Section 7.2, (iv) Global has previously paid the fee provided for under Section 9.5(a)(i), and (v) the Board of Directors of Global concurrently approves, and Global concurrently enters into, a binding definitive written agreement providing for the implementation of such Global Superior Proposal; provided that Global may not effect such termination pursuant to this Section 9.3(c) unless and until (i) Santa Fe receives at least five business days' prior written notice from Global of its intention to effect such termination pursuant to this Section 9.3(c); and (ii) during such five business day period, Global shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Santa Fe may propose.

     SECTION 9.4 Termination by Santa Fe. This Agreement may be terminated at any time prior to the Effective Time by action of the Board of Directors of Santa Fe, after consultation with its outside legal advisors, if:

          (a) (i) there has been a breach by Global of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Global shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Santa Fe to Global; provided, however, that the right to terminate this Agreement pursuant to Section 9.4(a) shall not be available to Santa Fe if it, at such time, is in breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in
     Section 8.2(a) shall not be satisfied; or

          (b) the Board of Directors of Global shall have withdrawn or materially modified, in a manner adverse to Santa Fe, its approval or recommendation of the Merger or recommended a Global Acquisition Proposal, or resolved to do so; or

          (c) prior to the Cutoff Date, (i) the Board of Directors of Santa Fe has received a Santa Fe Superior Proposal, (ii) in light of such Santa Fe Superior Proposal the Board of Directors of Santa Fe shall have determined in good faith, (A) after consultation with its outside legal advisors, that proceeding with the Merger would be inconsistent with its fiduciary obligations and (B) that there is a substantial likelihood that the adoption by Santa Fe's shareholders of this Agreement will not be obtained by reason of the existence of such Santa Fe Superior Proposal, (iii) Santa Fe has complied in all material respects with Section 7.3, (iv) Santa Fe has previously paid the fee provided for under Section 9.5(b)(i), and (v) the Board of Directors of Santa Fe concurrently approves, and Santa Fe concurrently enters into, a binding definitive written agreement providing for the implementation of such Santa Fe Superior Proposal; provided that Santa Fe may not effect such termination pursuant to this Section 9.4(c) unless and until (i) Global receives at least five business days' prior written notice from Santa Fe of its intention to effect such termination pursuant to this Section 9.4(c); and (ii) during such five business day period, Santa Fe shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Global may propose.

     SECTION 9.5 Effect of Termination. (a) (i) If this Agreement is terminated:

          (A) by Global or Santa Fe pursuant to Section 9.2(b) after the public announcement of a Global Acquisition Proposal, whether or not the Global Acquisition Proposal is still pending or has been consummated; or

          (B) by Santa Fe pursuant to Section 9.4(b); or

          (C) by Global pursuant to Section 9.3(c);

then Global shall pay Santa Fe a fee of $120 million at the time of such termination in cash by wire transfer to an account designated by Santa Fe.

          (ii) If this Agreement is terminated by Global pursuant to Section 9.3(c) and in accordance with the terms thereof (including the payment of the fee referred to therein), no fee additional to the fee specified in
     Section 9.3(c) shall be payable by Global to Santa Fe.

     (b) (i) If this Agreement is terminated:

          (A) by Global or Santa Fe pursuant to Section 9.2(c) after the public announcement of a Santa Fe Acquisition Proposal, whether or not the Santa Fe Acquisition Proposal is still pending or has been consummated; or

          (B) by Global pursuant to Section 9.3(b); or

          (C) by Santa Fe pursuant to Section 9.4(c);

then Santa Fe shall pay Global a fee of $120 million at the time of such termination in cash by wire transfer to an account designated by Global.

          (ii) If this Agreement is terminated by Santa Fe pursuant to Section 9.4(c) and in accordance with the terms thereof (including the payment of the fee referred to therein), no fee additional to the fee specified in
     Section 9.4(c) shall be payable by Santa Fe to Global.

     (c) If this Agreement is terminated by Global or Santa Fe pursuant to
Section 9.2(b) other than in circumstances covered by Section 9.5(a), then Global shall pay Santa Fe a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction. If this Agreement is terminated by Global or Santa Fe pursuant to Section 9.2(c), other than in circumstances covered by Section 9.5(b), then Santa Fe shall pay Global a fee of $10 million to reimburse it for its costs and expenses incurred in connection with this transaction.

     (d) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5, the last sentence of Section 7.6 and Section 7.12 and except for the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.8, 10.9, 10.11, 10.12 and
10.13, provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement and all rights and remedies of such nonbreaching party under this Agreement in the case of such a willful and material breach, at law or in equity, shall be preserved. The Confidentiality and Standstill Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality and Standstill Agreement shall apply to all information and material delivered by any party hereunder.

     SECTION 9.6 Extension; Waiver. At any time prior to the Effective Time, each party may by action taken by its Board of Directors, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE 10

                               GENERAL PROVISIONS

     SECTION 10.1  Nonsurvival of Representations, Warranties and
Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article 4 and in Sections 3.1, 3.2, 7.11, 7.12, 7.13, 7.14, 7.15 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

     SECTION 10.2 Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

     (a) if to Global:

     Senior Vice President and General Counsel
     Global Marine Inc.
     777 N. Eldridge Parkway
     Houston, Texas 77079-4493
     Facsimile: (281) 596-5196

     with a copy to:

     Baker Botts L.L.P.
     One Shell Plaza
     910 Louisiana
     Houston, Texas 77002-4995
     Attention: J. David Kirkland, Jr., Esq.
     Facsimile: (713) 229-7701

     (b) if to Santa Fe, Sub or Merger Sub:

     Santa Fe International Corporation
     5420 LBJ Freeway, Suite 1100
     Dallas, Texas 75240-2648
     Attention: Seals M. McCarty
            Senior Vice President and Chief Financial Officer
     Facsimile: (972) 701-7600

     with a copy to:

     Shearman & Sterling
     599 Lexington Avenue
     New York, New York 10022
     Attention: John J. Madden, Esq.
            Creighton O'M. Condon, Esq.
     Facsimile: (212) 848-7179
or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

     SECTION 10.3 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4 and Section 7.13 and except as provided in any agreements delivered pursuant hereto (collectively, the "Third-Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third-Party Provisions may be enforced by the beneficiaries thereof.

     SECTION 10.4 Entire Agreement. This Agreement, the exhibits to this Agreement, the Global Disclosure Letter, the Santa Fe Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto, except that the Confidentiality and Standstill Agreement shall continue in effect. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

     SECTION 10.5 Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of Global or Santa Fe, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     SECTION 10.6 Governing Law. Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflicts of laws.

     SECTION 10.7 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 10.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

     SECTION 10.9  Interpretation.  In this Agreement:

          (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations and partnerships and vice versa.

          (b) The phrase "to the knowledge of" and similar phrases relating to knowledge of Global or Santa Fe, as the case may be, shall mean the actual knowledge of its executive officers.

          (c) "Material Adverse Effect" with respect to any person shall mean a material adverse effect on or change in (a) the business, assets, financial condition or results of operations of such person and its Subsidiaries, taken as a whole, except for such changes or effects in general economic, capital market, regulatory or political conditions or changes that affect generally the drilling services industry and do not disproportionately affect such person, or (b) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing. "Global Material Adverse Effect" and "Santa Fe Material Adverse Effect" mean a Material Adverse Effect with respect to Global and Santa Fe, respectively.

          (d) The term "Subsidiary," when used with respect to any party, means any corporation or other organization (including a limited liability company), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party is a general partner.

     SECTION 10.10 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 10.11 Incorporation of Exhibits. The Global Disclosure Letter, the Santa Fe Disclosure Letter and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     SECTION 10.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 10.13 Enforcement of Agreement. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

     (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated herein in any court other than any Delaware state court or any Federal court sitting in the State of Delaware.

     (c) Santa Fe designates and appoints Corporation Services Company with an address in the State of Delaware at 4303 Lancaster Pike, Wilmington, Delaware 19085 and such person's successors and assigns as its lawful agent in the State of Delaware upon which may be served, and which may accept and acknowledge for and on behalf of Santa Fe, all process in any action, suit or proceedings that may be brought against Santa Fe in any of the courts referred to in this Section, and agrees that such service of process, or the acceptance or acknowledgment thereof by said agent, shall be valid, effective and binding in every respect.

     SECTION 10.14 Waiver of Jury Trial. EACH OF SANTA FE, SUB, MERGER SUB AND GLOBAL HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS OF TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                          SANTA FE INTERNATIONAL CORPORATION

                                          By:     /s/ C. STEDMAN GARBER
                                            ------------------------------------
                                            Name: C. Stedman Garber
                                            Title:  President and Chief
                                              Executive Officer

                                          SILVER SUB, INC.

                                          By:     /s/ C. STEDMAN GARBER
                                            ------------------------------------
                                            Name: C. Stedman Garber
                                            Title:  President

                                          GOLD MERGER SUB, INC.

                                          By:     /s/ C. STEDMAN GARBER
                                            ------------------------------------
                                            Name: C. Stedman Garber
                                            Title:  President

                                          GLOBAL MARINE INC.

                                          By:      /s/ ROBERT E. ROSE
                                            ------------------------------------
                                            Name: Robert E. Rose
                                            Title:  Chairman, President and
                                              Chief Executive
                                                    Officer

                                    EXHIBITS
                                       TO
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                       SANTA FE INTERNATIONAL CORPORATION
                                SILVER SUB, INC.
                             GOLD MERGER SUB, INC.
                                      AND
                               GLOBAL MARINE INC.

                          DATED AS OF AUGUST 31, 2001

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
  2.1     --   Amendments to Articles of Association and Memorandum of
               Association
  3.2     --   Other Officers
  7.11    --   Form of Agreement of Rule 145 Affiliate

        EXHIBIT 2.1 IS ATTACHED TO THIS JOINT PROXY STATEMENT PROSPECTUS
                             AS ANNEX F AND ANNEX G

                                  EXHIBIT 3.2

                                 OTHER OFFICERS

Executive Vice President and       Mr. Jon Marshall
Chief Operating Officer
Executive Vice                     Mr. Seals McCarty
President -- Finance and
Administration
Senior Vice President, General     Mr. James L. McCulloch
Counsel and Secretary
Senior Vice President and Chief    Mr. W. Matt Ralls
Financial Officer
Vice President, Human Resources    Mr. Joe E. Boyd
Vice President, Investor           Mr. Richard J. Hoffman
Relations

                                                                    EXHIBIT 7.11

                          RULE 145 AFFILIATE AGREEMENT

          , 2001

Santa Fe International Corporation
Two Lincoln Centre, Suite 1100
5420 LBJ Freeway
Dallas, TX 75240-2648

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Global Marine Inc., a Delaware corporation ("Global"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). I have been further advised that pursuant to the terms of the Agreement and Plan of Merger dated as of August 31, 2001 (the "Merger Agreement") among Santa Fe International Corporation, a company organized under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Sub ("Merger Sub"), and Global, Merger Sub will be merged with and into Global (the "Merger") and that as a result of the Merger, I may receive Santa Fe Ordinary Shares (as defined in the Merger Agreement) in exchange for shares of Global Common Stock (as defined in the Merger Agreement) owned by me.

     I represent, warrant and covenant to Santa Fe that in the event I receive any Santa Fe Ordinary Shares as a result of the Merger:

          (a) I shall not make any sale, transfer or other disposition of such Santa Fe Ordinary Shares in violation of the Securities Act or the Rules and Regulations.

          (b) I have carefully read this letter and discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Santa Fe Ordinary Shares to the extent I believed necessary with my counsel or counsel for Global.

          (c) I have been advised that the issuance of Santa Fe Ordinary Shares to me pursuant to the Merger will be registered with the Commission under the Securities Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of Global I may be deemed to have been an affiliate of Global for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations, I may not sell, transfer or otherwise dispose of Santa Fe Ordinary Shares issued to me in the Merger within one year following the Merger, and, if I am then an affiliate of Santa Fe, thereafter, unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 of the Rules and Regulations, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (d) I understand that Santa Fe is under no obligation to register such sale, transfer or other disposition by me or on my behalf under the Securities Act or take any other action necessary in order to make compliance with an exemption from such registration available.

          (e) I also understand that stop transfer instructions will be given to Santa Fe's transfer agents with respect to the Santa Fe Ordinary Shares and that there will be placed on the certificate for the Santa Fe Ordinary Shares issued to me in connection with the Merger, or any substitutions therefor, a legend substantially in the form set forth below:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES

        ACT OF 1933 APPLIES. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SAID RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

          It is understood and agreed that the legend set forth in paragraph (e) above shall be removed by delivery of substitute certificates without such legend (i) prior to the first anniversary of the Merger if (x) I am not at such time an affiliate of Santa Fe and (y) the undersigned shall have delivered to Santa Fe a copy of a letter from the staff of the Commission or an opinion of counsel, in each case reasonably satisfactory to Santa Fe in form and substance, to the effect that such legend is no longer required for purposes of the Securities Act, or (ii) thereafter at the request of the undersigned.

          (f) I also understand that unless the transfer by me of my Santa Fe Ordinary Shares has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145 of the Rules and Regulations, Santa Fe reserves the right to put the following legend on the certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legend set forth in paragraph (f) above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Securities Act.

     Execution of this letter should not be construed as an admission, stipulation or acknowledgment by me that I am an "affiliate" of Santa Fe as described in the first paragraph hereof or considered as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

ACCEPTED AND AGREED THIS
          DAY OF           , 2001.

SANTA FE INTERNATIONAL CORPORATION

By:
    ----------------------------------------------------

Name:
      ---------------------------------------------------

Title:
     ---------------------------------------------------

                                                                         ANNEX B

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

August 31, 2001
Board of Directors
Santa Fe International Corporation
Two Lincoln Centre, Suite 1100
5420 LBJ Freeway
Dallas, Texas 75240-2648

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to Santa Fe International Corporation ("Santa Fe") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Merger, dated as of August 31, 2001 (the "Agreement"), among Santa Fe, Silver Sub, Inc., a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a direct wholly owned subsidiary of Sub ("Merger Sub") and Global Marine Inc. ("Global Marine"). The Agreement provides for, among other things, the merger of Merger Sub with and into Global Marine (the "Merger") pursuant to which Global Marine will become an indirect wholly owned subsidiary of Santa Fe and each outstanding share of the common stock, par value $0.10 per share, of Global Marine ("Global Marine Common Stock") will be converted into 0.665 (the "Exchange Ratio") of an ordinary share, par value $0.01 per share, of Santa Fe ("Santa Fe Ordinary Shares").

In arriving at our opinion, we have reviewed the Agreement and certain related documents, as well as certain publicly available business and financial information relating to Santa Fe and Global Marine. We also have reviewed certain other information, including financial forecasts, provided to or discussed with us by Santa Fe and Global Marine, and have met with Santa Fe's and Global Marine's managements to discuss the businesses and prospects of Santa Fe and Global Marine. We also have considered certain financial and stock market data of Santa Fe and Global Marine, and we have compared those data with similar data for other publicly held companies in businesses similar to those of Sante Fe and Global Marine, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, including adjustments to the forecasts of Global Marine prepared by the management of Santa Fe, we have been advised, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Santa Fe's and Global Marine's managements as to the future financial performance of Santa Fe and Global Marine and as to the potential cost savings and other synergies (including the amount, timing and achievability thereof) anticipated to result from the Merger. We have assumed, with your consent, that in the course of obtaining the necessary regulatory and third party approvals and consents for the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on Santa Fe or Global Marine or the contemplated benefits of the Merger. You also have advised us, and we have assumed, that the Merger will be consummated in accordance with the terms of the Agreement, without waiver, amendment or modification of any material term, condition or agreement. In addition, we have not been requested to make, and have not

Board of Directors
Santa Fe International Corporation
August 31, 2001

Page 2


made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Santa Fe or Global Marine, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We are not expressing any opinion as to the actual value of Santa Fe Ordinary Shares when issued to Global Marine's stockholders pursuant to the Merger or the prices at which Santa Fe Ordinary Shares will trade at any time. Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to Sante Fe, nor does it address the underlying business decision of Santa Fe to engage in the Merger.

We have acted as financial advisor to Santa Fe in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates in the past have provided, and may in the future provide, investment banking and financial services to Santa Fe and certain of its affiliates and to Global Marine unrelated to the proposed Merger for which we have received, and would receive, compensation. In the ordinary course of our business, we and our affiliates may actively trade the debt and equity securities of both Santa Fe and Global Marine for our and such affiliates' own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of Sante Fe in connection with its evaluation of the Merger and does not constitute a recommendation as to how any stockholder of Santa Fe should vote or act on any matter relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Santa Fe.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

                                                                         ANNEX C

                                                                 August 31, 2001

Board of Directors
Global Marine Inc.
777 North Eldridge Parkway
Houston, TX 77079-4493

Gentlemen:

     We understand that Santa Fe International Corporation ("Santa Fe"), Silver Sub, Inc., a wholly-owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a wholly-owned subsidiary of Sub ("Merger Sub"), and Global Marine, Inc. ("Global" or the "Surviving Entity") propose to enter into an Agreement and Plan of Merger, dated as of August 31, 2001 (the "Merger Agreement"), which provides, among other things, for the merger of Merger Sub with and into Global (the "Merger"). Pursuant to the Merger, Global will become a wholly-owned subsidiary of Sub and each outstanding share of common stock, par value $.10 per share, of Global (the "Global Common Stock"), other than shares held in treasury or held by Santa Fe or certain affiliates of Santa Fe and Global, will be converted into the right to receive 0.665 shares (the "Merger Ratio") of ordinary shares, par value $.01 per share, of Santa Fe (the "Santa Fe Ordinary Shares"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Merger Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of Global Common Stock.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of Global and Santa Fe;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning Global and Santa Fe prepared by the managements of Global and Santa Fe, respectively;

          (iii) reviewed certain financial projections prepared by the managements of Global and Santa Fe, respectively;

          (iv) discussed the past and current operations and financial condition and the prospects of Global and Santa Fe, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of Global and Santa Fe;

          (v) reviewed the pro forma impact of the Merger on Santa Fe's corporate earnings per share and cash flow per share;

          (vi) reviewed the reported prices and trading activity for the Global Common Stock and the Santa Fe Ordinary Shares;

          (vii) compared the financial performance of Global and Santa Fe and the prices and trading activity of the Global Common Stock and the Santa Fe Ordinary Shares with that of certain other comparable publicly-traded companies and their securities;

          (viii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions;

          (ix) participated in discussions and negotiations among representatives of Global and Santa Fe and their financial and legal advisors;

          (x) reviewed the Merger Agreement and certain related documents; and

          (xi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Global and Santa Fe. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of Global and Santa Fe, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to a business combination or other extraordinary transaction, involving Global, nor did we negotiate with any parties, other than Santa Fe in connection with such a business combination or other extraordinary transaction.

     We have acted as financial advisor to the Board of Directors of Global in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Santa Fe and have received fees for the rendering of these services. In the ordinary course of business, Morgan Stanley and its affiliates may from time to time trade in the securities or indebtedness of Global and/or Santa Fe for its own account, the accounts of investment funds and other clients under the management of Morgan Stanley or its affiliates and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities or indebtedness.

     It is understood that this letter is for the information of the Board of Directors of Global and may not be used for any other purposes without our prior written consent, except that this opinion may be included in any filing made by Global in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Santa Fe Ordinary Shares will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of Global should vote at the shareholders' meeting held in connection with the Merger.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Ratio pursuant to the Merger Agreement is fair from a financial point of view to holders of shares of Global Common Stock.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:        /s/ STEPHEN MUNGER
                                            ------------------------------------
                                                       Stephen Munger
                                                     Managing Director

                                                                         ANNEX D

                             SHAREHOLDER AGREEMENT

     This Shareholder Agreement dated as of August 31, 2001 is between Global Marine Inc., a corporation organized under the laws of Delaware ("Global"), and SFIC Holdings (Cayman), Inc., a corporation incorporated under the laws of the Cayman Islands (the "Shareholder").

     WHEREAS, Santa Fe International Corporation, a company incorporated under the laws of the Cayman Islands ("Santa Fe"), Silver Sub, Inc., a corporation organized under the laws of Delaware and a direct wholly owned subsidiary of Santa Fe ("Sub"), Gold Merger Sub, Inc., a corporation organized under the laws of Delaware and a direct wholly owned subsidiary of Sub ("Merger Sub"), and Global are entering into an Agreement and Plan of Merger dated as of the date hereof (as amended from time to time pursuant thereto, the "Merger Agreement");

     WHEREAS, the Shareholder is the registered and beneficial owner of 43,500,000 ordinary shares, par value $0.01 per share, of Santa Fe (the "Santa Fe Ordinary Shares");

     WHEREAS, as a condition to the willingness of Global to enter into the Merger Agreement, and as an inducement to it to do so, the Shareholder has agreed for the benefit of Global as set forth in this Agreement; and

     WHEREAS, the Board of Directors of the Shareholder has approved the Shareholder's entering into this Agreement, the form of this Agreement and the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Definitions from Merger Agreement. Terms defined in the Merger Agreement and used but not defined herein having the meanings assigned to such terms in the Merger Agreement.

     SECTION 1.02. Shareholder Shares. The term "Shareholder Shares" shall mean (i) the Santa Fe Ordinary Shares owned by the Shareholder on the date hereof (as described in the recitals to this Agreement), (ii) any shares of Santa Fe acquired by the Shareholder after the date hereof, (iii) any shares or capital stock of any person or any securities or other property that the Shareholder is or becomes entitled to receive by reason of being a holder of any Shareholder Shares, and (iv) any capital stock, securities or other property into which any Shareholder Shares shall have been or shall be converted or changed, whether by amendment to the memorandum or articles of association of Santa Fe, merger, consolidation, reorganization, capital change or otherwise.

                                   ARTICLE II

                          COVENANTS OF THE SHAREHOLDER

     SECTION 2.01. Agreement to Vote. At any meeting of the shareholders of Santa Fe held prior to the earliest of (i) the Effective Time of the Merger,
(ii) the termination of the Merger Agreement and (iii) the date on which the Board of Directors of Santa Fe (without the vote of members employed by Kuwait Petroleum Corporation) withdraws its recommendation pursuant to Section 7.4(b) of the Merger Agreement (such earliest time being herein referred to as the "Voting Termination Date"), however called, and at every adjournment or postponement thereof prior to the Voting Termination Date, or in connection with any written consent of or any other action by the shareholders of Santa Fe given prior to the Voting Termination Date, the Shareholder shall vote or cause to be voted the Shareholder Shares (a) in favor of the approval of the Santa Fe Amendments and the issuance of Santa Fe Ordinary Shares pursuant to the Merger and each of the other transactions contemplated by the Merger Agreement, and any actions required in furtherance hereof and thereof, and (b) against any Santa Fe Acquisition Proposal or any transaction or proposal that is inconsistent with, or might hinder, delay, impede or frustrate, the transactions contemplated by the Merger Agreement. The Shareholder shall not enter into any agreement or understanding with any person prior to the Voting Termination Date, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shareholder Shares in any manner inconsistent with the preceding sentence.

     SECTION 2.02. Proxies and Voting Agreements. The Shareholder hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.01. Prior to the Voting Termination Date, the Shareholder shall not, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to matters set forth in Section 2.01, deposit any of the Shareholder Shares or enter into a voting agreement with respect to any of the Shareholder Shares.

     SECTION 2.03.  No Solicitation.

     (a) From and after the date hereof until the termination of the Merger Agreement, neither the Shareholder nor any of its subsidiaries shall, and shall not authorize or permit any of its officers, directors, employees, partners, agents, affiliates (other than Santa Fe) or other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) (collectively, the "Shareholder Representatives") to, and on becoming aware of it will stop such person from continuing to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any action designed to facilitate, directly or indirectly, any inquiry, proposal or offer (including, without limitation, any proposal or offer to Santa Fe shareholders) with respect to a Santa Fe Acquisition Proposal or cooperate with or assist, participate or engage in any discussions or negotiations concerning a Santa Fe Acquisition Proposal.

     (b) The Shareholder shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Shareholder or any Shareholder Representatives with respect to any Santa Fe Acquisition Proposal.

     (c) Prior to the termination of the Merger Agreement, the Shareholder will as promptly as possible notify Global orally of and confirm in writing any requests to the Shareholder for information in connection with, or the receipt of, any Santa Fe Acquisition Proposal or any inquiry with respect to or that could lead to a Santa Fe Acquisition Proposal directed to the Shareholder. The Shareholder will (i) keep Global fully informed of the status and details (including any changes or proposed changes to such status or details) on a timely basis of any such requests, Santa Fe Acquisition Proposals or inquiries and (ii) provide to Global as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Shareholder from any third party in connection with any Santa Fe Acquisition Proposal or sent or provided by the Shareholder to any third party in connection with any Santa Fe Acquisition Proposal. Any written notice under this Section 2.03 may be given by facsimile with receipt confirmed or personal delivery.

     (d) Prior to the termination of the Merger Agreement, the Shareholder shall not enter into any agreement with any person that provides for, or could reasonably be expected to materially facilitate or is designed to facilitate, a Santa Fe Acquisition Proposal.

     (e) The provisions of this Section 2.03 do not prohibit or restrict any Shareholder Representative who is also a Santa Fe Representative from taking actions permitted by Section 7.3 of the Merger Agreement.

     SECTION 2.04. Transfer of Shareholder Shares by the Shareholder. Prior to the Voting Termination Date, the Shareholder shall not (a) subject any of the Shareholder Shares to, or suffer to exist on any of the Shareholder Shares, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to this Agreement, or (b) sell, transfer, assign, convey or otherwise dispose of any interest in or title to any of the Shareholder Shares (including any such action by operation of law), other than a disposition by operation of law pursuant to the Merger.

     SECTION 2.05. Other Actions. Prior to the Voting Termination Date, the Shareholder shall not take any action that would restrict, limit, impede or interfere with the performance of its obligations hereunder or the transactions contemplated hereby or by the Merger Agreement.

     SECTION 2.06. Consent under Intercompany Agreement. The Shareholder hereby consents, (i) pursuant to Section 3.1 of the Intercompany Agreement dated as of June 9, 1997, as amended, among Santa Fe, the Shareholder and Kuwait Petroleum Corporation, and (ii) pursuant to Article 18.8 of the Articles of Association of Santa Fe, to the execution and delivery by Santa Fe of the Merger Agreement, the issuance by Santa Fe of the Santa Fe Ordinary Shares contemplated by the Merger Agreement and the performance by Santa Fe of the other transactions contemplated by the Merger Agreement.

                                  ARTICLE III

    REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS OF THE SHAREHOLDER

     The Shareholder represents, warrants and covenants to Global that:

     SECTION 3.01. Ownership. The Shareholder is as of the date hereof the beneficial and legal owner of the Shareholder Shares identified in the recitals to this Agreement (as evidenced by the Register of Members of Santa Fe), the Shareholder has the sole right to vote the Shareholder Shares and there are no restrictions on rights of disposition or other lien, pledge, security interest, charge or other encumbrance or restriction pertaining to the Shareholder Shares. None of the Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shareholder Shares, and no proxy, power of attorney or other authorization has been granted with respect to any of the Shareholder Shares.

     SECTION 3.02. Authority and Non-Contravention. The Shareholder is a company duly formed and validly existing under the laws of the Cayman Islands. The Shareholder has the right, power and authority, and the Shareholder has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by the Shareholder (a) require no action by or in respect of, or filing with, any Governmental Entity with respect to the Shareholder, other than any required filings under Section 13 of the Exchange Act, and (b) do not and will not contravene or constitute default under any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree or other instrument binding on the Shareholder or result in the imposition of any lien, pledge, security interest, charge or other encumbrance or restriction on any of the Shareholder Shares (other than as provided in this Agreement with respect to Shareholder Shares).

     SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Shareholder and is the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

     SECTION 3.04. Total Shares. The Shareholder Shares are the only shares of Santa Fe owned beneficially by the Shareholder or registered in the name of the Shareholder as of the date hereof, and the Shareholder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Santa Fe and has no other interest in or voting rights with respect to any other securities of Santa Fe.

     SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Santa Fe, Global, or any other party to the Merger Agreement in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Shareholder, except as otherwise provided in the Merger Agreement.

     SECTION 3.06. Reasonable Efforts. Prior to the Voting Termination Date, the Shareholder shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Global in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement and this Agreement.

                                   ARTICLE IV

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF GLOBAL

     Global represents, warrants and covenants to the Shareholder that:

     SECTION 4.01. Corporate Power and Authority. Global has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Global of this Agreement and the consummation by Global of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Global.

     SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by Global and is a valid and binding agreement of Global, enforceable against Global in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

                                   ARTICLE V

                                 MISCELLANEOUS

     SECTION 5.01. Expenses. Each party hereto shall pay its own expenses (including, without limitation, the fees, costs and disbursements of counsel and other advisors) incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, any action at law or in equity to enforce or interpret the terms of this Agreement.

     SECTION 5.02. Further Assurances. From time to time, at the request of the other party, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     SECTION 5.03. Specific Performance. The Shareholder agrees that Global would be irreparably damaged if for any reason the Shareholder fails to perform any of the Shareholder's obligations under this Agreement, and that Global would not have an adequate remedy at law for money damages in such event. Accordingly, Global shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by the Shareholder. This provision is without prejudice to any other rights that Global may have against the Shareholder for any failure to perform its obligations under this Agreement.

     SECTION 5.04. Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received when so delivered personally, telegraphed or telecopied or, if mailed, five business days after the date of mailing to the following address or telecopy number, or to such other address or addresses as such person may subsequently designate by notice given hereunder:

     (a) if to Global, to:

     Senior Vice President and General Counsel
     Global Marine Inc.
     777 N. Eldridge Parkway
     Houston, Texas 77079-4493
     Facsimile: (281) 596-5196
     with a copy to:

     J. David Kirkland, Jr.
     Baker Botts L.L.P.
     3000 One Shell Plaza
     Houston, Texas 77002
     Facsimile: 713-229-7701

     (b) if to Shareholder, to:

     Nader H. Sultan, Deputy Chairman and Chief Executive Officer
     P.O. Box 26565
     Safat 13126
     Kuwait
     Telephone: 011.965.245.5455
     Facsimile: 011.965.246.7159

     with a copy to:

     Skadden, Arps, Slate, Meagher & Flom LLP
     4 Times Square
     New York, New York 10036
     Telephone: 212-735-3000
     Facsimile: 212-735-2000
     Attention: Matthew J. Mallow, Esq.
     Morris J. Kramer, Esq.

     SECTION 5.05. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. The term "person" is to be interpreted broadly to include any corporation, partnership, trust, limited liability company, government or other entity and any group (as used with respect to Section 13(d) of the Exchange Act).

     SECTION 5.06. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     SECTION 5.07. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 5.08. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     SECTION 5.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 5.10. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

     SECTION 5.11. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder Shares beneficially owned by such Shareholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

     SECTION 5.12. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision, and this Agreement will be reformed, construed and enforced as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid provision the effects of which come as close as possible to those of such invalid, illegal or unenforceable provision.

     IN WITNESS WHEREOF, Global and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          SFIC HOLDINGS (CAYMAN), INC.

                                          By       /s/ NADER H. SULTAN
                                            ------------------------------------
                                            Name: Nader H. Sultan
                                            Title:   Chairman of the Board of
                                             Directors

                                          GLOBAL MARINE INC.

                                          By       /s/ ROBERT E. ROSE
                                            ------------------------------------
                                            Name: Robert E. Rose
                                            Title:   Chairman, President and
                                                Chief Executive Officer

     Kuwait Petroleum Corporation hereby agrees to be bound as if it were the Shareholder by the provisions of Section 2.03 only of this Agreement.

                                          KUWAIT PETROLEUM CORPORATION

                                          By       /s/ NADER H. SULTAN
                                            ------------------------------------
                                            Name: Nader H. Sultan
                                            Title:   Deputy Chairman and
                                                Chief Executive Officer

                                                                         ANNEX E

                CONSENT AND AMENDMENT TO INTERCOMPANY AGREEMENT

     CONSENT AND AMENDMENT dated August 31, 2001 to the Intercompany Agreement dated as of June 9, 1997, by and among, SANTA FE INTERNATIONAL CORPORATION ("SFIC"), SFIC HOLDINGS (CAYMAN), INC. ("SFIC Holdings") and KUWAIT PETROLEUM CORPORATION ("KPC"), as amended by the Amendment dated effective as of December 26, 2000 (the "Agreement");

     WHEREAS, SFIC has entered into an Agreement and Plan of Merger among SFIC, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001 (the "Merger Agreement") providing for the merger of Global Marine Inc. with an indirect wholly owned subsidiary of SFIC (the "Merger");

     WHEREAS, in connection with the Merger Agreement, SFIC Holdings has entered into a Shareholder Agreement dated as of August 31, 2001 with Global Marine Inc. (the "Shareholder Agreement"), pursuant to which, subject to the terms and conditions thereof, SFIC Holdings has agreed to vote its Ordinary Shares in SFIC in favor of the approval of the transactions contemplated by the Merger Agreement;

     WHEREAS, pursuant to Section 3.1 of the Agreement, the prior consent of SFIC Holdings is required to consummate the Merger and SFIC Holdings desires to grant such consent; and

     WHEREAS, the parties to the Agreement desire to amend it in the manner specified herein;

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, the parties hereto agree as follows:

     SECTION 1. Definitions. It is acknowledged and agreed that the definitions contained in ARTICLE I of the Agreement or otherwise referenced in the Agreement are incorporated herein.

     SECTION 2. Amendments. The parties to the Agreement have agreed to amend the Agreement, effective as of immediately prior to the consummation of the Merger, as set forth below:

     (a) Section 1.1 of the Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "Board" means the board of directors of SFIC.

          "Director" means a member of the Board.

          "Effective Time" means the effective time of the merger contemplated by the Merger Agreement.

          "Independent Director" means a Director who is not a current or former, (i) director, officer, employee or Affiliate of any member of the KPC Affiliated Group or (ii) officer or employee of SFIC or any of its Subsidiaries.

          "Merger Agreement" means the Agreement and Plan of Merger among SFIC, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001.

          "Specified Period" means the period of time commencing at the Effective Time and terminating upon the later of the date on which the members of the KPC Affiliated Group shall cease to own, in the aggregate, at least ten percent (10%), (i) of the voting power of the Outstanding Voting Stock or (ii) of all the Outstanding Ordinary Shares.

     (b) Article III of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                                  "ARTICLE III

                              CORPORATE GOVERNANCE

     SECTION 3.1. Initial Board Representation. As of the Effective Time, SFIC will exercise all authority under applicable law to cause to be designated and appointed any three individuals designated by SFIC Holdings (the "KPC Designees") as directors of SFIC in accordance with this Agreement. Any individuals identified on Schedule A hereto (the "Identified Individuals") who are not so designated by SFIC Holdings shall resign as of the Effective Time and SFIC Holdings shall cause such Identified Individuals to resign as of the Effective Time.

     SECTION 3.2. Continuing Board Representation. (a) For so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%),
(i) of the voting power of Outstanding Voting Stock, or (ii) of all the Outstanding Ordinary Shares, SFIC shall, subject to Section 3.5, the next succeeding sentence of this Section 3.2(a) and the Companies Law (2001 Second Revision) of the Cayman Islands, exercise all authority under applicable law to cause any slate of Directors presented to the shareholders of SFIC for election to the Board to consist of such nominees that, if elected, would result in a Board that includes KPC Designees such that, after giving effect to the election of such KPC Designees to the Board, the number of KPC Designees then serving as Directors shall equal the product (rounded up to the nearest whole number) of
(i) the total number of Directors constituting the whole Board, multiplied by
(ii) the KPC Ownership Percentage on the date such slate of Directors is presented to the shareholders of SFIC. As used herein, the "KPC Ownership Percentage" means, (i) as of any date on and after the date any member of the KPC Affiliated Group has sold or otherwise disposed of any Outstanding Voting Stock (the "Disposition Date") the percentage of the voting power of all Outstanding Voting Stock represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned on the date of the Merger Agreement by members of the KPC Affiliated Group, and (ii) as of any date prior to the Disposition Date, the percentage of the voting power of all Outstanding Voting Stock immediately following the Effective Time represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned immediately following the Effective Time by members of the KPC Affiliated Group. Notwithstanding anything to the contrary in the foregoing, it is understood and agreed that, as long as SFIC Holdings has the right pursuant to the first sentence of this Section 3.2(a) to designate a Director, the number of KPC Designees entitled to be nominated for election to the Board pursuant to the first sentence of this Section 3.2(a) shall be not less than (i) three until such time as the KPC Ownership Percentage is reduced to less than 12.5% and equal to or greater than 7.5%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from three to two, (ii) two until such time as the KPC Ownership Percentage is reduced to less than 7.5% and equal to or greater than 4%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from two to one and (iii) one until such time as the KPC Ownership Percentage is reduced to less than 4%, at which time no KPC Designees shall be entitled to be nominated.

     (b) As long as SFIC Holdings has the right, pursuant to Section 3.2(a), to designate more than one Director, to the extent possible, each KPC Designee shall be elected or designated to different classes.

     SECTION 3.3. Resignations and Replacements. (a) As long as SFIC Holdings has the right pursuant to the first sentence of Section 3.2(a) to designate a Director, subject to Section 3.2, Section 3.3(b), and Section 3.5, if a KPC Designee ceases to serve as a Director for any reason, SFIC shall exercise all authority under applicable law to cause the vacancy created by such Director ceasing to serve to be filled by the affirmative vote of a majority of the remaining Directors then in office, through the appointment of another KPC Designee.

     (b) In the event that, on the date of any election of Directors by shareholders of SFIC, (A)(i) the KPC Ownership Percentage is less than 12.5% and equal to or greater than 7.5% and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds two, then the number of KPC Designees on the Board exceeding two shall be deemed to have resigned effective as of such date (immediately prior to such election) such that the remaining number of KPC Designees is two, and (B)(i) the KPC Ownership Percentage is less than 7.5% and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds one, then the number of KPC Designees on the Board exceeding one shall be deemed to have resigned effective as of such date (immediately prior to such election) such that the remaining number of KPC Designees is one, and, in each case, SFIC Holdings shall take all action to promptly designate the KPC Designee(s) required to resign and effect such resignation.

     SECTION 3.4. Committees. As long as SFIC Holdings has the right, pursuant to the first sentence of Section 3.2(a), to designate a Director, SFIC Holdings shall have the right, by notice in writing to the Board of Directors, to appoint one KPC Designee on the Board of Directors to serve as a member of each committee of the Board including, (i) the Executive Committee, (ii) the Compensation Committee, (iii) the Nominating and Governance Committee, and (iv) the Audit Committee; provided, however, that if any applicable law or regulation of the New York Stock Exchange shall prohibit the Board from appointing a KPC Designee who is not an Independent Director to serve on any committee, at any time at which there is no KPC Designee who is an Independent Director, SFIC Holdings shall not be permitted to appoint any KPC Designee to serve on such committee.

     SECTION 3.5. Approval of Director Nominees. Each KPC Designee shall be reasonably acceptable to SFIC.

     SECTION 3.6. SFIC Holdings' Consent. (a) During the Specified Period, SFIC shall not permit to occur, in each case, without obtaining the prior consent of SFIC Holdings pursuant to Section 3.6(b) hereof (i) the reincorporation or organization of any existing Subsidiary of SFIC or the incorporation or organization of any new Subsidiary of SFIC in any jurisdiction (other than, in the case of existing Subsidiaries, in the jurisdiction in which it is then incorporated or under which laws it is then organized), in a manner materially adversely affecting the rights or interest of any member of the KPC Affiliated Group or (ii) the reincorporation or organization of SFIC in a jurisdiction other than in the jurisdiction in which it is then incorporated or under which laws it is then organized.

     (b) Method of Giving Consent. As soon as practicable following a determination to undertake the action specified in Section 3.6(a) hereof, SFIC shall give SFIC Holdings written notice of the proposed action, which notice shall set forth in reasonable detail the terms of the proposed action, including without limitation, as applicable, the parties to the action, the intended timing of the action, the amount of consideration and assets involved and such other terms as may be relevant to SFIC Holdings' decision whether to consent to the proposed action. Within 30 calendar days after SFIC Holdings receives such notice, SFIC Holdings shall give SFIC written notice of its consent or withholding of consent to the action specified in the notice. In the event that SFIC Holdings fails to deliver to SFIC during such 30-day period a written notice indicating its withholding of consent to the proposed action, SFIC Holdings shall be deemed to have consented to such action. For purposes of this
Section 3.6(b), (i) notices shall be given by personal delivery, confirmed facsimile or overnight courier in accordance with this Agreement, and (ii) any notice required to be given by SFIC Holdings may be signed by any director or authorized officer of SFIC Holdings (and need not be preceded by a resolution of the board of directors of SFIC Holdings). SFIC shall not take, until after the date defined in Section 3.6(a), the action specified in Section 3.6(a) unless SFIC shall have obtained SFIC Holdings' consent or SFIC Holdings shall be deemed to have consented to such action pursuant to this Section 3.6(b).

     (c) Section 4.3 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

     "SECTION 4.3 Access to Information. During the Specified Period, SFIC shall:

     (a) permit SFIC Holdings to visit and inspect any of the properties, corporate books, and financial and other records of SFIC and its Subsidiaries, and to discuss the affairs, finances and accounts of any such corporations with the officers of SFIC and the SFIC Auditors, all at such times and as often as SFIC Holdings may reasonably request; and

     (b) promptly provide to SFIC Holdings such information and analyses and access to SFIC personnel in connection therewith as SFIC Holdings may reasonably request on behalf of any member of the KPC Affiliated Group in order to comply with the regulations of the Government of Kuwait (including, without limitation, Law Decree No. 1 of 1993) for the protection of public funds for investment under KPC's control and any other laws or regulations, including, without limitation, tax, regulatory or other filings, of any domestic, local or foreign government, agency, commission, tribunal or judicial authority thereof, to which any member of the KPC Affiliated Group is or may become subject."

     (d) Section 8.5 of the Agreement is hereby deleted in its entirety and the following substituted therefor: "Except to the extent that the laws of the Cayman Islands are mandatorily applicable hereto, this Agreement shall be governed by and construed in accordance with, the laws of the State of New York".

     SECTION 4. Consent and Waiver. Each of SFIC Holdings and KPC hereby irrevocably consents, pursuant to Section 3.1 of the Agreement and Article 18.8
(a) of the Articles of Association of SFIC, to, and irrevocably waives its right to receive, pursuant to Section 3.2 of the Agreement and Article 18.8 (b) of the Articles of Association of SFIC, notice of, the execution and delivery by SFIC and its Subsidiaries of the Merger Agreement, the issuance by SFIC of the Ordinary Shares contemplated by the Merger Agreement and the performance by SFIC and its Subsidiaries of the other transactions contemplated by the Merger Agreement (including, without limitation, the incorporation of all SFIC Subsidiaries party to, or otherwise incorporated to facilitate the transactions contemplated by, the Merger Agreement and the incurrence, creation or assumption, by SFIC and its Subsidiaries, of any indebtedness or guarantee by reason of, or in connection with, the Merger).

     SECTION 5. Transaction Fees. In consideration of SFIC Holdings and KPC executing and delivering to SFIC this Consent and Amendment and in recognition of the direct and indirect expenses incurred by SFIC Holdings and KPC in connection with this Consent and Amendment and the Merger, SFIC hereby covenants and agrees to pay SFIC Holdings a fee of $10 million subject to, and promptly upon, consummation of the Merger.

     SECTION 6.  Transfer of Outstanding Voting Stock.  Prior to the earliest of
(i) the Effective Time of the Merger (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement and (iii) the date on which the Board of Directors of SFIC (without the vote of members employed by KPC) withdraws its recommendation pursuant to Section 7.4(b) of the Merger Agreement, KPC and SFIC Holdings shall not, and shall not permit any other members of the KPC Affiliated Group to (a) subject any Outstanding Voting Stock held by any member of the KPC Affiliated Group to, or suffer to exist on any such Outstanding Voting Stock, any lien, pledge, security interest, charge or other encumbrance or restriction, other than pursuant to the Shareholder Agreement (as defined in the Merger Agreement), or (b) sell, transfer, assign, convey or otherwise dispose of any interest in or title to any of such Outstanding Voting Stock (including any such action by operation of law), other than a disposition by operation of law pursuant to the Merger.

     SECTION 7. Execution in Counterparts. This Consent and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Consent and Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Consent and Amendment.

     SECTION 8. Articles of Association. The Articles of Association attached as Exhibit 2.1 to the Merger Agreement shall be the Articles of Association of the Company upon consummation of the Merger.

     SECTION 9. Governing Law. Except to the extent that the laws of the Cayman Islands are mandatorily applicable hereto, this Consent and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS HEREOF, the parties have caused this Consent and Amendment to be executed and delivered as of the 31st day of August 2001.

                                          SANTA FE INTERNATIONAL CORPORATION

                                          By:     /s/ C. STEDMAN GARBER
                                            ------------------------------------
                                            Name: C. Stedman Garber
                                            Title:  President and Chief
                                              Executive Officer

                                          SFIC HOLDINGS (CAYMAN), INC.

                                          By:      /s/ NADER H. SULTAN
                                            ------------------------------------
                                            Name: Nader H. Sultan
                                            Title:  Chairman of the Board of
                                              Directors

                                          KUWAIT PETROLEUM CORPORATION

                                          By:      /s/ NADER H. SULTAN
                                            ------------------------------------
                                            Name: Nader H. Sultan
                                            Title:  Deputy Chairman and
                                                    Chief Executive Officer

                                   SCHEDULE A

                             IDENTIFIED INDIVIDUALS

Khaled R. Al-Haroon
Nader H. Sultan
Maha A.R. Razzuqi

                                                                         ANNEX F
                               THE COMPANIES LAW
                COMPANY LIMITED BY SHARES (2001 SECOND REVISION)
                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
                                       OF
                           GLOBALSANTAFE CORPORATION
                       (ADOPTED BY SPECIAL RESOLUTION OF
                    THE MEMBERS EFFECTIVE           , 2001)

     1. The name of the company is GlobalSantaFe Corporation (the "Company").

     2. The Registered Office of the Company shall be situated at the offices of Maples and Calder, P.O. Box 309, Ugland House, South Church Street, Grand Cayman, Cayman Islands, or at such other place as the Board of Directors may from time to time determine.

     3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 6(4) of the Companies Law (2001 Second Revision).

     4. Except as prohibited or limited by the Companies Law (2001 Second Revision), in carrying out its objects the Company shall have all the powers of a natural person in doing in any part of the world whether as principal, agent, contractor, or otherwise whatever may be considered by it necessary or desirable for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereof, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Amended and Restated Memorandum of Association and the Amended and Restated Articles of Association of the Company considered necessary or convenient in the manner set out in the Amended and Restated Articles of Association of the Company all irrespective of any question of corporate benefit, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company, including uncalled capital or without security; to invest monies of the Company; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to carry on any trade or business and generally to do all acts and things which may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company.

     5. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

     6. The authorized share capital of the Company is US$6,000,000, divided into 600,000,000 Ordinary Shares, par value of US $.01 per share, all of such shares with power for the Company, insofar as is permitted by law and subject to the provisions of the Companies Law (2001 Second Revision) and the Amended and Restated Articles of Association of the Company, to redeem, call or purchase any of its shares, to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed, called or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be ordinary, preference or otherwise shall be subject to the powers hereinabove contained.

                                                                         ANNEX G
                    THE COMPANIES LAW (2001 SECOND REVISION)
                           COMPANY LIMITED BY SHARES
                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                                       OF
                           GLOBALSANTAFE CORPORATION
                     (ADOPTED BY SPECIAL RESOLUTION OF THE
                  SHAREHOLDERS EFFECTIVE           , 2001)(1)

                               I. INTERPRETATION

     1.1 The Regulations or Articles contained or incorporated in Table "A" in the First Schedule to the Statute shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company. Unless there be something in the subject or context inconsistent therewith,

          "Articles" means these Amended and Restated Articles of Association as originally framed or as from time to time amended.

          "Board of Directors" or "Board" means the Board of Directors of the Company, comprised of Directors holding office from time to time.

          "Company" means GlobalSantaFe Corporation.

          "Directors" means the directors for the time being of the Company.

          "dividend" includes share dividend.

          "Effective Time" shall mean the effective time of the merger contemplated by the Agreement and Plan of Merger among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc. dated as of August 31, 2001.

          "holder" in relation to any shares means the Shareholder whose name is entered in the Register as the holder of such shares.

          "Independent Director" means a Director who is not a current or former, (i) director, officer, employee or affiliate of any member of the KPC Affiliated Group or (ii) officer or employee of the Company or any of its subsidiaries.

          "Memorandum" means the Amended and Restated Memorandum of Association of the Company, as the same may be amended from time to time.

          "Merger Agreement" means the Agreement and Plan of Merger among Santa Fe International Corporation, Silver Sub, Inc., Gold Merger Sub, Inc. and Global Marine Inc., dated as of August 31, 2001.

          "Month" means calendar month.

          "Ordinary Resolution" means a resolution passed by a simple majority of the votes cast by Shareholders being entitled to vote and present in person or by proxy at a general meeting.

          "Ordinary Shares" has the meaning ascribed to it in Article III.

---------------

     (1) To be the date of the effective time of the Merger.

          "Outstanding Voting Stock" means the shares of Voting Stock issued and outstanding from time to time, and shall not include shares of Voting Stock held by the Company or any subsidiary of the Company.

          "Paid-up" means paid-up and/or credited as paid-up.

          "Register" means the Register of Shareholders of the Company as maintained in accordance with Section 40 of the Statute.

          "Registered Office" means the registered office for the time being of the Company.

          "seal" means the common seal of the Company and includes every official seal.

          "Secretary" means the secretary of the Company and includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

          "shares" means any Ordinary Shares or other shares issued in the capital of the Company.

          "share dividend" means a distribution of shares in lieu of payment of a dividend in cash.

          "Shareholder" has the meaning ascribed to the term "member" in Section 38 of the Statute.

          "Special Resolution" has the same meaning as in the Statute.

          "Specified Period" means the period of time commencing at the Effective Time and terminating upon the later of the date on which the members of the KPC Affiliated Group shall cease to own, in the aggregate, at least ten percent (10%), (i) of the voting power of the Outstanding Voting Stock or (ii) of all the outstanding Ordinary Shares.

          "Statute" means the Companies Law (2001 Second Revision) of the Cayman Islands as amended and every statutory modification or re-enactment thereof for the time being in force.

          "Voting Stock" means all shares and other securities issued by the Company having the ordinary power to vote in the election of directors of the Company, other than securities having such power only upon the occurrence of a default or any other extraordinary contingency.

          "written" and "in writing" includes all modes of representing or reproducing words in visible form.

     For the purposes of this Article I, the members of the KPC Affiliated Group shall have the meaning set forth in Article XXXIII.

     Words importing the singular number shall also include the plural number and vice-versa.

     Words importing the masculine gender shall also include the feminine gender.

     Words importing persons shall also include corporations, partnerships, trusts and other entities.

                          II. CERTIFICATES FOR SHARES

     2.1 Certificates representing shares of the Company shall be in such form and may bear such legends (reflecting or referring to the terms of issue of the shares thereby represented, or any of these Articles or other relevant matters) as shall be determined by the Board of Directors. Such certificates shall be under seal (which may be a facsimile), signed manually or by facsimile by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company, countersigned manually or by facsimile by the Secretary or another authorized person, registered in the Register and signed manually by or on behalf of the transfer agent. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company, such certificate or certificates may nevertheless be validly issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company. Certificates for shares shall be in such form as shall be in conformity to law or as may be prescribed from time to time by the Board of Directors. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue and whether fully paid, or deemed fully paid or partly paid, shall be entered in the Register of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled.

     2.2 The Company shall maintain, or cause to be maintained, a register of its Shareholders and every person whose name is entered as a Shareholder in the Register shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

     2.3 Notwithstanding Section 2.1, if a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as any Director or officer of the Company may prescribe.

                              III. ISSUE OF SHARES

     3.1 The authorized share capital of the Company shall be as set forth in the Memorandum represented by (i) Ordinary Shares of the Company (the "Ordinary Shares") , with the rights as set forth in Article IV, and (ii) such other classes or series of shares with the respective rights to be determined upon the creation thereof by action of the Board of Directors from time to time in accordance with Article V.

                              IV. ORDINARY SHARES

     4.1 Subject to the provisions of the Articles, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board of Directors, and the Board of Directors may (subject as aforesaid) allot, issue or grant any option, right, warrant or other security exercisable for, convertible into, or exchangeable for, or otherwise dispose of, the shares to such persons, on such terms and conditions and at such times as they deem proper.

     4.2 Dividends, whether to be paid in cash or to be satisfied by distributions of property other than cash, will be made or paid (as the case may be) on an equal per share basis (in all material respects) to all holders of Ordinary Shares as of the record date fixed for such dividend.

     4.3 No holder of Ordinary Shares or any other shares of the Company (unless otherwise expressly agreed to by the Company) shall, by reason of such holding, have any preemptive or preferential right to subscribe to or purchase any shares of any class or series of any shares of the Company, now or hereafter to be authorized, or any notes, debentures, bonds or other securities, whether or not the issuance of any such shares, notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such holder.

     4.4 Upon approval of the Board of Directors, such number of Ordinary Shares, or other shares or securities of the Company, as may be required for such purpose shall be reserved for issuance in connection with any option, right, warrant or other security of the Company or any other person that is exercisable for, convertible into, exchangeable for or otherwise issuable in respect of such Ordinary Shares or other shares or securities of the Company. Without limiting the generality of Section 4.1 or the foregoing, the Board of Directors is expressly authorized and empowered to approve and enter into a rights agreement between the Company and a rights agent pursuant to which rights to purchase shares are granted to the holders of the Ordinary Shares on such terms and for such purposes, including the influencing of takeovers, as the Board of Directors shall in its absolute discretion determine.

     4.5 Unless otherwise specified by the Board of Directors, any shares which have been redeemed or repurchased by the Company shall have the status of authorized but unissued shares and may be subsequently issued in accordance with the Memorandum and the Articles.

     4.6 The Board of Directors shall have the fullest powers permitted by law to pay all or any redemption or repurchase monies in respect of any shares out of the profits and reserves of the Company, the Company's share capital and share premium account.

                      V. OTHER CLASSES OR SERIES OF SHARES

     5.1 Subject to Article VI, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide from time to time for the issuance of other classes or series of shares, and in accordance with applicable procedures of the Statute, to establish the characteristics of each class or series including, without limitation, the following:

          (a) the number of shares of that class or series, which may subsequently be increased or decreased (but not below the number of shares of that class or series then outstanding) by resolution of the Board of Directors, and the distinctive designation thereof;

          (b) the voting powers, full or limited, if any, of the shares of that class or series, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of Ordinary Shares as a single class, or independently as a separate class;

          (c) the rights in respect of dividends, if any, on the shares of that class or series; the rate at which such dividends shall be payable and/or cumulate, which rate may be determined on factors external to the Company and which dividends may be payable in cash, shares of capital or other securities or property of the Company; whether dividends shall be cumulative and, if so, from which date or dates; the relative rights or priority, if any, of payment of dividends on shares of that class or series; and any limitation, restrictions or conditions on the payment of dividends;

          (d) the relative amounts, and the relative rights or priority, if any, of payment in respect of shares of that class or series, which the holder of the shares of that class or series shall be entitled to receive upon any liquidation, dissolution or winding up of the Company;

          (e) any redemption, repurchase, retirement and sinking fund rights, preferences and limitations of that class or series, the amount payable on shares of that class or series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative;

          (f) the terms, if any, upon which the shares of that class or series shall be convertible into or exchangeable for shares of any other classes, or series, or other securities, whether or not issued by the Company;

          (g) the restrictions, limitations and conditions, if any, upon issuance of indebtedness of the Company so long as any shares of that class or series are outstanding; and

          (h) any other preferences and relative, participating, optional or other rights and limitations.

                       VI. VARIATION OF RIGHTS OF SHARES

     6.1 (a) If at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of all of the issued shares of that class or series, or with the sanction of a Special Resolution passed at a general meeting with the holders of the shares of that class or series voting separately as a class.

     (b) The provisions of the Articles relating to separate general meetings shall apply to every such general meeting of the holders of one class or series of shares.

     (c) Class or series meetings and class or series votes may only be called at the direction of the Board of Directors or upon the written request of Shareholders holding an aggregate of at least 25% of the outstanding shares of such class or series of shares of the Company (unless otherwise expressly provided by the terms of issue of the shares of such class or series).

     6.2 The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The rights of the holders of Ordinary Shares shall not be deemed to be varied by the granting of rights to purchase Ordinary Shares to the holders of Ordinary Shares under any rights agreement that may be entered into between the Company and a rights agent in accordance with the provisions of these Articles or the issue of Ordinary Shares pursuant to those rights. The entry into any such rights agreement, the granting of such rights and the issue of Ordinary Shares pursuant to such rights may be effected by the Directors without any consent or vote of the holders of the Ordinary Shares.

                       VII. REPURCHASE OF ORDINARY SHARES

     7.1 Subject to the provisions of the Statute and the Memorandum, the Company may at any time and from time to time purchase the Company's issued Ordinary Shares by (i) agreement between the Company and any one or more of its Shareholders holding the Ordinary Shares to be purchased, (ii) tender offer to all Shareholders or (iii) purchase on any exchange or market on which the Ordinary Shares are traded, provided always that, in each case, unless approved by Ordinary Resolution, the purchase price is no greater than the then existing market price as determined by the Directors by reference to the closing prices on the principal exchange or market for the Ordinary Shares for a period of not less than one and not more than ten consecutive trading days ending not more than three trading days before such determination. In the event of a purchase by the Company of its own Ordinary Shares on any exchange or market on which the Ordinary Shares are traded, the manner of the purchase shall be in accordance with the rules and regulations of the relevant exchange or market.

                            VIII. TRANSFER OF SHARES

     8.1 Upon surrender to the Company or the transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of transfer, and otherwise meeting all legal requirements for transfer, it shall be the duty of the Company to cause the issue of a new certificate to the person entitled thereto, cancel the old certificate and record the transaction in the Register. Transfers of shares shall be made on the books of the Company only by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney filed with the Secretary or the transfer agent. The Company shall be entitled to recognize the exclusive right of a person registered in the Register as the owner of shares to receive dividends, and to vote as such owner.

     8.2 The holder of any redeemable shares for which the Company has issued a notice of redemption may not transfer such shares, whether or not the Company has yet paid the redemption price to the Shareholder unless otherwise provided
(i) by the terms of such shares or (ii) by the Board of Directors in connection with the redemption of such shares.

           IX. NON-RECOGNITION OF TRUSTS OR OTHER EQUITABLE OWNERSHIP

     9.1 The Company shall not be required to recognize any person as holding any share upon any trust (except the trustee(s) thereof) and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by the Articles or the

Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

                           X. TRANSMISSION OF SHARES

     10.1 In case of the death of a Shareholder who is a natural person, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

     10.2 (a) Any person becoming entitled to a share by reason of the death or bankruptcy of a Shareholder (or in any way other than by transfer) may, upon such evidence being produced as may from time to time be required by the Board of Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Board of Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Shareholder before his death or bankruptcy as the case may be.

     (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

     10.3 A person becoming entitled to a share by reason of the death or bankruptcy of the holder (or in any way other than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by share ownership in relation to meetings of the Company; provided, however, that the Board of Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Board of Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

            XI. AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION, CHANGE OF LOCATION OR REGISTERED OFFICE & ALTERATION OF CAPITAL

     11.1 (a) Subject to and insofar as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend the Memorandum and Articles and may by Ordinary Resolution:

          (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe;

          (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares;

          (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum; and

          (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

     (b) All new shares created hereunder shall be subject to the same provisions with reference to transfer, transmission, and otherwise as provided in the Articles.

     (c) Subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital or any capital redemption reserve fund.

     11.2 Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

     11.3 Subject to the provisions of the Statute, the Company may by resolution of the Board of Directors change the location of its registered office.

          XII. CLOSING REGISTER OF SHAREHOLDERS OR FIXING RECORD DATE

     12.1 For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make the determination of Shareholders for any other proper purpose, the Board of Directors of the Company may provide that the Register shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register shall be so closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

     12.2 In lieu of or apart from closing the Register, the Board of Directors may fix in advance a date as the record date for any such determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders, and for the purpose of determining the Shareholders entitled to receive payment of any dividend, the Board of Directors may fix a subsequent date no later than the date of payment as the record date for such dividend.

     12.3 If the Register is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination for Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

                             XIII. GENERAL MEETING

     13.1 (a) The Company shall in each year of its existence hold a general meeting as its annual general meeting. The annual general meeting shall be held at such time and place as the Board of Directors shall appoint.

     (b) At each annual general meeting, the Directors to be elected at that meeting shall be elected for the applicable term or until their respective successors have been elected and have qualified.

     13.2 (a) Except as otherwise required by law, and subject to the terms of any class or series of shares issued by the Company having a preference over the Ordinary Shares as to dividends or upon liquidation or to elect directors in specified circumstances, extraordinary general meetings of the Shareholders of the Company may be called only (i) by the Board of Directors or (ii) upon the written request of Shareholders holding at least 35% of the outstanding Ordinary Shares generally entitled to vote.

     (b) Any action required or permitted to be taken by the Shareholders of the Company must be taken at a duly called annual or extraordinary general meeting of the Shareholders of the Company and may not be taken by consent of the Shareholders in writing or otherwise.

                        XIV. NOTICE OF GENERAL MEETINGS

     14.1 Written notice of each meeting of the Shareholders stating the place, date and time of the meeting shall be given not less than fifteen nor more than sixty days before the date of the meeting, to each Shareholder entitled to vote at such meeting. The notice of any extraordinary meeting of Shareholders shall state the purpose or purposes for which the meeting is called. Business transacted at any extraordinary meeting shall be limited to the purposes stated in the notice.

     14.2 The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                      XV. PROCEEDINGS AT GENERAL MEETINGS

     15.1 No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Subject to the proviso below, one or more Shareholders present in person or by proxy holding at least a majority of the issued and outstanding shares of the Company entitled to vote at such meeting shall constitute a quorum; provided that the quorum for any meeting at which a Special Resolution is to be considered and voted upon pursuant to Sections 18.8(c), 19.1(c), 33.8,
34.7 or 35.5 shall be one or more Shareholders present in person or by proxy holding at least a majority of the issued and outstanding shares of the Company entitled to vote at such meeting and, for so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%), (i) of the voting power of Outstanding Voting Stock, or (ii) of all the outstanding Ordinary SHARES, one of such Shareholders present is SFIC Holdings (a "Special Quorum"). The Shareholders present at a duly constituted general meeting may continue to transact business until adjournment, despite the withdrawal of enough Shareholders to leave less than a quorum, or, as the case may be, Special Quorum. If a meeting is adjourned for lack of quorum, or, as the case may be, Special Quorum, it will stand adjourned to such other day at such other time and place as the Board of Directors may determine and at which a quorum or, as the case may be, Special Quorum is present in person or by proxy.

     15.2 (a) Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety days in advance of the anniversary date of the immediately preceding annual general meeting and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to Shareholders. Each such notice shall set forth (i) the name and address, as it appears in the Register of the Company, of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder;
(iv) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (v) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the Company is then subject to such Regulation; and (vi) the consent of each nominee to serve as a Director of the Company, if so elected. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.

     (b) Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to submit a proposal for consideration by the Shareholders at any general meeting, written notice of such Shareholder's intent to submit such a proposal must be given and received by the Secretary of the Company not later than (i) with respect to an annual general meeting of Shareholders, ninety days in advance of the anniversary date of the immediately preceding annual general meeting; and (ii) with respect to an extraordinary general meeting, the close of business on the tenth day following the date on which notice of such meeting is sent or given to Shareholders. Each such notice shall set forth (i) the name and address, as it appears in the Register, of the Shareholder who intends to submit the proposal;
(ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to submit the proposal specified in the notice; (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder; and (iv) such other information regarding each proposal submitted by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, of the United States of America, whether or not the company is then subject to such Regulation. The Chairman of the annual general meeting or extraordinary general meeting shall, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the meeting shall not be considered.

     15.3 The Chairman of the Board, or any Director designated by the Board of Directors, shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he or such designee shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

     15.4 If at any general meeting no Director is willing to act as Chairman or if no Director is present within one hour after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be Chairman of the meeting.

     15.5 The Chairman may, with the consent of any general meeting duly constituted hereunder, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

     15.6 At any general meeting a resolution put to the vote at the meeting shall be decided on a poll taken in such manner as the Chairman directs.

     15.7 Subject to the terms of any class or series of shares issued by the Company, every Shareholder of record present in person or by proxy shall have one vote for each issued Ordinary Share registered in his name in the Register. Cumulative voting is expressly prohibited. Elections of Directors need not be by ballot.

     15.8 In the case of joint holders of record, the vote of each joint holder, whether in person or by proxy, shall be required in order for such joint holders' vote to be counted.

     15.9 A Shareholder of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

     15.10 No Shareholder shall be entitled to vote at any general meeting unless he is registered as a Shareholder of the Company on the record date for such meeting or holds a valid proxy of such a Shareholder and unless all sums presently payable in respect of the shares to be voted have been paid.

     15.11  Votes may be given either personally or by proxy.

                                  XVI. PROXIES

     16.1 The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Shareholder of the Company.

     16.2 The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of facsimile transmission of the signed proxy or upon receipt of telex or cable confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

     16.3 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked.

     16.4 A vote given in accordance with the term of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the office before the commencement of the general, meeting, or adjourned meeting at which it is sought to use the proxy.

     16.5 Any corporation which is a Shareholder of record of the Company may in accordance with its articles of association or other governing documents or in the absence of such provision by resolution of its board of directors or other governing body authorize one or more persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class or series of Shareholders of the Company, and the person or persons so authorized shall be entitled to exercise the same powers on behalf of the corporation which he or they represent as the corporation could exercise if it were an individual Shareholder of record of the Company and may cast votes or abstain on any motion in any manner as he or they may be directed.

                                XVII. DIRECTORS

     17.1 (a) The Board of Directors shall consist of not less than six nor more than fifteen persons. Subject to Section 17.1(c), the Board of Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the whole Board of Directors. Until the Board of Directors adopts such a resolution, the exact number of Directors shall be fourteen.

     (b) Upon the date that these Articles are adopted, the Directors shall by resolution of the Board of Directors be divided into three classes of equal size, designated as Class I, Class II and Class III, each class to be comprised of at least three Directors; provided, however, if the total number of Directors is 10, 11, 13 or 14, one Class may have one fewer or one more Director than the other two Classes. The Board of Directors shall make the subsequent appointments of individual Directors to particular Classes. Upon the date that these Articles are adopted, the Directors then appointed to Class I will hold office for a term expiring at the 2004 annual general meeting of Shareholders; the Directors then appointed to Class II will hold office for a term expiring at the 2002 annual general meeting of Shareholders; and the Directors then appointed to Class III will hold office for a term expiring at the 2003 annual general meeting of Shareholders. At each annual general meeting of Shareholders, the successors of the class of Directors whose terms expire at that meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms.

     (c) No resolution of the Board of Directors may be adopted if its effect would be to remove from office, or shorten the term of, any incumbent Director.

     (d) A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however caused, may be filled by a majority vote of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of Shareholders for the year in which the term of the Director vacating office expires and until his successor shall have been elected and qualified. Any newly created directorship resulting from an increase in the number of Directors may be created in any class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such class expires.

     (e) One or more or all of the Directors of the Company may be removed only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of Shareholders for which proper notice of the proposed removal has been given.

     (f) If at any time the number of Directors is less than six, the Board of Directors may act to fill any vacancies on the Board of Directors.

     17.2 The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

     17.3 A Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

     17.4 A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

     17.5  (a) No share ownership qualification for Directors shall be required.

     (b) No person shall serve as a Director of the Company who at the time of his or her election has reached his or her 70th birthday.

     17.6 A Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

     17.7 No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

     17.8 A general notice that a Director is an officer, director or shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Section 17.7 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                     XVIII. POWERS AND DUTIES OF DIRECTORS

     18.1 The business and affairs of the Company shall be managed by the Board of Directors who may exercise all such powers of the Company and do all such lawful acts and things as are not from time to time by the Statute or by the Articles required to be exercised or done by the Company in general meeting.

     18.2 The Board of Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors under these Articles) and for such period and subject to such conditions as it may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Board of Directors may deem fit and may also authorize any such attorney to delegate all or any of powers, authorities and discretions vested in him.

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

     18.3 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be by such officer or officers or such other person or persons as the Board of Directors shall from time to time designate.

     18.4 The Board of Directors shall cause minutes to be made for the purpose of recording the proceedings at all meetings of the Shareholders and the Directors and of Committees of the Board of Directors.

     18.5 The Board of Directors on behalf of the Company may direct the payment of a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

     18.6 The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

     18.7 Board of Directors may authorize any officer, officers, agent or agents to enter into any contract or agreement of any nature whatsoever, including, without limitation, any contract, deed, bond, mortgage, guaranty, deed of trust, security agreement, pledge agreement, act of pledge, collateral mortgage, collateral chattel mortgage or any other document or instrument of any nature whatsoever, and to execute and deliver any such contract, agreement, document or other instrument of any nature whatsoever for and in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

     18.8 (a) Notwithstanding anything in the Articles to the contrary, during the Specified Period the Board of Directors shall cause the Company, and shall use its best endeavors to cause the subsidiaries of the Company, not to permit the following to occur without obtaining the prior consent, as provided in
Section 18.8(b), of SFIC Holdings (Cayman), Inc. ("SFIC Holdings"): (i) the reincorporation or organization of any existing subsidiary of the Company or the incorporation or organization of any new subsidiary of the Company in any jurisdiction (other than, in the case of existing subsidiaries, in the jurisdiction in which it is then incorporated or under which laws it is then organized), in a manner materially adversely affecting the rights or interest of any member of the KPC Affiliated Group, or (ii) the reincorporation or organization of the Company in a jurisdiction other than in the jurisdiction in which it is then incorporated or under which laws it is then organized.

     (b) As soon as practicable following a determination by the Board of Directors to undertake any of the actions specified in Section 18.8(a), the Board of Directors shall give SFIC Holdings written notice of the proposed action, which notice shall set forth in reasonable detail the terms of the proposed action, including without limitation, as applicable, the parties to the action, the intended timing of the action, the amount of consideration and assets involved and such other terms as may be relevant to SFIC Holdings' decision whether to consent to the proposed action. Within thirty calendar days after SFIC Holdings receives such notice, SFIC Holdings shall give the Company written notice of its consent or withholding of consent to the action specified in the notice. In the event that SFIC Holdings fails to deliver to the Company during such thirty-day period a written notice indicating its withholding of consent to the proposed action, SFIC Holdings shall be deemed to have consented to such action. For purposes of this Section 18.8(b), (i) notices shall be given by personal delivery, confirmed facsimile or overnight courier and (ii) any notice by SFIC Holdings either giving or withholding consent to a proposed action may be signed by any director or authorized officer of SFIC Holdings (and need not be preceded by a resolution of the board of directors of SFIC Holdings). The Company shall not take until after the date defined in Section 18.8(a) the action specified in Section 18.8(a) unless the Company shall have obtained SFIC Holdings' consent or SFIC Holdings shall be deemed to have consented to such action pursuant to this Section 18.8(b).

     (c) The provisions of Section 18.8, including, without limitation, the provisions of this Section 18.8(c), may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                                XIX. COMMITTEES

     19.1 (a) Subject to Sections 19.1(b) and 19.2, the Board of Directors may designate one or more committees of the Board, each such committee to consist of four or more Directors during the Specified Period and thereafter not less than three Directors. Except as limited by the Statute, the Memorandum, the Articles or the resolution establishing such committee, each committee shall have and may exercise all of the authority of the Board of Directors as specified in the Articles with respect to each such committee or as the Board of Directors may determine and specify in the respective resolutions appointing each such committee. Subject to Sections 19.1(b) and 19.2, a majority of all of the members of any such committee may elect the Chairman of such committee and may fix the time and place of its meetings, unless the Articles or the Board of Directors shall otherwise provide, and meetings of any committee may be held upon such notice, or without notice, as shall from time to time be determined by the members of any such committee. At all meetings of any committee, any three of its members shall constitute a quorum for the transaction of business, and the act of a majority of the members present shall be the act of any such committee, unless otherwise specifically provided by the Statute, the Memorandum, the Articles or the resolution establishing such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors shall have power at any time to change the number, subject as aforesaid, and members of any such committee, to fill vacancies and to modify the powers of (except that powers of committees established by the Articles shall not be decreased) or discharge any such committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     (b) As long as SFIC Holdings has the right to designate a Director pursuant to the first sentence of Section 35.1(a), SFIC Holdings shall have the right, by notice in writing to the Board of Directors, to appoint one designee (being a KPC Designee on the Board of Directors) to each committee, including the Audit, Nominating and Governance, Compensation and Executive Committees, of the Board of Directors; provided, however, that if any applicable law or regulation of the New York Stock Exchange shall prohibit the Board from appointing a designee who is not an Independent Director to serve on any committee, at any time at which there is no such designee of SFIC Holdings who is an Independent Director, SFIC Holdings shall not be permitted to appoint any designee of SFIC Holdings to serve on such committee.

     (c) The provisions of Section 19.1(b) and this Section 19.1(c) may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

     19.2 Until further action of the Board of Directors creating additional committees, the following shall constitute the committees of the Board of
Directors:

          (a) AUDIT COMMITTEE.

             (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Audit Committee.

             (ii) The Audit Committee shall recommend to the Board of Directors periodically a firm of certified public accountants to serve as auditors for the Company, which accountants shall be subject to appointment by the Board of Directors and ratification thereof by Shareholders entitled to vote thereon. The Audit Committee shall determine the manner, if at all, in which the accounts relating to the Company's affairs shall be audited and shall meet with the Company's auditors to discuss the scope of their examination, with particular emphasis on areas where either the Audit Committee or the auditors believe special attention should be directed. After the audit, the Audit Committee shall review the financial statements and the auditors report thereon to determine whether they had received all information and explanations requested. The Audit Committee shall also invite the auditors' recommendations regarding internal controls and such other matters as it deems appropriate and shall see that the recommendations for changes which the Audit Committee feels are necessary have been implemented. In addition, the Audit Committee is authorized to have the auditors perform such supplemental review or audits as it deems necessary or appropriate. The Audit Committee shall meet with the auditors at least once a year, as soon after the completion of the audit of the Company's books as practicable.

             (iii) The Audit Committee shall be responsible for reviewing relationships between the Company and other parties, including employment and consulting relationships, for conflicts of interest. The Audit Committee shall review Company policy and practices to ensure that the Company acts in an ethical manner and to ensure compliance with all applicable laws regarding business conduct.

          (b) COMPENSATION COMMITTEE.

             (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Compensation Committee.

             (ii) The Compensation Committee shall from time to time fix the salaries of the executive officers of the Company and grant such bonuses and awards pursuant to the Company's compensation plans, or otherwise, to Directors and officers and employees of the Company as it deems appropriate. The Compensation Committee shall establish, or recommend the establishment of, compensation plans for Directors and officers and employees of the Company as it deems appropriate. The Compensation Committee shall also oversee the Company's employee benefit programs. No member of the Compensation Committee shall in any way take part in the determination of any compensation or awards paid or granted to him.

          (c) EXECUTIVE COMMITTEE

             (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors to act as its Executive Committee.

             (ii) The Executive Committee shall have and may exercise such power and authority of the Board of Directors in the management of the business and affairs of the Company (including, without limitation, reviewing, and making recommendations to the Board of Directors concerning, the general financial policies and direction of the Company), as the Board of Directors shall specify by a majority vote of the Board of Directors.

          (d) NOMINATING AND GOVERNANCE COMMITTEE

             (i) The Board of Directors shall appoint at least four Directors during the Specified Period and thereafter not less than three Directors, each of whom shall not be an officer or employee of the Company, to act as its Nominating and Governance Committee.

             (ii) The Nominating and Governance Committee shall from time to time, subject to Article XXXV, (w) recommend to the Board of Directors such matters pertaining to governance of the Company as it shall from time to time consider appropriate, (x) recommend to the Board of Directors, prior to the annual general meeting, each director nominee to be voted on at such annual general meeting to the Board of Directors,
        (y) recommend to the Board of Directors any candidate to fill any directorships or memberships of committees that become vacant, and (z) recommend to the Board of Directors the directors to be appointed to each standing committee, including the Audit, Compensation, Executive and Nominating and Governance Committees.

     19.3 Each member of any such committee shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

                          XX. PROCEEDINGS OF DIRECTORS

     20.1 Except as otherwise provided by the Articles, the Board of Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating its meetings as it thinks fit. Subject to Section 24.1, questions arising at any meeting shall be decided by a majority of the Directors present at a meeting at which there is a quorum.

     20.2 Regularly scheduled meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may, or upon the written request of any two Directors shall, be called by the Chairman of the Board on at least forty-eight hours' notice to each Director, either personally or by facsimile, telex or cable. Unless otherwise required by these Articles, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting in respect of such Director. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except when a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     20.3 The Chairman of the Board shall preside as Chairman at every meeting of the Board of Directors. In the event that the Chairman of the Board is unable to attend a meeting of the Board of Directors, any Director designated by the Board of Directors shall preside over such meeting.

     20.4 The quorum necessary for the transaction of the business of the Board of Directors shall be a majority of the Board then in office.

     20.5 All acts done by any meeting of the Board of Directors or of a committee of the Board of Directors shall, notwithstanding that it afterwards be discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

     20.6 Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

     20.7 A resolution in writing (in one or more counterparts) signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Board of Directors or committee as the case may be duly convened and held.

                      XXI. VACATION OF OFFICE OF DIRECTOR

     21.1  The office of a Director shall be vacated:

          (a) If he gives notice in writing to the Company that he resigns the office of Director;

          (b) If he dies;

          (c) If he is found to be or becomes of unsound mind;

          (d) If he is removed pursuant to Section 17.1(e); or

          (e) If he is deemed to resign pursuant to Section 35.2(b).

                      XXII. CERTAIN BUSINESS COMBINATIONS

     22.1 In addition to any approval by Shareholders and Directors required by the Statute or any other law of the Cayman Islands, the approval by Ordinary Resolution, at a meeting called, for such purpose, shall be required in order for the Board of Directors to approve any of the following matters:

          (i) to merge, consolidate or amalgamate with another company;

          (ii) to reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts; or

          (iii) to sell, lease or exchange all or substantially all of the assets of the Company;

provided that the foregoing approval by Shareholders shall not be required for any such transaction of the Company with any entity which the Company, directly or indirectly, controls, as defined in Rule 405 under the Securities Act of 1933, as amended from time to time, of the United States of America, unless the Company is not the surviving entity in such transaction or the Company transfers all or substantially all of its assets in such transaction and provided further that the foregoing shall be without prejudice to the requirement for such statutory majorities and approvals as may be necessary.

                                  XXIII. SEAL

     23.1 The Company may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any Director or officer of the Company will have the authority to affix the seal to any document requiring it. The Company may have for use in any place or places outside the Cayman Islands, a duplicate seal or seals each of which shall be a facsimile of the common seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

                                 XXIV. OFFICERS

     24.1 The officers of the Company shall be appointed by the Board of Directors and shall include a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may also include one or more Vice Chairmen, Senior and Executive Vice Presidents and Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may also choose such other officers and agents as it shall deem necessary or desirable and such persons shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors from time to time. Two or more offices may be held by the same person. None of the officers other than the Chairman of the Board need be a Director of the Company, and none of the officers need be a Shareholder of the Company. No officer shall be prevented from receiving compensation as an officer by reason of his also being a Director. The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their earlier death, resignation, retirement, disqualification or removal. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors, provided, however that until the third anniversary of the date these Articles are adopted, a vote of two-thirds of the whole Board of Directors shall be required (i) to remove the Chairman of the Board, the Chief Executive Officer or the President, and (ii) to authorize any modification, amendment or termination of (A) the employment agreement dated August 31, 2001 between the Company and Robert E. Rose or (B) the employment agreement dated August 31, 2001 between the Company and C. Stedman Garber. Any officer may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at such other time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Election or appointment of an officer shall not of itself create contract rights.

     24.2 Any provision of the Statute or the Articles requiring or authorizing a thing to be done by a Director and an officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and officer.

                          XXV. DIVIDENDS AND RESERVES

     25.1 Subject to the Statute, the Board of Directors may from time to time declare dividends on shares of the Company outstanding and authorize payment of the same out of the profits of the Company (realized or unrealized), share premium account, or any other account permitted by the Statute, and may from time to time pay to the Shareholders such interim dividends, as appears to the Board of Directors to be appropriate.

     25.2 The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

     25.3 No dividend shall bear interest against the company unless expressly authorized by the Board of Directors.

                              XXVI. CAPITALIZATION

     26.1 The Company may upon the recommendation of the Board of Directors capitalize any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Shareholders in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst then in the proportion aforesaid. In such event the Board of Directors shall do all acts and things required to give effect to such capitalization, with full power to the Board of Directors to make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Shareholders concerned).

                  XXVII. INDEMNITY AND LIMITATION OF LIABILITY

     27.1 (a) The Company shall indemnify, except in respect of wilful default or fraud, to the full extent now or hereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as, or having in the past acted as, a Director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, the Company (including his serving for, on behalf of or at the request of the Company as a director, officer employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the company) against any expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. The Company shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent now or hereafter permitted by law.

     (b) The Board of Directors may, notwithstanding any interest of the Directors in such action, authorize the Company to purchase and maintain insurance on behalf of any person described in Section 27.1(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this
Article XXVII.

     (c) The provisions of this Article XXVII shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article XXVII shall be deemed to be a contract between the Company and each Director, officer, employee or agent who serves in such capacity at any time while this Article XXVII and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.

If any provision of this Article XXVII shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions hereof. The rights of indemnification and advancement of expenses provided in this Article XXVII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, Director, employee or agent may otherwise be entitled or permitted by contract, vote of Shareholders or Directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of the Company that indemnification of the specified individuals, except in respect of wilful default or fraud, shall be made to the fullest extent permitted by law.

                           XXVIII. BOOKS AND RECORDS

     28.1 In addition to any rights which may be conferred on Shareholders by Statute, upon written demand under oath stating the purpose thereof, any Shareholder may review for any proper purpose, during usual hours for business, the books and records of the Company, including without limitation, the Register. A proper purpose shall mean a purpose reasonably related to such person's interest as a Shareholder.

                                XXIX. WINDING UP

     29.1 In the event of any liquidation or winding up of the Company, whether voluntary or involuntary, after there shall have been paid or set aside for payment to the holders of any outstanding shares ranking senior to the Ordinary Shares as to distribution on liquidation, distribution or winding up, the full amounts to which they shall be entitled, the holders of the then outstanding Ordinary Shares shall be entitled to receive, pro rata according to the number of Ordinary Shares registered in the names of such Shareholders, any remaining assets of the Company available for distribution to its Shareholders; provided, if, at such time, the holder of Ordinary Shares has any outstanding debts, liabilities or engagements to or with the Company (whether presently payable or not), either alone or jointly with any other person, whether a Shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with the Company (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares the remaining assets of the Company or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person, corporation, trust or entity and receive payment therefor in cash, shares or obligations of such other person, corporation, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares. The liquidator may, with the like authority, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the holders of the Ordinary Shares as the liquidator, with the like authority shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

                              XXX. DEREGISTRATION

     30.1 (a) Subject to Section 18.8(a), the Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing; and

     (b) In furtherance of a resolution adopted pursuant to (a) above of this
Section 30.1 and subject as aforesaid, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

                               XXXI. FISCAL YEAR

     31.1 Each Fiscal Year shall commence on such date as may be specified by the Board of Directors.

                                 XXXII. NOTICES

     32.1 Notices shall be in writing and may be given by the Company to any Shareholder either personally or by sending it by post, air courier, cable, facsimile transmission or telex to him or to his address as shown in the Register, such notice, if mailed, to be forwarded by airmail where practicable. Any such notice shall be deemed to have been effected on the date the letter ~containing the same is posted as aforesaid, or sent by air courier, cable, facsimile transmission or telex.

     32.2 A notice shall be given by the Company to the joint holders of record of a share by giving the notice to all joint holders named on the Register in respect of the share.

     32.3 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Shareholder by sending it through the post as aforesaid in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     32.4 Notice of every general meeting shall be given in any manner hereinbefore authorized to:

          (a) every holder of voting shares as shown in the Register as of the record date for such meeting;

          (b) every person upon whom the ownership of a voting share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a holder of voting shares of record where such holder but for his death or bankruptcy would be entitled to receive notice of the meeting; and

except as otherwise required by law or the Articles, no other person shall be entitled to receive notice of general meetings.

                        XXXIII. CORPORATE OPPORTUNITIES

     33.1 In anticipation that the Company and the members of the KPC Affiliated Group (as defined below) may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with the members of the KPC Affiliated Group (including service of officers and directors of the members of the KPC Affiliated Group as Directors of the Company), the provisions of this Article XXXIII are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the members of the KPC Affiliated Group and their officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Shareholders in connection therewith.

     33.2 The members of the KPC Affiliated Group shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Company, (ii) do business with any client or customer of the Company and (iii) employ or otherwise engage any officer or employee of the Company, and no member of the KPC Affiliated Group nor any officer or director thereof (except as provided in Section 33.3) shall be liable to the Company or its Shareholders by reason of any such activities of the KPC Affiliated Group or of such person's participation therein. In the event that a member of the KPC Affiliated Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both such member of the KPC Affiliated Group and the Company, such member of the KPC Affiliated Group shall be under no obligation to communicate or present such corporate opportunity to the Company and shall not be liable to the Company or its Shareholders by reason of the fact that such member of the KPC Affiliated Group pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Company.

     33.3 In the event that a Director or officer of the Company who is also a director or officer of a member of the KPC Affiliated Group acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and any member of the KPC Affiliated Group, such Director or officer of the Company shall not be liable to the Company or its Shareholders by reason of the fact that such member of the KPC Affiliated Group pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Company, except for willful default or fraud of such Director or officer, if such Director or officer acts in a manner consistent with the following policy:

          (a) a corporate opportunity offered to any person who is an officer of the Company and who is also a director but not an officer of a member of the KPC Affiliated Group shall first be offered to the Company, unless such opportunity is expressly offered to such person solely in his capacity as a director of such member of the KPC Affiliated Group in which case such opportunity shall first be offered to such member of the KPC Affiliated Group;

          (b) a corporate opportunity offered to any person who is a Director but not an officer of the Company and who is also a director or officer of a member of the KPC Affiliated Group shall first be offered to the Company only if such opportunity is expressly offered to such person solely in his capacity as a Director of the Company, and otherwise shall first be offered to such member of the KPC Affiliated Group; and

          (c) a corporate opportunity offered to any person who is an officer of both the Company and a member of the KPC Affiliated Group shall first be offered to such member of the KPC Affiliated Group unless (x) such person is an employee of the Company or (y) such opportunity is expressly offered to such person solely in his capacity as an officer of the Company, in either of which case such opportunity shall first be offered to the Company.

     33.4 For the purposes of this Article XXXIII, "corporate opportunities" shall include, but not be limited to, business opportunities which the Company is financially able to undertake, which are, from their nature, in the line of the Company's business, are of practical advantage to it and are ones in which the Company has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of a member of the KPC Affiliated Group or its officers or directors, will be brought into conflict with that of the Company.

     33.5 Any person or entity purchasing or otherwise acquiring any interest in shares shall be deemed to have notice of and consented to the provisions of this Article XXXIII.

     33.6 For purposes of this Article XXXIII, and, to the extent set forth therein, Article XXXIV and Article XXXV and, in relation to the definition of "KPC Affiliated Group" only, Article I:

          (a) the members of the "KPC Affiliated Group" shall mean, collectively, Kuwait Petroleum Corporation, a company organized under the laws of Kuwait ("KPC"), SFIC Holdings (Cayman), Inc., a Cayman Islands company ("SFIC Holdings"), and all corporations, partnerships, joint ventures, limited liability companies, trust, associations, governments or government agencies or instrumentalities which would be considered "affiliates" of KPC or SFIC Holdings within the meaning of Regulation S-K or Regulation S-X under the U.S. Securities Act of 1933, as amended (the "Securities Act"), including without limitation any entity in which KPC or SFIC Holdings owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting shares or stock, voting power, partnership interests or similar ownership interests, and all successors to KPC, SFIC Holdings and their affiliates by way of merger, consolidation or sale of all or substantially all of its assets, but shall not include the Company (as defined in clause (b) below); and

          (b) the "Company" shall mean the Company and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Company owns (directly or indirectly) more than fifty percent (50%) of the outstanding voting shares or stock, voting power, partnership interests or similar ownership interests.

     33.7 If any contract, agreement, arrangement or transaction between the company and a member of the KPC Affiliated Group involves a corporate opportunity and is approved in accordance with the procedures set forth in
Article XXXIV, the officers and directors of such member of the KPC Affiliated Group shall, for purposes of these Articles, not be liable to the Company or its Shareholders, except for wilful default or fraud on the part of the relevant officer or director.

     33.8 The provisions of this Section 33, including, without limitation, the provisions of this Section 33.8, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                   XXXIV. TRANSACTIONS WITH RELATED ENTITIES

     34.1 In anticipation that (i) the Company and the members of the KPC Affiliated Group may enter into contracts or otherwise transact business with each other and that the Company and the members of the KPC Affiliated Group may derive benefits therefrom and (ii) the Company may from time to time enter into contractual, corporate or business relations with one or more of its Directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its Directors have a financial interest (collectively, "Related Entities"), the provisions of this Article XXXIV are set forth to regulate and define certain contractual relations and other business relations of the Company as they may involve the members of the KPC Affiliated Group, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Company and its officers, Directors and Shareholders in connection therewith. The provisions of this Article XXXIV are in addition to, and not in limitation of, the provisions of the Statute and the other provisions of the Articles. Any contract or business relation which does not comply with the procedures set forth in this Article XXXIV shall not by reason thereof be deemed void or voidable or be deemed to result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the interests of the Company or to be the derivation of any improper personal benefit, but shall be governed by the provisions of the Articles, the Memorandum, the Statute and other applicable law.

     34.2 No contract, agreement, arrangement or transaction between the Company and a member of the KPC Affiliated Group or between the Company and one or more of the Directors or officers of the Company, a member of the KPC Affiliated Group or any Related Entity or between the Company and any Related Entity shall be void or voidable solely for the reason that a member of the KPC Affiliated Group, any Related Entity or any one or more of the officers or Directors of the Company, a member of the KPC Affiliated Group or any Related Entity are parties thereto, or solely because any such Directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose, and such member of the KPC Affiliated Group, any Related Entity and such Directors and officers shall not be liable to the Company or its Shareholders by reason of the entering into, performance or consummation of any such contract, agreement, arrangement or transaction, except in the case of wilful default or fraud on the part of such directors or officers, if:

          (a) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

          (b) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of the Ordinary Shares entitled to vote thereon, and the contract, agreement, arrangement or transaction is specifically approved by vote of the holders of a majority of the voting power of the Ordinary Shares then outstanding not owned by the members of the KPC Affiliated Group or a Related Entity, as the case may be.

     34.3 Directors of the Company who are also directors or officers of a member of the KPC Affiliated Group or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract, agreement, arrangement or transaction. Ordinary Shares owned by the members of the KPC Affiliated Group and any Related Entities may be counted in determining the presence of a quorum at a meeting of Shareholders which authorizes the contract, agreement, arrangement or transaction.

     34.4 Any person or entity purchasing or otherwise acquiring any interest in any shares will be deemed to have notice of and to have consented to the provisions of this Article XXXIV.

     34.5 For purposes of this Article XXXIV, the members of the KPC Affiliated Group and the Company shall have the meanings set forth in Article XXXIII.

     34.6 For purposes of this Article XXXIV, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, limited liability company, trust, association or other entity which would be considered a "subsidiary" of the Company within the meaning of Regulation S-K or Regulation S-X under the Securities Act, shall be deemed to be a contract, agreement, arrangement or transaction with the Company.

     34.7 The provisions of Section 34, including, without limitation, the provisions of this Section 34.7, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                              XXXV. KPC PROVISIONS

     35.1 (a) For so long as members of the KPC Affiliated Group own, in the aggregate, at least four percent (4%), (i) of the voting power of Outstanding Voting Stock, or (ii) of all the outstanding Ordinary Shares, the Nominating and Governance Committee and the Board of Directors shall, subject to Section 35.3, the next succeeding sentence of this Section 35.1(a) and the Statute, cause any slate of Directors presented to the Shareholders for election to the Board of Directors to consist of such nominees that, if elected, would result in a Board of Directors that includes individuals designated by SFIC Holdings (the "KPC Designees") such that, after giving effect to the election of such KPC Designees to the Board of Directors, the number of KPC Designees then serving as Directors shall equal the product (rounded up to the nearest whole number) of (i) the total number of Directors constituting the whole Board of Directors, multiplied by (ii) the KPC Ownership Percentage on the date such slate of Directors is presented to the Shareholders. As used herein, the "KPC Ownership Percentage" means, (i) as of any date on and after the date any member of the KPC Affiliated Group has sold or otherwise disposed of any Outstanding Voting Stock (the "Disposition Date"), the percentage of the voting power of all Outstanding Voting Stock represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned on the date of the Merger Agreement by members of the KPC Affiliated Group, and (ii) as of any date prior to the Disposition Date, the percentage of the voting power of all Outstanding Voting Stock immediately following the Effective Time represented by shares of Outstanding Voting Stock which are owned by members of the KPC Affiliated Group on such date, which shares were also owned immediately following the Effective Time by members of the KPC Affiliated Group. Notwithstanding anything to the contrary in the foregoing, it is understood and agreed that as long as SFIC Holdings has the right to designate a director pursuant to the first sentence of this Section 35.1(a), the number of KPC Designees entitled to be nominated for election to the Board of Directors pursuant to the first sentence of this Section 35.1(a) shall be not less than (i) three until such time as the KPC Ownership Percentage is reduced to less than 12.5% and equal to or greater than 7.5%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from three to two, (ii) two until such time as the KPC Ownership Percentage is reduced to less than 7.5% and equal to or greater than 4%, at which time the number of KPC Designees entitled to be so nominated shall be reduced from two to one, and (iii) one until such time as the KPC Ownership Percentage is reduced to less than 4%, at which time no KPC Designees shall be entitled to be so nominated.

     (b) As long as SFIC Holdings has the right, pursuant to Section 35.1, to designate more than one Director, to the extent possible, each KPC Designee shall be elected or designated to different classes.

     35.2 (a) As long as SFIC Holdings has the right to designate a Director pursuant to the first sentence of Section 35.1(a), subject to Section 35.1,
Section 35.2(b) and Section 35.3, if a KPC Designee ceases to serve as a Director for any reason, the Nominating and Governance Committee and the Board of Directors shall exercise all authority under applicable law to cause the vacancy created by such Director ceasing to serve to be filled by the affirmative vote of a majority of the remaining Directors then in office, through the appointment of another KPC Designee.

     (b) In the event that, on the date of any election of Directors by the Shareholders, (A)(i) the KPC Ownership Percentage is less than 12.5% and equal to or greater than 7.5%, and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds two, then the number of KPC Designees on the Board exceeding two shall be deemed to have resigned from the Board of Directors on such date (immediately prior to such election) such that the remaining number of KPC Designees is two and (B)(i) the KPC Ownership Percentage is less than 7.5%, and (ii) the aggregate number of KPC Designees on the Board on such date (immediately prior to such election) exceeds one, then the number of KPC Designees on the Board exceeding one shall be deemed to have resigned from the Board of Directors on such date (immediately prior to such election) such that the remaining number of KPC Designee(s) is one. Unless otherwise decided among the KPC Designees and SFIC Holdings, the KPC Designee(s) who shall resign pursuant to this Section 35.2(b) shall be the KPC Designees selected by the Nominating and Governance Committee.

     35.3  Each KPC Designee shall be reasonably acceptable to the Company.

     35.4 For the purposes of this Article XXXV, the members of the KPC Affiliated Group shall have the meaning set forth in Article XXXIII.

     35.5 The provisions of Section 35, including, without limitation, the provisions of this Section 35.5, may only be altered or amended by a Special Resolution passed at a meeting of the Company at which a Special Quorum of Shareholders is present.

                         XXXVI. AMENDMENTS OF ARTICLES

     36.1 Subject to the Statute and except as otherwise provided in the Articles, the Company may at any time and from time to time by Special Resolution alter or amend the Articles in whole or in part.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Cayman Islands law does not limit the extent to which a company may indemnify its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy. For instance, a provision purporting to provide indemnification against the consequences of committing a crime may be deemed contrary to public policy. In addition, an officer or director may not be indemnified for his own fraud, willful neglect or willful default. Santa Fe International's articles of association make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of Santa Fe International to the fullest extent allowed by law.

     Article XXVII of Santa Fe International's articles of association provides that:

     Santa Fe International will indemnify, except in respect of willful default or fraud, to the full extent at the date such articles of association were adopted or thereafter permitted by law, any person (including his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of Santa Fe International), by reason of his acting as, or having in the past acted as, a director, officer, employee or agent of, or his acting in any other capacity for or on behalf of, Santa Fe International (including his serving for, on behalf of or at the request of Santa Fe International as a director, officer employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by Santa Fe International) against any expense (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person (or his heirs, executors and administrators) in respect thereof. Santa Fe International shall advance the expenses of defending any such action, suit or proceeding (including appeals) in accordance with and to the full extent at the date such articles of association were adopted or thereafter permitted by law.

     The board of directors of Santa Fe International may, notwithstanding any interest of the directors in such action, authorize Santa Fe International to purchase and maintain insurance on behalf of any person described in Section 27.1(a) of Article XXVII, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Santa Fe International would have the power to indemnify him against such liability under the provisions of Article XXVII.

     The provisions of Article XXVII will be applicable to all actions, claims, suits or proceedings made or commenced after the adoption of such articles of association, whether arising from acts or omissions to act occurring before or after the adoption of such articles of association. The provisions of Article XXVII will be deemed to be a contract between Santa Fe International and each director, officer, employee or agent who serves in such capacity at any time while Article XXVII and the relevant provisions of the law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of Article XXVII shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect any other application of such provision or the validity of the remaining provisions thereof. The rights of indemnification and advancement of expenses provided in
Article XXVII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any such officer, director, employee or agent may otherwise be entitled or permitted by contract, vote of shareholders or directors or otherwise, or as a matter of law, both as to actions in his official capacity and actions in any other capacity while holding such office, it being the policy of Santa Fe International that indemnification of the specified individuals, except in respect of willful default or fraud, shall be made to the fullest extent permitted by law.

     The merger agreement provides that, following the merger, Santa Fe International will cause Global Marine to indemnify, defend and hold harmless, to the fullest extent permitted under applicable law, (1) each person who is, or has been at any time prior to the effective time of the merger, an officer or director of Global Marine or any of its subsidiaries or divisions and (2) each person who served as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of Global Marine and (3) each person who is, or has been at any time prior to the effective time of the merger, a party to a written employee indemnification agreement with Global Marine or any subsidiary thereof, against all losses, claims, damages, liabilities, costs or expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation that arises out of or pertains to actual or alleged acts or omissions by them in the capacities set forth in (1), (2) and (3) above, whether or not commenced, asserted or claimed prior to the effective time of the merger. In the event of such claim, action, suit, proceeding or investigation, Santa Fe International is required to cause Global Marine to pay, as incurred, the fees and expenses of counsel selected by the party to be indemnified, which counsel shall be reasonably acceptable to Global Marine, in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by applicable law and, if required, upon receipt of any undertaking required by applicable law, and cooperate in the defense of any such matter, provided however, Global Marine will not be liable for any settlement effected without its prior consent, which consent shall not be unreasonably withheld, and provided further that Santa Fe International and Global Marine will not be obligated to pay the fees and disbursements of more than one counsel for all those individuals described in (1), (2) and (3) above in any single claim, action, suit, proceeding or investigation, unless in the good faith judgment of any of such individuals, there is or may be a conflict of interests between two or more of such individuals, in which case there may be separate counsel for each similarly situated group.

     The merger agreement provides that the rights to indemnification will survive the merger and continue in full force and effect. The merger agreement also provides that for a period of six years after the effective time of the merger, Santa Fe International will maintain officers' and directors' liability insurance covering those individuals described in (1), (2) and (3) of the preceding paragraph who were covered prior to the effective time of the merger by officers' and directors' liability insurance policies maintained on terms substantially no less advantageous to those individuals than the existing Global Marine insurance, provided that Santa Fe International and Global Marine will not be required to pay annual premiums in excess of 150% of the last annual premium paid by Global Marine prior to the date of the merger agreement, in which case Santa Fe International and Global Marine will purchase as much coverage as is reasonably practicable for that amount.

     For information concerning indemnification arrangements between Santa Fe International and SFIC Holdings, see Santa Fe International's proxy statement used in connection with its 2001 annual meeting of shareholders.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits.


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   2.1    --   Agreement and Plan of Merger, dated as of August 31, 2001
               among Santa Fe International Corporation, Silver Sub, Inc.,
               Gold Merger Sub, Inc. and Global Marine Inc. (included as
               Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   3.1    --   Amended and Restated Memorandum of Association of Santa Fe
               International Corporation (as proposed to be amended,
               included as Annex F to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   3.2    --   Amended and Restated Articles of Association of Santa Fe
               International Corporation (as proposed to be amended,
               included as Annex G to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   5.1    --   Opinion of Maples and Calder regarding the legality of the ordinary shares to be issued by Santa Fe International
               Corporation.
  15.1    --   PricewaterhouseCoopers Letter Re: Unaudited Interim
               Financial Information.
  23.1    --   Consent of Ernst & Young LLP.
  23.2    --   Consent of PricewaterhouseCoopers LLP.
  23.4    --   Consent of Maples and Calder (included in Exhibit 5.1).
 *24.1    --   Powers of Attorney.
 *99.1    --   Consent of Credit Suisse First Boston Corporation.
 *99.2    --   Consent of Morgan Stanley & Co. Incorporated.
  99.3    --   Form of Proxy Card for Global Marine Inc.
  99.4    --   Form of Proxy Card for Santa Fe International Corporation.
  99.5    --   Consent of Thomas W. Cason.
  99.6    --   Consent of C. Russell Luigs.
  99.7    --   Consent of Edward R. Muller.
  99.8    --   Consent of Paul J. Powers.
  99.9    --   Consent of Robert E. Rose.
  99.10   --   Consent of Carroll W. Suggs.
  99.11   --   Consent of John L. Whitmire.


---------------


* Previously filed.


(b) Financial Statement Schedules.

     None.

ITEM 22. UNDERTAKINGS

     (1) The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (g) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (h) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such of such issue.

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 12, 2001.


                                          SANTA FE INTERNATIONAL CORPORATION

                                          By:  /s/ C. STEDMAN GARBER, JR.
                                            ------------------------------------
                                            Name: C. Stedman Garber, Jr.
                                            Title: President and Chief Executive
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities indicated on October 12, 2001.



                    SIGNATURE                                              TITLE
                    ---------                                              -----

                        *                                    Chairman of the Board of Directors
 ------------------------------------------------
                Gordon M. Anderson


            /s/ C. STEDMAN GARBER, JR.                President and Chief Executive Officer (Principal
 ------------------------------------------------             Executive Officer) and Director
              C. Stedman Garber, Jr.


               /s/ SEALS M. MCCARTY                  Senior Vice President and Chief Financial Officer
 ------------------------------------------------              (Principal Financial Officer)
                 Seals M. McCarty


               /s/ JAMES E. OLIVER                        Vice President, Controller and Treasurer
 ------------------------------------------------              (Principal Accounting Officer)
                 James E. Oliver


                        *                                                 Director
 ------------------------------------------------
                Richard L. George


                        *                                                 Director
 ------------------------------------------------
               Khaled R. Al-Haroon


                        *                                                 Director
 ------------------------------------------------
               Ferdinand A. Berger


                        *                                                 Director
 ------------------------------------------------
                Stephen J. Solarz


                        *                                                 Director
 ------------------------------------------------
                 Nader H. Sultan

                    SIGNATURE                                              TITLE
                    ---------                                              -----


                        *                                                 Director
 ------------------------------------------------
                Maha A.R. Razzuqi


                        *                                                 Director
 ------------------------------------------------
                 Robert E. Wycoff


 *By:           /s/ CARY A. MOOMJIAN, JR.
        -----------------------------------------
                  Cary A. Moomjian, Jr.
                    (Attorney-in-Fact)
         (Registrant's authorized representative
                       in the U.S.)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   2.1    --   Agreement and Plan of Merger, dated as of August 31, 2001
               among Santa Fe International Corporation, Silver Sub, Inc.,
               Gold Merger Sub, Inc. and Global Marine Inc. (included as
               Annex A to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   3.1    --   Amended and Restated Memorandum of Association of Santa Fe
               International Corporation (as proposed to be amended,
               included as Annex F to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   3.2    --   Amended and Restated Articles of Association of Santa Fe
               International Corporation (as proposed to be amended,
               included as Annex G to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
   5.1    --   Opinion of Maples and Calder regarding the legality of the ordinary shares to be issued by Santa Fe International
               Corporation.
  15.1    --   PricewaterhouseCoopers Letter Re: Unaudited Interim
               Financial Information.
  23.1    --   Consent of Ernst & Young LLP.
  23.2    --   Consent of PricewaterhouseCoopers LLP.
  23.4    --   Consent of Maples and Calder (included in Exhibit 5.1).
 *24.1    --   Powers of Attorney.
 *99.1    --   Consent of Credit Suisse First Boston Corporation.
 *99.2    --   Consent of Morgan Stanley & Co. Incorporated.
  99.3    --   Form of Proxy Card for Global Marine Inc.
  99.4    --   Form of Proxy Card for Santa Fe International Corporation.
  99.5    --   Consent of Thomas W. Cason.
  99.6    --   Consent of C. Russell Luigs.
  99.7    --   Consent of Edward R. Muller.
  99.8    --   Consent of Paul J. Powers.
  99.9    --   Consent of Robert E. Rose.
  99.10   --   Consent of Carroll W. Suggs.
  99.11   --   Consent of John L. Whitmire.


---------------


* Previously filed.